      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 1998

                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                         EQUITY OFFICE PROPERTIES TRUST
      (Exact name of registrant as specified in its governing instrument)

                         ------------------------------

                     TWO NORTH RIVERSIDE PLAZA, SUITE 2200
                            CHICAGO, ILLINOIS 60606
                    (Address of principal executive offices)

                               STANLEY M. STEVENS
                              CHIEF LEGAL COUNSEL
                     TWO NORTH RIVERSIDE PLAZA, SUITE 2200
                            CHICAGO, ILLINOIS 60606
                    (Name and address of agent for service)
                         ------------------------------

                                   Copies to:

               J. WARREN GORRELL, JR.                                    ERIC S. HAUETER
                   JAMES E. SHOWEN                                     EDWARD F. PETROSKY
               HOGAN & HARTSON L.L.P.                                   BROWN & WOOD LLP
             555 THIRTEENTH STREET, N.W.                             ONE WORLD TRADE CENTER
             WASHINGTON, D.C. 20004-1109                             NEW YORK, NY 10048-0557
                   (202) 637-5600                                        (212) 839-5300

                         ------------------------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                         PROPOSED             PROPOSED
                                                     AMOUNT              MAXIMUM              MAXIMUM             AMOUNT OF
               TITLE OF CLASS                        BEING            OFFERING PRICE     AGGREGATE OFFERING      REGISTRATION
       OF SECURITIES BEING REGISTERED              REGISTERED         PER SHARE (1)          PRICE (1)               FEE
---------------------------------------------------------------------------------------------------------------------------------
 Series C Preferred Shares of Beneficial
 Interest, $.01 par value per share                10,000,000             $25.00            $250,000,000           $73,750
=================================================================================================================================

 (1) Estimated solely for the purpose of calculating the registration fee.

                         -----------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

PROSPECTUS (Subject to Completion, Issued                , 1998)
                                            Shares
                         Equity Office Properties Trust
                         % Series C Cumulative Redeemable
                    Preferred Shares of Beneficial Interest
                           ($.01 par value per share)
                   (Liquidation Preference $25.00 Per Share)
                            ------------------------

   Distributions on the % Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share (the "Series C Preferred Shares"), offered hereby (the "Offering") of Equity Office Properties Trust (the "Company"), a Maryland real estate investment trust, are cumulative from the
date of original issue and are payable quarterly in arrears on the   day of
March, June, September and December of each year, commencing on September  ,
1998, at the rate of      % of the liquidation preference per annum (equivalent
to $       per annum per Series C Preferred Share). See "Series C Preferred
Shares -- Distributions."
   The Series C Preferred Shares will not be redeemable prior to         , 2003.
On and after        , 2003, the Series C Preferred Shares will be redeemable by the Company, in whole or from time to time in part, at the option of the Company, for cash, at a redemption price of $25.00 per share, plus accumulated and unpaid distributions thereon, if any, to the redemption date. The redemption price of the Series C Preferred Shares (other than the portion thereof consisting of accumulated and unpaid distributions) will be payable solely out of the sale proceeds of other equity securities of the Company, which may include other classes and series of preferred shares, and from no other source. The Series C Preferred Shares have no stated maturity, will not be subject to mandatory redemption or any sinking fund and will not be convertible into any other securities of the Company. However, the Company may purchase Series C Preferred Shares at any time in certain circumstances relating to the maintenance of its ability to qualify as a REIT for federal income tax purposes. See "Series C Preferred Shares -- Redemption."
   In order to assist the Company in maintaining its qualification as a REIT for federal income tax purposes, ownership, directly or indirectly, by any person of more than 9.9% in value or number (whichever is more restrictive) of the Series C Preferred Shares is restricted by the Company's Declaration of Trust. See "Series C Preferred Shares -- Restrictions on Ownership and Transfer."

APPLICATION HAS BEEN MADE TO LIST THE SERIES C PREFERRED SHARES ON THE NEW YORK
 STOCK EXCHANGE (THE "NYSE"), SUBJECT TO OFFICIAL NOTICE OF ISSUANCE, UNDER THE SYMBOL "EOP PR C." IF SO APPROVED, TRADING ON THE NYSE IS EXPECTED TO COMMENCE
   WITHIN A 30-DAY PERIOD AFTER THE DATE OF INITIAL DELIVERY OF THE SERIES C
                               PREFERRED SHARES.
                            ------------------------
    SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE SERIES C PREFERRED SHARES, INCLUDING:

   - If the Company does not effectively manage its rapid growth, it may be unable to pay distributions to holders of its Preferred Shares;
   - If (i) the Company's assets do not generate income sufficient to pay its expenses and maintain its properties, (ii) the Company is unable to renew leases or relet space at favorable rents, (iii) new acquisitions fail to perform as expected or competition results in increased prices for acquisitions, (iv) the Company is unable to sell properties when appropriate or (v) unidentified environmental liabilities arise or the Company suffers uninsured losses, the Company may be unable to pay distributions to holders of its Preferred Shares;
   - If prevailing interest rates or other factors result in higher interest rates, increased interest expense would adversely affect cash flow and the Company's ability to pay distributions to holders of its Preferred Shares;
   - If principal payments on the Company's debt due at maturity cannot be refinanced, extended or paid with proceeds of other capital transactions, the Company's cash flow and ability to pay distributions to holders of its Preferred Shares would be adversely affected;
   - Conflicts of interest between the Company and certain executive officers and trustees could result in decisions that are not in the Company's best interest;
   - Contingent or undisclosed liabilities acquired in mergers or similar transactions could adversely affect the Company's results of operations, financial condition and ability to pay distributions to holders of its Preferred Shares; and
   - If the Company fails to qualify as a REIT for federal income tax purposes, the Company will be subject to federal income taxation at regular corporate rates and, as a result, will have less cash available for distribution.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
            PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------
                                PRICE $  A SHARE
                            ------------------------

                                                                UNDERWRITING
                                              PRICE TO         DISCOUNTS AND        PROCEEDS TO
                                             PUBLIC(1)         COMMISSIONS(2)        COMPANY(3)
                                             ---------         --------------       -----------
Per Share...............................         $                   $                   $
Total...................................         $                   $                   $

------------

   (1) Plus accumulated distributions, if any, from the date of original issuance.
   (2) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriters."
   (3) Before deducting expenses of this Offering payable by the Company
       estimated at $     .
                            ------------------------

   The Series C Preferred Shares are offered, subject to prior sale, when, as and if issued to and accepted by the Underwriters, and subject to approval of certain legal matters by Brown & Wood LLP, counsel for the Underwriters. It is expected that delivery of the Series C Preferred Shares will be made on or about
       , 1998 at the office of Morgan Stanley & Co. Incorporated, New York, New York, against payment therefor in immediately available funds.
                            ------------------------

MORGAN STANLEY DEAN WITTER
             MERRILL LYNCH & CO.
                           PAINEWEBBER INCORPORATED
                                         PRUDENTIAL SECURITIES INCORPORATED
                                                            SALOMON SMITH BARNEY
            , 1998

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

     Certain persons participating in this Offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Series C Preferred Shares. Specifically, the Underwriters may overallot in connection with this Offering and may bid for, and purchase, Series C Preferred Shares in the open market. For a description of these activities, see "Underwriters."

                                ---------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Summary...............................    2
  The Company.........................    2
  Acquisition Activity................    2
  Business and Growth Strategies......    3
  Employees...........................    4
  The Properties......................    4
  The Offering........................    6
  Tax Status of the Company...........    7
  Summary Risk Factors................    8
  Summary Selected Financial
     Information......................    9
Risk Factors..........................   11
  There Can be No Assurance that We
     Will Effectively Manage our Rapid
     Growth and Expansion Into New
     Markets..........................   11
  Our Performance and Share Value are
     Subject to Risks Associated with
     the Real Estate Industry.........   11
  Debt Financing, Financial Covenants,
     Degree of Leverage, and Increases
     in Interest Rates could Adversely
     Affect our Financial
     Performance......................   12
  We do not Control our Managed
     Properties or Management and
     Non-REIT Services Businesses.....   13
  Conflicts of Interest could Result
     in Decisions not in the Company's
     Best Interest....................   14
  Environmental Problems are Possible
     and May be Costly................   15
  We are Dependent on our Key
     Personnel........................   16
  Contingent or Undisclosed
     Liabilities Acquired in Mergers
     or Similar Transactions Could
     Adversely Affect our Financial
     Condition........................   16
  The Market Value of our Publicly
     Traded Securities can be
     Adversely Affected by a Number of
     Factors..........................   16
  We are Dependent on External Sources
     of Capital.......................   17

                                        PAGE
                                        ----
  Our Success as a REIT is Dependent
     on Compliance with Federal Income
     Tax Requirements.................   17
The Company...........................   19
  General.............................   19
  Operations..........................   19
  Operational Structure...............   19
  Acquisition Activity................   20
  Business and Growth Strategies......   20
  Employees...........................   21
Use of Proceeds.......................   21
Ratios of Earnings to Combined Fixed
  Charges and Preferred Share
  Distributions.......................   22
Price Range of Common Shares and
  Distribution History................   22
Capitalization........................   23
Selected Financial Information........   24
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   26
  Overview............................   26
  Results of Operations...............   27
  Liquidity and Capital Resources.....   33
  Cash Flows..........................   38
  Capital Improvements................   39
  Tenant Improvements and Leasing
     Commission Costs.................   40
  Year 2000...........................   41
  Inflation...........................   41
  Funds from Operations...............   41
The Properties........................   43
  General.............................   43
  Office Properties by Region.........   43
  Parking Facilities..................   50
  Tenants.............................   50
  Lease Expirations -- Total
     Portfolio........................   52
  Lease Distributions.................   53
  Occupancy...........................   53
  Legal Proceedings...................   53
Management............................   54
  Trustees and Executive and Senior
     Officers.........................   54

                                        PAGE
                                        ----
  Compensation of the Board of
     Trustees; Payment in Common
     Shares...........................   59
  Executive Compensation..............   59
  Compensation Committee Interlocks
     and Insider Participation........   62
  Limitation on Liability and
     Indemnification..................   62
Certain Relationships and Related
  Transactions........................   64
  Formation Transactions..............   64
  Leases and Parking Operations.......   65
  Equity Group Distributions and
     Fees.............................   65
  Wright Runstad Acquisition..........   65
  Miscellaneous.......................   66
Policies with Respect to Certain
  Activities..........................   67
  Investment Policies.................   67
  Financing Policies..................   67
  Lending Policies....................   68
  Conflict of Interest Policies.......   68
  Policies with Respect to Other
     Activities.......................   69
Principal Shareholders................   70
Series C Preferred Shares.............   72
  Shares of Beneficial Interest
     Generally........................   72
  Series C Preferred Shares
     Generally........................   72
  Ranking.............................   73
  Distributions.......................   73
  Liquidation Preference..............   75
  Redemption..........................   75
  Voting Rights.......................   76
  Conversion Rights...................   78
  Power to Issue Additional Common
     Shares and Preferred Shares......   78
  Restrictions on Ownership and
     Transfer.........................   78
  Transfer Agent, Registrar,
     Conversion Agent and Distribution
     Disbursing Agent.................   80
  Outstanding Shares of Beneficial
     Interest.........................   80
Certain Provisions of Maryland Law and
  the Company's Declaration of Trust
  and Bylaws..........................   83
  Classification and Removal of Board
     of Trustees; Other Provisions....   83
  Changes in Control Pursuant to
     Maryland Law.....................   83
  Amendments to the Declaration of
     Trust............................   84
  Advance Notice of Trustee
     Nominations and New Business.....   84
  Anti-takeover Effect of Certain
     Provisions of Maryland Law and of
     the Declaration of Trust and
     Bylaws...........................   85
  Maryland Asset Requirements.........   85

                                        PAGE
                                        ----
Partnership Agreement.................   86
  Management..........................   86
  Sales of Assets.....................   86
  Removal of the Managing General
     Partner; Transfer of the
     Company's Interests..............   86
  Reimbursement of the Company;
     Transactions with the Company and
     Its Affiliates...................   86
  Redemption of Units.................   87
  Restrictions on Transfer of Units by
     Limited Partners.................   87
  Issuance of Additional Units and/or
     Preference Units.................   87
  Capital Contributions...............   88
  Distributions; Allocations of Income
     and Loss.........................   88
  Exculpation and Indemnification of
     the Company......................   88
  Amendment of the Partnership
     Agreement........................   89
  Term................................   89
Federal Income Tax Consequences.......   90
  Taxation of the Company as a REIT --
     General..........................   90
  Requirements for Qualification as a
     REIT.............................   92
  Taxation of Holders of Series C
     Preferred Shares.................   99
  Taxation of Taxable U.S.
     Shareholders of the Company
     Generally........................  100
  Backup Withholding for Distributions
     by the Company...................  102
  Taxation of Tax-Exempt Shareholders
     of the Company...................  102
  Taxation of Non-U.S. Shareholders of
     the Company......................  103
  Tax Aspects of the Company's
     Ownership of Interests in the ZML
     Opportunity Partnerships, the
     Operating Partnership and the
     Subsidiary Partnership...........  106
  Other Tax Consequences for the
     Company, Its Shareholders and the
     Noncontrolled Subsidiaries.......  107
ERISA Considerations..................  108
  Employment Benefit Plans,
     Tax-Qualified Pension, Profit
     Sharing or Stock Bonus Plans and
     IRS..............................  108
  Status of the Company and the
     Operating Partnership Under
     ERISA............................  108
Underwriters..........................  110
Experts...............................  111
Legal Matters.........................  111

                                        PAGE
                                        ----
Available Information.................  112
Glossary..............................  113

                                        PAGE
                                        ----
Index to Financial Statements.........  F-1

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SERIES C PREFERRED SHARES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                    SUMMARY

     The following summary is qualified in its entirety by the more detailed information included elsewhere in this Prospectus. As used herein, "Company" means Equity Office Properties Trust, a Maryland real estate investment trust, and one or more of its subsidiaries (including EOP Operating Limited Partnership, a Delaware limited partnership (the "Operating Partnership")), and the predecessors thereof or, as the context may require, Equity Office Properties Trust only or the Operating Partnership only. See "Glossary" for the meanings of other terms used herein. Unless otherwise required by the context, all rental and square footage data is approximate and/or on a weighted average basis, and all Property information is presented as of March 31, 1998. All references to the historical activities of the Company prior to July 11, 1997, refer to the activities of the Equity Office Predecessors.

     Information contained in this Prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"). The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and such forward-looking statements are included for purposes of complying therewith. Such forward-looking statements relate to, without limitation, future economic performance, plans and objectives of management for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. The cautionary statements set forth under the caption "Risk Factors" and elsewhere in this Prospectus identify important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements.

THE COMPANY

     The Company was formed in 1996 as a Maryland real estate investment trust and commenced operations effective with the completion of its initial public offering (the "IPO") of 28,750,000 common shares of beneficial interest, $.01 par value per share (the "Common Shares"), on July 11, 1997. The Company, together with the Operating Partnership, was formed to continue and expand the national office property business organized by Samuel Zell, Chairman of the Board of Trustees of the Company. The Company, a self-administered and self-managed real estate investment trust ("REIT"), is the managing general partner of the Operating Partnership. As of March 31, 1998, the Company owned, directly or indirectly, 89.6% of the outstanding common units of partnership interest in the Operating Partnership (the "Units"). The Company owns all of its assets and conducts substantially all of its business through the Operating Partnership and its subsidiaries.

     As of March 31, 1998, the Company owned or had an interest in 260 office properties containing approximately 66.6 million square feet of office space (the "Office Properties") and owned or had an interest in 17 stand-alone parking facilities containing approximately 16,749 parking spaces (the "Parking Facilities" and, together with the Office Properties, the "Properties"). To facilitate maintenance of the Company's qualification as a REIT for federal income tax purposes, management of properties that are not wholly owned by the Company and its subsidiaries is generally conducted by Equity Office Properties Management Corp., a Delaware corporation ("EOP Management Company"), and Beacon Property Management Corporation, a Delaware corporation ("Beacon Management Company" and, together with EOP Management Company, the "Management Companies").

     The Company's executive offices are located at Two North Riverside Plaza, Suite 2200, Chicago, Illinois 60606, and its telephone number is (312) 466-3300.

ACQUISITION ACTIVITY

     During the period from 1987 through 1997, the Company invested approximately $10 billion, averaging $2.7 billion annually (calculated on a cost basis) for the three years ended December 31, 1997, in acquisitions of institutional quality office properties throughout the United States. During the period from the Company's IPO in July 1997 through April 1998, the Company completed a number of new acquisitions:

     BEACON MERGER. On December 19, 1997, the Company, the Operating Partnership, Beacon Properties Corporation, a Maryland corporation ("Beacon"), and Beacon Properties, L.P., a Delaware limited partnership of which Beacon was the sole general partner ("Beacon Partnership"), consummated the transactions contemplated by the Agreement and Plan of Merger dated September 15, 1997, as amended, among the Company, the Operating Partnership, Beacon and Beacon Partnership (the "Merger Agreement"). Pursuant to the Merger Agreement, Beacon merged with and into the Company and Beacon Partnership merged with and into the Operating Partnership (the "Beacon Merger"). The acquisition cost of the Beacon Merger was approximately $4.3 billion.

     As a result of the Beacon Merger, the Company acquired interests in 130 Office Properties (the "Beacon Properties") containing approximately 20.9 million rentable square feet of office space. The Beacon Properties are located in 22 submarkets in six markets: Boston, Atlanta, Chicago, Los Angeles, San Jose and Washington, D.C.

     OTHER ACQUISITIONS. On December 17, 1997, the Company acquired ten Office Properties, containing an aggregate of approximately 3.34 million square feet, located in Seattle, Washington, Portland, Oregon and Anchorage, Alaska, from Wright Runstad Holdings L.P., Wright Runstad Asset Management L.P. and Mellon Bank, N.A., as Trustee for First Plaza Group Trust ("First Plaza") (the "Wright Runstad Acquisition"). The purchase price was approximately $640 million. In addition to the Beacon Merger and the Wright Runstad Acquisition, during the period from the IPO through April 30, 1998, the Company completed twelve other acquisition transactions, and partially completed a thirteenth acquisition transaction, in which it acquired an aggregate of 36 Office Properties, containing an aggregate of approximately 12.1 million square feet, located in Boston, New Orleans, Houston, Dallas, Denver, Philadelphia, Los Angeles, Chicago, San Francisco, Washington, D.C. and Fairfax and Alexandria, Virginia (the "Other Acquisitions"). The aggregate consideration paid by the Company for the Other Acquisitions was approximately $2.0 billion, comprised of $1.7 billion in cash, $163 million in Units and $96 million in assumed liabilities. Subsequent to the IPO, the Company also acquired three Parking Facilities, containing approximately 2,141 parking spaces in Chicago, New Orleans and Pittsburgh for $54.9 million. Giving effect to the Other Acquisitions, as of April 30, 1998, the Company owned or had an interest in 266 Office Properties containing 68.7 million square feet.

     PROBABLE ACQUISITIONS. The Company has entered into agreements to acquire an aggregate of twelve additional office properties (the "Probable Acquisitions"). The Company expects to acquire one office property located in Denver during May 1998, as well as four office properties located in Denver and four office properties located in Albuquerque during July 1998. These nine properties contain an aggregate of approximately 1.4 million square feet. The aggregate purchase price for these nine properties is approximately $190 million, comprised of $127 million in cash and approximately $63 million in the form of promissory notes of the Company payable, at the option of the Company, in Common Shares. The Company has also entered into an agreement to acquire three office properties (including one office property currently in development) located in Dallas containing an aggregate of approximately 1.0 million square feet for aggregate consideration estimated to be $150.0 million in cash. The Company expects to complete this acquisition by the end of September 1998.

BUSINESS AND GROWTH STRATEGIES

     The Company's primary business objective is to achieve sustainable long-term growth in cash flow and portfolio value. The Company intends to achieve this objective by owning and operating institutional quality office buildings and providing a superior level of service to tenants in central business districts ("CBDs") and suburban markets across the United States. The Company intends to supplement this strategy by owning parking facilities.

     INTERNAL GROWTH. Management believes that the Company's future internal growth will come from (i) lease up of vacant space, (ii) tenant roll-over at increased rents where market conditions permit,

(iii) repositioning of certain Properties which have not yet achieved stabilization, and (iv) increasing economies of scale.

     As of March 31, 1998, 3.7 million rentable square feet of Office Property space was vacant, representing 5.6% of the Company's total Office Property portfolio. Of this amount, 537,900 square feet was leased at an average rent of $29.14 per square foot, with occupancy to commence in whole or in part during 1998. The Company's average operating expenses for the total vacant space were $9.38 per square foot as of March 31, 1998.

     During the period from March 31, 1998 through December 31, 2002, 4,566 leases for 36.3 million rentable square feet of space are scheduled to expire. As of March 31, 1998, the average rent for this space was $22.18 per square foot and the average operating expenses were $8.93 per square foot. The actual rental rates at which available space will be renewed or otherwise relet will depend on prevailing market factors at the time.

     The Company owns certain parcels of undeveloped land acquired in connection with its acquisition of the Office Properties. The Company is currently proceeding with the development of two additional office properties totaling approximately 430,000 square feet. In determining whether to develop land, the Company considers, among other factors, whether significant pre-leasing can be arranged or if such development is necessary to protect the Company's investment in existing Properties.

     EXTERNAL GROWTH. The Company is pursuing, and expects to continue to actively pursue, acquisitions of additional office properties and parking facilities. Management believes that significant opportunities for external growth will continue to be available through strategic acquisitions of institutional quality office properties. Properties may be acquired separately or as part of a portfolio, and may be acquired for cash and/or in exchange for equity or debt securities of the Company or the Operating Partnership, and such acquisitions may be customary real estate transactions and/or mergers or other business combinations.

     PARKING FACILITIES. Management believes that parking facilities offer the Company attractive investment opportunities which are complementary to investment in office properties. The Company intends to focus its acquisition efforts for parking facilities solely on municipal or private parking facilities that have limited competition, no (or minimal) rental rate restrictions and/or a superior location proximate to or affiliated with airports, CBDs, entertainment projects or healthcare facilities.

EMPLOYEES

     As of March 31, 1998, the Company had approximately 1,482 employees providing in-house expertise in property management, leasing, finance, tax, acquisition, development, disposition, marketing, accounting, information systems and real estate law. The five most senior executives have an average tenure of 11 years with the Company or its affiliates and an average of 23 years experience in the real estate industry.

THE PROPERTIES

     The Company's portfolio (based on revenues and square footage as of December 31, 1997) is the largest office portfolio in the United States controlled by any publicly traded, full-service office company. Management believes that the Properties are generally well located in markets that exhibit strong growth characteristics, are well maintained and professionally managed, and are generally capable of attracting and retaining high quality tenants while maintaining high rent, occupancy and tenant retention rates. See "The Properties."

     The operation of the Properties is under the direction of six regional managers, each of whom has oversight responsibility for all of the Properties in his respective region. Each region has strategic and budget planning responsibility combined with due diligence, property management, engineering/construction, leasing/marketing, and information systems expertise. Each regional manager reports to the Company's Executive Vice President -- Real Estate Operations.

     As of March 31, 1998, the Company owned or had an interest in 260 Office Properties and 17 Parking Facilities. The Company managed an additional 32 office properties through the Management Companies

(the "Managed Properties"), containing 5.0 million square feet, including 29 office properties owned by certain affiliates of Mr. Zell. See "Properties." The following table shows the distribution of the Company's Office Properties, Managed Properties, Parking Facilities and employees by region:

             DISTRIBUTION OF OFFICE PROPERTIES, MANAGED PROPERTIES, PARKING FACILITIES AND EMPLOYEES BY REGION (AS OF MARCH 31, 1998)

                               OFFICE PROPERTIES       MANAGED PROPERTIES      PARKING FACILITIES
                             ---------------------    ---------------------    -------------------
                                        RENTABLE                 RENTABLE                 NUMBER         NUMBER
         REGION              NUMBER    SQUARE FEET    NUMBER    SQUARE FEET    NUMBER    OF SPACES    OF EMPLOYEES
         ------              ------    -----------    ------    -----------    ------    ---------    ------------
Northeast                                                                                                  458
  CBD....................      23      10,022,538        1         312,000        7        3,852
  Suburban...............      62       8,946,287        3         978,674       --           --
Central                                                                                                    511(1)
  CBD....................      12       9,359,137        1         546,835        5        4,674
  Suburban...............      19       3,980,642       18       2,397,407       --           --
Pacific                                                                                                    133
  CBD....................       7       4,810,336       --              --       --           --
  Suburban...............      36       4,887,602        5         320,468       --           --
West                                                                                                        90
  CBD....................      12       4,008,830       --              --        4        7,464
  Suburban...............      20       4,789,652        1         157,311       --           --
Southeast                                                                                                  155
  CBD....................       6       2,887,795        1         130,189       --           --
  Suburban...............      45       5,797,339        2         207,664       --           --
Southwest                                                                                                  135
  CBD....................       5       2,588,819       --              --        1          759
  Suburban...............      13       4,531,473       --              --       --           --
                              ---      ----------       --       ---------       --       ------         -----
     Total...............     260      66,610,450       32       5,050,548       17       16,749         1,482
                              ===      ==========       ==       =========       ==       ======         =====

---------------
(1) 257 of these employees are located at the Company's headquarters in Chicago.

THE OFFERING

Securities Offered............             % Series C Cumulative Redeemable
                                 Preferred Shares of Beneficial Interest (the
                                 "Series C Preferred Shares").

Distributions.................   Distributions on the Series C Preferred Shares
                                 offered hereby are cumulative from the date of
                                 original issue and are payable quarterly in
                                 arrears on the   day of March, June, September
                                 and December of each year, commencing on
                                 September   , 1998 (or, if any such date is not
                                 a Business Day, on the next succeeding Business
                                 Day), at the rate of      % of the liquidation
                                 preference per annum (equivalent to $       per
                                 annum per Series C Preferred Share).
                                 Distributions on the Series C Preferred Shares will accumulate whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are declared. If the Company designates any portion of a distribution as "capital gain dividend," a holder's share of such capital gain dividend would be an amount that bears the same ratio to the total amount of distributions paid to such holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all distributions paid on all classes of shares for the year. See "Series C Preferred
                                 Shares -- Distributions."

Ranking.......................   The Series C Preferred Shares will rank, with
                                 respect to the payment of distributions and the distribution of assets upon liquidation, dissolution or winding up of the Company, on a parity with the Company's outstanding Series A
                                 Preferred Shares and Series B Preferred Shares and senior to the Common Shares. See "Series C
                                 Preferred Shares -- Ranking."

Liquidation Preference........   The Series C Preferred Shares will have a
                                 liquidation preference of $25.00 per Series C
                                 Preferred Share, plus an amount equal to accumulated and unpaid distributions. See
                                 "Series C Preferred Shares -- Liquidation
                                 Rights."

Maturity......................   The Series C Preferred Shares have no stated
                                 maturity and will not be subject to mandatory redemption or any sinking fund.

Redemption....................   The Series C Preferred Shares will not be
                                 redeemable prior to           , 2003. On and
                                 after           , 2003, the Series C Preferred
                                 Shares will be redeemable for cash at the option of the Company, in whole or from time to time in part, at a redemption price of $25.00 per share, plus accumulated and unpaid distributions thereon, if any, to the redemption date. The redemption price (other than the portion thereof consisting of accumulated and unpaid distributions) will be payable solely out of the sale proceeds of other equity securities of the Company, which may include other classes or series of preferred shares of beneficial interest, and from no other source. In certain circumstances related to the Company's maintenance of its ability to qualify as a REIT for federal income tax purposes, the Company may purchase Series C
                                 Preferred Shares. See "Series C Preferred
                                 Shares -- Redemption."

Voting Rights.................   If distributions on the Series C Preferred
                                 Shares are in arrears for six or more quarterly periods (whether or not consecutive), holders of the Series C Preferred Shares (voting separately as a class with all other classes or series of equity securities of the Company upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional trustees to serve on the Board of Trustees of the Company until all distribution arrearages with respect to the Series C Preferred Shares are eliminated. The Series C Preferred Shares will also be entitled to certain additional voting rights described herein. See "Series C
                                 Preferred Shares -- Voting Rights." The
                                 Company's outstanding Series A Preferred Shares and Series B Preferred Shares have substantially similar voting rights.

Conversion....................   The Series C Preferred Shares will not be
                                 convertible into or exchangeable for any other property or securities of the Company.

NYSE Listing..................   Application has been made to list the Series C
                                 Preferred Shares on the NYSE, subject to official notice of issuance, under the symbol
                                 "EOP Pr C." Trading on the NYSE is expected to commence within a 30-day period after the date of initial delivery of the Series C Preferred
                                 Shares. While the Underwriters have advised the Company that they intend to make a market in the Series C Preferred Shares prior to commencement of trading on the NYSE, they are under no obligation to do so and no assurance can be given that a market for the Series C
                                 Preferred Shares will exist prior to or upon commencement of trading. See "Underwriters."

Use of Proceeds...............   The net proceeds from the Offering will be used
                                 primarily for general corporate purposes, which may include the acquisition of additional office properties and parking facilities and the repayment of indebtedness. See "Use of Proceeds."

Ownership Limit...............   In order to assist the Company in maintaining
                                 its qualification as a REIT for federal income tax purposes, ownership, directly or indirectly, by any person of more than 9.9% in value or number (whichever is more restrictive) of the Series C Preferred Shares is restricted by the Company's Declaration of Trust.

TAX STATUS OF THE COMPANY

     The Company intends to elect to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ended December 31, 1997. Commencing with its formation on July 11, 1997, the Company believes that it has been organized and has operated in a manner so as to qualify for taxation as a REIT under the Code. The Company believes its organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT. To maintain REIT status, an entity must meet a number of organizational and operational requirements and is required each year to distribute at least 95% of its net taxable income (other than net capital gain). As a REIT, the Company generally is not subject to federal income tax on net income it distributes currently to its shareholders. If the Company fails to qualify as a REIT for any taxable year, it will be subject to federal income tax at regular corporate rates. See "Federal Income Tax Considerations -- Taxation of the Company as a REIT -- General" and "Risk Factors -- Our Success as a REIT is Dependent on Compliance with Federal Income Tax Requirements." Even though the Company expects to qualify for taxation as a REIT, the Company will be subject to certain federal, state and local taxes on its income and property.

SUMMARY RISK FACTORS

     - If the Company does not effectively manage its rapid growth, it may be unable to pay distributions to holders of its Preferred Shares;

     - If (i) the Company's assets do not generate income sufficient to pay its expenses and maintain its properties, (ii) the Company is unable to renew leases or relet space at favorable rents, (iii) new acquisitions fail to perform as expected or competition results in increased prices for acquisitions, (iv) the Company is unable to sell properties when appropriate or (v) unidentified environmental liabilities arise or the Company suffers uninsured losses, the Company may not be able to pay distributions to holders of its Preferred Shares;

     - If prevailing interest rates or other factors result in higher interest rates, increased interest expense would adversely affect cash flow and the Company's ability to pay distributions to holders of its Preferred Shares;

     - If principal payments on the Company's debt due at maturity cannot be refinanced, extended or paid with proceeds of other capital transactions, the Company's cash flow and ability to pay distributions to holders of its Preferred Shares would be adversely affected;

     - Conflicts of interest between the Company and certain executive officers and trustees could result in decisions that are not in the Company's best interest;

     - Contingent or undisclosed liabilities acquired in mergers or similar transactions could adversely affect the Company's results of operations, financial condition and ability to pay distributions to holders of its Preferred Shares; and

     - If the Company fails to qualify as a REIT for federal income tax purposes, the Company will be subject to federal income taxation at regular corporate rates and, as a result, will have less cash available for distribution.

                     SUMMARY SELECTED FINANCIAL INFORMATION

     The following sets forth summary selected consolidated and combined financial and operating information on a pro forma basis for the Company and on an historical basis for the Company and the Company's predecessors ("Equity Office Predecessors"). The following historical information should be read in conjunction with the consolidated and combined financial statements and notes thereto of the Company and Equity Office Predecessors included elsewhere in this Prospectus. The summary selected consolidated historical and operating information of the Company at December 31, 1997, and for the period from July 11, 1997 to December 31, 1997, has been derived from the historical consolidated financial and operating information of the Company audited by Ernst & Young LLP, independent auditors, whose report with respect thereto is included elsewhere in this Prospectus. The summary selected combined historical and operating information at December 31, 1996 and for the period from January 1, 1997 to July 10, 1997 and the years ended December 31, 1996 and 1995, has been derived from the historical combined financial and operating information of Equity Office Predecessors audited by Ernst & Young, LLP, independent auditors, whose report with respect thereto is included elsewhere in this Prospectus. The summary selected combined financial and operating information of the Equity Office Predecessors at December 31, 1995 and for the year ended December 31, 1994 has been derived from the historical audited combined financial statements not included herein. The summary selected combined financial and operating information of Equity Office Predecessors at December 31, 1994 and 1993, and for the year ended December 31, 1993, has been derived from the historical unaudited combined financial statements of Equity Office Predecessors. Unaudited pro forma operating information for the year ended December 31, 1997 is presented as if the borrowings under the Credit Facilities at the end of the period, acquisitions (including the Beacon Merger) that occurred during and subsequent to the period, the Probable Acquisitions, the IPO and Consolidation, the Private Debt Offering, the February 1998 Notes Offering, the Series B Preferred Offering, and the Offering had occurred on January 1, 1997 and, therefore, incorporates certain assumptions that are described in the notes to the Pro Forma Condensed Combined Financial Statements included elsewhere in this Prospectus. The unaudited pro forma balance sheet data is presented as if the borrowings under the Credit Facilities that occurred subsequent to December 31, 1997, the February 1998 Notes Offering, the Series B Preferred Offering, the UIT Offering and the Offering, the acquisitions that occurred subsequent to December 31, 1997, and the Probable Acquisitions had occurred on December 31, 1997. The pro forma information does not purport to represent what the Company's financial position or results of operations would actually have been if these transactions had, in fact, occurred on such date or at the beginning of the period indicated, or to project the Company's financial position or results of operations at any future date or for any future period.

                                                                        EQUITY OFFICE
                                                                        PREDECESSORS
                                                                          (COMBINED
                                           COMPANY         COMPANY       HISTORICAL)
                                          PRO FORMA        FOR THE         FOR THE             EQUITY OFFICE PREDECESSORS
                                           FOR THE       PERIOD FROM     PERIOD FROM              (COMBINED HISTORICAL)
                                          YEAR ENDED    JULY 11, 1997   JAN. 1, 1997        FOR THE YEARS ENDED DECEMBER 31,
                                         DECEMBER 31,    TO DEC. 31,     TO JULY 10,    -----------------------------------------
                                             1997           1997            1997          1996       1995       1994       1993
                                         ------------   -------------   -------------   --------   --------   --------   --------
                                                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:

REVENUES:
Rental, parking and other..............  $ 1,515,398     $   406,713      $327,017      $493,396   $356,959   $230,428   $150,315
                                         -----------     -----------      --------      --------   --------   --------   --------
    Total revenues.....................  $ 1,546,966     $   412,968      $339,104      $508,124   $371,457   $240,878   $159,246
                                         -----------     -----------      --------      --------   --------   --------   --------
EXPENSES:
  Interest.............................  $   308,022     $    76,675      $ 80,481      $119,595   $100,566   $ 59,316   $ 36,755
  Depreciation and amortization........      280,180          70,346        66,034        96,237     74,156     46,905     29,752
  Property operating(1)................      556,501         155,679       127,285       201,067    151,488    107,412     74,028
  General and administrative...........       56,048          17,690        17,201        23,145     21,987     15,603     12,012
  Provision for value impairment.......           --              --            --            --     20,248         --         --
                                         -----------     -----------      --------      --------   --------   --------   --------
    Total expenses.....................  $ 1,200,751     $   320,390      $291,001      $440,044   $368,445   $229,236   $152,547
                                         -----------     -----------      --------      --------   --------   --------   --------
Income before (income) loss allocated
  to minority interests, income from
  investments in unconsolidated joint
  ventures, gain on sales of real
  estate, and extraordinary items......  $   346,215     $    92,578      $ 48,103      $ 68,080   $  3,012   $ 11,642   $  6,699
Minority interests allocation..........      (33,350)         (7,799)         (912)       (2,086)    (2,129)     1,437      1,772
Income from investments in
  unconsolidated joint ventures........       12,823           3,173         1,982         2,093      2,305      1,778         --
Gain/(Loss) on sales of real estate and
  extraordinary items(2)...............                      (16,240)       12,236         5,338     31,271      1,705         --
                                         -----------     -----------      --------      --------   --------   --------   --------
Net income before preferred
  dividends............................      325,688          71,712        61,409        73,425     34,459     16,562      8,471
Preferred dividends....................      (53,398)           (649)           --            --         --         --         --
                                         -----------     -----------      --------      --------   --------   --------   --------
Net income available to Common
  Shares...............................  $   272,290     $    71,063      $ 61,409      $ 73,425   $ 34,459   $ 16,562   $  8,471
                                         ===========     ===========      ========      ========   ========   ========   ========
Net income available per weighted
  average Common Share outstanding --
  Basic................................  $      1.08     $       .44
                                         ===========     ===========
Net income available per weighted
  average Common Share outstanding --
  Diluted..............................  $      1.07     $       .43
                                         ===========     ===========
Weighted average Common Shares
  outstanding -- Basic.................  251,155,672     162,591,477
                                         ===========     ===========
Weighted average Common Shares
  outstanding -- Diluted...............  285,343,812     180,014,027
                                         ===========     ===========

                                                                      EQUITY OFFICE
                                                                       PREDECESSORS
                                COMPANY                                 (COMBINED
                               PRO FORMA         COMPANY FOR THE     HISTORICAL) FOR
                              FOR THE YEAR         PERIOD FROM       THE PERIOD FROM
                           ENDED DECEMBER 31,    JULY 11, 1997 TO    JAN. 1, 1997 TO
                                  1997            DEC. 31, 1997       JULY 10, 1997
                           ------------------   ------------------   ----------------
                                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE SHEET DATA:
 (at end of period)
Investment in real estate
  after accumulated
  depreciation...........     $11,923,009          $10,976,319                  --
                              -----------          -----------         -----------
  Total assets...........     $12,518,783          $11,751,672                  --
                              -----------          -----------         -----------
Mortgage debt, unsecured
  notes and lines of
  credit.................     $ 4,476,144          $ 4,284,317                  --
                              -----------          -----------         -----------
  Total liabilities......     $ 4,783,524          $ 4,591,697                  --
                              -----------          -----------         -----------
Minority interests.......         754,918          $   754,818                  --
                              -----------          -----------         -----------
Shareholders'/Owners'
  equity.................     $ 6,980,341          $ 6,405,157                  --
                              -----------          -----------         -----------
OTHER DATA:
General and
  administrative expenses
  as a percentage of
  total revenues.........             3.6%                 4.3%                5.1%
                              -----------          -----------         -----------
Number of Office
  Properties owned at
  period end(3)..........             279                  258                  --
                              -----------          -----------         -----------
Net rentable square feet
  of Office Properties
  owned at period end (in
  millions)(3)...........            71.4                 65.3                  --
                              -----------          -----------         -----------
Occupancy of Office
  Properties owned at
  period end(3)..........              95%                  94%                 --
                              -----------          -----------         -----------
Number of Parking
  Facilities owned at
  period end.............              17                   17                  --
                              -----------          -----------         -----------
Number of spaces at
  Parking Facilities
  owned at period end....          16,749               16,749                  --
                              -----------          -----------         -----------
Funds from
  Operations(4)..........                          $   163,253         $   113,022
                                                   -----------         -----------
Cash flow from operating
  activities.............                          $   190,756         $    95,960
Cash flow used for
  investing activities...                          $(1,592,272)        $  (571,068)
Cash flow from financing
  activities.............                          $ 1,630,346         $   245,851


                             EQUITY OFFICE PREDECESSORS (COMBINED HISTORICAL)
                                     FOR THE YEARS ENDED DECEMBER 31,
                           -----------------------------------------------------
                              1996          1995          1994          1993
                           -----------   -----------   -----------   -----------
                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE SHEET DATA:
 (at end of period)
Investment in real estate
  after accumulated
  depreciation...........  $ 3,291,815   $ 2,393,403   $ 1,815,160   $ 1,220,268
                           -----------   -----------   -----------   -----------
  Total assets...........  $ 3,912,565   $ 2,650,890   $ 2,090,933   $ 1,318,644
                           -----------   -----------   -----------   -----------
Mortgage debt, unsecured
  notes and lines of
  credit.................  $ 1,964,892   $ 1,434,827   $ 1,261,156   $   798,897
                           -----------   -----------   -----------   -----------
  Total liabilities......  $ 2,174,483   $ 1,529,334   $ 1,350,552   $   845,315
                           -----------   -----------   -----------   -----------
Minority interests.......  $    11,080   $    31,587   $     9,283   $   (15,298)
                           -----------   -----------   -----------   -----------
Shareholders'/Owners'
  equity.................  $ 1,727,002   $ 1,089,969   $   731,098   $   488,627
                           -----------   -----------   -----------   -----------
OTHER DATA:
General and
  administrative expenses
  as a percentage of
  total revenues.........          4.6%          5.9%          6.5%          7.5%
                           -----------   -----------   -----------   -----------
Number of Office
  Properties owned at
  period end(3)..........           83            73            63            48
                           -----------   -----------   -----------   -----------
Net rentable square feet
  of Office Properties
  owned at period end (in
  millions)(3)...........         29.2          23.1          18.5          13.6
                           -----------   -----------   -----------   -----------
Occupancy of Office
  Properties owned at
  period end(3)..........           90%           86%           88%           80%
                           -----------   -----------   -----------   -----------
Number of Parking
  Facilities owned at
  period end.............           10             3            --            --
                           -----------   -----------   -----------   -----------
Number of spaces at
  Parking Facilities
  owned at period end....        7,321         3,323            --            --
                           -----------   -----------   -----------   -----------
Funds from
  Operations(4)..........  $   160,460   $    96,104   $    60,372            --
                           -----------   -----------   -----------   -----------
Cash flow from operating
  activities.............  $   165,975   $    93,878   $    73,822            --
Cash flow used for
  investing activities...  $  (924,227)  $  (380,615)  $  (513,965)           --
Cash flow from financing
  activities.............  $ 1,057,551   $   276,513   $   514,923            --

---------------

(1) Includes property operating expenses, real estate taxes, insurance, as well as repair and maintenance expenses.

(2) The column entitled "Company Pro Forma for the year ended December 31, 1997" excludes the effect of any gain (loss) on sales of real estate and extraordinary items.

(3) The pro forma number of Office Properties as of December 31, 1997 includes Office Properties acquired subsequent to December 31, 1997 and Probable Acquisitions.

(4) The White Paper on Funds from Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in March 1995 defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT, which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions. For a reconciliation of net income and Funds from Operations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Funds from Operations."

                                  RISK FACTORS

     Set forth below are the risks that we believe are material to investors who purchase or own the Company's Common Shares or preferred shares of beneficial interest ("Preferred Shares"), including the Series C Preferred Shares (the Common Shares and the Preferred Shares are collectively referred to as "Shares"), or Units of limited partnership interest of the Operating Partnership, which are redeemable on a one-for-one basis for Common Shares or their cash equivalent. We refer to the Shares and the Units together as "securities," and the investors who own Shares and/or Units as "securityholders."

THERE CAN BE NO ASSURANCE THAT WE WILL EFFECTIVELY MANAGE OUR RAPID GROWTH AND EXPANSION INTO NEW MARKETS

     We are currently growing rapidly. As of March 31, 1998, we owned interests in 260 Office Properties containing 66.6 million square feet. We also owned interests in 17 Parking Facilities containing approximately 16,749 parking spaces. Our office portfolio grew by 107% (on a square footage basis) and our parking portfolio grew by 13% (based on the number of parking spaces) from the time of our IPO in July 1997 through the end of the year. Additionally, the Beacon Merger, which closed in December 1997, substantially expanded our operations in Boston and extended our operations to San Jose. The Wright Runstad Acquisition, which also closed in December 1997, extended our operations to Seattle, Washington, Portland, Oregon and Anchorage, Alaska. Other recent acquisitions extended our operations to downtown New Orleans, suburban Philadelphia, Minneapolis and Pittsburgh. We plan to continue this rapid growth for the foreseeable future. We plan on managing this growth by applying our experience to new markets and properties and expect to be successful in that effort. If we do not effectively manage our rapid growth, however, we may not be able to make expected distributions to our securityholders, including holders of the Series C Preferred Shares.

OUR PERFORMANCE AND SHARE VALUE ARE SUBJECT TO RISKS ASSOCIATED WITH THE REAL ESTATE INDUSTRY

     GENERAL. If our assets do not generate income sufficient to pay our expenses, service our debt and maintain our Properties, we may not be able to make expected distributions to our securityholders. Several factors may adversely affect the economic performance and value of our Properties. These factors include changes in the national, regional and local economic climate, local conditions such as an oversupply of office properties or a reduction in demand for office properties, the attractiveness of our Properties to tenants, competition from other available office properties, changes in market rental rates and the need to periodically repair, renovate and relet space. Our performance also depends on our ability to collect rent from tenants and to pay for adequate maintenance, insurance and other operating costs (including real estate taxes), which could increase over time. Also, the expenses of owning and operating a property are not necessarily reduced when circumstances such as market factors and competition cause a reduction in income from the property. If a property is mortgaged and we are unable to meet the mortgage payments, the lender could foreclose on the mortgage and take the property. In addition, interest rate levels, the availability of financing, changes in laws and governmental regulations (including those governing usage, zoning and taxes) and the possibility of bankruptcies of tenants may adversely affect our financial condition and results of operations.

     WE MAY BE UNABLE TO RENEW LEASES OR RELET SPACE AS LEASES EXPIRE. When our tenants decide not to renew their leases upon expiration, we may be unable to relet the space. Even if the tenants do renew or we can relet the space, the terms of renewal or reletting (including the cost of required renovations) may be less favorable than current lease terms. Over the next five years (through the end of 2002), leases will expire on a total of 55% of the rentable square feet at our current properties. If we are unable to promptly renew the leases or relet this space, or if the rental rates upon such renewal or reletting are significantly lower than expected rates, then our results of operations and financial condition will be adversely affected. Consequently, our cash flow and ability to service debt and make distributions to securityholders, including holders of the Series C Preferred Shares, would be adversely affected.

     NEW ACQUISITIONS MAY FAIL TO PERFORM AS EXPECTED AND COMPETITION FOR ACQUISITIONS MAY RESULT IN INCREASED PRICES FOR PROPERTIES. We intend to continue to actively acquire office and parking properties. Newly acquired properties may fail to perform as expected. We may underestimate the costs necessary to bring an acquired property up to standards established for its intended market position. Additionally, we expect other major real estate investors with significant capital will compete with us for attractive investment opportunities. These competitors include publicly traded REITs, private REITs, investment banking firms and private institutional investment funds. This competition has increased prices for office properties. We expect to acquire properties with cash from secured or unsecured financings and proceeds from offerings of equity or debt. We may not be in a position or have the opportunity in the future to make suitable property acquisitions on favorable terms. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     BECAUSE REAL ESTATE INVESTMENTS ARE ILLIQUID, WE MAY NOT BE ABLE TO SELL PROPERTIES WHEN APPROPRIATE. Real estate investments generally cannot be sold quickly. We may not be able to vary our portfolio promptly in response to economic or other conditions. This inability to respond promptly to changes in the performance of our investments could adversely affect our financial condition, results of operations and ability to service debt and make distributions to holders of the Series C Preferred Shares.

     SOME POTENTIAL LOSSES ARE NOT COVERED BY INSURANCE. We carry comprehensive liability, fire, extended coverage and rental loss insurance on all of our Properties. We believe the policy specifications and insured limits of these policies are adequate and appropriate. There are, however, certain types of losses, such as lease and other contract claims, that generally are not insured. Should an uninsured loss or a loss in excess of insured limits occur, we could lose all or a portion of the capital we have invested in a property, as well as the anticipated future revenue from the property. In such an event, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property.

     We carry earthquake insurance on all of our Properties, including those located in California. Our earthquake policies are subject to coverage limitations which we believe are commercially reasonable. In light of the California earthquake risk, California building codes since the early 1970s have established construction standards for all new buildings. The current and strictest construction standards were adopted in 1987. Of the 43 properties (as of March 31, 1998) located in California, 12 have been built since January 1, 1988 and we believe they were constructed in full compliance with the applicable standards existing at the time of construction. It is nevertheless a possibility that material losses in excess of insurance proceeds will occur in the future.

DEBT FINANCING, FINANCIAL COVENANTS, DEGREE OF LEVERAGE, AND INCREASES IN INTEREST RATES COULD ADVERSELY AFFECT OUR FINANCIAL PERFORMANCE

     SCHEDULED DEBT PAYMENTS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION. Our business is subject to risks normally associated with debt financing. Cash flow could be insufficient to pay distributions to securityholders at expected levels and meet required payments of principal and interest. We may not be able to refinance existing indebtedness (which in virtually all cases requires substantial principal payments at maturity) and, if we can, the terms of such refinancing might not be as favorable as the terms of existing indebtedness. The total principal amount of our outstanding indebtedness was $4.0 billion as of March 31, 1998. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- Debt Financing." If principal payments due at maturity cannot be refinanced, extended or paid with proceeds of other capital transactions, such as new equity capital, our cash flow will not be sufficient in all years to repay all maturing debt. If prevailing interest rates or other factors result in higher interest rates, the increased interest expense would adversely affect cash flow and our ability to service debt and make distributions to securityholders.

     FINANCIAL COVENANTS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION. If a property is mortgaged to secure payment of indebtedness and we are unable to meet mortgage payments, the mortgagee could foreclose on the property, resulting in loss of income and asset value. The mortgages on our properties contain customary negative covenants which, among other things, limit our ability, without the prior consent of the lender, to further mortgage the property, to enter into new leases or materially modify existing leases, and to discontinue insurance coverage. In addition, our Credit Facilities contain certain customary restrictions, requirements and other limitations on our ability to incur indebtedness, including total debt to assets ratios, secured debt to total assets ratios, debt service coverage ratios and minimum ratios of unencumbered assets to unsecured debt. The Indenture under which our senior unsecured indebtedness is issued contains certain financial and operating covenants including, among other things, certain coverage ratios, as well as limitations on our ability to incur secured and unsecured indebtedness, sell all or substantially all of our assets and engage in mergers and consolidations and certain acquisitions. Foreclosure on mortgaged properties or an inability to refinance existing indebtedness would likely have a negative impact on our financial condition, results of operations and ability to make distributions to holders of the Series C Preferred Shares.

     OUR DEGREE OF LEVERAGE COULD LIMIT OUR ABILITY TO OBTAIN ADDITIONAL FINANCING. Our Debt to Market Capitalization Ratio (total debt as a percentage of total debt plus the market value of the outstanding Common Shares, Preferred Shares and Units) was approximately 30.8% as of March 31, 1998. We have a policy of incurring indebtedness for borrowed money only through the Operating Partnership and its subsidiaries and only if upon such incurrence our Debt to Market Capitalization Ratio would be approximately 50% or less. The degree of leverage could have important consequences to securityholders, including affecting our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, development or other general corporate purposes and making us more vulnerable to a downturn in business or the economy generally.

     RISING INTEREST RATES COULD ADVERSELY AFFECT CASH FLOW. We obtained the $600 Million Credit Facility in July 1997 and the $1.5 Billion Credit Facility in October 1997 and sold the $1.25 Billion Notes and the MOPPRS in the February 1998 Notes Offering. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- Debt Financing." The $1.25 Billion Notes and MOPPRS have fixed interest rates, but advances under the Credit Facilities bear interest at a variable rate based upon one-month LIBOR. We had, as of December 31, 1997, interest rate hedging agreements for approximately $1.0 billion of our floating rate debt to limit our exposure to rising interest rates, but terminated these agreements when we paid down the Credit Facilities with the proceeds of the $1.25 Billion Notes Offering, the MOPPRS Offering and the Series B Preferred Offering. Although hedging agreements enable us to convert floating rate liabilities to fixed rate liabilities, they expose us to the risk that the counterparties to such hedge agreements may not perform, which could increase our exposure to rising interest rates. Generally, however, the counterparties to hedging agreements which the Company would enter into are major financial institutions. We may borrow additional money with variable interest rates in the future, and enter into other transactions to limit our exposure to rising interest rates as appropriate and cost effective. Increases in interest rates, or the loss of the benefits of hedging agreements, would increase our interest expenses, which would adversely affect cash flow and our ability to service our debt and make distributions to securityholders.

WE DO NOT CONTROL OUR MANAGED PROPERTIES OR MANAGEMENT AND NON-REIT SERVICES BUSINESSES

     WE DO NOT CONTROL OUR MANAGEMENT AND SERVICES BUSINESS. To facilitate maintenance of our REIT qualification, we have Noncontrolled Subsidiaries that provide management and other services for properties that we do not wholly own. As of March 31, 1998, we had five Noncontrolled Subsidiaries: EOP Management Company and Beacon Management Company (which we refer to together as the "Management Companies"), which manage the Managed Properties and certain properties which are held in partnerships or subject to participation agreements with unaffiliated third parties (the "Joint Venture Properties"); Beacon Design Company, which provides third-party tenant design services; Beacon Construction Company, which provides third-party construction services; and EOP Office Company, which owns a noncontrolling interest in Wright Runstad Asset Limited Partnership, which provides third-party development services. While we generally own substantially all (95% or 99%) of the economic interest in the Noncontrolled Subsidiaries, their voting stock is owned directly or indirectly by private companies controlled by Mr. Zell. See "-- Conflicts of Interest Could Result in Decisions Not in the Company's Best Interests -- Mr. Zell's Affiliates Control Our Management Companies and Most of the Managed Properties" below. We therefore do not control the timing or amount of distributions or the management and operation of the Noncontrolled Subsidiaries. As a result, decisions relating to the declaration and payment of distributions and the business policies and operations of the Noncontrolled Subsidiaries could be adverse to our interests or could lead to adverse financial results, which could adversely affect our financial condition, results of operations and ability to make distributions to holders of the Series C Preferred Shares. Also, there are certain services for our tenants that we would like to provide but are prohibited from doing so by the REIT tax laws and regulations. Certain such services are being provided by Tenant Services Corp., which is owned entirely by affiliates of Mr. Zell. We have no control over, or ownership interest in, Tenant Services Corp., which operates as an independent contractor. Consequently, we are not able to assure that Tenant Services Corp. will conduct its day-to-day operations in a manner consistent with our best interests. We may, however, terminate the services of Tenant Services Corp. at any time upon 30 days' notice.

CONFLICTS OF INTEREST COULD RESULT IN DECISIONS NOT IN THE COMPANY'S BEST
INTEREST

     THERE WERE NO ARM'S LENGTH NEGOTIATIONS IN THE FORMATION TRANSACTIONS. The transactions pursuant to which we formed the Company in July 1997, which we sometimes refer to as the "Formation Transactions," were not negotiated at arm's length. The representations and warranties made by the contributors of properties to the Company in the Formation Transactions and the indemnification provided for breach of such representations and warranties may not be as good as they might have been had they been negotiated at arm's length. Such indemnification is limited generally to an amount equal to 1% of the value of consideration paid for the properties and to $15 million with respect to pre-IPO liabilities of the management business contributed by affiliates of Mr. Zell. If we incur losses attributable to breaches of the representations and warranties made by the contributors of properties in the Formation Transactions and such losses are in excess of the indemnification limit, they would have to be paid for out of our assets, with the potential consequence of decreasing cash available for distribution to securityholders. To date, we have no knowledge of any material breaches of the agreements (which we refer to collectively as the "Contribution Agreement") pursuant to which the Formation Transactions occurred.

     WE COULD SUFFER MONETARY LOSSES IF WE FAIL TO ENFORCE THE CONTRIBUTION AGREEMENT. Mr. Zell has a substantial economic interest in the companies that contributed properties and the management business to the Company in the Formation Transactions. Consequently, Mr. Zell has a conflict of interest with respect to his obligation as one of our officers and trustees to enforce the terms of the Contribution Agreement. If circumstances arise where we should seek to enforce such agreement, particularly the indemnification provisions and the remedy provisions for breaches of representations and warranties, Mr. Zell might assert a position contrary to the Company's. If this happens and Mr. Zell were to prevail, we would not collect money we might otherwise be entitled to. Also, the Common Shares and Units that are available to satisfy claims for such indemnification will be, to the extent not used for this purpose, available for distribution to entities in which Mr. Zell and several other of our executive officers and trustees have an economic interest. This is in accordance with the Contribution Agreement. Consequently, these executive officers and trustees also have a conflict of interest in pursuing any claim the Company might have arising out of the Formation Transactions.

     MR. ZELL'S AFFILIATES CONTROL OUR MANAGEMENT COMPANIES AND MOST OF THE MANAGED PROPERTIES. The Management Companies and Beacon Property Management, L.P. provide property management services and, in most cases, asset management services to the 37 Joint Venture Properties and to the 32 Managed Properties, 29 of which are owned or controlled by affiliates of Mr. Zell and three of which are owned by unrelated third parties. Most of these management contracts were not negotiated on an arm's length basis. While we believe that the management fees we receive from these properties are at current market rates, there is no assurance that these management fees will equal at all times those fees that would be charged by an unaffiliated third party. In this regard, Mr. Zell controls and has a substantial interest in the private company which has voting control of the Management Companies. See "-- We Do Not Control Our Managed Properties or Management and Non-REIT Services Businesses" above.

     CERTAIN TRUSTEES AND OFFICERS HAVE CONFLICTS OF INTEREST AND COULD EXERCISE INFLUENCE IN A MANNER INCONSISTENT WITH SHAREHOLDERS' BEST INTEREST. As of March 1, 1998, Mr. Zell and Ms. Rosenberg owned (as determined in accordance with the Commission's rules) approximately 3.3%, and all other trustees and executive officers of the Company as a group owned approximately 2.4%, of the outstanding Common Shares (in each case including Common Shares issuable upon exchange of Units). In addition, Mr. Zell and his affiliates may receive distributions of up to approximately 9.4 million additional Units (representing approximately 3.4% of the outstanding Common Shares on a fully diluted basis) during the two-year period ending on or prior to July 11, 1999. These Units were set aside at the time of the IPO and are issuable if we achieve certain performance objectives, based on the market price of the Common Shares. Mr. Zell and Ms. Rosenberg have significant influence on the management and operation of the Company. Such influence might be exercised in a manner that is inconsistent with the interests of other securityholders.

     MR. ZELL AND HIS AFFILIATES CONTINUE TO BE INVOLVED IN OTHER INVESTMENT ACTIVITIES. Although Mr. Zell entered into a noncompetition agreement at the time of the IPO, he and his affiliates have a broad and varied range of investment interests, including interests in other real estate investment companies. Mr. Zell and his affiliates may acquire interests in other companies. He may not be able to control whether any such company competes with the Company. Consequently, Mr. Zell's continued involvement in other investment activities could result in competition to the Company as well as management decisions which might not reflect the interests of our securityholders.

     We did not obtain noncompetition agreements with any of the former Beacon officers or directors in connection with the Beacon Merger. Consequently, any former officer or director of Beacon could engage in activities in competition with activities of the Company except, in the case of Mr. Sidman, who became one of our trustees, to the extent that his actions would violate his fiduciary duties.

     WE LEASE OUR CORPORATE OFFICES FROM AN AFFILIATE OF MR. ZELL. Our corporate offices are at Two North Riverside Plaza in Chicago. We lease our office space there from one of Mr. Zell's affiliates. We believe, however, that the lease terms, including the rental rates, reflect current market terms.

ENVIRONMENTAL PROBLEMS ARE POSSIBLE AND MAY BE COSTLY

     Federal, state and local laws and regulations relating to the protection of the environment may require a current or previous owner or operator of real estate to investigate and clean up hazardous or toxic substances or petroleum product releases at such property. The owner or operator may have to pay a governmental entity or third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination. Such laws typically impose clean-up responsibility and liability without regard to whether the owner or operator knew of or caused the presence of the contaminants. Even if more than one person may have been responsible for the contamination, each person covered by the environmental laws may be held responsible for all of the clean-up costs incurred. In addition, third parties may sue the owner or operator of a site for damages and costs resulting from environmental contamination emanating from that site.

     Environmental laws also govern the presence, maintenance and removal of asbestos. Such laws require that owners or operators of buildings containing asbestos properly manage and maintain the asbestos, that they notify and train those who may come into contact with asbestos and that they undertake special precautions, including removal or other abatement, if asbestos would be disturbed during renovation or demolition of a building. Such laws may impose fines and penalties on building owners or operators who fail to comply with these requirements and may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos fibers.

     Independent environmental consultants have conducted Phase I environmental site assessments at all of our Properties. These assessments included, at a minimum, a visual inspection of the Properties and the surrounding areas, an examination of current and historical uses of the Properties and the surrounding areas and a review of relevant state, federal and historical documents. Where appropriate, on a property by property basis, these consultants have conducted additional testing, including sampling for asbestos, for lead in drinking water, for soil contamination where underground storage tanks are or were located or where other past site usages create a potential environmental problem, and for contamination in groundwater.

     These environmental assessments have not revealed any environmental liabilities at the Properties that we believe would have a material adverse effect on our business, assets, financial condition or results of operations nor are we aware of any such material environmental liability. Asbestos is in a number of the Office Properties, but most of these buildings contain only minor amounts. We believe this asbestos is in good condition and almost none of it is easily crumbled. We are currently properly managing and maintaining all of the asbestos and we are following other requirements relating to asbestos. The presence of asbestos should not present a significant risk as long as compliance with these requirements continues.

     For a few of the Properties, the environmental assessments note potential offsite sources of contamination, such as underground storage tanks. For some of the Properties, the environmental assessments note previous uses such as the former presence of underground storage tanks. In most of these cases, follow-up soil and/or groundwater sampling has not identified evidence of significant contamination. In the few cases where contamination has been found, existing plans to mitigate and monitor the sites and/or financial commitments from certain prior owners and tenants to cover costs related to mitigation should prevent the contamination from becoming a significant liability.

     We believe that our Properties are in compliance in all material respects with applicable environmental laws. We believe that the issues identified in the environmental reports will not have a material adverse effect if we continue to comply with environmental laws and with the recommendations set forth in these reports. Unidentified environmental liabilities could arise, however, and could have an adverse effect on our financial condition, results of operations and ability to make distributions to holders of Series C Preferred Shares.

WE ARE DEPENDENT ON OUR KEY PERSONNEL

     We depend on the efforts of our executive officers, particularly Messrs. Zell and Callahan. If they resigned, our operations could be adversely effected. We do not have employment agreements with either of these officers.

CONTINGENT OR UNDISCLOSED LIABILITIES ACQUIRED IN MERGERS OR SIMILAR TRANSACTIONS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION

     When the Company was formed, we acquired all the assets of the ZML Opportunity Partnerships (four real estate investment funds sponsored by Mr.
Zell) and certain assets of affiliates of Mr. Zell. These assets were acquired subject to existing liabilities. Each of the ZML Opportunity Partnerships will liquidate over the two-year period ending on or prior to July 11, 1999, and the Units and other assets (including cash from distributions), net of liabilities, will be distributed to affiliates of Mr. Zell and the limited partners of the ZML Opportunity Partnerships during such time period. Our recourse against affiliates of Mr. Zell with respect to liabilities relating to the management business they contributed when the Company was formed is limited to $15 million. Our recourse for any unknown liabilities in connection with the contribution of properties when the Company was formed is limited to 1% of the value of the consideration paid for those assets and must be asserted prior to July 11, 1999. Similarly, the assets we acquired in the Beacon Merger were acquired subject to liabilities and without any recourse with respect to unknown liabilities. Unknown liabilities with respect to properties acquired when we formed the Company or in the Beacon Merger might include liabilities for clean-up or remediation of undisclosed environmental conditions, claims of tenants, vendors or other persons dealing with the entities prior to the IPO or the Beacon Merger (if such claims had not been asserted prior to the respective closings of such transactions), accrued but unpaid liabilities incurred in the ordinary course of business, and claims for indemnification by general partners, directors, officers and others indemnified by the ZML Opportunity Partnerships or Beacon. Similarly, we succeeded to any liabilities that the ZML REITs may have had for periods prior to the IPO and that Beacon may have had prior to the Beacon Merger. We also succeeded to any liabilities, including claims for property transfer taxes, arising out of the contribution to us of properties when the Company was formed and in connection with the Beacon Merger. In the future, we may face additional risks of contingent or undisclosed liabilities as a result of mergers, other business combinations or similar transactions.

THE MARKET VALUE OF OUR PUBLICLY TRADED SECURITIES CAN BE ADVERSELY AFFECTED BY A NUMBER OF FACTORS

     CHANGES IN MARKET CONDITIONS COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR PUBLICLY TRADED SECURITIES. As with other publicly traded equity securities, the value of our publicly traded securities depends on various market conditions, which may change from time to time. Among the market conditions that may affect the value of our publicly traded securities are the following: the extent of institutional investor interest in the Company; the reputation of REITs and office REITs generally and the attractiveness of their equity securities in comparison to other equity securities (including securities issued by other real estate companies); our financial condition and performance; and general financial market conditions.

     OUR EARNINGS WILL AFFECT THE MARKET PRICE OF OUR PUBLICLY TRADED SECURITIES. We believe that the market value of a REIT's equity securities is based primarily upon the market's perception of the REIT's growth potential and its current and potential future cash distributions, and is secondarily based upon the real estate market value of the underlying assets. For that reason, Shares may trade at prices that are higher or lower than the net asset value per share. To the extent we retain operating cash flow for investment purposes, working capital reserves or other purposes, these retained funds, while increasing the value of our underlying assets, may not correspondingly increase the market price of our Shares. Our failure to meet the market's expectations with regard to future earnings and cash distributions would likely adversely affect the market price of our publicly traded securities.

     MARKET INTEREST RATES MAY HAVE AN EFFECT ON THE VALUE OF OUR PUBLICLY TRADED SECURITIES. One of the factors that investors consider important in deciding whether to buy or sell shares of a REIT is the distribution rate on such shares (as a percentage of the price of such shares) relative to market interest rates. If market interest rates go up, prospective purchasers of Shares may expect a higher distribution rate. Higher interest rates would not, however, result in more funds for us to distribute and, in fact, would likely increase our borrowing costs and potentially decrease funds available for distribution. Thus, higher market interest rates could have a substantial adverse effect on the market price of our publicly traded securities.

WE ARE DEPENDENT ON EXTERNAL SOURCES OF CAPITAL

     To qualify as a REIT, the Company must distribute to its shareholders each year at least 95% of its net taxable income (excluding any net capital gain). See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT -- Annual Distribution Requirements Applicable to REITs." Because of these distribution requirements, it is not likely that we will be able to fund all future capital needs, which we expect will continue to be significant, solely from income from operations. We therefore will have to rely on third-party sources of capital, which may or may not be available, and, if available, may not be on favorable terms. Our access to third-party sources of capital depends on a number of factors, including the market's perception of our growth potential and our current and potential future earnings. Moreover, additional equity offerings may result in substantial dilution of the interests of holders of Common Shares, and additional debt financing may substantially increase our leverage.

OUR SUCCESS AS A REIT IS DEPENDENT ON COMPLIANCE WITH FEDERAL INCOME TAX REQUIREMENTS

     FAILURE OF THE COMPANY TO QUALIFY AS A REIT WOULD HAVE SERIOUS ADVERSE CONSEQUENCES TO OUR SECURITYHOLDERS. We believe that, since the IPO in July 1997, the Company has qualified for taxation as a REIT for federal income tax purposes. We plan to continue to meet the requirements for taxation as a REIT. Many of these requirements, however, are highly technical and complex. The determination that the Company is a REIT requires an analysis of various factual matters and circumstances that may not be totally within our control. For example, to qualify as a REIT, at least 95% of our gross income must come from certain sources that are itemized in the REIT tax laws. The Company is also required to distribute to shareholders at least 95% of its REIT taxable income (excluding capital gains). The fact that we hold our assets through the Operating Partnership and its subsidiaries further complicates the application of the REIT requirements. Even a technical or inadvertent mistake could jeopardize our REIT status. Furthermore, Congress and the IRS might make changes to the tax laws and regulations, and the courts might issue new rulings that make it more difficult, or impossible, for the Company to remain qualified as a REIT. We do not believe, however, that any pending or proposed tax law changes would jeopardize our REIT status.

     Hogan & Hartson L.L.P., special tax counsel to the Company, has given us an opinion to the effect that the Company is organized in conformity with the requirements for qualification and taxation as a REIT under the Code and that the Company's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT. See "Federal Income Tax Considerations -- Taxation of the Company as a REIT." The opinion of Hogan & Hartson L.L.P. is based on assumptions and factual representations made by us regarding the Company's ability to meet the requirements for qualification as a REIT and is not binding on the IRS or any court. Moreover, Hogan & Hartson L.L.P. does not review or monitor the Company's compliance with the requirements for REIT qualification on an ongoing basis. We cannot guarantee that the Company will be qualified and taxed as a REIT, because the Company's qualification and taxation as a REIT will depend upon the Company's ability to meet on an ongoing basis the requirements imposed under the Code.

     If the Company fails to qualify as a REIT, the Company would be subject to federal income tax at regular corporate rates. Also, unless the IRS granted the Company relief under certain statutory provisions, the Company would remain disqualified as a REIT for four years following the year the Company first failed to qualify. If the Company failed to qualify as a REIT, the Company would have to pay significant income taxes and would therefore have less money available for investments or for distributions to shareholders. This would likely have a significant adverse affect on the value of our securities. In addition, the Company would no longer be required to make any distributions to shareholders. See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT -- Failure of the Company to Qualify as a REIT."

     WE PAY SOME TAXES. Even if the Company qualifies as a REIT, we are required to pay certain federal, state and local taxes on our income and property. In addition, any net taxable income earned directly by the Noncontrolled Subsidiaries is subject to federal and state income tax. See "Federal Income Tax Considerations -- Other Tax Consequences for the Company, Its Shareholders and the Noncontrolled Subsidiaries."

     WE COULD BE DISQUALIFIED AS A REIT OR HAVE TO PAY TAXES IF OUR PREDECESSORS OR BEACON DID NOT QUALIFY AS REITS. If one or more of the ZML REITs that merged into the Company at the time of the IPO or Beacon had failed to qualify as a REIT throughout the duration of its existence, then it might have had undistributed "C corporation earnings and profits." If that were the case and the Company did not distribute such earnings and profits prior to December 31, 1997, the Company might not qualify as a REIT. We believe that each of the ZML REITs and Beacon qualified as a REIT and that, in any event, neither any ZML REIT nor Beacon had any undistributed "C corporation earnings and profits" at the time of its respective merger into the Company. If any ZML REIT or Beacon failed to qualify as a REIT, an additional concern would be that it would have recognized taxable gain at the time it was merged into the Company (and the Company would be liable for the tax on such gain). This would be the case even though the applicable merger qualified as a "tax-free reorganization," unless the Company makes a special election that is available under current law. The Company will make such an election with respect to each of the ZML REITs and Beacon. This election will have the effect of requiring the Company, if a ZML REIT or Beacon was not qualified as a REIT, to pay corporate income tax on any gain existing at the time of the applicable merger on assets acquired in the merger if such assets are sold within 10 years after the merger of the ZML REITs or Beacon (as applicable) into the Company. Finally, if a ZML REIT did not qualify as a REIT, the Company could be precluded from electing REIT status for up to four years after the year in which such ZML REIT failed to qualify if the Company were determined to be a "successor" to that ZML REIT. See "Federal Income Tax Considerations -- Taxation of the Company as a REIT -- General" and "-- Requirements for Qualification as a REIT."

                                  THE COMPANY

GENERAL

     The Company was formed in 1996 as a Maryland REIT and commenced operations effective with the completion of its IPO. The Company, together with the Operating Partnership, was formed to continue and expand the national office property business organized by Mr. Zell, Chairman of the Board of Trustees of the Company. The Company, a self-administered and self-managed REIT, is the managing general partner of the Operating Partnership. As of March 31, 1998, the Company owned, directly or indirectly, 89.6% of the outstanding Units. The Company owns all of its assets and conducts substantially all of its business through the Operating Partnership and its subsidiaries.

     As of March 31, 1998, the Company owned or had an interest in 260 Office Properties containing approximately 66.6 million rentable square feet of office space and owned or had an interest in 17 Parking Facilities containing approximately 16,749 parking spaces. To facilitate maintenance of the Company's qualification as a REIT for federal income tax purposes, management of properties that are not wholly owned by the Company and its subsidiaries is generally conducted through EOP Management Company and Beacon Management Company.

     The principal executive offices of the Company are located at Two North Riverside Plaza, 22nd Floor, Chicago, Illinois 60606, and their telephone number is (312) 466-3300. The Company maintains regional offices in Los Angeles, Denver, Houston, Chicago, Atlanta and Washington, D.C.

OPERATIONS

     The operation of the Properties is under the direction of six regional managers, each of whom has oversight responsibility for all of the Properties in his respective region. Each region has strategic and budget planning responsibility combined with due diligence, property management, engineering/construction, leasing/marketing and information systems expertise. Each regional manager reports to the Company's Executive Vice President -- Real Estate Operations.

OPERATIONAL STRUCTURE

     The Operating Partnership is the entity through which the Company owns the Properties. The ownership and management structure of the Company is intended to
(i) enable the Company to acquire assets in transactions that may defer some or all of the sellers' tax consequences and (ii) enable the Company to comply with certain technical and complex requirements under the federal tax rules and regulations relating to the assets and income permitted for a REIT.

     The Management Companies provide office property and asset management services to 32 Managed Properties, 29 of which are owned by affiliates of Mr. Zell. The Management Companies and Beacon Property Management, L.P., a Delaware limited partnership ("BPMLP"), provide office property and asset management services to 37 Joint Venture Properties. The Management Companies and BPMLP collect property management fees for the performance of such services. See "Risk Factors -- We Do Not Control Our Managed Properties or Management and Non-REIT Services Businesses."

     The 37 Joint Venture Properties are held in partnerships or are subject to participation agreements with unaffiliated third parties. Thirty of the Joint Venture Properties are Office Properties and seven are Parking Facilities. The Company or a subsidiary is the managing general partner of each of the Joint Venture Properties (except for Civic Parking L.L.C., where a subsidiary of the Company is one of two managing members).

     The Company's acquisition and oversight of its Parking Facilities is administered through a wholly owned subsidiary, Equity Capital Holdings, L.P. All but one of the Parking Facilities are leased to and operated by third-party parking garage service companies under leases where such service companies bear the operating expenses.

ACQUISITION ACTIVITY

     During the period from 1987 through 1997, the Company invested approximately $10 billion, averaging $2.7 billion annually (calculated on a cost basis) for the three years ended December 31, 1997, in acquisitions of institutional quality office properties throughout the United States. During the period from the Company's IPO in July 1997 through April 1998, the Company completed a number of new acquisitions:

     BEACON MERGER. On December 19, 1997, the Company, the Operating Partnership, Beacon, and Beacon Partnership consummated the transactions contemplated by the Merger Agreement, whereby Beacon merged with and into the Company and Beacon Partnership merged with and into the Operating Partnership. The acquisition cost of the Beacon Merger was approximately $4.3 billion.

     As a result of the Beacon Merger, the Company acquired interests in 130 Office Properties containing approximately 20.9 million rentable square feet of office space. The Beacon Properties are located in 22 submarkets in six markets:
Boston, Atlanta, Chicago, Los Angeles, San Jose and Washington, D.C.

     OTHER ACQUISITIONS. On December 17, 1997, the Company consummated the Wright Runstad Acquisition in which it acquired ten Office Properties, containing an aggregate of approximately 3.34 million square feet, located in Seattle, Washington, Portland, Oregon and Anchorage, Alaska, from Wright Runstad Holdings L.P., Wright Runstad Asset Management L.P. and Mellon Bank, N.A., as Trustee for First Plaza. The purchase price was approximately $640 million. In addition to the Beacon Merger and the Wright Runstad Acquisition, during the period from the IPO through April 30, 1998, the Company completed the Other Acquisitions in which it acquired 36 Office Properties, containing an aggregate of approximately 12.1 million square feet, located in Boston, New Orleans, Houston, Dallas, Denver, Philadelphia, Los Angeles, Chicago, San Francisco, Washington, D.C. and Fairfax and Alexandria, Virginia. The aggregate consideration paid by the Company for the Other Acquisitions was approximately $2.0 billion, comprised of $1.7 billion in cash, $163 million in Units and $96 million in assumed liabilities. Subsequent to the IPO, the Company also acquired three Parking Facilities, containing approximately 2,141 parking spaces in Chicago, New Orleans and Pittsburgh for $54.9 million. Giving effect to the Other Acquisitions, as of April 30, 1998, the Company owned or had an interest in 266 Office Properties containing 68.7 million square feet.

     PROBABLE ACQUISITIONS. The Company has entered into agreements to acquire an aggregate of twelve additional office properties in the Probable Acquisitions. The Company expects to acquire one office property located in Denver during May 1998 as well as four office properties located in Denver and four office properties located in Albuquerque during July 1998. These nine properties contain an aggregate of approximately 1.4 million square feet. The aggregate purchase price for these nine properties is approximately $190 million, comprised of $127 million in cash and approximately $63 million in the form of promissory notes of the Company payable, at the option of the Company, in Common Shares. The Company has also entered into an agreement to acquire three office properties (including one office property currently in development) located in Dallas containing an aggregate of approximately 1.0 million square feet for aggregate consideration estimated to be $150.0 million in cash. The Company expects to complete this acquisition by the end of September 1998.

BUSINESS AND GROWTH STRATEGIES

     The Company's primary business objective is to achieve sustainable long-term growth in cash flow and portfolio value. The Company intends to achieve this objective by owning and operating institutional quality office buildings and providing a superior level of service to tenants in central business districts ("CBDs") and suburban markets across the United States. The Company intends to supplement this strategy by owning parking facilities.

     INTERNAL GROWTH. Management believes that the Company's future internal growth will come from (i) lease up of vacant space, (ii) tenant roll-over at increased rents where market conditions permit, (iii) repositioning of certain Properties which have not yet achieved stabilization, and (iv) increasing economies of scale.

     As of March 31, 1998, 3.7 million rentable square feet of Office Property space was vacant, representing 5.6% of the Company's total Office Property portfolio. Of this amount, 537,900 square feet was leased at an average rent of $29.14 per square foot, with occupancy to commence in whole or in part during 1998. The Company's average operating expenses for the total vacant space were $9.38 per square foot as of March 31, 1998.

     During the period from March 31, 1998 through December 31, 2002, 4,566 leases for 36.3 million rentable square feet of space are scheduled to expire. As of March 31, 1998, the average rent for this space was $22.18 per square foot and the average operating expenses were $8.93 per square foot. The actual rental rates at which available space will be renewed or relet will depend on prevailing market factors at the time.

     The Company owns certain parcels of undeveloped land acquired in connection with the acquisition of the Office Properties. The Company is currently proceeding with the development of two additional office properties totaling approximately 430,000 square feet. In determining whether to develop land, the Company considers, among other factors, whether significant pre-leasing can be arranged or if such development is necessary to protect the Company's investment in existing Properties.

     EXTERNAL GROWTH. The Company is pursuing, and expects to continue to actively pursue, acquisitions of additional office properties and parking facilities. Management believes that significant opportunities for external growth will continue to be available through strategic acquisitions of institutional quality office properties. Properties may be acquired separately or as part of a portfolio, and may be acquired for cash and/or in exchange for equity or debt securities of the Company or the Operating Partnership, and such acquisitions may be customary real estate transactions and/or mergers or other business combinations.

     PARKING FACILITIES. Management believes that parking facilities offer the Company attractive investment opportunities which are complementary to investment in office properties. The Company intends to focus its acquisition efforts for parking facilities solely on municipal or private parking facilities that have limited competition, no (or minimal) rental rate restrictions and/or a superior location proximate to or affiliated with airports, CBDs, entertainment projects or healthcare facilities.

EMPLOYEES

     As of March 31, 1998, the Company had approximately 1,482 employees providing in-house expertise in property management, leasing, finance, tax, acquisition, development, disposition, marketing, accounting, information systems and real estate law. The five most senior executives have an average tenure of 11 years with the Company or its affiliates and an average of 23 years experience in the real estate industry.

                                USE OF PROCEEDS

     The net cash proceeds to the Company from the Offering, after deducting
discounts and commissions and estimated Offering expenses of $   million, are
estimated to be approximately $   million. The Company intends to use these net
cash proceeds of the Offering for general corporate purposes, which may include the acquisition of additional office properties and parking facilities and the repayment of outstanding indebtedness under the Credit Facilities. As of March 31, 1998, the outstanding amounts of indebtedness to be repaid, which bore interest at various floating rates, had a weighted average annual rate of 6.2% and a weighted average maturity of two years.

     Pending application of the net proceeds of the Offering, the Company will invest such portion of the net proceeds in interest-bearing accounts and/or short-term, interest-bearing securities that are consistent with the Company's qualification for taxation as a REIT.

                RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND
                         PREFERRED SHARE DISTRIBUTIONS

     The Company's ratios of earnings to combined fixed charges and preferred share distributions are as follows:

                                                                         EQUITY OFFICE
                                                                          PREDECESSORS         EQUITY OFFICE PREDECESSORS
                                                      COMPANY              (COMBINED             (COMBINED HISTORICAL)
                                                    (HISTORICAL)          HISTORICAL)           YEARS ENDED DECEMBER 31,
                                                  JULY 11, 1997 TO     JANUARY 1, 1997 TO   --------------------------------
                                                 DECEMBER 31, 1997       JULY 10, 1997      1996   1995   1994   1993   1992
                                                --------------------   ------------------   ----   ----   ----   ----   ----
Ratio of Earnings to Combined Fixed Charges
  and Preferred Share Distributions...........           2.11                 1.52          1.49   1.21   1.24   1.23   1.24

     The ratios of earnings to combined fixed charges and preferred share distributions were computed by dividing earnings by fixed charges. For this purpose, earnings consist of income (loss) before gains from sales of property and extraordinary items plus fixed charges. Fixed charges consist of interest expense (including interest costs capitalized), the amortization of debt issuance costs, the portion of rental expense deemed to represent interest expense and preferred share distributions.

             PRICE RANGE OF COMMON SHARES AND DISTRIBUTION HISTORY

     The Common Shares began trading on the NYSE on July 8, 1997, under the
symbol "EOP." On           , 1998, the last reported sales price per Common
Share on the NYSE was        , and there were approximately        holders of
record of the Common Shares. The table below sets forth the historical quarterly high and low closing sales price per Common Share reported on the NYSE and the distributions paid by the Company with respect to each such period.

                         PERIOD                           HIGH          LOW       DISTRIBUTIONS
                         ------                           ----          ---       -------------
1997
----
  Third Quarter (from July 9, 1997).....................  $33 15/16     $26 1/16      $.26(1)
  Fourth Quarter........................................  $34 11/16     $29 --        $.30
1998
----
  First Quarter.........................................  $31 7/8       $28 --        $.32
  Second Quarter (through           , 1998).............

---------------
(1) The Company paid a distribution of $.26 per Common Share on October 9, 1997, to shareholders of record on September 29, 1997, for the period from July 11, 1997 (the closing of the IPO), through September 30, 1997, which is approximately equivalent to a quarterly distribution of $.30 and an annual distribution of $1.20 per Common Share.

                                   CAPITALIZATION

     The following table sets forth the capitalization of the Company as of December 31, 1997 on a historical basis and a Pro Forma Basis. The information set forth in the table should be read in conjunction with the financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" included elsewhere in this Prospectus.

                                                                  DECEMBER 31, 1997
                                                              -------------------------
                                                                             PRO FORMA
                                                              HISTORICAL       BASIS
                                                              -----------   -----------
                                                                   (IN THOUSANDS)
Debt:
  Mortgage Debt(1)..........................................  $ 2,063,017   $ 2,111,126
  Credit Facilities(1)......................................    2,041,300       617,136
  Notes Payable.............................................      180,000     1,747,882
  Minority Interest.........................................      725,206       725,306
Shareholders' Equity........................................    6,405,157     6,980,341
                                                              -----------   -----------
     Total Capitalization...................................  $11,414,680   $12,181,791
                                                              ===========   ===========

---------------
(1) See Notes 7 and 8 of the notes to the December 31, 1997 Historical Consolidated and Combined Financial Statements of the Company and the Equity Office Predecessors for information relating to the indebtedness.

                         SELECTED FINANCIAL INFORMATION

    The following sets forth selected consolidated and combined financial and operating information on a pro forma basis for the Company and on an historical basis for the Company and the Equity Office Predecessors. The following historical information should be read in conjunction with the consolidated and combined financial statements and notes thereto of the Company and Equity Office Predecessors included elsewhere in this Prospectus. The selected consolidated historical and operating information of the Company at December 31, 1997, and for the period from July 11, 1997 to December 31, 1997, has been derived from the historical consolidated financial and operating information of the Company audited by Ernst & Young LLP, independent auditors, whose report with respect thereto is included elsewhere in this Prospectus. The selected combined historical and operating information at December 31, 1996 and for the period from January 1, 1997 to July 10, 1997 and the years ended December 31, 1996 and 1995, has been derived from the historical combined financial and operating information of Equity Office Predecessors audited by Ernst & Young LLP, independent auditors, whose report with respect thereto is included elsewhere in this Prospectus. The selected combined financial and operating information of the Equity Office Predecessors at December 31, 1995 and for the year ended December 31, 1994 has been derived from the historical audited combined financial statements not included herein. The selected combined financial and operating information of Equity Office Predecessors at December 31, 1994 and 1993, and for the year ended December 31, 1993, has been derived from the historical unaudited combined financial statements of Equity Office Predecessors. Unaudited pro forma operating information for the year ended December 31, 1997 is presented as if the borrowings under the Credit Facilities at the end of the period, acquisitions (including the Beacon Merger) that occurred during and subsequent to the period, the Probable Acquisitions, the IPO and Consolidation, the Private Debt Offering, the February 1998 Notes Offering, the Series B Preferred Offering, the UIT Offering and the Offering had occurred on January 1, 1997 and, therefore, incorporates certain assumptions that are described in the notes to the Pro Forma Condensed Combined Financial Statements included elsewhere in this Prospectus. The unaudited pro forma balance sheet data is presented as if the borrowings under the Credit Facilities that occurred subsequent to December 31, 1997, the February 1998 Notes Offering, the Series B Preferred Offering, the Offering, the acquisitions that occurred subsequent to December 31, 1997, and the Probable Acquisitions had occurred on December 31, 1997. The pro forma information does not purport to represent what the Company's financial position or results of operations would actually have been if these transactions had, in fact, occurred on such date or at the beginning of the period indicated, or to project the Company's financial position or results of operations at any future date or for any future period.

                                                                        EQUITY OFFICE
                                                                        PREDECESSORS
                                                                          (COMBINED
                                                           COMPANY       HISTORICAL)
                                                           FOR THE         FOR THE             EQUITY OFFICE PREDECESSORS
                                          COMPANY        PERIOD FROM     PERIOD FROM              (COMBINED HISTORICAL)
                                       PRO FORMA FOR    JULY 11, 1997   JAN. 1, 1997        FOR THE YEARS ENDED DECEMBER 31,
                                       THE YEAR ENDED    TO DEC. 31,     TO JULY 10,    -----------------------------------------
                                       DEC. 31, 1997        1997            1997          1996       1995       1994       1993
                                       --------------   -------------   -------------   --------   --------   --------   --------
                                                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
REVENUES:
Rental, parking and other............   $  1,515,398     $   406,713      $327,017      $493,396   $356,959   $230,428   $150,315
                                        ------------     -----------      --------      --------   --------   --------   --------
    Total revenues...................   $  1,546,966     $   412,968      $339,104      $508,124   $371,457   $240,878   $159,246
                                        ------------     -----------      --------      --------   --------   --------   --------
EXPENSES:
  Interest...........................   $    308,022     $    76,675      $ 80,481      $119,595   $100,566   $ 59,316   $ 36,755
  Depreciation and amortization......        280,180          70,346        66,034        96,237     74,156     46,905     29,752
  Property operating(1)..............        556,501         155,679       127,285       201,067    151,488    107,412     74,028
  General and administrative.........         56,048          17,690        17,201        23,145     21,987     15,603     12,012
  Provision for value impairment.....             --              --            --            --     20,248         --         --
                                        ------------     -----------      --------      --------   --------   --------   --------
    Total expenses...................   $  1,200,751     $   320,390      $291,001      $440,044   $368,445   $229,236   $152,547
                                        ------------     -----------      --------      --------   --------   --------   --------
  Income before (income) loss
    allocated to minority interests,
    income from investments in
    unconsolidated joint ventures,
    gain on sales of real estate, and
    extraordinary items..............   $    346,215     $    92,578      $ 48,103      $ 68,080   $  3,012   $ 11,642   $  6,699
Minority interests allocation........        (33,350)         (7,799)         (912)       (2,086)    (2,129)     1,437      1,772
Income from investments in
  unconsolidated joint ventures......         12,823           3,173         1,982         2,093      2,305      1,778         --
Gain/(Loss) on sales of real estate
  and extraordinary items(2).........                        (16,240)       12,236         5,338     31,271      1,705         --
                                        ------------     -----------      --------      --------   --------   --------   --------
Net income before preferred
  dividends..........................        325,688          71,712        61,409        73,425     34,459     16,562      8,471
Preferred dividends..................        (53,398)           (649)           --            --         --         --         --
                                        ------------     -----------      --------      --------   --------   --------   --------
Net income available to Common
  Shares.............................   $    272,290     $    71,063      $ 61,409      $ 73,425   $ 34,459   $ 16,562   $  8,471
                                        ============     ===========      ========      ========   ========   ========   ========
Net income available per weighted
  average Common Share outstanding --
  Basic..............................   $       1.08     $       .44
                                        ============     ===========
Net income available per weighted
  average Common Share outstanding --
  Diluted............................   $       1.07     $       .43
                                        ============     ===========
Weighted average Common Shares
  outstanding -- Basic...............    251,155,672     162,591,477
                                        ============     ===========
Weighted average Common Shares
  outstanding -- Diluted.............    285,343,812     180,014,027
                                        ============     ===========

                                                                          EQUITY OFFICE
                                                                           PREDECESSORS
                                                         COMPANY FOR        (COMBINED
                                        COMPANY           THE PERIOD     HISTORICAL) FOR
                                     PRO FORMA FOR      FROM JULY 11,    THE PERIOD FROM
                                     THE YEAR ENDED        1997 TO       JAN. 1, 1997 TO
                                     DEC. 31, 1997      DEC. 31, 1997     JULY 10, 1997
                                   ------------------   --------------   ----------------
                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE SHEET DATA:
   (at end of period)
  Investment in real estate after
    accumulated depreciation.....     $11,923,009        $10,976,319                --
                                      -----------        -----------       -----------
  Total assets...................     $12,518,783        $11,751,672                --
                                      -----------        -----------       -----------
  Mortgage debt, unsecured notes
    and lines of credit..........     $ 4,476,144        $ 4,284,317                --
                                      -----------        -----------       -----------
  Total liabilities..............     $ 4,783,524        $ 4,591,697                --
                                      -----------        -----------       -----------
  Minority interests.............     $   754,918        $   754,818                --
                                      -----------        -----------       -----------
  Shareholders'/Owners' equity...     $ 6,980,341        $ 6,405,157                --
                                      -----------        -----------       -----------
OTHER DATA:
  General and administrative
    expenses as a percentage of
    total revenues...............             3.6%               4.3%              5.1%
                                      -----------        -----------       -----------
  Number of Office Properties
    owned at period end(3).......             279                258                --
                                      -----------        -----------       -----------
  Net rentable square feet of
    Office Properties owned at
    period end (in
    millions)(3).................            71.4               65.3                --
                                      -----------        -----------       -----------
  Occupancy of Office Properties
    owned at period end(3).......              95%                94%               --
                                      -----------        -----------       -----------
  Number of Parking Facilities
    owned at period end..........              17                 17                --
                                      -----------        -----------       -----------
  Number of spaces at Parking
    Facilities owned at period
    end..........................          16,749             16,749                --
                                      -----------        -----------       -----------
  Funds from Operations(4).......                        $   163,253       $   113,022
                                                         -----------       -----------
  Cash flow from operating
    activities...................                        $   190,756       $    95,960
  Cash flow used for investing
    activities...................                        $(1,592,272)      $  (571,068)
  Cash flow from financing
    activities...................                        $ 1,630,346       $   245,851


                                     EQUITY OFFICE PREDECESSORS (COMBINED HISTORICAL)
                                             FOR THE YEARS ENDED DECEMBER 31,
                                   -----------------------------------------------------
                                      1996          1995          1994          1993
                                   -----------   -----------   -----------   -----------
                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE SHEET DATA:
   (at end of period)
  Investment in real estate after
    accumulated depreciation.....  $ 3,291,815   $ 2,393,403   $ 1,815,160   $ 1,220,268
                                   -----------   -----------   -----------   -----------
  Total assets...................  $ 3,912,565   $ 2,650,890   $ 2,090,933   $ 1,318,644
                                   -----------   -----------   -----------   -----------
  Mortgage debt, unsecured notes
    and lines of credit..........  $ 1,964,892   $ 1,434,827   $ 1,261,156   $   798,897
                                   -----------   -----------   -----------   -----------
  Total liabilities..............  $ 2,174,483   $ 1,529,334   $ 1,350,552   $   845,315
                                   -----------   -----------   -----------   -----------
  Minority interests.............  $    11,080   $    31,587   $     9,283   $   (15,298)
                                   -----------   -----------   -----------   -----------
  Shareholders'/Owners' equity...  $ 1,727,002   $ 1,089,969   $   731,098   $   488,627
                                   -----------   -----------   -----------   -----------
OTHER DATA:
  General and administrative
    expenses as a percentage of
    total revenues...............          4.6%          5.9%          6.5%          7.5%
                                   -----------   -----------   -----------   -----------
  Number of Office Properties
    owned at period end(3).......           83            73            63            48
                                   -----------   -----------   -----------   -----------
  Net rentable square feet of
    Office Properties owned at
    period end (in
    millions)(3).................         29.2          23.1          18.5          13.6
                                   -----------   -----------   -----------   -----------
  Occupancy of Office Properties
    owned at period end(3).......           90%           86%           88%           80%
                                   -----------   -----------   -----------   -----------
  Number of Parking Facilities
    owned at period end..........           10             3            --            --
                                   -----------   -----------   -----------   -----------
  Number of spaces at Parking
    Facilities owned at period
    end..........................        7,321         3,323            --            --
                                   -----------   -----------   -----------   -----------
  Funds from Operations(4).......  $   160,460   $    96,104   $    60,372            --
                                   -----------   -----------   -----------   -----------
  Cash flow from operating
    activities...................  $   165,975   $    93,878   $    73,822            --
  Cash flow used for investing
    activities...................  $  (924,227)  $  (380,615)  $  (513,965)           --
  Cash flow from financing
    activities...................  $ 1,057,551   $   276,513   $   514,923            --

---------------

(1) Includes property operating expenses, real estate taxes, insurance, as well as repair and maintenance expenses.

(2) The column entitled "Company Pro Forma for the year ended December 31, 1997" excludes the effect of any gain (loss) on sales of real estate and extraordinary items.

(3) The pro forma number of Office Properties as of December 31, 1997 includes Office Properties acquired subsequent to December 31, 1997 and Probable Acquisitions.

(4) The White Paper on Funds from Operations approved by the Board of Governors NAREIT in March 1995 defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT, which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions. For a reconciliation of net income and Funds from Operations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Funds from Operations."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     The following discussion and analysis of the consolidated and combined financial condition and results of operations should be read in conjunction with the Consolidated Financial Statements of the Company and the Combined Financial Statements of Equity Office Predecessors and Notes thereto contained herein. All references to the historical activities of the Company prior to July 11, 1997, the date of the Company's IPO, contained in this Management's Discussion and Analysis of Financial Condition and Results of Operations refer to the activities of the Equity Office Predecessors. Terms employed herein as defined terms, but without definition, shall have the meaning set forth in the financial statements. Statements contained in this Management's Discussion and Analysis of Financial Condition and Results of Operations which are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and are included for purposes of complying therewith. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of December 31, 1997.

     On July 11, 1997, following the completion of the IPO and the related formation transactions, the Company owned 90 office properties containing approximately 32.2 million rentable square feet and 14 parking facilities containing 14,785 spaces. During the period from July 11, 1997 to December 31, 1997, the Company acquired an additional 168 office properties containing approximately 33.1 million square feet and three parking facilities containing 1,964 spaces. The aggregate purchase price for these acquisitions was in excess of $6 billion. These acquisitions, which included the successful completion of the merger with Beacon in December, effectively doubled the size of the Company's portfolio in its first six months as a public company, giving it a total of 258 office buildings with approximately 65.3 million rentable square feet, and 17 parking facilities with approximately 16,749 spaces.

     The Company owns substantially all of its assets and conducts substantially all of its business through the Operating Partnership and its subsidiaries. At December 31, 1997, the Company owned, directly or indirectly, approximately 89.5% of the Units.

     In addition to the acquisition activity detailed above, the Company was also active in the capital markets. Below is a schedule of significant capital events which have taken place since the IPO on July 11, 1997 (see "-- Liquidity and Capital Resources" below for the details of these transactions):

     - On July 15, 1997, the Company closed on a $600 million revolving line of Credit (the "$600 Million Credit Facility").

     - On September 3, 1997, the Company completed a private placement of $180 million senior unsecured notes (the "$180 Million Notes Offering").

     - On October 2, 1997, the Company closed on a $1.5 billion unsecured term loan (the "$1.5 Billion Credit Facility" and, together with the $600 Million Credit Facility, the "Credit Facilities").

     - In October 1997, the Company completed two private placements of a total of 9,685,034 Restricted Common Shares.

     - In connection with the Beacon Merger and other acquisitions which took place since the IPO, the Company issued a total of 87,861,544 Common Shares, an additional 17,282,043 Units, 8,000,000 8.98% Series A Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share (the "Series A Preferred Shares") and warrants to purchase 5,000,000 Restricted Common Shares.

     - In February 1998, the Company completed a $1.25 billion private placement of senior unsecured notes (the "$1.25 Billion Notes Offering") and a private placement of $250 million MandatOry Par Put Remarketed Securities ("MOPPRS") (the "$250 Million MOPPRS Offering").

     - In February 1998, the Company completed a $300 million private placement (the "Series B Preferred Offering") of 5.25% Series B Convertible, Cumulative Redeemable Preferred Shares, liquidation preference of $50.00 per share (the "Series B Preferred Shares").

     - In April 1998, the Company completed a $44 million private placement of Restricted Common Shares (the "UIT Offering").

RESULTS OF OPERATIONS

GENERAL

     The following discussion is based primarily on the Consolidated Financial Statements of the Company and the Combined Financial Statements of Equity Office Predecessors, as applicable, as of December 31, 1997 and 1996 and for each of the years ended December 31, 1997, 1996 and 1995.

     The Company receives income primarily from rental revenue from Office Properties (including reimbursements from tenants for certain operating costs), parking revenue from Office Properties and stand-alone Parking Facilities, and, to a lesser extent, fees from noncombined affiliates for the management of the Managed Properties.

     As of December 31, 1997, the Company owned or had an interest in 258 Office Properties totaling approximately 65.3 million square feet, and 17 stand-alone Parking Facilities with approximately 16,749 spaces, including properties acquired through the Beacon Merger (the "Total Portfolio"). Of the Total Portfolio, 71 of these Office Properties, totaling approximately 22.6 million square feet and three Parking Facilities were acquired prior to January 1, 1996; 11 Office Properties, totaling approximately 6.1 million square feet, and seven Parking Facilities were acquired in 1996; and 176 Office Properties, totaling approximately 36.6 million square feet, and seven Parking Facilities were acquired during the year ended December 31, 1997. As a result of this rapid growth in the size of the Total Portfolio, the financial data presented shows large increases in revenues and expenses from year to year. For the foregoing reasons, the Company does not believe its year to year financial data is comparable. Therefore, the analysis below shows changes resulting from Properties that were held during the entire period for the years being compared (the "Core Portfolio") and the changes in Total Portfolio. The Core Portfolio for the comparison between the year ended December 31, 1997 and 1996 consists of 70 Office Properties and three Parking Facilities acquired prior to January 1, 1996. The Core Portfolio for these comparisons excludes Barton Oaks Plaza II, a 118,529 square foot Office Property which was sold in January 1997, 8383 Wilshire, a 417,463 square foot Office Property, which was sold in May 1997, and 28 State Street, a 570,040 square foot Office Property, which was undergoing major redevelopment for the periods discussed. The Core Portfolio for the comparison between the years ended December 31, 1996 and 1995 consists of the 63 Office Properties acquired prior to January 1, 1995. The Core Portfolio for these comparisons includes Barton Oaks Plaza II and 8383 Wilshire.

YEARS ENDED DECEMBER 31, 1997 AND 1996

     The table below represents selected operating information for the Total Portfolio and for the Core Portfolio for the years ended December 31, 1997 and 1996.

                                               TOTAL PORTFOLIO                                CORE PORTFOLIO
                                  -----------------------------------------      -----------------------------------------
                                                        INCREASE/      %                               INCREASE/      %
                                    1997       1996     (DECREASE)   CHANGE        1997       1996     (DECREASE)   CHANGE
                                  --------   --------   ----------   ------      --------   --------   ----------   ------
                                                                      ($ IN THOUSANDS)
Property revenues...............  $733,730   $493,396    $240,334      48.7%     $458,968   $427,936    $ 31,032      7.3%
Interest income.................    13,392      9,608       3,784      39.4%        1,056      1,882        (826)   (43.9)%
Fees from noncombined
  affiliates....................     4,950      5,120        (170)     (3.3)%                     --          --       --
                                  --------   --------    --------    ------      --------   --------    --------    -----
  Total revenues................   752,072    508,124     243,948      48.0%      460,024    429,818      30,206      7.0%
                                  --------   --------    --------    ------      --------   --------    --------    -----
Interest expense................   157,156    119,595      37,561      31.4%       93,606    110,566     (16,960)   (15.3)%
Depreciation and amortization...   136,380     96,237      40,143      41.7%       85,999     84,411       1,588      1.9%
Property operating expenses.....   282,964    201,067      81,897      40.7%      177,972    176,432       1,540      0.9%
General and administrative......    34,891     23,145      11,746      50.7%          N/A        N/A         N/A      N/A
                                  --------   --------    --------    ------      --------   --------    --------    -----
    Total expenses..............   611,391    440,044     171,347      38.9%      357,577    371,409     (13,832)    (3.7)%
                                  --------   --------    --------    ------      --------   --------    --------    -----
Income before allocation to
  minority interests, income
  from investment in
  unconsolidated joint ventures,
  gain on sales of real estate
  and extraordinary items.......   140,681     68,080      72,601     106.6%      102,447     58,409      44,038     75.4%
Minority interests..............    (8,711)    (2,086)     (6,625)   (317.6)%      (1,679)    (1,986)        307     15.5%
Income from unconsolidated joint
  ventures......................     5,155      2,093       3,062     146.3%        2,432      2,093         339     16.2%
Gain on sales of real estate and
  extraordinary items...........    (4,004)     5,338      (9,342)   (175.0)%     (16,311)        --     (16,311)      --
                                  --------   --------    --------    ------      --------   --------    --------    -----
Net income......................  $133,121   $ 73,425    $ 59,696      81.3%     $ 86,889   $ 58,516    $ 28,373     48.5%
                                  ========   ========    ========    ======      ========   ========    ========    =====
Property revenues less property
  operating expenses before
  depreciation, amortization and
  general and administrative
  expenses......................  $450,766   $292,329    $158,437      54.2%     $280,996   $251,504    $ 29,492     11.7%
                                  ========   ========    ========    ======      ========   ========    ========    =====

     Property Revenues. The increase in rental revenues, tenant reimbursements, parking income and other income ("Property Revenues") in the Core Portfolio resulted from a combination of occupancy and rental rate increases. The weighted average occupancy of the Core Portfolio increased from approximately 88.5% at January 1, 1996 to 94.8% as of December 31, 1997. This increase represents approximately 1.4 million square feet of additional occupancy in the Core Portfolio between January 1, 1996 and December 31, 1997. Included in Property Revenues for the Core Portfolio are lease termination fees of approximately $3.7 million and $5.6 million for the years ended December 31, 1997 and 1996, respectively (which are included in the other revenue category on the consolidated and combined statement of operations). These fees are related to specific tenants who have paid a fee to terminate their lease obligations before the end of the contractual term of the lease. Although the Company has historically experienced similar levels of such termination fees, there is no way of predicting the timing or amounts of future lease termination fees. The straight-line rent adjustment which is included in rental revenues for the Core Portfolio for the years ended December 31, 1997 and 1996, was approximately $14.6 million and $13.9 million, respectively. The straight-line rent adjustment which is included in rental revenues for the Total Portfolio for the years ended December 31, 1997 and 1996 was approximately $27.7 million and $18.4 million, respectively. Other income for 1996 also includes approximately $8.8 million relating to the Company's share of a litigation settlement.

     Interest Income. Interest income for the Total Portfolio increased by approximately $3.8 million to $13.4 million for the year ended December 31, 1997, compared to $9.6 million for the year ended December 31, 1996. This increase in interest income is primarily due to having a greater amount of cash reserves invested in short term investments pending investment in property acquisitions prior to the IPO. Prior to the Consolidation, each of the entities involved in the Consolidation needed to maintain separate cash reserves which in the aggregate were higher than the cash reserves the Company anticipates maintaining going forward. Due to the availability of borrowings under the Company's Credit Facilities, the Company currently maintains lower cash reserves which are targeted to be between $25 and $50 million (although the cash balance may at times be more or less in anticipation of pending acquisitions or other transactions). The lower cash balance will result in lower interest income in future periods, however, this loss in income should be offset by savings on interest expense on the Company's Credit Facilities.

     Fees from Noncombined Affiliates. Fees from noncombined affiliates decreased in 1997 from approximately $5.1 million in 1996 to $4.9 million in 1997. These fees are expected to continue to decrease in future periods as the Managed Properties are sold. Fee income for the years ended December 31, 1997 and 1996, of approximately $0.4 million and $1.3 million, respectively, was related to properties which have been sold.

     Interest Expense. Interest expense increased by approximately $37.6 million for the Total Portfolio to $157.2 million for the year ended December 31, 1997 compared to $119.6 million for the year ended December 31, 1996. This increase resulted from having more debt outstanding in 1997. The increase in total debt and the related increase in interest expense was directly related to property acquisitions. While the Company's total debt and total interest expense have increased due to acquisition activity, the total debt as a percentage of total assets decreased from 50% of total assets at December 31, 1996 to 36.5% of total assets at December 31, 1997, and the Company's interest coverage ratio increased from 2.4 times in 1996 to 2.8 times in 1997. In addition, the weighted average interest rate on the Company's debt decreased from approximately 7.7% at December 31, 1996 to approximately 7.2% at December 31, 1997. The decrease in interest expense in the Core Portfolio of $17.0 million is primarily due to the replacement of secured debt with unsecured debt.

     Depreciation and Amortization. Depreciation and amortization increased for the Total Portfolio as a result of properties acquired during 1997 and the recording of substantially all the Company's assets and liabilities at their fair market value in connection with the Consolidation and the Company's IPO.

     The increase in depreciation in the Core Portfolio resulted from the recording of substantially all the Company's assets and liabilities at their fair market value in connection with the Consolidation and the Company's IPO. The decrease in amortization in the Core Portfolio resulted from the write-off of deferred financing and leasing costs at the time of the Consolidation and the Company's IPO.

     Property Operating Expenses. The increase in real estate taxes and insurance, repairs and maintenance, and property operating expenses ("Property Operating Expenses") in the Core Portfolio relates primarily to increases in real estate taxes due to higher property valuations partially offset by real estate tax refunds recorded in the year ended December 31, 1997.

     General and Administrative Expenses. General and administrative expenses for the Total Portfolio increased by approximately $11.8 million to $34.9 million for the year ended December 31, 1997, compared to $23.1 million for the year ended December 31, 1996. General and administrative expenses as a percentage of total revenues was approximately 4.6% for the years ended December 31, 1997 and 1996. The primary reasons for the increase in general and administrative expenses are the significant increase in the size of the Company's portfolio and increased expenses associated with becoming a public company. While general and administrative expenses will continue to increase as the size of the Company's portfolio increases, it is anticipated that general and administrative expenses as a percentage of total revenue will initially remain stable (or increase slightly), as the full costs of running a public company are reflected in operations, and then decrease over time as the Company realizes increased economies of scale.

     Parking Operations. Included in the Total and Core Portfolio selected operating information, for the years ended December 31, 1997 and 1996, are results of operations from the stand-alone Parking Facilities, the summarized information for which is presented below. As of December 31, 1997, the Company owned or had an interest in 17 stand-alone Parking Facilities with approximately 16,749 spaces. Of the Total Portfolio, three Parking Facilities were acquired prior to January 1, 1996; seven Parking Facilities were acquired in 1996; and seven Parking Facilities were acquired during the year ended December 31, 1997. The Core Portfolio for the comparison between the years ended December 31, 1997 and 1996 consist of three Parking Facilities acquired prior to January 1, 1996.

 COMPARISON OF THE YEAR ENDED DECEMBER 31, 1997 TO THE YEAR ENDED DECEMBER 31,
                                      1996

                                    TOTAL PARKING PORTFOLIO                      CORE PARKING PORTFOLIO
                            ---------------------------------------      ---------------------------------------
                                                INCREASE/      %                             INCREASE/      %
                             1997      1996     (DECREASE)   CHANGE       1997      1996     (DECREASE)   CHANGE
                            -------   -------   ----------   ------      -------   -------   ----------   ------
                                                           (DOLLARS IN THOUSANDS)
Property revenues.........  $22,577   $10,203    $12,374     121.3%      $10,238   $ 9,873     $  365       3.7%
Interest income...........      249       141        108      76.6%          239       141         98      69.5%
                            -------   -------    -------     -----       -------   -------     ------     -----
    Total revenues........   22,826    10,344     12,482     120.7%       10,477    10,014        463       4.6%
                            -------   -------    -------     -----       -------   -------     ------     -----
Interest expense..........    5,427     1,814      3,613     199.2%        2,724     1,645      1,079      65.6%
Depreciation and
  amortization............    4,031     1,432      2,599     181.5%        1,708     1,359        349      25.7%
Property operating
  expenses................    5,124     3,152      1,972      62.6%        2,619     3,081       (462)    (15.0)%
                            -------   -------    -------     -----       -------   -------     ------     -----
    Total expenses........   14,582     6,398      8,184     127.9%        7,051     6,085        966      15.9%
                            -------   -------    -------     -----       -------   -------     ------     -----
Income before allocation
  to minority interests
  and income from
  investment in
  unconsolidated joint
  ventures................    8,244     3,946      4,298     108.9%        3,426     3,929       (503)    (12.8)%
Minority interests........     (323)     (252)       (71)    (28.2)%        (323)     (252)       (71)    (28.2)%
Income from unconsolidated
  joint ventures..........    2,461        --      2,461        --            --        --         --        --
                            -------   -------    -------     -----       -------   -------     ------     -----
Net income................  $10,382   $ 3,694    $ 6,688     181.1%      $ 3,103   $ 3,677     $ (574)    (15.6)%
                            =======   =======    =======     =====       =======   =======     ======     =====
Property revenues less
  property operating
  expenses before
  depreciation,
  amortization and general
  and administrative
  expenses................  $17,453   $ 7,051    $10,402     147.5%      $ 7,619   $ 6,792     $  827      12.2%
                            =======   =======    =======     =====       =======   =======     ======     =====

YEARS ENDED DECEMBER 31, 1996 AND 1995

     The table below presents selected operating information for the Total Portfolio and for the Core Portfolio for the years ended December 31, 1996 and 1995.

                                          TOTAL PORTFOLIO                                 CORE PORTFOLIO
                             ------------------------------------------      -----------------------------------------
                                                   INCREASE/       %                               INCREASE/      %
                               1996       1995     (DECREASE)   CHANGE         1996       1995     (DECREASE)   CHANGE
                             --------   --------   ----------   -------      --------   --------   ----------   ------
                                                              (DOLLARS IN THOUSANDS)
Property revenues..........  $493,396   $356,959    $136,437       38.2%     $349,810   $327,017    $ 22,793       7.0%
Interest income............     9,608      8,599       1,009       11.7%           --         --          --        --
Fees from noncombined
  affiliates...............     5,120      5,899        (779)     (13.2)%          --         --          --        --
                             --------   --------    --------    -------      --------   --------    --------    ------
    Total revenues.........   508,124    371,457     136,667       36.8%      349,810    327,017      22,793       7.0%
                             --------   --------    --------    -------      --------   --------    --------    ------
Interest expense...........   119,595    100,566      19,029       18.9%       85,225     85,371        (146)     (0.2)%
Depreciation and
  amortization.............    96,237     74,156      22,081       29.8%       71,969     68,226       3,743       5.5%
Property operating
  expenses.................   201,067    151,488      49,579       32.7%      143,511    137,103       6,408       4.7%
General and
  administrative...........    23,145     21,987       1,158        5.3%           --         --          --        --
Provision for value
  impairment...............        --     20,248     (20,248)    (100.0)%          --     20,248     (20,248)   (100.0)%
                             --------   --------    --------    -------      --------   --------    --------    ------
    Total expenses.........   440,044    368,445      71,599       19.4%      300,705    310,948     (10,243)     (3.3)%
                             --------   --------    --------    -------      --------   --------    --------    ------
Income before allocation to
  minority interests,
  income from investment in
  unconsolidated joint
  ventures, gain on sales
  of real estate and
  extraordinary items......    68,080      3,012      65,068    2,160.3%       49,105     16,069      33,036     205.6%
Minority interests, net of
  extraordinary gain of
  $20,035 in 1995 for the
  total and core
  portfolios...............    (2,086)    (2,129)         43        2.0%       (1,733)    (2,023)        290      14.3%
Income from unconsolidated
  joint ventures...........     2,093      2,305        (212)      (9.2)%       2,093      2,305        (212)     (9.2)%
Gain on sales of real
  estate and extraordinary
  items....................     5,338     31,271     (25,933)     (82.9)%          --     31,271     (31,271)   (100.0)%
                             --------   --------    --------    -------      --------   --------    --------    ------
Net income.................  $ 73,425   $ 34,459    $ 38,966      113.1%     $ 49,465   $ 47,622    $  1,843       3.9%
                             ========   ========    ========    =======      ========   ========    ========    ======
Property revenues less
  property operating
  expenses before
  depreciation,
  amortization and general
  and administrative
  expenses.................  $292,329   $205,471    $ 86,858       42.3%     $206,299   $189,914    $ 16,385       8.6%
                             ========   ========    ========    =======      ========   ========    ========    ======

     Property Revenues. The increase in Property Revenues in the Core Portfolio resulted from a combination of occupancy and rental rate increases. The weighted average occupancy of the Core Portfolio increased from approximately 87.5% at January 1, 1995 to 94.3% as of December 31, 1996. This increase represents approximately 1.3 million square feet of additional occupancy in the Core Portfolio between January 1, 1995 and December 31, 1996. Included in Property Revenues for the Core Portfolio are lease termination fees of $5.6 million and $5.0 million for the years ended December 31, 1996 and 1995, respectively (these amounts are included in the other revenue category on the combined statements of operations). These fees are related to specific tenants who have paid a fee to terminate their lease obligations before the end of the contractual term of the lease. Although the Company has historically experienced similar levels of such termination fees, there is no way of predicting the timing or amounts of future lease termination fees. The straight-line rent adjustment which is included in rental revenues for the Core Portfolio for the years ended December 31, 1996 and 1995, was approximately $6.8 million and $10.5 million, respectively. The straight-line rent adjustment which is included in rental revenues for the Total Portfolio for the years ended December 31, 1996 and 1995, was approximately $18.4 million and $12.7 million, respectively. Other income for 1996 also includes approximately $8.8 million relating to the Company's share of a litigation settlement.

     Interest Income. Interest income for the Total Portfolio increased by approximately $1.0 million to $9.6 million for the year ended December 31, 1996 compared to $8.6 million for the year ended December 31, 1995. This increase in interest income is due primarily to having a larger amount of cash invested in short term investments pending the purchase of new acquisitions.

     Fees from Noncombined Affiliates. Fee income from the Managed Properties for the Total Portfolio decreased as a result of disposition activities in 1995 and 1996 which reduced the number of properties being managed.

     Interest Expense. Interest expense increased by approximately $19.0 million for the Total Portfolio to $119.6 million for the year ended December 31, 1996 compared to $100.6 million for the year ended December 31, 1995. This increase was primarily the result of increased debt obtained to finance acquisitions.

     Depreciation and Amortization. The increase in depreciation and amortization in the Core Portfolio was related to depreciation of capital and tenant improvements made at properties in the Core Portfolio in 1995 and 1996 and the amortization of leasing commissions and loan fees paid during that time period.

     Property Operating Expenses. The increase in Property Operating Expenses in the Core Portfolio resulted from an increase in maintenance expenses in 1996 and real estate tax refunds received in 1995, with approximately $1.9 million relating to a single property, which reduced the tax expense in 1995.

     General and Administrative. General and administrative expenses increased by approximately $1.1 million to $23.1 million for the year ended December 31, 1996 compared to $22.0 million for the year ended December 31, 1995. General and administrative expenses as a percentage of total revenues was approximately 4.6% and 5.9% for the years ended December 31, 1996 and 1995, respectively. While general and administrative expenses will continue to increase as the size of the Company's portfolio increases, it is anticipated that general and administrative expenses as a percentage of total revenues will initially remain stable (or increase slightly), as the full costs of running a public company are reflected in operations, and then decrease over time as the Company realizes increased economies of scale.

     Provision for Value Impairment. During 1995, the Financial Accounting Standards Board issued Statement No. 121 "Accounting for the Impairment of Long-Lived Assets to Be Disposed Of" which established accounting standards for the evaluation of the potential impairment of such assets. This statement was adopted by Equity Office Predecessors as of January 1, 1995. Rental properties are individually evaluated for impairment when conditions exist which may indicate that it is probable that the sum of expected future cash flows (on an undiscounted basis) from a rental property are less than its historical net cost basis. Upon determination that a permanent impairment has occurred, rental properties are reduced to their fair value. As a result of cash deficits, San Felipe Plaza was evaluated for impairment and accordingly, during the year ended December 31, 1995, Equity Office Predecessors recorded a provision for value impairment of approximately $20.2 million, of which $17.5 million related to the adjustment of investment in real estate and approximately $2.7 million related to unamortized lease acquisition costs.

     Parking Operations. Included in the Total Portfolio numbers above are results of operations from the stand-alone Parking Facilities, the summarized information for which is presented below. As of December 31, 1996, the Company owned or had an interest in 10 stand-alone Parking Facilities with approximately 7,144 spaces. During the year ended December 31, 1995, the Company acquired three Parking Facilities with approximately 3,128 spaces. Of the Total Parking Portfolio, there were no Parking Facilities acquired prior to January 1, 1995, therefore there is not a Core Portfolio for comparison purposes.

                                                               TOTAL PARKING
                                                                 PORTFOLIO
                                                                YEARS ENDED
                                                                DECEMBER 31,
                                                              ----------------
                                                               1996      1995
                                                              -------   ------
                                                                (DOLLARS IN
                                                                 THOUSANDS)
Property revenues...........................................  $10,203   $5,391
Interest income.............................................      141       17
                                                              -------   ------
  Total Revenues............................................   10,344    5,408
                                                              -------   ------
Interest expense............................................    1,814      937
Depreciation and amortization...............................    1,432      722
Property operating expenses.................................    3,152    1,797
                                                              -------   ------
  Total expenses............................................    6,398    3,456
                                                              -------   ------
Income before allocation to minority interests..............    3,946    1,952
Minority interests..........................................     (252)      --
                                                              -------   ------
Net income..................................................  $ 3,694   $1,952
                                                              =======   ======
Property revenues less property operating expenses before
  depreciation, amortization and general and administrative
  expenses..................................................  $ 7,051   $3,594
                                                              =======   ======

     Dispositions of Property. Equity Office Predecessors sold two Office Properties in 1997: Barton Oaks Plaza II (118,529 net rentable square feet) was sold in January 1997 and 8383 Wilshire (417,463 net rentable square feet) was sold in May 1997. In January 1996, Equity Office Predecessors sold the condominium portion, comprised of a 210-room hotel, at Three Lakeway, a mixed-use property. Below is a summary of the operations of these Office Properties for the years ended December 31, 1997, 1996 and 1995.

                                                             YEARS ENDED DECEMBER 31,
                                                            --------------------------
                                                             1997      1996     1995
                                                            -------   ------   -------
                                                              (DOLLARS IN THOUSANDS)
Property revenues.........................................  $ 3,246   $9,959   $ 9,445
                                                            -------   ------   -------
Interest expense..........................................       36      956     4,910
Depreciation and amortization.............................      451    2,286     2,262
Property operating expenses...............................    1,468    4,869     3,068
                                                            -------   ------   -------
  Total expenses..........................................    1,955    8,111    10,240
                                                            -------   ------   -------
Income before gain on sales of real estate and
  extraordinary items.....................................    1,291    1,848      (795)
Gain on sales of real estate and extraordinary items......   13,088    5,338        --
                                                            -------   ------   -------
Net income (loss).........................................  $14,379   $7,186   $  (795)
                                                            =======   ======   =======
Property revenues less property operating expenses before
  depreciation, amortization and general and
  administrative expenses.................................  $ 1,778   $5,090   $ 6,377
                                                            =======   ======   =======

LIQUIDITY AND CAPITAL RESOURCES

LIQUIDITY

     Net cash provided from operations represents the primary source of liquidity to fund distributions, debt service, recurring capital costs and non-revenue enhancing tenant improvements. Prior to the IPO, the Company made annual distributions equal to approximately 100% of taxable income. Cash generated in excess of taxable income (resulting primarily from non-cash items such as depreciation and amortization) was retained for working capital and to fund capital improvements and non-revenue enhancing tenant improvements. The Company intends to make regular quarterly distributions to holders of Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Common Shares and Units. The distribution rates for the Preferred Shares are as follows: for each Series A Preferred Share 8.98% per annum ($2.245 per share), for each Series B Preferred Share 5.25% per annum ($2.625 per share) and for each Series C Preferred Share the rate set forth on the cover page of this Prospectus. The current distribution rate for each Common Share and Unit is $1.28 per annum per Common Share and Unit.

     The Company intends to fund recurring capital costs and non-revenue enhancing tenant improvements from cash from operations and draws under the Credit Facilities. The Company has no contractual obligations for material capital costs, other than the Probable Acquisitions, a $38 million development commitment and those obligations in connection with customary tenant improvements in the ordinary course of business. The Company also expects that the Credit Facilities will provide for temporary working capital, unanticipated cash needs, and funding of acquisitions.

     The anticipated size of the Company's distributions will not allow the Company, using only cash from operations, to retire all of its debt as it comes due and, therefore, the Company will be required to repay maturing debt with funds from debt and/or equity financing.

DEBT FINANCING

     The table below summarizes the mortgage debt, unsecured notes and credit facility indebtedness outstanding at December 31, 1997 and 1996, including a net premium on mortgage debt (net of accumulated amortization of approximately $2.1 million) of approximately $1.2 million recorded in connection with the Company's Consolidation and debt assumed in connection with certain of the Company's acquisitions.

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  1997           1996
                                                              ------------   ------------
                                                                (DOLLARS IN THOUSANDS)
Debt Summary:
Balance
  Fixed rate................................................   $2,219,496     $1,304,075
  Variable rate.............................................    2,064,821        660,817
                                                               ----------     ----------
     Total..................................................   $4,284,317     $1,964,892
                                                               ==========     ==========
Percent of total debt:
  Fixed rate................................................         51.8%          66.4%
  Variable rate.............................................         48.2%          33.6%
                                                               ----------     ----------
     Total..................................................        100.0%         100.0%
                                                               ==========     ==========
Weighted average interest
Rate at end of period:
  Fixed rate................................................          7.5%           7.9%
  Variable rate.............................................          6.9%           7.3%
                                                               ----------     ----------
     Weighted average.......................................          7.2%           7.7%
                                                               ==========     ==========

     The variable rate debt shown above bore interest at a 30-day LIBOR-based floating interest rate. The 30-day LIBOR at December 31, 1997 was 5.7188% resulting in a weighted average spread over LIBOR at December 31, 1997 of approximately 1.2%.

MORTGAGE FINANCING

     Immediately prior to the IPO, the Company had approximately $1.94 billion of mortgage financing outstanding of which $1.38 billion was fixed rate financing and $560 million was variable rate financing. The Company utilized the net IPO proceeds of $564.5 million and approximately $33.9 million of cash on hand to repay $253.1 million of fixed rate mortgage financing and $345.3 million of variable rate mortgage debt. In

October 1997, the Company closed on the $1.5 Billion Credit Facility and used approximately $236 million of the proceeds to repay the majority of the Company's remaining variable rate mortgage debt outstanding at that time. The Company also assumed approximately $627.5 million of secured debt (excluding the Company's share of unconsolidated secured debt of approximately $92.4 million) in connection with the Beacon Merger, $248.3 million of secured debt in connection with the Wright Runstad Acquisition and $14.7 million of secured debt in connection with other acquisitions. In addition, in December 1997, the Company obtained an $80 million mortgage loan on the three Properties located in New Orleans. The proceeds from this loan were used to repay a portion of the $600 Million Credit Facility. As of December 31, 1997, the Company's total mortgage debt (excluding the Company's share of unconsolidated debt of approximately $92.4 million) consisted of approximately $2.0 billion of fixed rate debt with a weighted average interest rate of approximately 7.53% and $23.5 million of variable rate debt bearing interest at the 30-day LIBOR plus 1%. The Company's mortgage debt as of December 31, 1997 will mature as follows:

                                                                (DOLLARS IN THOUSANDS)
                                                                ----------------------
1998........................................................          $   83,792
1999........................................................              52,908
2000........................................................             151,236
2001........................................................             432,962
2002........................................................              69,584
Thereafter..................................................           1,271,378
                                                                      ----------
  Subtotal..................................................           2,061,860
Net premium (net of accumulated amortization of $2.1
  million)..................................................               1,157
                                                                      ----------
  Total.....................................................          $2,063,017
                                                                      ==========

     The instruments encumbering the properties restrict transfer of the properties, prohibit liens and require payment of taxes on the property, maintenance of the property in good condition, maintenance of insurance on the property and lender consent to leases with material tenants.

CREDIT FACILITIES

     Lines of Credit. On July 15, 1997, the Company obtained the $600 Million Credit Facility to be used for acquisitions and other general corporate purposes. Amounts were drawn on the $600 Million Credit Facility to repay the balance outstanding on the Equity Office Predecessors credit facility which was terminated when the $600 Million Credit Facility was obtained. The $600 Million Credit Facility matures on July 15, 2000. The Company paid a commitment fee of approximately $1.0 million at the closing of the facility. Prior to the Company obtaining an investment grade credit rating on its unsecured debt of BBB- or Baa3 or better from two or more credit rating agencies, the $600 Million Credit Facility initially bore interest at LIBOR plus 110 basis points, and required payment of a quarterly unused commitment fee between .15% and .25% of the unused portion of the facility, depending on the average unfunded balance of the facility during the quarter. In November 1997, the facility was amended and the interest rate was reduced to LIBOR plus 100 basis points. In December 1997, the Operating Partnership, through which the Company issues its indebtedness, received an investment grade credit rating on its senior unsecured debt from Moody's (Baa1), Duff & Phelps (BBB+) and Standard & Poor's (BBB). Per the terms of the facility, these credit ratings resulted in the interest rate on the $600 Million Credit Facility being reduced from LIBOR plus 100 basis points to LIBOR plus 60 basis points, and the unused commitment fee was replaced with a facility fee equal to .20% per annum. In addition, a competitive bid option, whereby the lenders participating in the facility bid on the interest rate to be charged, became available for up to $250 million of the $600 Million Credit Facility. As of December 31, 1997, the balance of the $600 Million Credit Facility was approximately $559 million. Subsequent to year end, the Company repaid $509 million of the $600 Million Credit Facility with available cash and the proceeds of the $1.25 Billion Notes Offering, the $250 Million MOPPRS Offering and the Series B Preferred Offering, leaving a balance of $50 million outstanding as of March 31, 1998.

     Term Loan Facility. In October 1997, the Company obtained the $1.5 Billion Credit Facility. The $1.5 Billion Credit Facility is available for the acquisition of properties and general corporate purposes. The $1.5 Billion
Credit Facility carried an interest rate equal to LIBOR plus 100 basis points subject to an increase or decrease upon the receipt of an investment grade unsecured debt rating. As mentioned above, the Operating Partnership received investment grade credit ratings in December 1997, resulting in a reduction in the interest rate to LIBOR plus 80 basis points. The $1.5 Billion Credit
Facility matures on July 1, 1998, and may be extended to October 1, 1998. The Company paid an underwriting fee on the $1.5 Billion Credit Facility at closing of approximately $4.9 million. In addition, an unused commitment fee is payable quarterly in arrears based upon the unused amount of the $1.5 Billion Credit Facility as follows: .15% per annum if the unused amount is between 0% to 33%;
 .20% per annum if the unused amount is more than 33% but less than 66%; .25% per annum if the unused amount is greater than 66%. In October 1997, the Company used approximately $236 million of proceeds from the $1.5 Billion Credit
Facility to repay the majority of the variable rate property mortgage indebtedness outstanding. The Company repaid $150 million on the $1.5 Billion Credit Facility with proceeds from the $200 million private placement of Common Shares in October 1997. Under the terms of the $1.5 Billion Credit Facility, any amounts repaid cannot be drawn. In addition, amounts were drawn from the $1.5 Billion Credit Facility for property acquisitions and general corporate purposes. As of December 31, 1997, the outstanding balance on the $1.5 Billion Credit Facility was approximately $1.044 billion. Subsequent to December 31, 1997, the entire $1.044 billion outstanding was repaid with proceeds received from the issuance of the Series B Preferred Offering, the $1.25 Billion Notes Offering and the $250 Million MOPPRS Offering. The amount available to draw under the $1.5 Billion Credit Facility as of March 31, 1998 was approximately $306 million.

     Beacon Lines of Credit. The Company assumed $533 million in unsecured debt in connection with the Beacon Merger relating to the outstanding balance of the Beacon lines of credit at the time of the closing of the Beacon Merger. The Company repaid $95 million of the Beacon lines prior to December 31, 1997 and repaid the remaining balance of the lines in February 1998 with the proceeds of the $1.25 Billion Notes Offering, the $250 Million MOPPRS Offering and the Series B Preferred Offering. The lines were terminated upon repayment in February 1998.

UNSECURED NOTES

     $180 Million Notes Offering. In September 1997, the Company completed the $180 Million Notes Offering with an unaffiliated party. The terms of the $180 Million Notes Offering consist of four tranches with maturities from seven to 10 years which were priced at an interest rate spread over the corresponding Treasury rate. The Company used the proceeds of these notes to repay a portion of the $600 Million Credit Facility. In addition, the Company terminated $150 million of the $700 million of hedge agreements described below at a cost of approximately $3.9 million for the $180 Million Notes Offering. This amount will be amortized to interest expense over the respective term of each tranche.

     $1.25 Billion Notes Offering. In February 1998, the Company completed the private placement of the $1.25 Billion Notes Offering. The $1.25 Billion Notes Offering consists of four tranches with maturities of five to 20 years.

     $250 Million MandatOry Par Put Remarketed Securities Offering. In February 1998, the Company issued $250 million of 6.376% MOPPRS due February 15, 2012, which are subject to mandatory tender on February 15, 2002.

     The table below summarizes the Company's senior unsecured notes as of March 31, 1998:

                                                                         STATED   EFFECTIVE
                       TRANCHE                              AMOUNT        RATE     RATE(A)
                       -------                          --------------   ------   ---------
 4 Year MOPPRS due 2002...............................  $  250,000,000   6.38%      6.42%
 5 Year Notes due 2003................................     300,000,000   6.38%      6.77%
 7 Year Notes due 2004................................      30,000,000   7.24%      7.24%
 7 Year Notes due 2005................................     400,000,000   6.63%      7.06%
 8 Year Notes due 2005................................      50,000,000   7.36%      7.67%
 9 Year Notes due 2006................................      50,000,000   7.44%      7.73%
10 Year Notes due 2007................................      50,000,000   7.42%      7.69%
10 Year Notes due 2008................................     300,000,000   6.75%      7.03%
20 Year Notes due 2018................................     250,000,000   7.25%      7.56%
                                                        --------------   -----      -----
                                                        $1,680,000,000   6.74%      7.04%
                                                        ==============   =====      =====

---------------
(A) Includes the cost of the terminated interest rate protection agreements and offering and transaction costs.

     On March 5, 1998, the Operating Partnership filed a registration statement (the "Exchange Offer Registration Statement") relating to a registered offer to exchange the senior unsecured notes issued in the $180 Million Notes Offering, the $1.25 Billion Notes Offering and the $250 Million MOPPRS Offering for registered securities of the Operating Partnership with terms identical in all material respects to the terms of the existing Notes.

     Interest Rate Protection Agreements. In order to limit the market risk associated with variable rate debt, the Company entered into several interest rate protection agreements. These agreements effectively converted floating rate debt to a fixed rate basis, as well as hedged anticipated financing transactions. Net amounts paid or received under these agreements are recognized as an adjustment to interest expense when such amounts were incurred or earned. Settlement amounts paid or received under these agreements are deferred and amortized as an adjustment to interest expense over the term of the related financing transaction on the straight-line method which approximates the effective yield method. A summary of the various interest rate hedge agreements is as follows: (1) On June 4, 1997, the Company entered into interest rate protection agreements with major U.S. financial institutions for $700 million of indebtedness. As a result of this arrangement, the Company essentially "locked into" U.S. Treasury rates in effect as of June 4, 1997, for $700 million in indebtedness. In August 1997, the Company terminated $150 million of the $700 million of hedge agreements at a cost of $3.9 million. The terminated agreements pertained to the $180 Million Notes Offering. The portion of the $180 Million Notes Offering protected by these agreements consisted of three tranches with maturities of eight, nine and ten years, respectively. (2) On October 6, 1997, the Company entered into an additional $450 million of interest rate protection agreements with major U.S. financial institutions based on the U.S. Treasury rates in effect as of that date. In connection with the $1.25 Billion Notes Offering and the $250 Million MOPPRS Offering, the Company terminated $700 million of hedge agreements at a cost of approximately $32.6 million. The cost of the terminated hedge agreements will be amortized to interest expense over the respective terms of each tranche. The Company terminated the remaining $300 million of hedge agreements in 1998 at a cost of approximately $7.4 million which will be reflected as an extraordinary loss. (3) Equity Office Predecessors entered into an interest rate swap agreement in October 1995 which effectively fixed the interest rate on a $93.6 million loan at 6.94% through the maturity of the loan on June 30, 2000.

     Equity Office Predecessors sold several interest rate protection agreements (aggregating $173 million of LIBOR based agreements) in June 1997 at a cost of approximately $1.1 million.

     Restrictions and Covenants. Agreements or instruments relating to the $600 Million Credit Facility, the $180 Million Notes Offering, the $1.5 Billion Credit Facility, the $1.25 Billion Notes Offering and the $250 Million MOPPRS Offering contain certain restrictions and requirements regarding total debt to assets ratios, secured debt to total assets ratios, debt service coverage ratios, minimum ratio of unencumbered assets to unsecured debt and other limitations.

EQUITY ISSUANCES

     Below is a summary of the equity securities issued in connection with various transactions occurring from and after the IPO:

     - At the time of the IPO, the Company issued 151,678,030 Common Shares and the Operating Partnership issued an additional 11,877,647 Units.

     - In October 1997, the Company completed two private placements of a total of 9,685,034 Restricted Common Shares.

     - The Operating Partnership issued 5,958,030 Units in connection with various acquisitions during 1997 (excluding the Wright Runstad Acquisition).

     - On December 17, 1997, the Company purchased a portfolio of 10 properties from an affiliate of Wright Runstad and Company, and also made a 30% noncontrolling investment in Wright Runstad Asset Limited Partnership, a development and property management company. The Company issued 3,435,688 Common Shares and the Operating Partnership issued an additional 2,753,127 Units in connection with this transaction. In addition, the Company issued five-year warrants to purchase an additional 5,000,000 Restricted Common Shares at a price of $39.375 per share.

     - On December 19, 1997, the Company completed the Beacon Merger. In connection with the merger, the Company issued 80,596,117 Common Shares and, 8,000,000 Series A Preferred Shares with a liquidation preference of $25 per share and the Operating Partnership issued an additional 8,570,886 Units. In addition, the Company assumed the obligation to issue 4,732,822 additional Common Shares upon exercise of Beacon stock options, of which 3,829,739 Common Shares had been issued as of December 31, 1997.

     - During the year, the Company also issued 298,000 restricted Common Shares to senior executives, and 5,055 Common Shares to trustees as compensation.

     - In February 1998, the Company completed the Series B Preferred Offering. The Series B Preferred Shares are convertible at any time at the option of the holder to Common Shares at a conversion price of $35.70 per Common Share (equivalent to a conversion ratio of 1.40056 Common Shares for each Series B Preferred Share). The Series B Preferred Shares are non-callable for five years with a mandatory call in 2008. The annual distribution of $2.625 per share will be paid in quarterly distributions of $.65625. Proceeds from the Series B Preferred Offering were used to pay down amounts outstanding under the Credit Facilities.

     - In April 1998, the Company sold 1,628,009 Restricted Common Shares to Merrill Lynch, Pierce, Fenner & Smith Incorporated in the UIT Offering. Merrill Lynch, Pierce, Fenner & Smith Incorporated deposited these Restricted Common Shares with the trustee of the Equity Investor Fund Cohen & Steers Realty Majors Portfolio (A Unit Investment Trust) (the "UIT") in exchange for units in the UIT. The Company used the net proceeds from the UIT Offering to pay down amounts outstanding under the Credit Facilities.

CASH FLOWS

YEARS ENDED DECEMBER 31, 1997 AND 1996

     For discussion purposes, the cash flows for the year ended December 31, 1997 combine the cash flows of Equity Office Predecessors for the period January 1, 1997 to July 10, 1997 and the cash flows of the Company for the period July 11, 1997 to December 31, 1997. The cash flows for the year ended December 31, 1996 represent solely the cash flows of Equity Office Predecessors. Consequently, the comparison of the periods provides only limited information regarding the cash flows of the Company.

     Cash and cash equivalents decreased by approximately $181.5 million, to approximately $228.9 million at December 31, 1997, compared to $410.4 million at December 31, 1996. This decrease was the result of approximately $2.2 billion invested in new acquisitions, capital and tenant improvements, and payment of leasing commissions reduced by approximately $286.7 million of cash generated by operations and $1.9 billion generated from financing activities (including the $181.1 million contributed by Equity Office Predecessors). Net cash provided by operating activities increased by approximately $120.7 million to approximately $286.7 million from $166.0 million primarily due to the additional cash flow generated by the increase in the number of properties owned. Net cash used for investing activities increased by approximately $1.3 billion from $0.9 billion to $2.2 billion mainly due to an increase in the amount of real estate assets purchased during the year ended December 31, 1997 compared to the year ended December 31, 1996. Net cash provided by financing activities increased by approximately $0.8 billion from $1.1 billion to $1.9 billion due to net proceeds from the sale of common stock, an increase in proceeds from lines of credit and unsecured notes, partially offset by a decrease in proceeds from mortgage notes and an increase in principal payments on mortgage notes and lines of credit.

YEARS ENDED DECEMBER 31, 1996 AND 1995

     Cash and cash equivalents increased by approximately $299.3 million, to approximately $410.4 million at December 31, 1996, compared to $111.1 million at December 31, 1995. This increase was the result of $166 million of cash generated by operations, $1.1 billion generated from financing activities, reduced by $924.2 million invested in new acquisitions, capital and tenant improvements, and payment of leasing commissions. Net cash provided by operating activities increased by $72.1 million from $93.9 million to $166.0 million primarily due to the additional cash flow generated by the increase in the number of properties owned. Net cash used for investing activities increased by $543.6 million from $380.6 million to $924.2 million mainly due to an increase in the amount of real estate assets purchased during 1996 compared to 1995. Net cash provided by financing activities increased by $781.1 million from $276.5 million to $1.1 billion due to an increase in capital contributions and to an increase in proceeds received on mortgage notes, and a net decrease in principal payments on mortgage notes and revolving lines of credit offset in part by distributions to minority interest partners.

CAPITAL IMPROVEMENTS

     The Company has a history of acquiring and repositioning undercapitalized and poorly managed properties, many of which have required significant capital improvements due to deferred maintenance and/or required substantial renovation to enable them to compete effectively. A number of the properties also have had significant amounts of shell space requiring build out at the time of acquisition. The Company takes these capital improvements and revenue enhancing tenant improvements into consideration at the time of acquisition in determining the amount of equity and debt financing required to purchase the property and fund the improvements. Therefore, capital improvements made during the first five years after acquisition of these properties are treated separately from typical recurring capital expenditures, non-revenue enhancing tenant improvements and leasing commissions required once these properties have reached stabilized occupancy, and deferred maintenance and renovations planned at the time of acquisition have been completed. Capital improvements (including tenant improvements and leasing commissions for shell space) for the years ended December 31, 1997, 1996 and 1995 were approximately $78.0 million, $100.3 million and $48.8 million, respectively or $1.19, $3.49 and $2.16 per square foot, respectively. These amounts include approximately $31.2 million, $47.3 million and $16.8 million for the years ended December 31, 1997, 1996 and 1995, respectively, for the redevelopment of the 28 State Street Building.

     The Company considers capital expenditures to be recurring expenditures relating to the ongoing maintenance of the Office Properties. The table below summarizes capital expenditures for the years ended

December 31, 1997, 1996 and 1995. The capital expenditures set forth below are not necessarily indicative of future capital expenditures.

                                                            DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                                1997            1996            1995
                                                            ------------    ------------    ------------
Number of Office Properties.............................         258              81              71
Rentable Square Feet (in millions)......................        65.3            28.7            22.6
Annual Capital Expenditures per square foot.............        $.08            $.16            $.14

TENANT IMPROVEMENTS AND LEASING COMMISSION COSTS

     The Company distinguishes its tenant improvements and leasing commissions between those that are revenue enhancing (i.e., required for space which is vacant at the time of acquisition or that has been vacant for nine months or more) and non-revenue enhancing (i.e., required to maintain the revenue being generated from currently leased space). The table below summarizes the revenue enhancing and non-revenue enhancing tenant improvements and leasing commissions for the years ended December 31, 1997, 1996 and 1995. The number of Office Properties shown below for all periods presented excludes Barton Oaks Plaza II and 8383 Wilshire which were sold in January 1997 and May 1997, respectively. The tenant improvement and leasing commission costs set forth below are presented on an aggregate basis and do not reflect significant regional variations and, in any event, are not necessarily indicative of future tenant improvement and leasing commission costs:

                                                        DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                                                            1997              1996              1995
                                                        ------------      ------------      ------------
Number of Office Properties...........................       258                81                71
Rentable square feet (in millions)....................        65.3              28.7              22.6
Revenue enhancing tenant improvements and leasing
  commissions:
  Amounts (in thousands)..............................   $18,272           $31,534           $20,981
  Per square foot improved............................   $    19.74(1)     $    30.26(2)     $    22.89
  Per total square foot...............................   $      .27(1)     $     1.10(2)     $      .93
Non-revenue enhancing tenant improvements and leasing
  commissions:
Renewal space
  Amounts (in thousands)..............................   $ 8,334           $15,486           $10,008
  Per square foot improved............................   $     5.73(1)     $     6.79(2)     $     7.82
  Per total square foot...............................   $      .12(1)     $      .54(2)     $      .44
Retenanted space
  Amounts (in thousands)..............................   $14,806           $31,987           $ 8,446
  Per square foot improved............................   $    15.10(1)     $    20.64(2)     $    19.80
  Per square foot total...............................   $      .22(1)     $     1.11(2)     $      .37
                                                         ----------        ----------        ----------
Total non-revenue enhancing (in thousands)............   $23,140           $47,473           $18,454
Per square foot improved..............................   $     9.50(1)     $    12.39        $    10.81
Per total square foot.................................   $      .35(1)     $     1.65        $      .81

---------------
(1) The per square foot calculations as of December 31, 1997 are calculated taking the total dollars anticipated to be expended on tenant improvements for tenants taking occupancy during the year ended December 31, 1997, divided by the total square footage being improved or total building square footage. The actual amounts expended as of December 31, 1997 for revenue enhancing and non-revenue enhancing renewal and released space were $18.4 million, $12.4 million and $33.5 million, respectively.

(2) The per square foot calculations as of December 31, 1996 are calculated taking the total dollars anticipated to be expended on tenant improvements in process at December 31, 1996, divided by the total square footage being improved or total building square footage. The actual amounts expended as of December 31, 1996 for revenue enhancing and non-revenue enhancing renewal and retenanted space were approximately $30.6 million, $14 million and $20.8 million, respectively.

YEAR 2000

     The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

     The Company does not believe that the impact of the recognition of the year 2000 by its information and operating technology systems will have a material adverse effect on the Company's financial condition or results of operations. The majority of any necessary system changes will be upgraded in the normal course of business. The Company has initiated formal communications with all of its significant suppliers to determine the extent to which the Company's interface systems are vulnerable to those third parties' failure to remediate their own year 2000 issues. There can be no guarantee that the systems of other companies on which the Company's systems rely will be timely converted or would not have an adverse effect on the Company's systems.

INFLATION

     Substantially all of the office leases require the tenant to pay, as additional rent, a portion of any increases in real estate taxes (except, in the case of certain California leases, which limit the ability of the landlord to pass through to the tenants the effect of increased real estate taxes attributable to a sale of real property interests) and operating expenses over a base amount. In addition, many of the office leases provide for fixed increases in base rent or indexed calculations (based on the Consumer Price Index or other measures). The Company believes that inflationary increases in expenses will be offset, in part, by the expense reimbursements and contractual rent increases described above.

FUNDS FROM OPERATIONS

     Management of the Company believes Funds from Operations, as defined by NAREIT, to be an appropriate measure of performance for an equity REIT. While Funds from Operations is a relevant and widely used measure of operating performance of equity REITs, it does not represent cash flow from operations or net income as defined by generally accepted accounting principles ("GAAP"), and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance of the Company.

     The following table reflects the calculation of the Company's and Equity Office Predecessor's combined Funds from Operations for the years ended December 31, 1997, 1996 and 1995 on an historical basis.

                                                                       YEARS ENDED DECEMBER 31,
                                                                --------------------------------------
                                                                   1997           1996         1995
                                                                -----------    ----------    ---------
                                                                        (DOLLARS IN THOUSANDS)
Income before income from investment in unconsolidated joint ventures, gain on sales of real estate, extraordinary
  items and minority interests..............................    $   140,681    $   68,080    $   3,012
Add back (deduct):
  (Income) allocated to minority interests..................         (1,701)       (2,086)      (2,129)
  Income from investment in unconsolidated joint ventures...          5,155         2,093        2,305
  Provision for value impairment............................             --            --       20,248
  Depreciation and amortization (real estate related).......        130,465        92,373       72,668
  Net amortization of loan premiums and discounts...........          2,324            --           --
  Preferred dividends.......................................           (649)           --           --
                                                                -----------    ----------    ---------
Funds from Operations before effect of adjusting
  straight-line rental revenue and expenses included in
  Funds from Operations to a cash basis(1)..................        276,275       160,460       96,104
                                                                -----------    ----------    ---------
  Deferred rental revenue...................................        (27,740)      (18,427)     (12,663)
  Deferred rental expense...................................          2,206           788           --
                                                                -----------    ----------    ---------
Funds from Operations excluding straight-line rental revenue
  and expense adjustments...................................    $   250,741    $  142,821    $  83,441
                                                                ===========    ==========    =========
Cash Flow provided by (used for):
  Operating Activities......................................    $   286,714    $  165,975    $  93,878
  Investing Activities......................................    $(2,163,340)   $ (924,227)   $(380,615)
  Financing Activities(2)...................................    $ 1,876,197    $1,057,551    $ 276,513
  Ratio of earnings to combined fixed charges and preferred
    share distributions.....................................           1.81          1.49         1.21

---------------
(1) The White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995 defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP nor does it represent cash available to pay distributions and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions.

(2) For the year ended December 31, 1997, cash flow provided by financing activities includes approximately $181.1 million in cash contributed from Equity Office Predecessors in connection with the Consolidation.

                                 THE PROPERTIES

GENERAL

     The Company's portfolio (based on revenue and square footage as of December 31, 1997) is the largest portfolio of office properties of any publicly traded, full-service office company in the United States. As of March 31, 1998, the Company owned or had an interest in 260 Office Properties containing approximately 66.6 million rentable square feet of office space and owned or had an interest in 17 Parking Facilities containing approximately 16,749 parking spaces. The Office Properties are located in 78 submarkets in 39 markets in 24 states and the District of Columbia. The Office Properties, by rentable square feet, are located approximately 51% in CBDs and approximately 49% in suburban markets. As of March 31, 1998, the Office Properties were, on a weighted average basis, 94% occupied by a total of 5,705 tenants, with no single tenant accounting for more than 1.5% of annualized rent (except for the U.S. General Services Administration, which accounted for 3.5% of annualized rent). An additional 537,900 square feet (approximately 0.8% of the rentable square footage of the Office Properties) was leased, with occupancy to commence in whole or in part during 1998.

     All Property data is as of March 31, 1998.

                          OFFICE PROPERTIES BY REGION

                                                 PERCENTAGE                                                   ANNUALIZED
                                                  OF TOTAL                                                       NET
                                                   OFFICE                               PERCENTAGE            EFFECTIVE
                                                 PORTFOLIO                                  OF                 RENT PER
                         NUMBER      RENTABLE     RENTABLE                 ANNUALIZED   PORTFOLIO    NUMBER    OCCUPIED
                           OF         SQUARE       SQUARE     PERCENTAGE      RENT      ANNUALIZED     OF       SQUARE
       REGION          PROPERTIES      FEET         FEET       OCCUPIED    ($000S)(1)      RENT      LEASES    FOOT(2)
       ------          ----------    --------    ----------   ----------   ----------   ----------   ------   ----------
Northeast............      85       18,968,825      28.5%        95.0%     $  473,240      33.8%     1,445      $14.75
Central..............      31       13,339,779      20.0         93.1         287,506      20.6      1,171       11.32
Pacific..............      43        9,697,938      14.6         93.8         212,435      15.2        664       13.57
West.................      32        8,798,482      13.2         95.2         158,251      11.3      1,051       10.85
Southeast............      51        8,685,134      13.0         96.7         157,259      11.2        698       11.10
Southwest............      18        7,120,292      10.7         92.6         109,901       7.9        676        8.79
                          ---       ----------     -----         ----      ----------     -----      -----      ------
  Total/Weighted
    Average..........     260       66,610,450     100.0%        94.4%     $1,398,591     100.0%     5,705       12.26
                          ===       ==========     =====                   ==========     =====      =====


                       ANNUALIZED
                        RENT PER
                        OCCUPIED
                         SQUARE
       REGION           FOOT(1)
       ------          ----------
Northeast............    $26.26
Central..............     23.15
Pacific..............     23.35
West.................     18.90
Southeast............     18.72
Southwest............     16.66
                         ------
  Total/Weighted
    Average..........    $22.23

---------------

(1) Annualized Rent is the monthly contractual rent under existing leases as of March 31, 1998 multiplied by 12. This amount reflects total rent before any rent abatements and includes expense reimbursements, which may be estimates. Total rent abatements for leases in effect as of March 31, 1998 for the 12 months ending March 31, 1999 are approximately $9.3 million.

(2) Annualized Net Effective Rent is calculated for leases in effect as of March 31, 1998 as follows: Annualized Rent, calculated as described above, was reduced by the estimated operating expenses per square foot, based on 1997 actual operating expense for Properties owned as of January 1, 1997 and based on the Company's estimate of annual operating expense for Properties acquired subsequent to January 1, 1997.

     The following table sets forth certain information relating to each Office Property as of March 31, 1998.

                                                                            PERCENTAGE
                                                                             OF TOTAL
                                                                              OFFICE                               PERCENTAGE
                                                                            PORTFOLIO                                  OF
                                        NUMBER                  RENTABLE     RENTABLE                 ANNUALIZED   PORTFOLIO
                                          OF       YEAR/BUILT    SQUARE       SQUARE     PERCENTAGE      RENT      ANNUALIZED
              PROPERTY                PROPERTIES   RENOVATED      FEET         FEET       OCCUPIED    ($000S)(1)      RENT
              --------                ----------   ----------   --------    ----------   ----------   ----------   ----------
NORTHEAST REGION
Stamford, CT
 Shelton
 Shelton Point......................       1        1985/93       159,848       0.2%        96.2%     $    2,307       0.2%
 Stamford
   One Stamford Plaza...............       1        1986/94       212,244       0.3        100.0           5,255       0.4
   Two Stamford Plaza...............       1        1986/94       253,020       0.4         97.4           6,794       0.5
   Three Stamford Plaza.............       1        1980/94       241,575       0.4        100.0           5,592       0.4
   Four Stamford Plaza..............       1        1979/94       260,581       0.4        100.0           5,177       0.4
   177 Broad Street.................       1          1989        187,573       0.3         99.4           4,564       0.3
   300 Atlantic Street..............       1        1987/96       272,458       0.4        100.0           7,332       0.5
   Canterbury Green(3)..............       1          1987        224,405       0.3         98.0           6,796       0.5
                                         ---                   ----------     -----                   ----------     -----
   Stamford Total/Weighted Average..       8                    1,811,704       2.7         99.0          43,817       3.1
Washington, D.C.
 Central Business District
   1111 19th Street.................       1        1979/93       252,014       0.4         97.0           7,154       0.5
   1620 L Street....................       1          1989        156,272       0.2         98.0           4,361       0.3
   One Lafayette Centre.............       1        1980/93       314,634       0.5         99.5           9,814       0.7
 East End
   1333 H Street....................       1          1982        244,585       0.4         90.9           6,289       0.4
 Alexandria/Old Town
   1600 Duke Street.................       1          1985         68,770       0.1        100.0           1,626       0.1
 Crystal City
   Polk and Taylor
     Buildings(4)(5)................       2          1970        902,371       1.4         99.9          24,519       1.8
 Fairfax Center
   Centerpointe I & II..............       2        1988-90       407,723       0.6         99.8           7,150       0.5
   Fair Oaks Plaza..................       1          1986        177,917       0.3         95.3           2,742       0.2
 Herndon/Dulles
   Northridge I.....................       1          1988        124,319       0.2        100.0           3,312       0.2
 Reston
   Reston Town Center...............       3          1990        726,045       1.1        100.0          20,211       1.4
 Rosslyn/Ballston
   1300 North 17th Street...........       1          1980        380,199       0.6         99.7          10,196       0.7
   1616 N. Fort Myer Drive..........       1          1974        292,826       0.4        100.0           7,296       0.5
 Tyson's Corner
   E. J. Randolph...................       1          1983        164,906       0.2        100.0           3,743       0.3
   John Marshall I..................       1          1981        255,558       0.4        100.0           5,154       0.4
                                         ---                   ----------     -----                   ----------     -----
   Washington D.C. Total/Weighted
     Average                              18                    4,468,139       6.7         99.0         113,568       8.1
Boston
 Downtown -- Financial District
   100 Summer Street................       1        1974/90     1,037,801       1.6        100.0          31,128       2.2
   150 Federal Street...............       1          1988        529,730       0.8         99.0          18,019       1.3
   175 Federal Street...............       1          1977        207,366       0.3         92.4           4,693       0.3
   2 Oliver Street-147 Milk
     Street.........................       1          1988        270,302       0.4         92.8           4,685       0.3
   225 Franklin Street..............       1        1966/96       916,722       1.4         99.0          34,316       2.5
   28 State Street(6)...............       1        1968/97       570,040       0.9         59.8          11,531       0.8
   75-101 Federal Street(4)(7)......       2          1988        811,054       1.2         93.8          25,922       1.9
   One Post Office Square(4)(8).....       1          1981        765,780       1.1         99.2          22,642       1.6
   Rowes Wharf(4)(8)................       3          1987        344,698       0.5         98.4          12,068       0.9
   Russia Wharf.....................       1        1978-82       312,833       0.5         94.6           4,933       0.4
   South Station(3).................       1          1988        178,959       0.3         99.5           6,319       0.5
 Downtown -- Government Center
   Center Plaza.....................       1          1969        637,069       1.0         94.5          15,536       1.1
 East Cambridge
   One Canal Park...................       1          1987         98,154       0.1         67.9           1,869       0.1
   Riverview I & II.................       2        1985-86       263,892       0.4        100.0           7,257       0.5
   Ten Canal Park...................       1          1987        110,843       0.2        100.0           2,179       0.2
 Northwest
   Crosby Corporate Center..........       6          1996        337,285       0.5         97.8           4,839       0.3
   New England Executive Park.......       9        1970/85       817,008       1.2         89.6          16,467       1.2
   The Tower at New England
     Executive Park(12).............       1        1971/98       195,228       0.3         36.5           1,632       0.1
 South
   Westwood Business Center.........       1          1985        164,985       0.2         90.3           3,014       0.2

                                               ANNUALIZED
                                                  NET
                                               EFFECTIVE    ANNUALIZED
                                                RENT PER     RENT PER
                                      NUMBER    OCCUPIED     OCCUPIED
                                        OF       SQUARE       SQUARE
              PROPERTY                LEASES    FOOT(2)      FOOT(1)
              --------                ------   ----------   ----------
NORTHEAST REGION
Stamford, CT
 Shelton
 Shelton Point......................     13      $ 8.96       $14.99
 Stamford
   One Stamford Plaza...............     11       14.07        24.76
   Two Stamford Plaza...............     20       16.47        27.56
   Three Stamford Plaza.............     15       13.26        23.15
   Four Stamford Plaza..............      9       10.74        19.87
   177 Broad Street.................     17       14.23        24.47
   300 Atlantic Street..............     26       15.65        26.91
   Canterbury Green(3)..............     18       20.97        30.89
                                      -----
   Stamford Total/Weighted Average..    129       14.33        24.43
Washington, D.C.
 Central Business District
   1111 19th Street.................     28       18.13        29.25
   1620 L Street....................     16       18.27        28.47
   One Lafayette Centre.............     21       19.18        31.36
 East End
   1333 H Street....................     22       16.09        28.30
 Alexandria/Old Town
   1600 Duke Street.................     10       15.25        23.65
 Crystal City
   Polk and Taylor
     Buildings(4)(5)................      9       19.86        27.21
 Fairfax Center
   Centerpointe I & II..............     17        9.81        17.57
   Fair Oaks Plaza..................     34        9.23        16.17
 Herndon/Dulles
   Northridge I.....................      1       19.94        26.64
 Reston
   Reston Town Center...............     83       18.03        27.84
 Rosslyn/Ballston
   1300 North 17th Street...........     32       18.34        26.89
   1616 N. Fort Myer Drive..........     14       15.54        24.92
 Tyson's Corner
   E. J. Randolph...................     16       14.76        22.70
   John Marshall I..................      2       13.31        20.17
                                      -----
   Washington D.C. Total/Weighted
     Average                            305       16.61        25.68
Boston
 Downtown -- Financial District
   100 Summer Street................     25       14.44        29.99
   150 Federal Street...............     22       21.57        34.37
   175 Federal Street...............     31       12.92        24.50
   2 Oliver Street-147 Milk
     Street.........................     48       12.13        18.67
   225 Franklin Street..............     20       22.27        37.83
   28 State Street(6)...............     15       23.90        33.82
   75-101 Federal Street(4)(7)......     70       20.19        34.09
   One Post Office Square(4)(8).....     67       17.42        29.81
   Rowes Wharf(4)(8)................     44       16.55        35.59
   Russia Wharf.....................     46        8.23        16.68
   South Station(3).................     29       14.06        35.47
 Downtown -- Government Center
   Center Plaza.....................     83       12.64        25.80
 East Cambridge
   One Canal Park...................      4       15.49        28.03
   Riverview I & II.................      4       15.60        27.50
   Ten Canal Park...................      1       11.13        19.66
 Northwest
   Crosby Corporate Center..........      6       10.86        14.67
   New England Executive Park.......     83       12.17        22.48
   The Tower at New England
     Executive Park(12).............      3       13.29        22.90
 South
   Westwood Business Center.........     17        9.59        20.23

                                                                            PERCENTAGE
                                                                             OF TOTAL
                                                                              OFFICE                               PERCENTAGE
                                                                            PORTFOLIO                                  OF
                                        NUMBER                  RENTABLE     RENTABLE                 ANNUALIZED   PORTFOLIO
                                          OF       YEAR/BUILT    SQUARE       SQUARE     PERCENTAGE      RENT      ANNUALIZED
              PROPERTY                PROPERTIES   RENOVATED      FEET         FEET       OCCUPIED    ($000S)(1)      RENT
              --------                ----------   ----------   --------    ----------   ----------   ----------   ----------
 West
   Wellesley Office Park............       8        1963-84       641,793       1.0%        99.0%     $   16,299       1.2%
                                         ---                   ----------     -----                   ----------     -----
   Boston Total/Weighted Average....      44                    9,211,542      13.8         92.8         245,348      17.5
New York City
 Third Avenue
   850 Third Avenue.................       1        1960/96       562,567       0.8         99.2          16,804       1.2
Philadelphia
 Conshohocken
   Four Falls Corporate Center(4)...       1          1988        254,355       0.4         99.8           6,239       0.4
 Center City
   1601 Market Street...............       1          1970        681,289       1.0         94.8          13,326       1.0
   1700 Market Street...............       1          1969        825,547       1.2         85.8          14,414       1.0
 King of Prussia/Valley Forge
   Oak Hill Plaza(4)................       1          1982        164,360       0.2        100.0           3,007       0.2
   Walnut Hill Plaza(4).............       1          1985        149,716       0.2         94.7           2,779       0.2
 Main Line
   One Devon Square(4)..............       1          1984         73,267       0.1         64.4             877       0.1
   Two Devon Square(4)..............       1          1985         63,226       0.1          100           1,012       0.1
   Three Devon Square(4)............       1                        6,000       0.0        100.0             218       0.0
 Plymouth Meeting/Blue Bell
   One Valley Square(4).............       1          1982         70,289       0.1        100.0           1,229       0.1
   Two Valley Square(4).............       1          1990         70,622       0.1         92.1           1,246       0.1
   Three Valley Square(4)...........       1          1984         84,605       0.1         97.7           1,579       0.1
   Four and Five Valley Square(4)...       2          1988         68,321       0.1        100.0           1,340       0.1
                                         ---                   ----------     -----                   ----------     -----
   Philadelphia Total/Weighted
     Average........................      13                    2,511,597       3.8         92.3          47,265       3.4
Norfolk
 Norfolk
   Dominion Tower(4)................       1          1987        403,276       0.6         95.7           6,438       0.5
                                         ---                   ----------     -----                   ----------     -----
   NORTHEAST REGION
   TOTAL/WEIGHTED AVERAGE...........      85                   18,968,825      28.5%        95.0%     $  473,240      33.8%
CENTRAL REGION
Chicago
 Downtown-Central Loop
   161 N. Clark.....................       1          1992      1,010,520       1.5%        80.4%     $   19,379       1.4%
   200 West Adams...................       1        1985/96       677,222       1.0         91.2          12,930       0.9
   30 N. LaSalle Street(3)..........       1        1974/90       925,950       1.4         95.1          19,448       1.4
   One North Franklin...............       1          1991        617,592       0.9         99.3          14,109       1.0
 Downtown-West Loop
   10 & 30 S. Wacker................       2        1983-87     2,003,288       3.0         95.7          62,668       4.5
   101 N. Wacker....................       1       1980/1990      575,294       0.9         87.3          11,089       0.8
   Civic Opera House................       1       1929/1996      841,778       1.3         96.7          13,164       0.9
 O'Hare
   Presidents Plaza.................       4        1980-82       815,604       1.2         96.4          16,589       1.2
   1700 Higgins.....................       1          1986        133,876       0.2        100.0           2,491       0.2
 Oak Brook
   AT&T Plaza.......................       1          1984        224,847       0.3         97.9           5,041       0.4
   Oakbrook Terrace Tower...........       1          1988        772,928       1.2         87.9          17,580       1.3
   Westbrook Corporate Center.......       5        1985-96     1,107,372       1.7         92.9          27,553       2.0
 Lake County
   Tri-State International..........       5          1986        546,263       0.8         88.9          10,913       0.8
                                         ---                   ----------     -----                   ----------     -----
   Chicago Total/Weighted Average...      25                   10,252,534      15.4         92.6         232,954      16.7
Indianapolis
 Downtown
   Bank One Center/Tower............       2          1990      1,057,877       1.6         94.0          19,727       1.4
Cleveland
 Downtown
   BP Tower.........................       1          1985      1,242,144       1.9         94.8          18,871       1.3
Columbus
 Downtown
   One Columbus Building............       1          1987        407,472       0.6         92.5           8,933       0.6
 Suburban
   Community Corporate Center.......       1          1987        250,169       0.4        100.0           4,867       0.3
   One Crosswoods Center............       1          1984        129,583       0.2         97.2           2,155       0.2
                                         ---                   ----------     -----                   ----------     -----
   Columbus Total/Weighted Average..       3                      787,224       1.2         95.7          15,955       1.1
   CENTRAL REGION TOTAL/WEIGHTED
     AVERAGE........................      31                   13,339,779      20.0%        93.1%     $  287,506      20.6%

                                               ANNUALIZED
                                                  NET
                                               EFFECTIVE    ANNUALIZED
                                                RENT PER     RENT PER
                                      NUMBER    OCCUPIED     OCCUPIED
                                        OF       SQUARE       SQUARE
              PROPERTY                LEASES    FOOT(2)      FOOT(1)
              --------                ------   ----------   ----------
 West
   Wellesley Office Park............     89      $16.60       $25.66
                                      -----
   Boston Total/Weighted Average....    707       15.06        28.71
New York City
 Third Avenue
   850 Third Avenue.................     27       16.94        30.10
Philadelphia
 Conshohocken
   Four Falls Corporate Center(4)...     44       16.49        24.59
 Center City
   1601 Market Street...............     69       11.82        20.63
   1700 Market Street...............     47       10.49        20.35
 King of Prussia/Valley Forge
   Oak Hill Plaza(4)................      4       10.81        18.30
   Walnut Hill Plaza(4).............     19       13.12        19.60
 Main Line
   One Devon Square(4)..............      9       13.10        18.57
   Two Devon Square(4)..............      6       10.53        16.00
   Three Devon Square(4)............      1       30.90        36.37
 Plymouth Meeting/Blue Bell
   One Valley Square(4).............      7       11.57        17.49
   Two Valley Square(4).............      6       12.17        19.17
   Three Valley Square(4)...........      6       12.76        19.10
   Four and Five Valley Square(4)...      5       13.07        19.62
                                      -----
   Philadelphia Total/Weighted
     Average........................    223       11.11        20.40
Norfolk
 Norfolk
   Dominion Tower(4)................     54        9.15        16.68
                                      -----
   NORTHEAST REGION
   TOTAL/WEIGHTED AVERAGE...........  1,445      $14.75       $26.26
CENTRAL REGION
Chicago
 Downtown-Central Loop
   161 N. Clark.....................     56      $10.75       $23.85
   200 West Adams...................     61        9.43        20.94
   30 N. LaSalle Street(3)..........    113        8.35        22.09
   One North Franklin...............     55        9.66        23.00
 Downtown-West Loop
   10 & 30 S. Wacker................    124       17.35        32.68
   101 N. Wacker....................     37        9.37        22.07
   Civic Opera House................    206        5.70        16.17
 O'Hare
   Presidents Plaza.................     66        9.05        21.09
   1700 Higgins.....................     16       10.65        18.61
 Oak Brook
   AT&T Plaza.......................     27       15.35        22.90
   Oakbrook Terrace Tower...........     55       17.12        25.87
   Westbrook Corporate Center.......    101       18.28        26.79
 Lake County
   Tri-State International..........     42       14.82        22.47
                                      -----
   Chicago Total/Weighted Average...    959       11.70        24.54
Indianapolis
 Downtown
   Bank One Center/Tower............     80       11.41        19.83
Cleveland
 Downtown
   BP Tower.........................     38        7.74        16.02
Columbus
 Downtown
   One Columbus Building............     30       16.42        23.70
 Suburban
   Community Corporate Center.......     43       12.24        19.46
   One Crosswoods Center............     21       10.22        17.11
                                      -----
   Columbus Total/Weighted Average..     94       13.38        21.19
   CENTRAL REGION TOTAL/WEIGHTED
     AVERAGE........................  1,171      $11.32       $23.15

                                                                            PERCENTAGE
                                                                             OF TOTAL
                                                                              OFFICE                               PERCENTAGE
                                                                            PORTFOLIO                                  OF
                                        NUMBER                  RENTABLE     RENTABLE                 ANNUALIZED   PORTFOLIO
                                          OF       YEAR/BUILT    SQUARE       SQUARE     PERCENTAGE      RENT      ANNUALIZED
              PROPERTY                PROPERTIES   RENOVATED      FEET         FEET       OCCUPIED    ($000S)(1)      RENT
              --------                ----------   ----------   --------    ----------   ----------   ----------   ----------
PACIFIC REGION
Los Angeles
 Downtown
   550 S. Hope......................       1          1991        566,434       0.9%        80.7%     $    9,732       0.7%
   Two California Plaza(3)..........       1          1992      1,329,809       2.0         88.2          26,224       1.9
 Pasadena
   Pasadena Towers..................       2        1990-91       439,367       0.7         92.3          10,966       0.8
 Westwood
   10880 Wilshire Boulevard(3)......       1        1970/92       534,047       0.8         90.1          13,547       1.0
   10960 Wilshire Boulevard.........       1        1971/92       543,804       0.8         94.8          15,083       1.1
                                         ---                   ----------     -----                   ----------     -----
   Los Angeles Total/Weighted
     Average........................       6                    3,413,461       5.1         88.8          75,551       5.4
Orange County
 Anaheim Stadium Area
   500 Orange Tower(9)..............       1          1988        290,765       0.4         94.1           5,081       0.4
 Town & Country
   1100 Executive Tower.............       1          1987        366,747       0.6        100.0           6,590       0.5
 Airport Office Area
   1920 Main Plaza..................       1          1988        305,662       0.5         90.3           5,842       0.4
   2010 Main Plaza..................       1          1988        280,882       0.4         89.9           6,111       0.4
                                         ---                   ----------     -----                   ----------     -----
   Orange County Total/Weighted
     Average........................       4                    1,244,056       1.9         94.0          23,624       1.7
San Diego
 University Town Center
   The Plaza at La Jolla
     Village(4).....................       5        1987-90       635,419       1.0        100.0          15,169       1.1
   Smith Barney Tower...............       1          1987        187,999       0.3         85.0           3,528       0.3
                                         ---                   ----------     -----                   ----------     -----
   San Diego Total/Weighted
     Average........................       6                      823,418       1.2         96.6          18,697       1.3
San Francisco
 Downtown -- Financial District
   201 Mission Street...............       1          1981        483,289       0.7         99.6           9,655       0.7
   580 California...................       1          1984        313,012       0.5         99.2           8,219       0.6
   60 Spear Street Building.........       1        1967/87       133,782       0.2        100.0           3,302       0.2
   One Maritime Plaza...............       1        1967/90       523,929       0.8         86.9          13,605       1.0
   One Market.......................       1        1976/95     1,460,081       2.2         97.0          38,695       2.8
                                         ---                   ----------     -----                   ----------     -----
   San Francisco Total/Weighted
     Average........................       5                    2,914,093       4.4         96.0          73,476       5.3
San Jose
 Mountain View
   Shoreline Technology Park........      12        1985-91       726,508       1.1        100.0          13,450       1.0
 Santa Clara
   Lake Marriott Business Park......       7          1981        401,402       0.6        100.0           4,418       0.3
 Sunnyvale
   Sunnyvale Business Center........       3          1990        175,000       0.3        100.0           3,219       0.2
                                         ---                   ----------     -----                   ----------     -----
   San Jose Total/Weighted
     Average........................      22                    1,302,910       2.0        100.0          21,087       1.5
   PACIFIC REGION TOTAL/WEIGHTED
     AVERAGE........................      43                    9,697,938      14.6%        93.8%     $  212,435      15.2%
WEST REGION
Anchorage
 Midtown
   Calais Office Center(3)..........       2          1975        190,599       0.3%        99.8%     $    3,542       0.3%
Phoenix
 Central Corridor
   49 East Thomas Road(10)..........       1        1974/93        18,892       0.0         71.1             114       0.0
   One Phoenix Plaza(11)............       1          1989        586,403       0.9        100.0           7,316       0.5
                                         ---                   ----------     -----                   ----------     -----
   Phoenix Total/Weighted Average...       2                      605,295       0.9         99.1           7,430       0.5
Minneapolis
 Minneapolis -- Central Business
   District LaSalle Plaza...........       1          1991        588,908       0.9         98.1          15,347       1.1
Denver
 Southeast
   Denver Corporate Center II &
     III............................       2       1981/93-97     358,357       0.5        100.0           6,341       0.5
   The Quadrant.....................       1          1985        313,302       0.5         87.1           5,290       0.4
                                         ---                   ----------     -----                   ----------     -----
   Denver Total/Weighted Average....       3                      671,659       1.0         94.0          11,631       0.8
St. Louis
 Mid County
   Interco Corporate Tower..........       1          1986        339,163       0.5        100.0           7,209       0.5

                                               ANNUALIZED
                                                  NET
                                               EFFECTIVE    ANNUALIZED
                                                RENT PER     RENT PER
                                      NUMBER    OCCUPIED     OCCUPIED
                                        OF       SQUARE       SQUARE
              PROPERTY                LEASES    FOOT(2)      FOOT(1)
              --------                ------   ----------   ----------
PACIFIC REGION
Los Angeles
 Downtown
   550 S. Hope......................     36      $10.72       $21.30
   Two California Plaza(3)..........     31       13.24        22.37
 Pasadena
   Pasadena Towers..................     34       17.40        27.04
 Westwood
   10880 Wilshire Boulevard(3)......     45       16.90        28.16
   10960 Wilshire Boulevard.........     33       17.40        29.27
                                      -----
   Los Angeles Total/Weighted
     Average........................    179       13.06        24.92
Orange County
 Anaheim Stadium Area
   500 Orange Tower(9)..............     49       11.66        18.57
 Town & Country
   1100 Executive Tower.............     25       10.52        17.97
 Airport Office Area
   1920 Main Plaza..................     37       12.25        21.16
   2010 Main Plaza..................     30       15.98        24.19
                                      -----
   Orange County Total/Weighted
     Average........................    141       11.63        20.21
San Diego
 University Town Center
   The Plaza at La Jolla
     Village(4).....................     89       16.46        23.87
   Smith Barney Tower...............     18       13.61        22.09
                                      -----
   San Diego Total/Weighted
     Average........................    107       15.34        23.51
San Francisco
 Downtown -- Financial District
   201 Mission Street...............     18        9.44        20.05
   580 California...................     27       16.16        26.46
   60 Spear Street Building.........      9       13.35        24.69
   One Maritime Plaza...............     38       19.25        29.87
   One Market.......................    114       16.17        27.31
                                      -----
   San Francisco Total/Weighted
     Average........................    206       14.77        26.26
San Jose
 Mountain View
   Shoreline Technology Park........     12       15.44        18.51
 Santa Clara
   Lake Marriott Business Park......     16        7.05        11.01
 Sunnyvale
   Sunnyvale Business Center........      3       16.24        18.40
                                      -----
   San Jose Total/Weighted
     Average........................     31       12.96        16.18
   PACIFIC REGION TOTAL/WEIGHTED
     AVERAGE........................    664      $13.57       $23.35
WEST REGION
Anchorage
 Midtown
   Calais Office Center(3)..........     36      $ 9.96       $18.62
Phoenix
 Central Corridor
   49 East Thomas Road(10)..........     14        1.33         8.50
   One Phoenix Plaza(11)............      1       11.92        12.48
                                      -----
   Phoenix Total/Weighted Average...     15       11.57        12.39
Minneapolis
 Minneapolis -- Central Business
   District LaSalle Plaza...........     30       10.44        26.55
Denver
 Southeast
   Denver Corporate Center II &
     III............................     15       10.14        17.69
   The Quadrant.....................     38       11.14        19.40
                                      -----
   Denver Total/Weighted Average....     53        9.93        18.43
St. Louis
 Mid County
   Interco Corporate Tower..........     33       11.60        21.26

                                                                            PERCENTAGE
                                                                             OF TOTAL
                                                                              OFFICE                               PERCENTAGE
                                                                            PORTFOLIO                                  OF
                                        NUMBER                  RENTABLE     RENTABLE                 ANNUALIZED   PORTFOLIO
                                          OF       YEAR/BUILT    SQUARE       SQUARE     PERCENTAGE      RENT      ANNUALIZED
              PROPERTY                PROPERTIES   RENOVATED      FEET         FEET       OCCUPIED    ($000S)(1)      RENT
              --------                ----------   ----------   --------    ----------   ----------   ----------   ----------
Albuquerque
 Downtown
   500 Marquette Building...........       1          1985        230,022       0.3%        93.6%     $    3,412       0.2%
Oklahoma City
 Northwest
   Atrium Towers....................       2        1980/95       155,865       0.2         88.5           1,228       0.1
   5100 Brookline(4)................       1          1974        105,459       0.2         83.3             842       0.1
                                         ---                   ----------     -----                   ----------     -----
   Oklahoma City Total/Weighted
     Average........................       3                      261,324       0.4         86.4           2,070       0.1
Portland
 Downtown
   1001 Fifth Avenue................       1          1980        368,138       0.6         95.6           6,298       0.5
Dallas
 LBJ/Quorum
   Four Forest(4)...................       1          1985        394,324       0.6         93.4           5,894       0.4
   Lakeside Square..................       1          1987        397,328       0.6         98.3           7,913       0.6
   North Central Plaza Three........       1        1986/94       346,575       0.5         80.4           4,665       0.3
 Central
   8080 NCX.........................       1        1984/95       283,707       0.4         86.7           4,192       0.3
 North Central Expressway
   9400 NCX.........................       1        1981/95       379,556       0.6         89.2           4,811       0.3
 Preston Center
   Preston Commons..................       3          1986        418,604       0.6         90.6           8,460       0.6
   Sterling Plaza...................       1        1984/94       302,747       0.5         88.8           5,122       0.4
                                         ---                   ----------     -----                   ----------     -----
   Dallas Total/Weighted Average....       9                    2,522,841       3.8         90.0          41,058       2.9
Ft. Worth
 W/SW Fort Worth
   Summitt Office Park..............       2        1974/93       239,095       0.4         96.2           2,805       0.2
Seattle
 Bellevue -- Central Business
   District
   One Bellevue Center(3)...........       1          1983        344,715       0.5         98.9           7,146       0.5
   Rainer Plaza(3)..................       1          1986        410,855       0.6         98.3           8,763       0.6
 Seattle -- Central Business
   District
   1111 Third Avenue................       1          1980        528,282       0.8         97.9           9.309       0.7
   First Interstate Center..........       1          1983        915,883       1.4         98.4          19,583       1.4
   Second and Seneca Buildings......       2       1991/1996      480,272       0.7         99.6          10,036       0.7
   Nordstrom Medical Tower..........       1          1986        101,431       0.2         97.8           2,611       0.2
                                         ---                   ----------     -----                   ----------     -----
   Seattle Total/Weighted Average...       7                    2,781,438       4.2         98.5          57,447       4.1
   WEST REGION TOTAL/WEIGHTED
     AVERAGE........................      32                    8,798,482      13.2%        95.2%     $  158,251      11.3%
SOUTHEAST REGION
Ft. Lauderdale
 Downtown
   First Union Center...............       1          1991        225,500       0.3%        99.0%     $    6,129       0.4%
Orlando
 Central Business District
   SunTrust Center..................       1          1988        640,385       1.0         94.5          14,945       1.1
Palm Beach County, FL
 West Palm Beach
   One Clearlake Centre.............       1          1987        215,104       0.3         92.8           3,876       0.3
Sarasota
 Downtown
   Sarasota City Center.............       1          1989        247,891       0.4         88.6           4,135       0.3
Tampa
 Westshore/Airport
   Tampa Commons....................       1          1985        254,808       0.4         99.5           4,824       0.3
   Westshore Center.................       1          1984        215,523       0.3         99.4           3,577       0.3
                                         ---                   ----------     -----                   ----------     -----
   Tampa Total/Weighted Average.....       2                      470,331       0.7         99.5           8,402       0.6
Atlanta
 Central Perimeter
   One Perimeter Center.............       4        1972-86     1,264,027       1.9         94.0          21,910       1.6
   Two Perimeter Center.............      11       1971-1985      980,708       1.5         98.9          15,588       1.1
   Three Perimeter Center...........      14        1970-89       557,435       0.8         98.4          10,119       0.7
   Four Perimeter Center............       3        1978-81       483,796       0.7         99.7           8,883       0.6
   Central Park.....................       2          1986        612,733       0.9         92.4          11,435       0.8
   Lakeside Office Park.............       5        1972-78       390,721       0.6         97.1           6,084       0.4
 Midtown
   Promenade II.....................       1          1990        770,840       1.2         97.1          16,783       1.2

                                               ANNUALIZED
                                                  NET
                                               EFFECTIVE    ANNUALIZED
                                                RENT PER     RENT PER
                                      NUMBER    OCCUPIED     OCCUPIED
                                        OF       SQUARE       SQUARE
              PROPERTY                LEASES    FOOT(2)      FOOT(1)
              --------                ------   ----------   ----------
Albuquerque
 Downtown
   500 Marquette Building...........     31      $ 8.10       $15.84
Oklahoma City
 Northwest
   Atrium Towers....................     38        4.81         8.90
   5100 Brookline(4)................     61        4.26         9.59
                                      -----
   Oklahoma City Total/Weighted
     Average........................     99        3.97         9.17
Portland
 Downtown
   1001 Fifth Avenue................     53       11.01        17.89
Dallas
 LBJ/Quorum
   Four Forest(4)...................     55        9.09        16.01
   Lakeside Square..................     22       11.67        20.27
   North Central Plaza Three........     36        8.99        16.75
 Central
   8080 NCX.........................     35        9.33        17.03
 North Central Expressway
   9400 NCX.........................     67        6.86        14.21
 Preston Center
   Preston Commons..................     68       16.65        22.32
   Sterling Plaza...................     71       10.69        19.05
                                      -----
   Dallas Total/Weighted Average....    354        9.60        18.09
Ft. Worth
 W/SW Fort Worth
   Summitt Office Park..............     62        6.27        12.20
Seattle
 Bellevue -- Central Business
   District
   One Bellevue Center(3)...........     38       13.30        20.97
   Rainer Plaza(3)..................     59       14.01        21.70
 Seattle -- Central Business
   District
   1111 Third Avenue................     55       11.45        18.00
   First Interstate Center..........     74       14.63        21.73
   Second and Seneca Buildings......     34       13.56        20.97
   Nordstrom Medical Tower..........     25       18.42        26.32
                                      -----
   Seattle Total/Weighted Average...    285       13.52        20.96
   WEST REGION TOTAL/WEIGHTED
     AVERAGE........................  1,051      $10.85       $18.90
SOUTHEAST REGION
Ft. Lauderdale
 Downtown
   First Union Center...............     21      $17.89       $27.44
Orlando
 Central Business District
   SunTrust Center..................     46       14.57        24.68
Palm Beach County, FL
 West Palm Beach
   One Clearlake Centre.............     33       10.14        19.41
Sarasota
 Downtown
   Sarasota City Center.............     32       11.33        18.84
Tampa
 Westshore/Airport
   Tampa Commons....................     22       11.55        19.03
   Westshore Center.................     37        8.90        16.70
                                      -----
   Tampa Total/Weighted Average.....     59       10.28        17.96
Atlanta
 Central Perimeter
   One Perimeter Center.............    127       11.72        18.45
   Two Perimeter Center.............     75        9.34        16.07
   Three Perimeter Center...........     56       11.72        18.45
   Four Perimeter Center............      7       11.68        18.41
   Central Park.....................     69       13.01        20.20
   Lakeside Office Park.............     39        8.42        16.04
 Midtown
   Promenade II.....................     24       15.08        22.43

                                                                            PERCENTAGE
                                                                             OF TOTAL
                                                                              OFFICE                               PERCENTAGE
                                                                            PORTFOLIO                                  OF
                                        NUMBER                  RENTABLE     RENTABLE                 ANNUALIZED   PORTFOLIO
                                          OF       YEAR/BUILT    SQUARE       SQUARE     PERCENTAGE      RENT      ANNUALIZED
              PROPERTY                PROPERTIES   RENOVATED      FEET         FEET       OCCUPIED    ($000S)(1)      RENT
              --------                ----------   ----------   --------    ----------   ----------   ----------   ----------
 Northwest
   Paces West.......................       2          1988        641,263       1.0%        99.3%     $   13,127       0.9%
                                         ---                   ----------     -----                   ----------     -----
   Atlanta Total/Weighted Average...      42                    5,701,523       8.6         96.8         103,930       7.4
Charlotte
 Uptown
   Wachovia Center..................       1        1972/94       581,666       0.9        100.0           6,909       0.5
Raleigh/Durham
 South Durham
   University Tower.................       1        1987/92       181,221       0.3         94.3           3,209       0.2
Nashville
 Downtown
   Nations Bank Plaza...............       1        1977/95       421,513       0.6         97.9           5,723       0.4
                                         ---                   ----------     -----                   ----------     -----
   SOUTHEAST REGION TOTAL/WEIGHTED
     AVERAGE........................      51                    8,685,134      13.0%        96.7%     $  157,259      11.2%
SOUTHWEST REGION
New Orleans
 Central Business District
   LL&E Tower.......................       1          1987        545,157       0.8%        84.4%     $    7,255       0.5%
   Texaco Center....................       1          1984        619,714       0.9         89.7           9,161       0.7
 Metairie/E. Jefferson
   One Lakeway Center...............       1        1981/96       289,112       0.4         94.7           4,095       0.3
   Two Lakeway Center...............       1        1984/96       440,826       0.7         95.8           6,549       0.5
   Three Lakeway Center.............       1        1987/96       462,890       0.7         95.0           7,027       0.5
                                         ---                   ----------     -----                   ----------     -----
   New Orleans Total/Weighted
     Average........................       5                    2,357,699       3.5         91.3          34,087       2.4
Austin
 Central Business District
   Franklin Plaza...................       1          1987        517,849       0.8         88.3           9,367       0.7
   One American Center(3)...........       1          1984        505,770       0.8         93.1           9,228       0.7
   San Jacinto Center...............       1          1987        400,329       0.6         96.2           7,304       0.5
                                         ---                   ----------     -----                   ----------     -----
   Austin Total/Weighted Average....       3                    1,423,948       2.1                       25,900       1.9
Houston
 Galleria/West Loop
   San Felipe Plaza(4)..............       1          1984        959,466       1.4         92.4          14,849       1.1
 North/North Belt
   Intercontinental Center..........       1        1983/91       194,801       0.3         99.4           2,715       0.2
   Northborough Tower(4)............       1        1983/90       207,908       0.3         95.4           2,744       0.2
 North Loop/Northwest
   Brookhollow Central..............       3       1972-1981      797,971       1.2         88.7          10,719       0.8
 West
   Destec Tower.....................       1          1982        574,216       0.9         98.7          10,644       0.8
                                         ---                   ----------     -----                   ----------     -----
   Houston Total/Weighted Average...       7                    2,734,362       4.1         93.4          41,672       3.0
San Antonio
 Northwest
   Union Square.....................       1          1986        194,398       0.3         97.6           2,690       0.2
   Colonade I.......................       1          1983        168,637       0.3         93.6           2,399       0.2
   Northwest Center.................       1        1984/94       241,248       0.4         94.7           3,153       0.2
                                         ---                   ----------     -----                   ----------     -----
   San Antonio Total/Weighted
     Average........................       3                      604,283       0.9         95.3           8,242       0.6
                                         ---                   ----------     -----                   ----------     -----
   SOUTHWEST REGION TOTAL/WEIGHTED
     AVERAGE........................      18                    7,120,292      10.7%        92.6%     $  109,901       7.9%
                                         ---                   ----------     -----                   ----------     -----
PORTFOLIO TOTAL/WEIGHTED AVERAGE....     260                   66,610,450     100.0%        94.4%     $1,398,591     100.0%
                                         ===                   ==========     =====                   ==========     =====

                                               ANNUALIZED
                                                  NET
                                               EFFECTIVE    ANNUALIZED
                                                RENT PER     RENT PER
                                      NUMBER    OCCUPIED     OCCUPIED
                                        OF       SQUARE       SQUARE
              PROPERTY                LEASES    FOOT(2)      FOOT(1)
              --------                ------   ----------   ----------
 Northwest
   Paces West.......................     44      $13.84       $20.62
                                      -----
   Atlanta Total/Weighted Average...    441       11.52        18.83
Charlotte
 Uptown
   Wachovia Center..................      9        6.52        11.88
Raleigh/Durham
 South Durham
   University Tower.................     36       11.63        18.78
Nashville
 Downtown
   Nations Bank Plaza...............     21        6.78        13.87
                                      -----
   SOUTHEAST REGION TOTAL/WEIGHTED
     AVERAGE........................    698      $11.10       $18.72
SOUTHWEST REGION
New Orleans
 Central Business District
   LL&E Tower.......................     33      $ 9.26       $15.76
   Texaco Center....................     28       10.32        16.48
 Metairie/E. Jefferson
   One Lakeway Center...............     52        8.57        14.95
   Two Lakeway Center...............     84       10.01        15.50
   Three Lakeway Center.............     52       10.26        15.98
                                      -----
   New Orleans Total/Weighted
     Average........................    249        8.95        15.84
Austin
 Central Business District
   Franklin Plaza...................     37       11.48        20.50
   One American Center(3)...........     34        9.99        19.59
   San Jacinto Center...............     43        9.00        18.96
                                      -----
   Austin Total/Weighted Average....    114        9.42        19.72
Houston
 Galleria/West Loop
   San Felipe Plaza(4)..............    125        9.47        16.74
 North/North Belt
   Intercontinental Center..........     12        6.84        14.02
   Northborough Tower(4)............     15        7.28        13.83
 North Loop/Northwest
   Brookhollow Central..............     53        8.38        15.14
 West
   Destec Tower.....................     24       11.83        18.78
                                      -----
   Houston Total/Weighted Average...    229        8.71        16.32
San Antonio
 Northwest
   Union Square.....................     22        7.05        14.18
   Colonade I.......................     27        7.85        15.20
   Northwest Center.................     35        7.37        13.79
                                      -----
   San Antonio Total/Weighted
     Average........................     84        7.05        14.31
                                      -----
   SOUTHWEST REGION TOTAL/WEIGHTED
     AVERAGE........................    676      $ 8.79       $16.66
                                      -----
PORTFOLIO TOTAL/WEIGHTED AVERAGE....  5,705      $12.26       $22.23
                                      =====

-------------------------
 (1) Annualized Rent is the monthly contractual rent under existing leases as of March 31, 1998, multiplied by 12. This amount reflects total base rent before any rent abatements, but includes expense reimbursements, which may be estimates. Total rent abatements for leases in effect as of March 31, 1998, for the 12 months ending March 31, 1999, are approximately $9.3 million.

 (2) Annualized Net Effective Rent is calculated for leases in effect as of March 31, 1998, as follows: Annualized Rent, calculated as described above, was reduced by the estimated operating expenses per square foot, based on 1997 actual operating expenses for Properties owned as of January 1, 1997, and based on the Company's estimate of annual operating expenses for Properties acquired subsequent to January 1, 1997.

 (3) This Office Property is held subject to a ground lease.

 (4) This Office Property is held in a partnership with an unaffiliated third party and, in the case of San Felipe Plaza, an affiliated party.

 (5) The Company owns a 10% interest in this Office Property. The Company's joint venture partner has advised the Company of its exercise of its buy-sell right under the joint venture documents. In response to this advice, the Company has determined that it will acquire the joint venture partner's interest in the Office Property, based on an assumed value for the Property of $175.5 million.

 (6) This Office Property recently underwent major redevelopment and tenants commenced occupancy in May 1997.

 (7) This Office Property is held in a private real estate investment trust in which the Company and the Trust own 51.6% of the outstanding shares.

 (8) As of the date hereof, the Company is involved in continuing discussions with its joint venture partner in One Post Office Square and Rowes Wharf with respect to the Company's control over property management of such Properties. Such joint venture partner did not consent to the transfer to the Company of Beacon's joint venture interest in these Properties which occurred as a result of the Beacon Merger. Although the Company believes that such consent was not required, unless the Company is able to reach an agreement with respect to day-to-day management of such Properties, it is possible that the joint venture partner could challenge the transfer of such Properties in the Beacon Merger, or seek to trigger the buy-sell remedy contained in the joint venture documents.

 (9) This Office Property is held subject to an interest in the improvements at the Property held by an unaffiliated third party. In addition, the Company has a mortgage interest in such improvements.

(10) This Office Property was purchased in conjunction with the purchase of One Phoenix Plaza for the sole purpose of providing additional parking for the tenants of One Phoenix Plaza.

(11) This Office Property is 100% leased to a single tenant on a triple net basis, whereby the tenant pays for certain operating expenses directly rather than reimbursing the Company. The amounts shown above for annualized rent include the amounts for reimbursement of expenses paid by the Company but do not make any adjustments for expenses paid directly by the tenant.

(12) This Office Property is currently undergoing a major renovation which is scheduled to be completed by the end of 1998.

PARKING FACILITIES

     Information concerning the Parking Facilities as of March 31, 1998 is set forth below.

                                          APPROXIMATE                        MANAGEMENT       NUMBER OF
                                           NUMBER OF                          COMPANY          PARKING
             PROPERTY NAME                  SPACES          CITY            OR LESSEE(1)      FACILITIES
             -------------                -----------       ----            ------------      ----------
Boston Harbor Garage....................     1,380       Boston           Standard Parking         1
1602-34 Chancellor Garage...............       416       Philadelphia     Central Parking          1
15th & Sansom St. Garage................       313       Philadelphia     Central Parking          1
Juniper/Locust St. Garage...............       541       Philadelphia     Central Parking          1
1111 Sansom St. Garage..................       250       Philadelphia     Central Parking          1
1616 Sansom St. Garage..................       240       Philadelphia     Central Parking          1
Adams Wabash Garage.....................       670       Chicago          Standard Parking         1
Stanwix Parking Garage..................       712       Pittsburgh       Standard Parking         1
Milwaukee Center(2).....................       876       Milwaukee        Standard Parking         1
Capitol Commons Garage(2)(3)............       950       Indianapolis     Central Parking          1
601 Tchoupitoulas Garage................       759       New Orleans      Central Parking          1
North Loop Transportation Center(3).....     1,172       Chicago          Standard Parking         1
Theater District Garage(3)..............     1,006       Chicago          Standard Parking         1
Civic Parking(4)........................     7,464       St. Louis        Central Parking          4
                                            ------                                                --
  Total.................................    16,749                                                17
                                            ======                                                ==

-------------------------
(1) With the exception of Capitol Commons Garage, all of the named Parking Facilities are operated by the designated third-party Service Company under a lease agreement whereby the Company and the Service Company share the gross receipts from the parking operation or the Company receives a fixed payment from the Service Company, and the Company bears none of the operational expenses. In the case of the Capitol Commons Garage, the operating agreement provides for the Company's receipt of a percentage of net receipts and, therefore, results in an insignificant amount of nonqualifying gross income for REIT qualification purposes relative to the total gross income of the Company.

(2) This Parking Facility is held subject to a ground lease.

(3) Each of these Parking Facilities is held in a partnership with an unaffiliated third party. The Company or a Subsidiary is the managing general partner of each such partnership.

(4) The Company has a 50% membership interest in a portfolio of four Parking Facilities serving the St. Louis, Missouri area.

TENANTS

     As of March 31, 1998, the Office Properties were leased to 5,705 tenants; no single tenant accounted for more than 1.5% of the Company's aggregate annualized rent or 1.2% of aggregate occupied square feet (except for the U.S. General Services Administration, acting on behalf of various agencies or departments of the U.S. government, which accounted for 3.5% of annualized rent and 3.1% of occupied square feet).

                LEASE EXPIRATION BY REGION AS OF MARCH 31, 1998

                                                     1998           1999           2000           2001           2002
                                                 ------------   ------------   ------------   ------------   ------------
CENTRAL                Square Feet(1)..........       831,839        976,069      1,386,731        903,221      1,129,223
REGION                 % Square Feet(2)........           6.2%           7.3%          10.4%           6.8%           8.5%
TOTALS                 Annualized Rent(3)......    19,662,316     25,720,926     35,382,249     20,010,855     27,275,611
                       Number of Leases........           167            179            176            159            149
                       Rent Per Square Foot....  $      23.64   $      26.35   $      25.51   $      22.15   $      24.15
NORTHEAST              Square Feet(1)..........     1,071,304      1,405,471      1,805,589      3,062,085      3,093,647
REGION                 % Square Feet(2)........           5.6%           7.4%           9.5%          16.1%          16.3%
TOTALS                 Annualized Rent(3)......    26,863,536     36,237,880     46,758,958     85,479,255     82,281,601
                       Number of Leases........           212            199            237            219            220
                       Rent Per Square Foot....  $      25.08   $      25.78   $      25.90   $      27.92   $      26.60
SOUTHEAST              Square Feet(1)..........       603,026      1,360,034      1,249,925      1,458,653        883,608
REGION                 % Square Feet(2)........           6.9%          15.7%          14.4%          16.8%          10.2%
TOTALS                 Annualized Rent(3)......    10,940,629     22,439,810     25,271,118     27,194,739     17,128,932
                       Number of Leases........           115            147            137            117            111
                       Rent Per Square Foot....  $      18.14   $      16.50   $      20.22   $      18.64   $      19.39
SOUTHWEST              Square Feet(1)..........       614,321        609,935      1,385,634        996,849        930,791
REGION                 % Square Feet(2)........           8.6%           8.6%          19.5%          14.0%          13.1%
TOTALS                 Annualized Rent(3)......     9,299,326      9,575,435     24,520,688     17,002,173     16,421,391
                       Number of Leases........           158            114            130             95             97
                       Rent Per Square Foot....  $      15.14   $      15.70   $      17.70   $      17.06   $      17.64
WEST                   Square Feet(1)..........       755,284        917,926      1,223,990      1,295,815      1,028,883
REGION                 % Square Feet(2)........           8.6%          10.4%          13.9%          14.7%          11.7%
TOTALS                 Annualized Rent(3)......    13,773,994     16,511,547     22,394,176     25,626,770     19,980,697
                       Number of Leases........           264            196            192            159            111
                       Rent Per Square Foot....  $      18.24   $      17.99   $      18.30   $      19.78   $      19.42
PACIFIC                Square Feet(1)..........       340,157      1,131,697      1,329,824      1,712,605        770,985
REGION                 % Square Feet(2)........           3.5%          11.7%          13.7%          17.7%           7.9%
TOTALS                 Annualized Rent(3)......     8,464,674     26,062,219     28,619,822     36,730,190     20,696,178
                       Number of Leases........            90            115            112            115             74
                       Rent Per Square Foot....  $      24.88   $      23.03   $      21.52   $      21.45   $      26.84
PORTFOLIO              Square Feet(1)..........     4,215,931      6,401,132      8,381,693      9,429,228      7,837,137
TOTALS                 % Square Feet(2)........           6.3%           9.6%          12.6%          14.2%          11.8%
                       Annualized Rent(3)......    89,004,474    136,547,816    182,947,012    212,043,981    183,784,411
                       Number of Leases........         1,006            950            984            864            762
                       Rent Per Square Foot....  $      21.11   $      21.33   $      21.83   $      22.49   $      23.45

                                                                                                2008 AND
                           2003          2004          2005          2006          2007          BEYOND          TOTALS
                       ------------   -----------   -----------   -----------   -----------   ------------   --------------
CENTRAL                   1,285,439       950,883     1,091,564       677,528       490,779      2,695,479       12,418,755
REGION                          9.6%          7.1%          8.2%          5.1%          3.7%          20.2%            93.1%
TOTALS                   37,223,556    23,437,564    22,324,091    14,397,329     9,860,531     52,211,156      287,506,184
                                 81            83            52            45            34             46            1,171
                       $      28.96   $     24.65   $     20.45   $     21.25   $     20.09   $      19.37   $        23.15
NORTHEAST                 1,415,681     1,181,330     1,031,602     1,060,091       944,046      1,953,642       18,024,488
REGION                          7.5%          6.2%          5.4%          5.6%          5.0%          10.3%            95.0%
TOTALS                   36,139,150    29,180,471    27,066,306    23,081,229    22,942,420     57,208,736      473,239,542
                                116            66            52            48            32             44            1,445
                       $      25.53   $     24.70   $     26.24   $     21.77   $     24.30   $      29.28   $        26.26
SOUTHEAST                   330,276       354,743       440,007       594,621        33,750      1,091,326        8,399,969
REGION                          3.8%          4.1%          5.1%          6.8%          0.4%          12.6%            96.7%
TOTALS                    7,352,130     5,389,996     6,368,597    13,663,341       545,976     20,963,612      157,258,880
                                 21            18             9             8             5             10              698
                       $      22.26   $     15.19   $     14.47   $     22.98   $     16.18   $      19.21   $        18.72
SOUTHWEST                   565,885       539,351        74,924       522,951       171,843        183,159        6,595,643
REGION                          7.9%          7.6%          1.1%          7.3%          2.4%           2.6%            92.6%
TOTALS                    9,713,299     9,497,736     1,367,499     8,598,631     3,017,761        887,062      109,901,001
                                 44            19             5             9             2              3              676
                       $      17.16   $     17.61   $     18.25   $     16.44   $     17.56   $       4.84   $        16.66
WEST                      1,095,685     1,007,586       282,593       352,302       216,330        195,508        8,371,902
REGION                         12.5%         11.5%          3.2%          4.0%          2.5%           2.2%            95.2%
TOTALS                   23,268,345    14,899,123     5,669,678     7,464,701     6,193,196      2,468,508      158,250,735
                                 72            24            12            10             7              4            1,051
                       $      21.24   $     14.79   $     20.06   $     21.19   $     28.63   $      12.63   $        18.90
PACIFIC                     538,589       376,523       814,607       513,045       794,965        773,305        9,096,302
REGION                          5.6%          3.9%          8.4%          5.3%          8.2%           8.0%            93.8%
TOTALS                   13,762,478     9,581,781    17,094,691    14,236,129    24,405,886     12,780,746      212,434,793
                                 49            23            29            20            16             21              664
                       $      25.55   $     25.45   $     20.99   $     27.75   $     30.70   $      16.53   $        23.35
PORTFOLIO                 5,231,555     4,410,416     3,735,297     3,720,538     2,651,713      6,892,419       62,907,059
TOTALS                          7.9%          6.6%          5.6%          5.6%          4.0%          10.3%            94.4%
                        127,458,959    91,986,671    79,890,861    81,441,360    66,965,770    146,519,819    1,398,591,135
                                383           233           159           140            96            128            5,705
                       $      24.36   $     20.86   $     21.39   $     21.89   $     25.25   $      21.26   $        22.23

---------------

(1) Total net rentable square feet represented by expiring leases.

(2) Percentage of total net rentable feet represented by expiring leases.

(3) Annualized Rent is the monthly contractual rent under existing leases as of March 31, 1998 multiplied by 12. This amount reflects total base rent before any rent abatements, but includes expense reimbursements. Total rent abatements for leases in effect as of March 31, 1998 for the 12 months ending March 31, 1998 are approximately $9.3 million.

LEASE EXPIRATIONS -- TOTAL PORTFOLIO

     The following table sets forth a summary schedule of the lease expirations for the Office Properties for leases in place as of March 31, 1998, assuming that none of the tenants exercise renewal options or termination rights, if any, at or prior to the scheduled expirations:

                                                                                      ANNUALIZED    PERCENTAGE OF
                                        SQUARE     PERCENTAGE                           RENT OF      ANNUALIZED
                          NUMBER OF   FOOTAGE OF    OF TOTAL        ANNUALIZED RENT    EXPIRING        RENT OF
     YEAR OF LEASE         LEASES      EXPIRING     OCCUPIED          OF EXPIRING     LEASES PER      EXPIRING
       EXPIRATION         EXPIRING      LEASES     SQUARE FEET          LEASES        SQUARE FOOT     LEASES(1)
     -------------        ---------   ----------   -----------      ---------------   -----------   -------------
1998(2).................    1,006      4,215,931        6.8%        $   89,004,475      $21.11            6.4%
1999....................      950      6,401,132       10.3            136,547,816       21.33            9.8
2000....................      984      8,381,693       13.5            182,947,012       21.83           13.1
2001....................      864      9,429,228       15.1            212,043,981       22.49           15.1
2002....................      762      7,837,137       12.6            183,784,411       23.45           13.1
2003....................      383      5,231,555        8.4            127,458,959       24.36            9.1
2004....................      233      4,410,416        7.1             91,986,671       20.86            6.6
2005....................      159      3,735,297        6.0             79,890,861       21.39            5.7
2006....................      140      3,720,538        6.0             81,441,360       21.89            5.8
2007....................       96      2,651,713        4.3             66,965,770       25.25            4.8
2008....................       58      2,252,516        3.6             55,453,467       24.62            4.0
2009....................       24        790,533        1.3             19,744,576       24.98            1.4
2010 and beyond.........       46      3,131,059        5.0             71,321,776       22.78            5.1
                            -----     ----------      -----         --------------                      -----
Total/Weighted
  Average...............    5,705     62,188,748      100.0%(3)     $1,398,591,135      $22.23          100.0%
                            =====     ==========      =====         ==============                      =====

---------------

(1) Based on currently payable rent.

(2) Represents lease expirations from April 1, 1998 to December 31, 1998 and month-to-month leases.

(3) Reconciliation of total net rentable square footage is as follows:

                                                              SQUARE      PERCENTAGE
                                                             FOOTAGE       OF TOTAL
                                                             -------      ----------
Square footage occupied by tenants......................    62,188,748      93.36%
Square footage used for management offices and building
  use, and remeasurement adjustments....................       718,311       1.08%
                                                            ----------      -----
Total occupied square footage...........................    62,907,059      94.44%
Square footage vacant...................................     3,703,391       5.56%
                                                            ----------      -----
Total net rentable square footage.......................    66,610,450      100.0%
                                                            ==========      =====

LEASE DISTRIBUTIONS

     The following table sets forth information relating to the distribution of the Office Property leases, based on rentable square feet under lease, as of March 31, 1998:

                                                              PERCENTAGE                                   PERCENTAGE
                                                             OF AGGREGATE                    ANNUALIZED   OF AGGREGATE
                           NUMBER   PERCENT       TOTAL       PORTFOLIO                       RENT PER     PORTFOLIO
       SQUARE FEET           OF     OF ALL      OCCUPIED       OCCUPIED       ANNUALIZED       SQUARE      ANNUALIZED
       UNDER LEASE         LEASES   LEASES     SQUARE FEET   SQUARE FEET         RENT           FOOT          RENT
       -----------         ------   -------    -----------   ------------     ----------     ----------   ------------
2,500 or Less............  2,101      36.8%     2,608,527         4.2%      $   53,033,799     $20.33          3.8%
2,501-5,000..............  1,231      21.6      4,408,417         7.1           93,233,621      21.15          6.7
5,001-7,500..............    662      11.6      4,051,615         6.5           85,902,110      21.20          6.1
7,501-10,000.............    341       6.0      2,949,556         4.8           63,822,566      21.64          4.6
10,001-20,000............    693      12.1      9,756,440        15.7          211,689,949      21.70         15.1
20,001-40,000............    374       6.6     10,217,776        16.4          232,610,246      22.77         16.6
40,001-60,000............    132       2.3      6,411,864        10.3          144,903,115      22.60         10.4
60,001-100,000...........     94       1.6      7,039,652        11.3          174,382,138      24.77         12.5
100,001 or Greater.......     77       1.4     14,744,901        23.7          339,013,591      22.99         24.2
                           -----     -----     ----------       -----       --------------                   -----
Total/Weighted Average...  5,705     100.0%    62,188,748       100.0%      $1,398,591,135     $22.23        100.0%
                           =====     =====     ==========       =====       ==============                   =====

OCCUPANCY

     The table below sets forth weighted average occupancy rates, based on square feet occupied, of the Office Properties owned by the Company at the indicated dates:

                                                                         PERCENTAGE OF
                                                           AGGREGATE       RENTABLE
                                                           RENTABLE       SQUARE FEET
                         DATE                             SQUARE FEET      OCCUPIED
                         ----                             -----------    -------------
December 31, 1992.....................................     9,095,684          73%
December 31, 1993.....................................    13,550,553          80
December 31, 1994.....................................    18,505,591          88
December 31, 1995.....................................    23,097,222          86
December 31, 1996.....................................    29,127,289          90
December 31, 1997.....................................    65,291,790          94
March 31, 1998........................................    66,610,450          94

LEGAL PROCEEDINGS

     Neither the Company nor any of the Properties is presently subject to any material litigation nor, to the Company's knowledge, is any litigation threatened against the Company or any of the Properties, other than actions which the Company does not believe to be material or routine actions for negligence and other claims and administrative proceedings arising in the ordinary course of business, some of which are expected to be covered by liability insurance and all of which collectively are not expected to have a material adverse effect on the liquidity, business, results of operations or financial condition of the Company.

                                   MANAGEMENT

TRUSTEES AND EXECUTIVE AND SENIOR OFFICERS

     The Board of Trustees of the Company currently consists of eleven trustees, eight of whom are not employees or affiliates of the Company, the Operating Partnership or the Equity Group. The Board of Trustees is divided into three classes of trustees. The initial terms of the first, second and third classes will expire in 1998, 1999 and 2000, respectively. Beginning in 1998, trustees of each class will be chosen for three-year terms upon the expiration of their current terms, and each year, one class of trustees will be elected by the shareholders. The Company believes that classification of the Board of Trustees will help to assure the continuity and stability of the Company's business strategies and policies as determined by the Board of Trustees.

     Information concerning the trustees and executive and senior officers of the Company is set forth below.

NAME                             AGE                           OFFICES HELD
----                             ---                           ------------
Samuel Zell....................  56    Chairman of the Board, Trustee (term expires in 1998)
Timothy H. Callahan............  47    President, Chief Executive Officer, Trustee (term expires in
                                       1999)
Michael A. Steele..............  51    Chief Operating Officer and Executive Vice President -- Real
                                       Estate Operations
Richard D. Kincaid.............  36    Executive Vice President, Chief Financial Officer
Stanley M. Stevens.............  49    Executive Vice President, Chief Legal Counsel and Secretary
Gary A. Beller.................  51    Executive Vice President -- Parking Facilities
Jeffrey L. Johnson.............  38    Chief Investment Officer and Senior Vice President --
                                       Investments
David H. Crawford..............  41    Senior Vice President -- Administration and General Counsel
                                       for Property Operations
Sybil J. Ellis.................  44    Senior Vice President -- Acquisitions
Frank Frankini.................  43    Senior Vice President -- Design & Construction
Frances P. Lewis...............  44    Senior Vice President -- Corporate Communications
Diane M. Morefield.............  39    Senior Vice President -- Finance/Capital Markets
David H. Naus..................  43    Senior Vice President -- Acquisitions
Michael E. Sheinkop............  35    Senior Vice President -- Portfolio Management
Peter D. Johnson...............  40    Senior Vice President -- Southwest Region
Peter H. Adams.................  51    Senior Vice President -- Pacific Region
Kim J. Koehn...................  42    Senior Vice President -- West Region
Christopher P. Mundy...........  36    Senior Vice President -- Northwest Region
Arvid J. Povilaitis............  38    Senior Vice President -- Central Region
Mark E. Scully.................  40    Senior Vice President -- Southeast Region
Sheli Z. Rosenberg.............  56    Trustee (term expires in 2000)
Thomas E. Dobrowski............  54    Trustee (term expires in 1998)
James D. Harper, Jr. ..........  64    Trustee (term expires in 1999)
Peter Linneman.................  47    Trustee (term expires in 2000)
Jerry M. Reinsdorf.............  62    Trustee (term expires in 1998)
William M. Goodyear............  50    Trustee (term expires in 1999)
David K. McKown................  60    Trustee (term expires in 2000)
H. Jon Runstad.................  56    Trustee (term expires in 1998)
Edwin N. Sidman................  55    Trustee (term expires in 1998)

     Samuel Zell has been a trustee and Chairman of the Board of the Company since October 1996. For more than five years, Mr. Zell has served as Chairman of the Board of Directors of Equity Group Investments, L.L.C. an owner, manager and financier of real estate and corporations ("EGI"). For more than five years, Mr. Zell has served as Chairman of the Boards of Directors of Anixter International Inc., a provider of integrated network and cabling solutions ("Anixter"), American Classic Voyages Co., an owner and operator of cruise lines ("ACV"), and Manufactured Home Communities, Inc., a real estate investment trust specializing in the ownership and management of manufactured home communities ("MHC"). Since March 1993, Mr. Zell has served as Chairman of the Board of Equity Residential Properties Trust, an owner and operator of multifamily residential properties ("EQR"). Since January 1995, Mr. Zell has served as a director of TeleTech Holdings, Inc., a provider of telephone and computer based customer care solutions. Since April 1996, Mr. Zell has served as a director of Ramco Energy plc, an independent oil company based in the United Kingdom. Since March 1997, Mr. Zell has served as a director of Chart House Enterprises, Inc., an owner and operator of restaurants. Since April 1997, Mr. Zell has served as the Chairman of the Board of Directors of Jacor Communications, Inc., an owner of radio stations ("Jacor"). Since March 1998, Mr. Zell has served as a director of Fred Meyer, Inc., a large domestic food retailer and operator of multi-department stores.

     Timothy H. Callahan has been a trustee and Chief Executive Officer and President of the Company since October 1996. Mr. Callahan has served on the Board of Managers and has been the Chief Executive Officer of EOH and Equity Office Properties, L.L.C., a property manager of office buildings ("EOP LLC"), from August 1996 until October 1997. Mr. Callahan was Executive Vice President and Chief Financial Officer of EGI from January 1995 until August 1996, was Executive Vice President of EGI from November 1994 through January 1995 and was Senior Vice President of EGI from July 1992 until November 1994. Mr. Callahan was a Director of MHC from May 1996 until October 1997. Mr. Callahan was Vice President -- Finance of the Edward J. DeBartolo Corporation, a developer, owner and operator of shopping centers, in Youngstown, Ohio, from July 1988 until July 1992. Mr. Callahan was employed by Chemical Bank, a commercial bank located in New York, New York, from July 1973 until March 1987.

     Michael A. Steele has been Chief Operating Officer and Executive Vice President -- Real Estate Operations for the Company since February 1998 and was Executive Vice President -- Real Estate Operations for the Company from October 1996 until February 1998. Mr. Steele was President and Chief Operating Officer of EOP LLC from July 1995 until October 1997. Mr. Steele was Executive Vice President of EOH from July 1995 until October 1997. Mr. Steele was President and Chief Operating Officer of Equity Office Properties, Inc., a subsidiary of EGI which provided real estate property management services ("EOP, Inc."), from November 1993 through October 1995. Mr. Steele was President and Chief Executive Officer of First Office Management, a former division of Equity Property Management, Inc., that provided real estate property management services ("FOM"), from June 1992 until October 1993. Mr. Steele was Senior Vice President and regional director for Rubloff, Inc., a full service real estate company in Chicago, Illinois, from April 1987 until June 1992.

     Richard D. Kincaid has been Executive Vice President and Chief Financial Officer of the Company since March 1997 and was Senior Vice President and Chief Financial Officer of the Company from October 1996 until March 1997. Mr. Kincaid was Senior Vice President and Chief Financial Officer of EOH from July 1995 until October 1997. Mr. Kincaid was Senior Vice President of EGI from February 1995 until July 1995. Mr. Kincaid was Senior Vice President of the Yarmouth Group, a real estate investment company in New York, New York, from August 1994 until February 1995. Mr. Kincaid was Senior Vice President -- Finance for EGI from December 1993 until July 1994. Mr. Kincaid was Vice President -- Finance for EGI from August 1990 until December 1993. Mr. Kincaid was Vice President for Barclays Bank PLC, a commercial bank located in Chicago, Illinois, from August 1987 until August 1990.

     Stanley M. Stevens has been Executive Vice President, Chief Legal Counsel and Secretary of the Company since October 1996. Mr. Stevens was Executive Vice President and General Counsel of EOH from September 1996 until October 1997. Mr. Stevens was a vice president of Rosenberg & Liebentritt, P.C., a law firm in Chicago, Illinois, from December 1993 until September 1996. Mr. Stevens was a partner at Rudnick & Wolfe, a national law firm based in Chicago, Illinois, from October 1987 until December 1993.

     Gary A. Beller has been Executive Vice President of the Company since March 1997. Mr. Beller has been President of Equity Capital Holdings L.L.C., the general partner of Equity Capital Holdings, L.P., an asset manager of parking facilities, since August 1997. Mr. Beller was Senior Vice President -- Redevelopment of Equity Assets Management, Inc., a former subsidiary of EGI which provided real estate asset management services ("EAM") from October 1987 until March 1997.

     Jeffrey L. Johnson has been Chief Investment Officer and Senior Vice President -- Investments for the Company since February 1998 and was Senior Vice President -- Investments for the Company from October 1996 until February 1998. Mr. Johnson was Senior Vice President -- Asset Management for EOH from

July 1996 until October 1997. Mr. Johnson was Senior Vice President -- Acquisitions for EOH from July 1995 until July 1996. Mr. Johnson was Senior Vice President -- Acquisitions of EOP, Inc. from December 1994 until July 1995 and was Vice President -- Acquisitions of EOP, Inc. from November 1993 until December 1994. Mr. Johnson was Vice President -- Acquisitions of EAM from September 1990 until October 1993. Mr. Johnson was an Investor and Asset Manager for Aldrich Eastman Waltch, Inc., a real estate advisor in Boston, Massachusetts, from August 1987 until August 1990. Mr. Johnson was Senior Project Manager in the real estate investment group for First Wachovia, Inc., a commercial bank in Winston-Salem, North Carolina, from July 1983 until August 1987.

     David H. Crawford has been Senior Vice President -- Administration and General Counsel for Property Operations of the Company since March 1997. Mr. Crawford was Senior Vice President and Associate General Counsel of EOH from September 1996 until October 1997. Mr. Crawford was Senior Vice President and General Counsel of EOH from July 1995 until September 1996 and of EOP LLC from September 1996 until July 1997. Mr. Crawford was Of Counsel to Rosenberg & Liebentritt, P.C. from February 1991 until December 1996. Mr. Crawford was Senior Vice President and General Counsel of EOP, Inc. from November 1993 until July 1995. Mr. Crawford was Vice President and General Counsel of FOM from February 1991 until November 1993. Mr. Crawford was an associate at Kirkland & Ellis, a national law firm based in Chicago, Illinois, from June 1988 until February 1991.

     Sybil J. Ellis has been Senior Vice President -- Acquisitions of the Company since March 1997. Ms. Ellis was Senior Vice President -- Acquisitions of EOH from July 1995 until October 1997. Ms. Ellis was Senior Vice President -- Acquisitions of EOP, Inc. from July 1994 through July 1995 and was Vice President -- Acquisitions of EOP, Inc. from November 1993 until July 1994. Ms. Ellis was Vice President -- Acquisitions of EAM from March 1990 until October 1993.

     Frank Frankini has been Senior Vice President -- Design and Construction of the Company since March 1997. Mr. Frankini was Senior Vice President -- Design and Construction of EOP LLC from July 1995 until October 1997. Mr. Frankini was Senior Vice President -- Engineering and Operations of EOP, Inc. from November 1993 until July 1995. Mr. Frankini was Senior Vice President -- Engineering and Operations of FOM from October 1990 until October 1993. Mr. Frankini was National Director of Engineering and Operations for Rubloff, Inc., a full service real estate company in Chicago, Illinois, from October 1984 until October 1990.

     Frances P. Lewis has been Senior Vice President -- Corporate Communications for the Company since April 1997. Ms. Lewis was Vice President -- Corporate Communications of EGI from November 1994 until April 1997. Ms. Lewis was Vice President -- Publications of EGI from September 1988 until October 1994.

     Diane M. Morefield has been Senior Vice President -- Finance/Capital Markets of the Company since July 1997. Ms. Morefield was Senior Manager in the Corporate Finance practice of Deloitte & Touche, a public accounting and consulting firm, from November 1994 until July 1997. Ms. Morefield was Executive Vice President of the Fordham Company, a real estate development company located in Chicago, Illinois, from November 1993 until November 1994. Ms. Morefield was Team Leader for the Real Estate Group division, in the Midwest, of Barclays Bank, a commercial bank located in Chicago, Illinois, from 1982 until November 1993.

     David H. Naus has been Senior Vice President -- Acquisitions of the Company since March 1997. Mr. Naus was Senior Vice President -- Acquisitions for EOH from December 1995 until October 1997. Mr. Naus was Vice President -- Acquisitions of EOH from July 1995 until December 1995. Mr. Naus was Vice President -- Acquisitions of EOP, Inc. from November 1993 until July 1995. Mr. Naus was Vice President -- Acquisitions of EAM from November 1992 until November 1993. Mr. Naus was Vice President of EAM from October 1988 until November 1992.

     Michael E. Sheinkop has been Senior Vice President -- Portfolio Management for the Company since November 1997. Mr. Sheinkop was Senior Vice President -- Divisional Manager of EOH from March 1997 until October 1997 and for the Company from March 1997 through December 1997. Mr. Sheinkop was Senior Vice President -- Asset Management of EOH from December 1995 until February 1997. Mr. Sheinkop was

Vice President -- Asset Management of EOH from July 1995 until December 1995. Mr. Sheinkop was Vice President -- Asset Management of EOP, Inc. from November 1993 until July 1995. Mr. Sheinkop was Vice President of EAM from March 1990 until November 1993.

     Peter H. Adams has been Senior Vice President -- Pacific Region of the Company since March 1998 and was Regional Vice President -- Pacific Region of the Company from March 1997 until February 1998. Mr. Adams was Vice President -- Group Manager of EOH from July 1994 until March 1997. Mr. Adams was President of Adams Equities, a private real estate consulting firm, from 1990 to 1994.

     Peter D. Johnson has been Senior Vice President -- Southwest Region of the Company since March 1998 and was Regional Vice President -- Southwest Region from January 1998 until February 1998. Mr. Johnson was Senior Vice President -- National Accounts from April 1993 until February 1998.

     Kim J. Koehn has been Senior Vice President -- West Region of the Company since March 1998 and was Regional Vice President -- West Region from March 1997 until February 1998 and was also Regional Vice President -- Southwest Region from March 1997 until December 1997. Mr. Koehn was Senior Vice President -- Asset Management of EOH from December 1995 to February 1997. Mr. Koehn was a Vice President of EOH from June 1993 until December 1995.

     Christopher P. Mundy has been Senior Vice President -- Northeast Region of the Company since March 1998, and was Regional Vice President -- Northeast Region from July 1997 until February 1998. Mr. Mundy was Regional Director -- Leasing of EOH from November 1991 until July 1997.

     Arvid A. Povilaitis has been Senior Vice President -- Central Region of the Company since March 1998 and was Regional Vice President -- Central Region from March 1997 until February 1998. Mr. Povilaitis was Vice President -- Asset Management of EOH from August 1994 until February 1997. Mr. Povilaitis was Vice President -- Investment Properties of Strategic Realty Advisors, Inc., a real estate and advisory company, from January 1994 until August 1994. Mr. Povilaitis was employed at VMS Realty Partners, a sponsor of public and private real estate limited partnerships, from January 1983 until January 1994, most recently serving as Second Vice President.

     Mark E. Scully has been Senior Vice President -- Southeast Region of the Company since March 1998 and was Regional Vice President for the Southeast Region from March 1997 until February 1998. Mr. Scully was Vice President -- Regional Leasing Director of EOH from January 1995 until February 1997. Mr. Scully was Regional Leasing Director of EOH from September 1991 until December 1994.

     Sheli Z. Rosenberg has been a trustee of the Company since March 1997. Since November 1994, Ms. Rosenberg has been Chief Executive Officer and President of EGI. From 1980 until 1997, Ms. Rosenberg was a principal of the law firm of Rosenberg & Liebentritt, P.C. and is now of counsel to the firm. For more than five years, Ms. Rosenberg has served on the Board of Directors of each of the following companies: EGI, AVC, and Anixter. Since March 1993, Ms. Rosenberg has been a trustee of EQR. Since 1994, Ms. Rosenberg has been a director of Jacor and since April 1997, has served as the Vice Chairman of the Board of Directors of Jacor. Ms. Rosenberg was a vice president of First Capital Benefit Administrators, Inc., a wholly owned indirect subsidiary of Great American Management and Investment, Inc., ("FCBA") which filed a Chapter 7 Bankruptcy petition on January 3, 1995, resulting in FCBA's liquidation. On November 15, 1995, an order closing the FCBA bankruptcy case was entered by the Bankruptcy Court for the Central District of California. Since August 1986, Ms. Rosenberg has been a director of MHC. Since April 1997, Ms. Rosenberg has been a director of Illinois Power Co., a supplier of electricity and natural gas in Illinois, the holding company of which is Illinova Corp., of which Ms. Rosenberg is also a director. Since May 1997, Ms. Rosenberg has been a director of CVS Corporation, a drugstore chain.

     Thomas E. Dobrowski has been a trustee of the Company since July 1997. Since December 1994, Mr. Dobrowski has been the managing director of real estate and alternative investments of General Motors Investment Management Corporation ("GMIMCO"), an investment advisor to several pension funds of General Motors Corporation ("GM") and its subsidiaries and to several other clients also controlled by GM. Since March 1993, Mr. Dobrowski has been a director of MHC. Since April 1994, Mr. Dobrowski has been a director of Red Roof Inns, Inc., an owner and operator of hotels. Since May 1997, Mr. Dobrowski has been a director of Taubman Centers Inc., an equity REIT focused on regional shopping centers.

     James D. Harper, Jr. has been a trustee of the Company since July 1997. Since 1982, Mr. Harper has been president of JDH Realty Co., a real estate development and investment company. Since 1988, he has been a co-managing partner in AH Development, S.E. and AH HA Investments, S.E., special limited partnerships formed to develop over 400 acres of land in Puerto Rico. Since May 1993, Mr. Harper has been a trustee of EQR. Since 1993, Mr. Harper has been a trustee of Urban Land Institute. Since 1997, Mr. Harper has been a director of Burnham Pacific Properties Inc., a REIT that owns, develops and manages commercial real estate properties in California. Since June 1997, Mr. Harper has been a director of American Health Properties, Inc., a REIT specializing in health care facilities.

     Peter Linneman has been a trustee of the Company since July 1997. Dr. Linneman has been a Professor of Finance and Public Policy at the Wharton School of the University of Pennsylvania since 1979, the Albert Sussman Professor of Real Estate at the Wharton School since 1989 and a director of the Wharton Real Estate Center since 1986. In addition, he is an Urban Land Institute Research Fellow and a member of the National Association of Real Estate Investment Trusts. Since 1986, Dr. Linneman has been a trustee of Universal Health Realty Trust, a REIT that invests in health care and human service related facilities. Since 1992, Dr. Linneman has been a trustee of Kranzco Realty Trust, a REIT that owns, develops, operates, leases, manages, and invests in neighborhood and community shopping centers and free-standing properties. Since 1993, Dr. Linneman has been a trustee of Gables Residential Properties Trust, a self-administered, self-managed residential property REIT. Since 1996, Dr. Linneman has served as a director of Nevada Investment Holdings, a full service real estate company which focuses on community shopping centers. From 1993 until 1996, Dr. Linneman was Chairman of the Board of Directors of Rockefeller Center Properties, Inc., a REIT which previously held the first mortgage loan relating to Rockefeller Center in New York City.

     Jerry M. Reinsdorf has been a trustee of the Company since July 1997. For more than five years, Mr. Reinsdorf has been the Chairman of the Chicago White Sox baseball team, the Chairman of the Chicago Bulls basketball team, and a partner of Bojer Financial Ltd., a real estate investment company located in Northbrook, Illinois. Since 1996, Mr. Reinsdorf has served as a director of LaSalle National Bank, N.A., a commercial bank in Chicago, Illinois, the holding company of which is LaSalle National Corporation, of which Mr. Reinsdorf is also a director. Since 1993, Mr. Reinsdorf has been a trustee of Northwestern University in Evanston, Illinois. Mr. Reinsdorf is a stockholder, officer and director of Jerbo Holdings I, Inc. ("Jerbo") which is the corporate general partner of a limited partnership which is the general partner of Bojer Realty Limited Partnership-I ("Bojer Realty"). Bojer Realty was a limited partner of Smith Dairy Partnership, Ltd. ("Smith Dairy") and a stockholder of the corporate general partner of Smith Dairy which filed a voluntary petition for relief under Chapter 11 Bankruptcy on January 24, 1994. On February 14, 1995, an order dismissing the Smith Dairy bankruptcy case was entered by the Bankruptcy Court for the Southern District of Florida.

     William M. Goodyear has been a trustee of the Company since July 1997. Since July 1997, Mr. Goodyear has been Chairman of Bank of America, Illinois, the Midwest business development unit of BankAmerica Corporation, a commercial bank. Mr. Goodyear was Chairman and Chief Executive Officer of Bank of America Illinois, a subsidiary of BankAmerica Corporation, from September 1994 until June 1997, at which time it merged with Bank of America NT & SA, a subsidiary of BankAmerica Corporation. For more than two years prior to September 1994, Mr. Goodyear was a Vice Chairman and a member of the Board of Directors of Continental Bank Corporation, the parent company of Continental Bank, N.A., a commercial bank which merged into Bank of America Illinois in September 1994. Since June 1992, Mr. Goodyear has been a member of the Board of Trustees of the Museum of Science and Industry in Chicago, Illinois. Mr. Goodyear has been a member of the Board of Trustees of the University of Notre Dame since May 1996 and of Rush-Presbyterian St. Lukes Medical Center in Chicago, Illinois, since June 1996. Mr. Goodyear has been a member of the Advisory Council for the University of Chicago Graduate School of Business since September 1995.

     David K. McKown has been a trustee of the Company since July 1997. Since 1993, Mr. McKown has been Group Executive of the Diversified Finance and Real Estate Operating Partnership Unit of BankBoston,

N.A., a commercial bank. Mr. McKown was director of Loan Review for BankBoston, N.A. from 1990 until 1993. Mr. McKown serves as a Director of Electrolux Corporation.

     H. Jon Runstad was appointed a trustee of the Company effective January 1, 1998, pursuant to a Right to Purchase Agreement dated as of December 16, 1997, executed in connection with the Wright Runstad Acquisition. Since 1971, Mr. Runstad has been President and Chief Executive Officer of Wright Runstad & Company, a Seattle, Washington based owner, manager and developer of office buildings in the western United States, primarily in the Pacific Northwest. Since 1987, Mr. Runstad has served as a member of the Board of Regents for the University of Washington. Since July 1975, Mr. Runstad has served as a trustee for the Downtown Seattle Association.

     Edwin N. Sidman was appointed a trustee of the Company effective March 1, 1998, pursuant to the Merger Agreement. Mr. Sidman served as Chairman of the Board and a director of Beacon from 1994 until the consummation of the Beacon Merger in December 1997. He is currently the managing partner of The Beacon Companies, a private company involved in real estate investment, development and management. Prior to joining Beacon in 1971, Mr. Sidman practiced law with the predecessor to the firm of Rubin and Rudman in Boston. Mr. Sidman's professional affiliations include service as Senior Vice Chairman of the National Realty Committee. Mr. Sidman is a member of the Board of Trustees of Duke University and a member of the Board of Directors and Executive Committee for the United Way of Massachusetts Bay.

COMPENSATION OF THE BOARD OF TRUSTEES; PAYMENT IN COMMON SHARES

     The Company paid each of its non-employee trustees a pro rated fee in 1997 of $20,000. For the full year of 1998, the Company expects to pay each of its non-employee trustees an annual fee of $40,000. In addition, non-employee trustees who serve on the Executive Committee, Compensation Committee or Audit Committee receive an additional $1,000 per annum for each committee on which they serve. Committee chairs receive an additional $500 per annum. These fees have been and generally are expected to be paid in Common Shares. Trustees who are employees of the Company are not paid any trustees' or committee fees. The Company reimburses its trustees for travel expenses incurred in connection with their activities on behalf of the Company.

     Upon the effective date of the IPO, Mr. Zell and Ms. Rosenberg received grants of options to purchase 200,000 and 50,000 Common Shares, respectively, at $21.00 per share, which options will vest in three equal annual installments (rounded to the nearest whole Common Share) over three years. After the IPO, each trustee (other than Messrs. Zell and Callahan and Ms. Rosenberg) received a grant of options to purchase 10,000 Common Shares at the IPO price. In addition, upon joining the Board of Trustees Mr. Runstad received options to purchase 3,700 Common Shares at a price of $31.50 per share and Mr. Sidman received options to purchase 2,100 Common Shares at a price of $29.50 per share, each representing a pro rated portion of the options granted to the Trustees after the IPO. Under the Company's 1997 Amended and Restated Employee Share Option and Share Award Plan (the "Employee Plan"), each trustee then in office (including Messrs. Zell and Callahan and Ms. Rosenberg for the years after 1997) will receive an annual grant of options to purchase 10,000 Common Shares at the then current market price on the date of the meeting of the Board of Trustees held immediately after the annual meeting of the Company's shareholders. These grants of options to purchase 10,000 Common Shares will vest as follows: options for 3,333 Common Shares will vest six months after the grant date, options for an additional 3,333 Common Shares will vest on the first anniversary of the grant date, and options for the remaining 3,334 Common Shares will vest on the second anniversary of the grant date. Trustees who perform other functions for the Company may receive additional options under the Employee Plan.

     On February 17, 1998, the Compensation Committee granted fully vested options to purchase 500,000 Common Shares to Mr. Zell, 94,500 Common Shares to each of Ms. Rosenberg and Mr. Harper and 47,250 Common Shares to each of Messrs. Dobrowski, Linneman, Reinsdorf, Goodyear and McKown, at an exercise price of $29.50 per share.

EXECUTIVE COMPENSATION

     The following tables show information with respect to the annual compensation (including option grants) for services rendered to the Company for the fiscal year ended December 31, 1997, by the chief executive officer and those persons who were, at December 31, 1997, the other four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                       ANNUAL COMPENSATION          LONG-TERM COMPENSATION
                                      ---------------------   -----------------------------------
                                                                      AWARDS             PAYOUTS
                                                              -----------------------   ---------
                                                                           SECURITIES
                                                              RESTRICTED   UNDERLYING   LONG-TERM
                                                                SHARE       OPTIONS     INCENTIVE    ALL OTHER
                                       SALARY      BONUS       AWARD(S)     GRANTED      PAYOUTS    COMPENSATION
 NAME AND PRINCIPAL POSITION   YEAR    ($)(1)      ($)(2)       ($)(3)       (#)(4)        ($)         ($)(5)
 ---------------------------   ----   --------   ----------   ----------   ----------   ---------   ------------
Timothy H. Callahan,.........  1997   $600,000   $1,050,000   $4,976,875    450,000         0          $9,600
President and Chief Executive
Officer
Michael A. Steele,...........  1997    265,000      525,000    1,523,375    250,000         0           9,600
Chief Operating Officer and
Executive Vice President --
Real Estate Operations
Richard D. Kincaid,..........  1997    235,000      465,000    1,523,375    250,000         0           9,600
Executive Vice President and
Chief Financial Officer
Stanley M. Stevens,..........  1997    325,000      375,000      627,000    225,000         0           9,600
Executive Vice President and
Chief Legal Counsel
Jeffrey L. Johnson,..........  1997    225,000      275,000      330,000    183,500         0           9,600
Senior Vice President and
Chief Investment Officer

---------------
(1) Amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of these officers.

(2) Cash bonuses are reported in the year earned, even if paid in a subsequent year.

(3) On September 22, 1997 and December 16, 1997, the Compensation Committee of the Board of Trustees granted restricted shares to certain of the Company's executive officers pursuant to the Employee Plan. Mr. Callahan was granted awards of 85,000 and 70,000 Common Shares, respectively, and Mr. Steele and Mr. Kincaid were each granted awards of 17,000 and 30,000 Common Shares, respectively. In addition, on December 16, 1997, the Compensation Committee of the Board of Trustees granted Mr. Stevens an award of 19,000 Common Shares and Mr. Johnson an award of 10,000 Common Shares. These awards will vest over a five-year period after being granted (50% after year three, 25% after year four, and 25% after year five). The dollar value shown in the table for the restricted Common Shares is based on the closing prices of the Common Shares on September 22, 1997 and December 16, 1997, the dates of grant. This valuation does not take into account the diminution in value attributable to the restrictions applicable to the Common Shares. The total number of restricted Common Shares held by each named executive officer and the value of such restricted shares at December 31, 1997, the last trading day of the year, was as follows:

                                                                      NUMBER OF        VALUE AT
                                                                     RESTRICTED      DECEMBER 31,
                                NAME                                COMMON SHARES      1997 ($)
                                ----                                -------------    ------------
    Timothy H. Callahan.........................................       155,000        $4,892,188
    Michael A. Steele...........................................        47,000         1,483,438
    Richard D. Kincaid..........................................        47,000         1,483,438
    Stanley M. Stevens..........................................        19,000           599,688
    Jeffrey L. Johnson..........................................        10,000           315,625

     Distributions are paid on all restricted Common Shares at the same rate as on unrestricted Common Shares.

(4) Securities underlying options are reported in the year granted.

(5) Includes employer matching and profit-sharing contributions to the Company's 401(k) Retirement Savings Plan.

                       OPTION GRANTS IN FISCAL YEAR 1997

                                                                                                    POTENTIAL REALIZABLE
                                                                                                      VALUE AT ASSUMED
                                         PERCENT OF TOTAL                                              ANNUAL RATES OF
                            NUMBER OF        OPTIONS                                                 COMMON SHARE PRICE
                            SECURITIES      GRANTED TO                                                APPRECIATION FOR
                            UNDERLYING    EMPLOYEES AND     EXERCISE PRICE                             OPTION TERM(1)
                             OPTIONS       TRUSTEES IN        PER COMMON        EXPIRATION        -------------------------
           NAME             GRANTED(2)     FISCAL YEAR         SHARE(3)            DATE             5%(4)         10%(5)
           ----             ----------   ----------------   --------------   -----------------    ----------    -----------
Timothy H. Callahan.......   200,000           9.6%             $21.00            July 7, 2007    $2,642,000    $ 6,694,000
                             250,000                             33.00       December 16, 2007     5,187,500     13,147,500
Michael A. Steele.........   150,000           5.3               21.00            July 7, 2007     1,981,500      5,020,500
                             100,000                             33.00       December 16, 2007     2,075,000      5,259,000
Richard D. Kincaid........   150,000           5.3               21.00            July 7, 2007     1,981,500      5,020,500
                             100,000                             33.00       December 16, 2007     2,075,000      5,259,000
Stanley M. Stevens........   150,000           4.8               21.00            July 7, 2007     1,981,500      5,020,500
                              75,000                             33.00       December 16, 2007     1,556,250      3,944,250
Jeffrey L. Johnson........   125,000           3.9               21.00            July 7, 2007     1,651,250      4,183,750
                              58,500                             33.00       December 16, 2007     1,213,875      3,076,515

---------------
(1) In accordance with the rules of the Commission, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound share price appreciation of 5% and 10% from the date the options were granted over the full option term. No gain to the optionee is possible without an increase in the price of Common Shares, which would benefit all shareholders.

(2) All options are granted at the fair market value of the Common Shares at the date of grant. Options granted are for a term of not more than ten years from the date of grant and vest in three equal annual installments (rounded to the nearest whole Common Share) over three years.

(3) The exercise price for the initial grant of options on July 7, 1997 was based on the IPO price. The exercise price for the grant of options on December 16, 1997 was the closing price of the Common Shares on the date of grant.

(4) An annual compound share price appreciation of 5% from the IPO price of $21.00 and the December 16, 1997 closing price of $33.00 per Common Share yields a price of $34.21 and $53.75 per Common Share, respectively.

(5) An annual compound share price appreciation of 10% from the IPO price of $21.00 and the December 16, 1997 closing price of $33.00 per Common Share yields a price of $54.47 and $85.59 per Common Share, respectively.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997
                       AND FISCAL YEAR-END OPTION VALUES

                                                    NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AT
                                                OPTIONS AT FISCAL YEAR-END(#)         FISCAL YEAR-END($)
                     NAME                         EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE(1)
                     ----                       -----------------------------    ----------------------------
Timothy H. Callahan...........................            0/450,000                      0/2,112,500
Michael A. Steele.............................            0/250,000                      0/1,584,375
Richard D. Kincaid............................            0/250,000                      0/1,584,375
Stanley M. Stevens............................            0/225,000                      0/1,584,375
Jeffrey L. Johnson............................            0/183,500                      0/1,320,313

---------------

(1) Represents the market value of a Common Share at December 31, 1997 ($31.5625) less the exercise price of in-the-money options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee members are Messrs. Harper and McKown and Ms. Rosenberg.

     Mr. Zell and Ms. Rosenberg serve as members of the board of directors of EGI, as well as numerous other non-public companies owned in whole or in part by Mr. Zell or his affiliates (the "Equity Group Companies"), which companies do not have compensation committees. Ms. Rosenberg is the President and Chief Executive Officer of EGI and, with respect to the Equity Group Companies, the directors and executive officers of those companies include Mr. Zell and Ms. Rosenberg.

     For a description of certain transactions with members of the Board of Trustees or their affiliates, see "Certain Relationships and Related Transactions."

LIMITATION OF LIABILITY AND INDEMNIFICATION

     Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time (the "Maryland REIT Law"), permits a Maryland REIT to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Company's declaration of trust, as amended from time to time, and as filed with the State Department of Assessments and Taxation of Maryland (the "Declaration of Trust"), contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

     The Declaration of Trust authorizes the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former trustee or officer or (b) any individual who, while a trustee of the Company and at the request of the Company, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former trustee or officer of the Company. The Bylaws obligate the Company, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer who is made party to the proceeding by reason of his service in that capacity or (b) any individual who, while a trustee or officer of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The Declaration of Trust and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify a trustee or officer (or any former trustee or officer) who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity against reasonable expenses incurred in connection with the proceeding.

     The Maryland REIT Law permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law, as amended from time to time (the "MGCL"), for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The foregoing limitations on indemnification are expressly set forth in the Bylaws. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless, in either case, a court orders indemnification and then only for expenses. Under the MGCL, as a condition to advancing expenses, as required by the Bylaws, the Company must first receive (a) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. In addition, Mr. Dobrowski will be indemnified by GMIMCO and will be covered by an insurance policy maintained by GM, of which GMIMCO is a subsidiary, in connection with serving on the Board.

     The limited partnership agreement of the Operating Partnership (the "Partnership Agreement") also provides for indemnification of the Company and its officers and trustees to the same extent that indemnification is provided to officers and trustees of the Company in its Declaration of Trust, and limits the liability of the Company and its officers and trustees to the Operating Partnership and its respective partners to the same extent that the Declaration of Trust limits the liability of the officers and trustees of the Company to the Company and its shareholders.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FORMATION TRANSACTIONS

     BACKGROUND. The Company was formed pursuant to the consolidation (the "Consolidation") in July 1997 of the ownership of the Properties owned by the four Zell/Merrill Lynch institutional real estate investment funds (each a "ZML Fund" and collectively, the "ZML Funds") and the office property management business of EOH and the office property asset management business and the parking asset management business of EGI and EOH relating to the Properties that were contributed to the Company in the Consolidation (the "Management Business") owned by the Equity Group. The ZML Funds were formed during the period from 1988 to 1996 to acquire, improve, own, manage, operate and dispose of primarily office properties.

     Each ZML Fund consisted of (i) a limited partnership organized under the laws of the State of Illinois (each a "ZML Opportunity Partnership"), (ii) a general partner of such ZML Opportunity Partnership (each a "ZML Partner") which was controlled by Mr. Zell and in which Merrill Lynch & Co. ("Merrill Lynch") was a limited partner and (iii) a Delaware corporation or Maryland real estate investment trust (each a "ZML REIT"), as the case may be, that served as the majority limited partner in ZML Opportunity Partnerships I and II and the sole limited partner in ZML Opportunity Partnerships III and IV. There were several institutional investor limited partners in ZML Opportunity Partnerships I and II (collectively, "Investor Limited Partners") in addition to ZML REITs I and II. All of the Investor Limited Partners were given an opportunity to convert their interest into an interest in the corresponding ZML REIT in connection with the Consolidation (which interests were subsequently converted into Common Shares as described below), and all but one Investor Limited Partner (in ZML Opportunity Partnership II) elected to do so.

     CONSOLIDATION. In advance of or simultaneous with the IPO, the Company engaged in the transactions described below, which were designed to consolidate the ownership of the Office Properties, the Parking Facilities and the Management Business, to facilitate the IPO and to enable the Company to qualify as a REIT for federal income tax purposes commencing with the taxable year ending December 31, 1997.

     - The ZML Opportunity Partnerships, the predecessor owners of the Office Properties and Parking Facilities that comprised the Company's initial portfolio, contributed to the Operating Partnership all of their interests in such Office Properties and Parking Facilities.

     - The ZML REITs (each a majority or sole limited partner of a ZML Opportunity Partnership) merged into the Company, with the Company succeeding to their interest in, and also becoming the managing general partner of, the ZML Opportunity Partnerships.

     - Certain entities (collectively, the "Equity Group") owned directly or indirectly by certain trusts (together with certain partnerships comprised of such trusts, the "Equity Group Owners") established for the benefit of the families of Mr. Zell and of Mr. Robert Lurie, the deceased former partner of Mr. Zell, contributed to the Operating Partnership substantially all of the interests in the Management Business.

     - Shareholders in the ZML REITs received Common Shares in exchange for their interests in the ZML REITs.

     - Partners in the ZML Opportunity Partnerships (including the Company as the successor to the ZML REITs) received Units (to be distributed over the two-year period ending July 11, 1999). Such Units are intended to correspond in value to, and be exchangeable commencing two years following the closing of the IPO for, Common Shares or, at the Company's option, cash equal to the fair market value of such Common Shares.

     - Units in the Operating Partnership were issued to the Equity Group in exchange for the Management Business, which Units will be exchangeable for Common Shares, or, at the Company's option, the cash equivalent thereof, commencing one year following the closing of the IPO.

     - The Management Business made a distribution to the Equity Group Owners of cash on hand from pre-closing operations, which funds were not acquired by the Company pursuant to the Consolidation. Affiliates of Mr. Zell received approximately $11.4 million of such distribution.

     - The Operating Partnership and EOH transferred the Managed Property Business to EOP Management Company, in which the Operating Partnership now owns nonvoting stock representing 95% of the equity interest and EOH owns all of the voting stock, representing 5% of the equity interest.

LEASES AND PARKING OPERATIONS

     The Company leases office space owned by Two North Riverside Plaza Joint Venture, a partnership comprised of trusts established for the benefit of the families of Mr. Zell and Mr. Lurie, at Two North Riverside Plaza, Chicago, Illinois 60606. In addition, EGI, an entity owned by the Equity Group Owners, and its affiliates have in the past provided the Company and its predecessors with certain administrative, office facility services and other services with respect to certain aspects of the Company's business, including, but not limited to, financial and accounting services, tax services, investor relations, and other services. The Company paid approximately $5,272,100, $12,684,700 and $12,786,000 during the three months ended March 31, 1998 and the years ended December 31, 1997 and 1996, respectively, to EGI and its affiliates for such office space and services, which amounts were calculated to approximate a market rental rate for the office space and the actual cost of providing these services. See Note 9 of the Notes to the 1996 Combined Financial Statements of Equity Office Predecessors included elsewhere in this Prospectus. The independent members of the Board of Trustees annually review and approve the rates charged by EGI for services rendered to the Company.

     EQR and certain other affiliates of the Company and the Operating Partnership lease space in certain of the Office Properties. The terms of the leases are consistent with terms of unaffiliated tenants' leases. Total rents and other amounts paid by affiliates under their respective leases were approximately $69,700, $2,959,600, $3,471,500 and $2,657,500 for the three months ended March 31, 1998 and the years ended December 31, 1997, 1996 and 1995, respectively.

     SZ Parking Limited Partnership, an affiliate of the Equity Group Owners, has an indirect 10% limited partnership interest in Standard Parking Limited Partnership ("SPLP") which manages the parking operations of certain Office Properties. Management believes amounts paid to SPLP are equivalent to market rates for such services.

     The Company entered into various lease agreements with SPLP or affiliates of SPLP whereby SPLP or its affiliates lease certain Parking Facilities from the Company. Certain of these lease agreements provide SPLP or its affiliates with annual successive options to extend the term of the lease through various dates. The rent paid in the three months ended March 31, 1998 and the years ended December 31, 1997, 1996 and 1995 under these lease agreements was approximately $3,090,700, $11,049,000, $3,161,500 and $1,691,600, respectively. In accordance with certain of these leases, the Company may be obligated to make an early termination payment if agreement is not reached as to rent amounts to be paid.

EQUITY GROUP DISTRIBUTIONS AND FEES

     The partners of the ZML Partners, affiliates of the Equity Group Owners, have received distributions and fees from the Company through their ownership interests in the ZML Partners of approximately $4,386,500, $30,322,500 and $8,603,600 for the three months ended March 31, 1998 and the years ended December 31, 1997 and 1996, respectively.

WRIGHT RUNSTAD ACQUISITION

     In connection with the Wright Runstad Acquisition, H. Jon Runstad was elected as a trustee of the Company effective January 1, 1998. Mr. Runstad received, directly and indirectly, 552,968 Units in exchange for his interest in the ten Office Properties and WRALP. Also, Thomas E. Dobrowski, a trustee of the Company, is the managing director of real estate and alternative investments of General Motors Investment

Management Corporation, an investment advisor to several pension funds of GM and its subsidiaries and to several clients also controlled by GM, including First Plaza, which received $192.4 million in cash, 3,435,688 Common Shares and warrants to purchase 3,350,000 Common Shares in exchange for First Plaza's interest in the Office Properties acquired in the Wright Runstad Acquisition.

MISCELLANEOUS

     In March 1997, the ZML Partners of ZML Opportunity Partnerships I and II made certain payments to the IRS in connection with closing agreements pursuant to which the IRS agreed that neither ZML REIT I nor ZML REIT II would be disqualified as a REIT as a result of certain technical violations of the REIT provisions of the Code. The amounts of such payments were $15,000 and $5,270,000, respectively, for ZML REITs I and II.

     EOP Management Company has entered into third-party management contracts, on terms equivalent to third-party transactions, with respect to properties not owned by the Company, but that are owned or controlled by the Equity Group. See "Risk Factors -- Conflicts of Interest Could Result In Decisions Not In the Company's Best Interests." Income recognized for similar services rendered for the three months ended March 31, 1998 and the years ended December 31, 1997, 1996 and 1995, was approximately $1,161,400, $4,949,600, $5,120,000, and
$5,899,000, respectively.

     Rosenberg & Liebentritt, P.C., a law firm in which Ms. Rosenberg, a trustee, was a principal until September 11, 1997 and is now of counsel, received legal fees from the Company of $2,215,900, $3,005,700, $3,480,500 and $3,230,100 for the three months ended March 31, 1998 and the years ended December 31, 1997, 1996 and 1995, respectively.

     Certain services for the Company's tenants that may not be permissibly undertaken by a REIT are conducted through Tenant Services Corp. owned entirely by affiliates of the Equity Group Owners. The Company pays Tenant Services Corp. a fee for such services. The Company has no control over, or ownership interest in, Tenant Services Corp., which operates as an independent contractor. The Company may terminate such services at any time upon 30-days' notice.

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

     The following is a discussion of the policies with respect to investments, financing and certain other activities of the Company. These policies are determined by the Board of Trustees and may be amended or revised from time to time at the discretion of the Board without notice to or a vote of the Company's shareholders, or the limited partners of the Operating Partnership, except that changes in certain policies with respect to conflicts of interest must be consistent with legal requirements.

INVESTMENT POLICIES

     INVESTMENTS IN REAL ESTATE OR INTERESTS IN REAL ESTATE. All of the investment activities of the Company are conducted through the Operating Partnership. The Company's investment objectives are to increase cash flow and the value of the Properties and to acquire established income-producing office properties and parking facilities with cash flow growth potential. Additionally, where prudent and possible, the Company will seek to upgrade the existing Properties and any newly acquired office properties. The Company's business will be focused on office properties and will include parking facilities. Where appropriate, and subject to REIT qualification rules, the Company may sell certain of its Properties.

     The Company expects to pursue its investment objectives through the direct and indirect ownership of properties and the ownership of interests in other entities. The Company will focus on properties in those markets where the Company currently has operations and in new markets targeted by management, which may include markets outside the United States. Future investments, however, including the activities described below, will not be limited to any geographic area or to a specified percentage of the Company's assets.

     The Company also may participate with other entities in property ownership through joint ventures or other types of co-ownership. Equity investments may be subject to existing mortgage financing and other indebtedness or such financing or indebtedness may be incurred in connection with acquiring investments. Any such financing or indebtedness will have priority over the Company's equity interest in such property.

     INVESTMENTS IN REAL ESTATE MORTGAGES. While the Company's emphasis will be on equity real estate investments, it may, in its discretion, invest in mortgages on office properties and other similar interests. A portion of the Company's interest in two Office Properties, and in two Parking Facilities, consists of ownership of the mortgage securing such properties. The Company does not intend to invest to a significant extent in mortgages or deeds of trust but may acquire mortgages as a strategy for acquiring ownership of a property or the economic equivalent thereof, subject to the investment restrictions applicable to REITs. In addition, the Company may invest in mortgage-related securities and/or may seek to issue securities representing interests in such mortgage-related securities as a method of raising additional funds.

     SECURITIES OF OR INTERESTS IN PERSONS PRIMARILY ENGAGED IN REAL ESTATE ACTIVITIES AND OTHER ISSUERS. Although the Company has no current intention of making such an investment, the Company also may legally invest in securities of entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities, subject to the gross income and asset tests necessary for REIT qualification. The Company may acquire all or substantially all of the securities or assets of other REITs or similar entities where such investments would be consistent with the Company's investment policies. In any event, the Company does not intend that its investments in securities will require it to register as an "investment company" under the Investment Company Act of 1940, as amended.

FINANCING POLICIES

     In addition to the limitations on indebtedness which are imposed on the Company under the Credit Facilities and the Indenture, the Company intends to maintain a Debt to Market Capitalization Ratio of approximately 50% or less. This policy differs from conventional mortgage debt-to-equity ratios which are asset-based ratios. The Company's Debt to Market Capitalization Ratio is equal to the total consolidated and unconsolidated debt of the Company as a percentage of the market value of outstanding Common Shares, Preferred Shares and Units (not owned by the Company) plus total consolidated and unconsolidated debt, but excluding (i) all nonrecourse consolidated debt in excess of the Company's proportionate share of such debt and (ii) all nonrecourse unconsolidated debt of partnerships in which the Company is a limited partner. The Company, however, may from time to time re-evaluate this policy and decrease or increase such ratio in light of then current economic conditions, relative costs to the Company and the Operating Partnership of debt and equity capital, market values of its Properties, growth and acquisition opportunities and other factors. There is no limit on the Debt to Market Capitalization Ratio imposed by either the Declaration of Trust, the Bylaws or the Partnership Agreement. To the extent that the Company determines to obtain additional capital, the Company may issue equity securities, cause the Operating Partnership to issue additional Units or debt securities, retain earnings (subject to provisions in the Code requiring distributions of taxable income to maintain REIT status), or a combination of these methods. As long as the Company is in existence, the net proceeds of all equity capital raised by the Company will be contributed to the Operating Partnership in exchange for additional Units, which will dilute the ownership interest, if any, of the Equity Group and any other holders of Units.

     It is the Company's policy that it will not incur indebtedness other than short-term trade, employee compensation, distributions payable or similar indebtedness that will be paid in the ordinary course of business, and that indebtedness shall instead be incurred by the Operating Partnership to the extent necessary to fund the business activities conducted by the Company and its Subsidiaries. To the extent that the Company as managing general partner of the Operating Partnership determines to obtain debt financing in addition to the existing mortgage indebtedness, the Company intends to do so generally through mortgages on its Properties, the Credit Facilities and offerings similar to the February 1998 Notes Offering; however, the Company may cause the Operating Partnership to issue additional indebtedness in the future. Such indebtedness may be recourse, nonrecourse or cross-collateralized and may contain cross-default provisions. The net proceeds of any debt securities issued directly by the Company (rather than by the Operating Partnership) will be lent to the Operating Partnership on substantially the same terms and conditions as are incurred by the Company. The Company does not have a policy limiting the number or amount of mortgages that may be placed on any particular property, but mortgage financing instruments usually limit additional indebtedness on such properties. In the future, the Company may seek to extend, expand, reduce or renew the Credit Facilities, or obtain new credit facilities or lines of credit, subject to its general policy on debt capitalization, for the purpose of making acquisitions or capital improvements, providing working capital or meeting the taxable income distribution requirements for REITs under the Code.

LENDING POLICIES

     The Company may consider offering purchase money financing in connection with the sale of Properties where the provision of such financing will increase the value received by the Company for the property sold.

CONFLICT OF INTEREST POLICIES

     OFFICERS AND TRUSTEES OF THE TRUST. Mr. Zell, the Chairman of the Board of Trustees, through affiliated entities, is engaged in certain office real estate activities, both inside and outside the markets in which the Properties are located. Mr. Zell, therefore, may be subject to certain conflicts of interest in fulfilling his responsibilities to the Company and the Company's shareholders. See "Risk Factors -- Conflicts of Interest Could Result In Decisions Not In The Company's Best Interests." Under Maryland law, contracts or other transactions between the Company and a trustee or officer (or an entity in which a trustee or officer has a material financial interest) may be void or voidable. However, the MGCL provides that any such contract or transaction will not be void or voidable if (a) it is authorized, approved or ratified, after disclosure of, or with knowledge of, the common directorship or interest, by the affirmative vote of a majority of disinterested directors (even if the disinterested directors constitute less than a quorum) or by the affirmative vote of a majority of the votes cast by disinterested shareholders or (b) it is fair and reasonable to the corporation. While the Maryland REIT Law does not have a comparable provision for trustees, a court may apply the principles of the MGCL to contracts or transactions between the Company and its trustees. The Company believes that this procedure and Mr. Zell's noncompetition agreement will help to eliminate or minimize certain potential conflicts of interest. Pursuant to the Bylaws, without the approval of a majority of the disinterested trustees, the Company and its Subsidiaries will not (i) acquire from or sell to any trustee, officer or employee of the Company, or any entity in which a trustee, officer or employee of the Company owns more than a 1% interest, or acquire from or sell to any affiliate of any of the foregoing, any assets or other property of the Company or its Subsidiaries, (ii) make any loan to or borrow from any of the foregoing persons or (iii) engage in any other material transaction with any of the foregoing persons. Each transaction of the type described above will be in all respects on such terms as are, at the time of the transaction and under the circumstances then prevailing, fair and reasonable to the Company and its Subsidiaries. The foregoing does not apply to the Noncontrolled Subsidiaries.

     POLICIES APPLICABLE TO ALL TRUSTEES. Under Maryland law, each trustee is obligated to offer to the Company any opportunity (with certain limited exceptions) which comes to him or her and which the Company could reasonably be expected to have an interest in developing or acquiring. In addition, under Maryland law, any contract or other transaction between a corporation and any director or any other corporation, firm or other entity in which the director is a director or has a material financial interest may be void or voidable unless approved as described above.

     LEASED OFFICE SPACE. The Company leases office space owned by Two North Riverside Plaza Joint Venture, a partnership comprised of trusts established for the benefit of the families of Mr. Zell and Mr. Lurie, at Two North Riverside Plaza, Chicago, Illinois 60606. In addition, EGI, an entity owned by the Equity Group Owners, and its affiliates has in the past provided the Company and its predecessors with certain administrative, office facility services and other services with respect to certain aspects of the Company's business, including, but not limited to, financial and accounting services, tax services, investor relations, and other services. The Company paid approximately $12,684,700 and $12,786,000 during the years ended December 31, 1997 and 1996, respectively, to EGI and its affiliates for such office space and services, which amounts were calculated to approximate a market rental rate for the office space and the actual cost of providing these services. The independent members of the Board of Trustees annually review and approve the rates charged by EGI for services rendered to the Company.

POLICIES WITH RESPECT TO OTHER ACTIVITIES

     The Company and the Operating Partnership may, but do not presently intend to, make investments other than as previously described. All investments will be related to the office property and parking facility business. The Company will make investments only through the Operating Partnership or through Noncontrolled Subsidiaries. The Company will have authority to offer Common Shares or other equity or debt securities of the Company in exchange for property and to repurchase or otherwise reacquire Common Shares or any other securities and may engage in such activities in the future. Similarly, the Operating Partnership may offer additional Units or other equity interests in the Operating Partnership that are exchangeable into Common Shares or Preferred Shares in exchange for property. The Company also may make loans to joint ventures in which it may or may not participate in the future. Neither the Company nor the Operating Partnership will engage in trading, underwriting or the agency distribution or sale of securities of other issuers. At all times, the Company intends to cause the Operating Partnership to make investments in such a manner as to be consistent with the requirements of the Code to qualify as a REIT unless, because of circumstances or changes in the Code (or the regulations promulgated thereunder), the Board of Trustees determines that it is no longer in the best interests of the Company to continue to qualify as a REIT. The Company's policies with respect to such activities may be reviewed and modified from time to time by the Board of Trustees without notice to shareholders.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Common Shares (or Common Shares for which Units are exchangeable) as of March 1, 1998 by (i) each trustee of the Company, (ii) each named executive officer of the Company, (iii) all trustees and officers of the Company as a group and (iv) each person or entity which is the beneficial owner of 5% or more of the outstanding Common Shares. Except as indicated below, all of such Common Shares are owned directly, and the indicated person or entity has sole voting and investment power. The extent to which a person will hold Common Shares as opposed to Units is set forth in the footnotes below.

                                                NUMBER OF                                    PERCENTAGE
                                              COMMON SHARES             PERCENTAGE             OF ALL
                                                AND UNITS                 OF ALL            COMMON SHARES
         NAME OF BENEFICIAL OWNER           BENEFICIALLY OWNED       COMMON SHARES(1)       AND UNITS(2)
         ------------------------           ------------------       ----------------       -------------
State Street Bank & Trust Co., as
  trustee(3)..............................      14,480,472                 5.79%                5.19%
Samuel Zell(4)(5).........................       8,388,014                 3.27                 3.00
Timothy H. Callahan(4)(6).................         514,109               *                     *
Michael A. Steele(4)......................          51,886               *                     *
Richard D. Kincaid(4).....................          49,702               *                     *
Stanley M. Stevens(4)(7)..................         350,255               *                     *
Jeffrey L. Johnson(4).....................          12,995               *                     *
Sheli Z. Rosenberg(4)(8)..................       8,058,059                 3.14                 2.88
Thomas E. Dobrowski(9)....................          50,583               *                     *
James D. Harper(10).......................          98,466               *                     *
Peter Linneman(11)........................          53,933               *                     *
Jerry M. Reinsdorf(12)....................          54,209               *                     *
William M. Goodyear(13)...................          54,224               *                     *
David K. McKown(14).......................          54,221               *                     *
H. Jon Runstad(15)(16)....................       4,348,945                 1.71                 1.56
Edwin N. Sidman(17)(18)...................       1,214,532                    *                    *
FMR Corp.(19).............................      14,091,933                 5.64                 5.05
All trustees and executive officers as a
  group (15 persons)......................      14,809,826                 5.66%                5.30%
                                                ----------                 ----                 ----

---------------
  *  Less than 1%.

 (1) Assumes Common Shares outstanding as of March 1, 1998. Assumes that all Units and/or warrants beneficially held by the identified person (and no other person) are redeemed and/or exchanged for Common Shares.

 (2) Assumes a total of 279,190,093 Common Shares and Units outstanding as of March 1, 1998 (250,030,403 Common Shares and 29,159,690 Units). Assumes that all outstanding Units are redeemed for Common Shares.

 (3) Includes 14,480,472 Common Shares held as trustee of three BellSouth Corporation employee benefit plans. The business address of this shareholder is Master Trust Dept., Solomon Willard Bldg., W5C, One Enterprise Drive, North Quincy, Massachusetts 02171.

 (4) The business address for this shareholder is Two North Riverside Plaza, Chicago, Illinois 60606.

 (5) Includes 7,886,675 Common Shares (assuming exchange of 6,048,130 Units) held by the ZML Partners, ZFT Partnership, EGI Holdings, Inc., EGIL Investments, Inc., Samstock/ZFT, L.L.C., Samstock/SZRT, L.L.C., and Samstock/Alpha, L.L.C., which may be deemed to be beneficially owned by Mr. Zell; however, Mr. Zell disclaims beneficial ownership of 3,983,493 Common Shares, including Units exchangeable for Common Shares.

 (6) Includes 324,816 Common Shares held by the ZML Partners which may be deemed to be beneficially owned by Mr. Callahan as he is a director and/or executive officer of such entity; however, Mr. Callahan disclaims beneficial ownership of 309,433 of such Common Shares.

 (7) Includes 324,816 Common Shares held by the ZML Partners which may be deemed to be beneficially owned by Mr. Stevens as he is a director and/or executive officer of such entity; however, Mr. Stevens disclaims beneficial ownership of 322,968 of such Common Shares, including Units exchangeable for Common Shares.

 (8) Includes 7,886,675 Common Shares (assuming exchange of 6,048,130 Units) held by the ZML Partners, ZFT Partnership, EGI Holdings, Inc., EGIL Investments, Inc., Samstock/ZFT, L.L.C., Samstock/SZRT, L.L.C., and Samstock/Alpha, L.L.C., which may be deemed to be beneficially owned by Ms. Rosenberg as she is a director and/or executive officer of such entities; however, Ms. Rosenberg disclaims beneficial ownership of 7,886,675 of such Common Shares, including Units exchangeable for Common Shares.

 (9) The business address for this trustee is General Motors Investment Management Corporation, 767 5th Avenue, 16th Floor, New York, New York 10153.

(10) The business address for this trustee is JDH Realty Company, 3250 Mary Street, Suite 206, Coconut Grove, Florida 33133.

(11) The business address for this trustee is The Wharton School of The University of Pennsylvania, 56 South 37th Street, Lauder-Fischer Hall, Philadelphia, Pennsylvania 19104.

(12) The business address for this trustee is Chicago White Sox, 333 W. 35th Street, Chicago, Illinois 60616.

(13) The business address for this trustee is Bank of America Illinois, 231 South LaSalle Street, Suite 1322, Chicago, Illinois 60697.

(14) The business address for this trustee is BankBoston, N.A., 100 Federal Street, Boston, Massachusetts 02110.

(15) The business address for this trustee is Wright Runstad & Company, 1191 Second Avenue, Suite 2000, Seattle, Washington 98101.

(16) Includes 4,265,700 Common Shares (assuming exchange of 2,615,700 Units and exercise of 1,650,000 warrants to purchase Common Shares) held by Wright Runstad Asset Management L.P. and Wright Runstad Holdings L.P., which may be deemed to be beneficially owned by Mr. Runstad; however, Mr. Runstad disclaims beneficial ownership of 2,144,848 Common Shares, including Units and 1,374,671 warrants exchangeable for Common Shares.

(17) The business address for this trustee is 50 Rowes Wharf, Boston, Massachusetts 02110.

(18) Includes 898,605 Common Shares (assuming exchange of 652,650 Units) held by The Leventhal Family Limited Partnership (the "Leventhal Partnership"). Paula Sidman, Mr. Sidman's spouse, is a general partner of the Leventhal Partnership, with a one-third interest. Mrs. Sidman disclaims beneficial ownership of the Common Shares and Units beneficially owned by the Leventhal Partnership, except for 81,895 Common Shares and 217,550 Units in which she has a pecuniary interest.

(19) Includes 14,091,933 Common Shares held by FMR Corp. for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. FMR Corp. may have direct or indirect voting and/or investment discretion over these Common Shares. The business address of this shareholder is 82 Devonshire Street, Boston, Massachusetts 02109.

                           SERIES C PREFERRED SHARES

     The summary of the terms of the Company's shares of beneficial interest set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust, Articles Supplementary to the Declaration of Trust determining the terms of each series of Preferred Shares (the "Articles Supplementary"), and the Bylaws of the Company. Copies of the Declaration of Trust, the Articles Supplementary for the Series A Preferred Shares and the Series B Preferred Shares, the form of Articles Supplementary for the Series C Preferred Shares and the Bylaws have been included or incorporated by reference as exhibits to the Registration Statement of which this Prospectus is a part and may be obtained as described under "Available Information."

SHARES OF BENEFICIAL INTEREST GENERALLY

     The Declaration of Trust of the Company provides that the Company is authorized to issue 750 million Common Shares and 100 million Preferred Shares. As of March 31, 1998, 249,527,663 Common Shares and 14,000,000 Preferred Shares (consisting of 8,000,000 Series A Preferred Shares and 6,000,000 Series B Preferred Shares) were issued and outstanding.

     Under the Maryland REIT Law, a shareholder is not liable for obligations of the Company. The Declaration of Trust provides that no shareholder shall be liable for any debt or obligation of the Company by reason of being a shareholder nor shall any shareholder be subject to any personal liability in tort, contract or otherwise to any person in connection with the property or affairs of the Company by reason of being a shareholder. The Company's Bylaws further provide that the Company shall indemnify each present or former shareholder against any claim or liability to which the shareholder may become subject by reason of being or having been a shareholder and that the Company shall reimburse each shareholder for all reasonable expenses incurred by him in connection with any such claim or liability. However, with respect to tort claims, contractual claims where shareholder liability is not so negated, claims for taxes and certain statutory liability, the shareholders may, in some jurisdictions, be personally liable to the extent that such claims are not satisfied by the Company. Inasmuch as the Company carries public liability insurance which it considers adequate, any risk of personal liability to shareholders is limited to situations in which the Company's assets plus its insurance coverage would be insufficient to satisfy the claims against the Company and its shareholders.

     The Declaration of Trust authorizes the Board of Trustees to issue 100 million Preferred Shares, to classify any unissued Preferred Shares and to reclassify any previously classified but unissued Preferred Shares of any series from time to time, in one or more series, as authorized by the Board of Trustees. Prior to issuance of Preferred Shares of each series, the Board of Trustees is required by the Maryland REIT Law and the Declaration of Trust to set, subject to the provisions of the Declaration of Trust regarding the restriction on transfer of shares of beneficial interest, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, the Board, without shareholder approval, could authorize the issuance of Preferred Shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for holders of Preferred Shares or Common Shares or otherwise be in their best interest, or that could adversely affect the rights and powers of the Series C Preferred Shares. See "-- Power to Issue Additional Common Shares and Preferred Shares" below.

SERIES C PREFERRED SHARES GENERALLY

     The Board of Trustees of the Company will adopt Articles Supplementary determining the terms of the Series C Preferred Shares as a series of Preferred
Shares, designated as the      % Series C Cumulative Redeemable Preferred
Shares. When issued, the Series C Preferred Shares will be validly issued, fully paid and nonassessable.

     In connection with the Offering, the Company will contribute or otherwise transfer the net proceeds of the sale of the Series C Preferred Shares to the Operating Partnership and the Operating Partnership will issue to the Company
     % Series C Cumulative Redeemable Preference Units (the "Series C Preference

Units") that mirror the rights, preferences and other terms of the Series C Preferred Shares. The Operating Partnership will be required to make all required distributions on such Series C Preference Units prior to any distribution of cash or assets to the holder of Units or to the holders of any other equity interests in the Operating Partnership, except for any other series of Preference Units ranking on a parity with such Series C Preference Units as to distributions or liquidation, as the case may be, and except for distributions required to enable the Company to maintain its qualification as a REIT. The Operating Partnership currently has (i) 8,000,000 Series A Preference Units outstanding issued to the Company in connection with the Company's issuance of the Series A Preferred Shares and (ii) 6,000,000 Series B Preference Units outstanding issued to the Company in connection with the Company's issuance of the Series B Preferred Shares. The Series A Preference Units and the Series B Preference Units mirror the rights, preferences and other terms of the Series A Preferred Shares and Series B Preferred Shares, respectively, and the Series C Preference Units will rank, as to distribution rights and rights upon liquidation, on a parity with the Series A Preference Units and the Series B Preference Units.

     Application has been made to list the Series C Preferred Shares on the NYSE, subject to official notice of issuance. If so approved, trading of the Series C Preferred Shares on the NYSE is expected to commence within a 30-day period after the date of initial delivery of the Series C Preferred Shares. See "Underwriters."

RANKING

     The Series C Preferred Shares will rank, with respect to distribution rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company, (a) senior to all classes or series of Common Shares and to all equity securities of the Company the terms of which provide that such equity securities shall rank junior to such Series C Preferred Shares; (b) on a parity with all equity securities issued by the Company, including the Series A Preferred Shares or the Series B Preferred Shares, other than those referred to in clauses (a) and (c); and (c) junior to all equity securities issued by the Company which rank senior to the Series C Preferred Shares. The term "equity securities" does not include convertible debt securities.

DISTRIBUTIONS

     Holders of the Series C Preferred Shares shall be entitled to receive, when and as authorized by the Board of Trustees, out of funds legally available for the payment of distributions, cumulative cash distributions at the rate of
     % of the liquidation preference per annum (equivalent to $          per
annum per share). Distributions on the Series C Preferred Shares offered hereby shall accumulate on a daily basis and be cumulative from the date of original
issuance and shall be payable quarterly in arrears on the   day of each March,
June, September and December, or, if not a Business Day, the next succeeding
Business Day (each, a "Distribution Payment Date") commencing on September   ,
1998. All distributions payable on the Series C Preferred Shares will accumulate on a daily basis and will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to holders of record as they appear in the share records of the Company at the close of business on the applicable record date, which shall be the day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the Board of Trustees of the Company for the payment of distributions that is not more than 30 nor less than 10 days prior to such Distribution Payment Date (each, a "Distribution Record Date").

     No distributions on the Series C Preferred Shares shall be authorized by the Board of Trustees of the Company or be paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law. Covenants in its Credit Facilities provide generally that the Company may not pay distributions in excess of ninety-five percent (95%) of Funds From Operations in any Fiscal Year, all as defined in the Credit Facilities, but such covenants permit the Company, upon certain circumstances, to pay distributions in an amount necessary to maintain its qualification as a REIT. The Company does not believe that these covenants will have any adverse impact on the Company's ability to pay distributions in respect of the Series C Preferred Shares or in the normal course of business to its shareholders in amounts necessary to maintain its qualification as a REIT. In addition, the Articles Supplementary for the Series A Preferred Shares and Series B Preferred Shares contain provisions which would prohibit or limit distributions on the Series C Preferred Shares in the event that full cumulative dividends are not paid on the Series A Preferred Shares or Series B Preferred Shares, as the case may be.

     If any Series C Preferred Shares are outstanding, no full distributions will be declared or paid or set apart for payment on any shares of beneficial interest of the Company of any other class or series ranking, as to distributions or upon liquidation, dissolution or winding up of the Company on a parity with or junior to the Series C Preferred Shares unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series C Preferred Shares for all past distribution periods and the then current distribution period. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Shares and any other equity securities ranking as to distributions on a parity with the Series C Preferred Shares, all distributions declared upon the Series C Preferred Shares and any other equity securities of the Company ranking as to distributions on a parity with the Series C Preferred Shares will be declared pro rata so that the amount of distributions declared per Series C Preferred Share and such other equity securities shall in all cases bear to each other the same ratio that accumulated distributions per share on the Series C Preferred Shares and each such other equity securities (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such other equity securities do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series C Preferred Shares which may be in arrears.

     Except as provided in the immediately preceding paragraph, unless full cumulative distributions on the Series C Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in Common Shares or other equity securities of the Company ranking junior to the Series C Preferred Shares as to distributions and upon liquidation, dissolution and winding up of the Company) shall be declared or paid or set aside for payment or other distribution be declared or made upon the Common Shares or any other equity securities of the Company ranking, as to distributions or upon liquidation, dissolution or winding up of the Company, junior to or on a parity with the Series C Preferred Shares, nor shall any Common Shares or any other equity securities of the Company ranking junior to or on a parity with the Series C Preferred Shares as to distributions or upon liquidation, dissolution or winding up of the Company be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by the Company (except by conversion into or exchange for other equity securities of the Company ranking junior to the Series C Preferred Shares as to distributions and upon liquidation, dissolution and winding up of the Company).

     Notwithstanding the foregoing, distributions on the Series C Preferred Shares will accumulate whether or not restrictions exist in respect thereof, whether or not there are funds legally available for the payment thereof and whether or not such distributions are declared. Accumulated but unpaid distributions on the Series C Preferred Shares will not bear interest and holders of the Series C Preferred Shares will not be entitled to any distributions in excess of full cumulative distributions as described above. Any distribution payment made on the Series C Preferred Shares shall first be credited against the earliest accumulated but unpaid distribution due with respect to such shares which remains payable.

     If the Company designates any portion of a distribution as a "capital gain dividend," a holder's share of such capital gain dividend would be an amount which bears the same ratio to the total amount of distributions paid to such holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all distributions paid on all classes of shares of beneficial interest for the year.

LIQUIDATION PREFERENCE

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series C Preferred Shares will be entitled to receive out of the assets of the Company legally available for distribution to its shareholders remaining after payment or provision for payment of all debts and liabilities of the Company, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid distributions to the date of such payment, before any distribution of assets is made to holders of Common Shares or any other equity securities that rank junior to the Series C Preferred Shares as to liquidation rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Shares will have no right or claim to any of the remaining assets of the Company. The consolidation or merger of the Company with or into any other entity, a merger of another entity with or into the Company, a statutory share exchange by the Company or the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Company shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

     If, upon any such voluntary or involuntary liquidation, dissolution or winding up, the assets of the Company are insufficient to make full payment to holders of the Series C Preferred Shares and the corresponding amounts payable on all shares of other classes or series of equity securities of the Company ranking on a parity with the Series C Preferred Shares as to liquidation rights, then the holders of the Series C Preferred Shares and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

REDEMPTION

     The Series C Preferred Shares will not be redeemable prior to           ,
2003. On and after           , 2003, the Company, at its option upon not less
than 30 or more than 60 days' written notice, may redeem the Series C Preferred Shares, in whole or from time to time in part, for cash, at a redemption price of $25.00 per share, plus (except as provided below) all accumulated and unpaid distributions thereon to the date fixed for redemption. The redemption price of the Series C Preferred Shares (other than any portion thereof consisting of accumulated and unpaid distributions) will be payable solely from the sale proceeds of other equity securities of the Company and not from any other source. For purposes of the preceding sentence, "equity securities" means any equity securities (including Common Shares and Preferred Shares), depositary shares in respect of any of the foregoing, interests, participations, or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing. Holders of Series C Preferred Shares to be redeemed shall surrender such Series C Preferred Shares at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid distributions payable upon such redemption upon such surrender. If notice of redemption of any Series C Preferred Shares has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders thereof, then from and after the redemption date dividends on such Series C Preferred Shares will cease to accumulate and such of any Series C Preferred Shares will no longer be deemed outstanding and all rights of the holders thereof will terminate, except the right to receive the redemption price (including accumulated and unpaid distributions). If fewer than all of the outstanding Series C Preferred Shares are to be redeemed, the Series C Preferred Shares to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares), by lot or by any other equitable method determined by the Company. If such redemption is to be by lot and, as a result of such redemption, any holder of Series C Preferred Shares would become a holder of a number of Series C Preferred Shares in excess of the Ownership Limit because such holder's Series C Preferred Shares were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Declaration of Trust, the Company will purchase the requisite number of Series C Preferred Shares of such holder such that no holder will hold in excess of the Ownership Limit subsequent to such redemption. See "-- Restrictions on Ownership or Transfers."

     Notwithstanding the foregoing, unless full cumulative distributions on all Series C Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no Series C Preferred Shares shall be redeemed unless all outstanding Series C Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Series C Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series C Preferred Shares. In addition, unless full cumulative distributions on all outstanding Series C Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distributions periods and the then current distribution period, the Company shall not purchase or otherwise acquire directly or indirectly any Series C Preferred Shares or any equity securities of the Company ranking junior to or on a parity with the Series C Preferred Shares as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up of the Company (except by conversion into or exchange for equity securities of the Company ranking junior to the Series C Preferred Shares as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up of the Company).

     The foregoing provisions shall not prevent the purchase by the Company of Series C Preferred Shares pursuant to Article VII of the Declaration of Trust or otherwise in order to ensure that the Company remains qualified as a REIT for federal income tax purposes.

     Notice of redemption will be given by publication in a newspaper of general circulation in The City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days' prior to the redemption date. A similar notice will be mailed by the Company, postage prepaid, not less than 30 nor more than 60 days' prior to the redemption date, addressed to the respective holders of record of the Series C Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the Company. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series C Preferred Shares except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of Series C Preferred Shares to be redeemed; (iv) the place or places where the certificates evidencing Series C Preferred Shares are to be surrendered for payment of the redemption price; and (v) that distributions on the Series C Preferred Shares to be redeemed will cease to accumulate on such redemption date. If fewer than all the Series C Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series C Preferred Shares to be redeemed from such holder.

     The holders of Series C Preferred Shares at the close of business on a Distribution Record Date will be entitled to receive the distribution payable with respect to the Series C Preferred Shares on the corresponding Distribution Payment Date notwithstanding the redemption thereof between such Distribution Record Date and the corresponding Distribution Payment Date or the Company's default in the payment of the distribution due. Except as provided above, the Company will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series C Preferred Shares to be redeemed.

     The Series C Preferred Shares will not have a stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

VOTING RIGHTS

     Holders of the Series C Preferred Shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law.

     In any matter in which the Series C Preferred Shares are entitled to vote (as expressly provided herein or as may be required by law), including any action by written consent, each Series C Preferred Share shall be entitled to one vote, which may be directed by the holder thereof (or by any proxy or proxies of such holder).

     Whenever distributions on any of the Series C Preferred Shares are in arrears for six or more quarterly periods (whether or not consecutive) (a "Preferred Distribution Default"), the holders of the Series C Preferred Shares (voting as a single class with all other equity securities of the Company ranking on a parity with the Series C Preferred Shares as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up of the Company upon which like voting rights have been conferred and are exercisable("Parity Preferred Shares")) will be entitled to vote for the election of two additional trustees of the Company who will be elected for a one year term. Such elections shall be held at a special meeting called by the holders of record of at least 20% of the outstanding Series C Preferred Shares or the holders of shares of any other series of Parity Preferred Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders) or, if the request for a special meeting is received by the Company less than 90 days before the date fixed for the next annual or special meeting of the shareholders, at the next annual or special meeting of shareholders, and at each subsequent annual meeting until all distributions accumulated on the Series C Preferred Shares for all past distribution periods and the distribution for the then current distribution period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment in full.

     If and when all accumulated distributions and the distribution for the then current distribution period on the Series C Preferred Shares shall have been paid in full or declared by the Company and set aside for payment in full, the holders of Series C Preferred Shares shall be divested of the voting rights set forth in the immediately preceding paragraph (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated distributions and the distribution for the then current distribution period have been paid in full or declared by the Company and set aside for payment in full on all other series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable, the term of office of each trustee so elected shall terminate. So long as a Preferred Distribution Default shall continue, any vacancy in the office of a trustee so elected may be filled by written consent of the trustee so elected remaining in office or, if there is no such remaining trustee, by vote of holders of a majority of the outstanding Series C Preferred Shares and any series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable (voting as a single class). Any trustee elected by the holders of Series C Preferred Shares and any other such Parity Preferred Shares may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding Series C Preferred Shares when they have the voting rights set forth in the immediately preceding paragraph and all series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable (voting as a single class).

     In the event that distributions on any Series A Preferred Shares or Series B Preferred Shares shall be in arrears for six or more quarterly periods (whether or not consecutive), then the holders of such Series A Preferred Shares or Series B Preferred Shares, as the case may be, are entitled to vote for the election of two trustees of the Company on terms substantially similar to those described in the preceding two paragraphs. Because the Series A Preferred Shares and the Series B Preferred Shares constitute the Parity Preferred Shares (as defined above), in the event that the voting rights described in the preceding paragraph become exercisable with respect to the Series C Preferred Shares at such time as similar voting rights are exercisable with respect to the Series A Preferred Shares and the Series B Preferred Shares, all such Preferred Shares would vote together as a single class in the election of the two additional trustees of the Company.

     So long as any Series C Preferred Shares remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series C Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking senior to the Series C Preferred Shares with respect to payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up or reclassify any authorized shares of beneficial interest of the Company into such shares, or create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase, any such shares; or (ii) amend, alter or repeal the provisions of the Declaration of Trust (including the Articles Supplementary for the Series C Preferred Shares), whether by merger or consolidation (an "Event") or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series C Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of such an Event, the Company may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of holders of Series C Preferred Shares; and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other class or series of Preferred Shares, or (y) any increase in the amount of authorized Series C Preferred Shares or any other class or series of Preferred Shares, in each case ranking on a parity with or junior to the Series C Preferred Shares with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series C Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

CONVERSION RIGHTS

     The Series C Preferred Shares will not be convertible into or exchangeable for any other property or securities of the Company.

POWER TO ISSUE ADDITIONAL COMMON SHARES AND PREFERRED SHARES

     The Company believes that the power of the Board of Trustees to issue additional authorized but unissued Common Shares or Preferred Shares and to classify or reclassify unissued Common Shares or Preferred Shares and thereafter to cause the Company to issue such classified or reclassified Common Shares or Preferred Shares provides the Company with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series of Preferred Shares, as well as the Common Shares, are available for issuance without further action by the Company's shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded. Although the Board of Trustees has no intention at the present time of doing so, it could authorize the Company to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for holders of Common Shares or otherwise be in their best interest, or that could adversely affect the rights and voting power of the Series C Preferred Shares.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

     For the Company to qualify as a REIT under the Code, no more than 50% in value of its outstanding shares of beneficial interest may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be treated as a REIT has been made) or during a proportionate part of a shorter taxable year. In addition, if the Company, or an owner of 10% or more of the Company, actually or constructively owns 10% or more of a tenant of the Company (or a tenant of any partnership in which the Company is a partner), the rent received by the Company (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. A REIT's shares also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a REIT has been made).

     Because the Board of Trustees believes it is desirable for the Company to qualify as a REIT, the Declaration of Trust, subject to certain exceptions as discussed below, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% in value or number (whichever is more restrictive) of the Common Shares or of any series of the Preferred Shares, including the Series C Preferred Shares. The ownership attribution rules under the Code are complex and may cause Common Shares or any series of Preferred Shares owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.9% of the Common Shares or any series of Preferred Shares (or the acquisition of an interest in an entity that owns, actually or constructively, Common Shares or any series of Preferred Shares) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.9% of the outstanding Common Shares or the Series C Preferred Shares, as the case may be, and thus subject such Common Shares or the Series C Preferred Shares to the Ownership Limit. The Board of Trustees will grant an exemption from the Ownership Limit with respect to one or more persons who would not be treated as "individuals" for purposes of the Code if it is satisfied, based upon the advice of counsel or a ruling from the IRS, that such ownership will not cause a person who is an individual to be treated as owning Common Shares in excess of the Ownership Limit, applying the applicable constructive ownership rules, and will not otherwise jeopardize the Company's status as a REIT. As a condition of such waiver, the Board of Trustees may require undertakings or representations from the applicant with respect to preserving the REIT status of the Company. Under certain circumstances, the Board of Trustees may, in its sole and absolute discretion, grant an exemption for individuals to acquire Preferred Shares in excess of the Ownership Limit, provided that certain conditions are met and any representations and undertakings that may be required by the Board of Trustees are made.

     The Declaration of Trust permits the Board of Trustees to increase the Ownership Limit with respect to any class or series of shares of beneficial interest of the Company; provided, however, that, after giving effect to such increase, five beneficial owners of Common Shares may not beneficially own in the aggregate more than 49.5% of the outstanding Common Shares.

     The Declaration of Trust further prohibits (a) any person from actually or constructively owning shares of beneficial interest of the Company that would result in the Company being "closely held" under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT and (b) any person from transferring shares of beneficial interest of the Company if such transfer would result in shares of beneficial interest of the Company being owned by fewer than 100 persons.

     Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of beneficial interest of the Company that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to the Company and provide the Company with such other information as the Company may request in order to determine the effect of such transfer on the Company's status as a REIT.

     If any purported transfer of shares of beneficial interest of the Company or any other event would otherwise result in any person violating the Ownership Limit or the other restrictions in the Declaration of Trust, then any such purported transfer will be void and of no force or effect with respect to the purported transferee (the "Prohibited Transferee") as to that number of shares that exceeds the Ownership Limit (referred to as "excess shares") and the Prohibited Transferee will acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity holding record title to any such shares in excess of the Ownership Limit (the "Prohibited Owner") will cease to own any right or interest) in such excess shares. Any such excess shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by the Company (the "Beneficiary"). Such automatic transfer will be deemed to be effective as of the close of business on the Business Day (as defined in the Declaration of Trust) prior to the date of such violating transfer. Within 20 days of receiving notice from the Company of the transfer of shares to the trust, the trustee of the trust (who will be designated by the Company and be unaffiliated with the Company and any Prohibited Transferee or Prohibited Owner) will be required to sell such excess shares to a person or entity who could own such shares without violating the Ownership Limit, and distribute to the Prohibited Transferee an amount equal to the lesser of the price paid by the Prohibited Transferee for such excess shares or the sales proceeds received by the trust for such excess shares. In the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell such excess shares to a qualified person or entity and distribute to the Prohibited Owner an amount equal to the lesser of the fair market value of such excess shares as of the date of such event or the sales proceeds received by the trust for such excess shares. In either case, any proceeds in excess of the amount distributable to the Prohibited Transferee or Prohibited Owner, as applicable, will be distributed to the Beneficiary. Prior to a sale of any such excess shares by the trust, the trustee will be entitled to receive, in trust for the Beneficiary, all dividends and other distributions paid by the Company with respect to such excess shares, and also will be entitled to exercise all voting rights with respect to such excess shares. Subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee will have the authority (at the trustee's sole discretion and subject to applicable law) (i) to rescind as void any vote cast by a Prohibited Transferee prior to the discovery by the Company that such shares have been transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the Beneficiary. However, if the Company has already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote. Any dividend or other distribution paid to the Prohibited Transferee or Prohibited Owner (prior to the discovery by the Company that such shares had been automatically transferred to a trust as described above) will be required to be repaid to the trustee upon demand for distribution to the Beneficiary. If the transfer to the trust as described above is not automatically effective (for any reason) to prevent violation of the Ownership Limit, then the Declaration of Trust provides that the transfer of the excess shares will be void.

     In addition, shares of beneficial interest of the Company held in the trust shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market value at the time of such devise or gift) and (ii) the market value of such shares on the date of the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer until the trustee has sold the shares of beneficial interest held in the Company. Upon such a sale to the Company, the interest of the Beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

     The foregoing restrictions on transferability and ownership will not apply if the Board of Trustees determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.

     All certificates representing shares of beneficial interest shall bear a legend referring to the restrictions described above.

     All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% (or such other percentage between 1/2 of 1% and 5% as provided in the rules and regulations promulgated under the Code) of the lesser of the number or value of the outstanding shares of beneficial interest of the Company must give a written notice to the Company by January 31 of each year. In addition, each shareholder will, upon demand, be required to disclose to the Company in writing such information with respect to the direct, indirect and constructive ownership of shares of beneficial interest as the Board of Trustees deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     These ownership limitations could have the effect of delaying, deferring or preventing a takeover or other transaction in which holders of some, or a majority, of the Company's shares of beneficial interest might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

TRANSFER AGENT, REGISTRAR, CONVERSION AGENT AND DISTRIBUTION DISBURSING AGENT

     The transfer agent, registrar and distribution disbursing agent for the Series C Preferred Shares is Boston EquiServe LLP, an affiliate of First National Bank of Boston.

OUTSTANDING SHARES OF BENEFICIAL INTEREST

     Common Shares. Subject to the preferential rights of the Series A Preferred Shares, Series B Preferred Shares and any other shares of beneficial interest ranking senior to the Common Shares as to distributions and the distribution of assets upon liquidation, dissolution or winding up and to the provisions of the Declaration of Trust regarding restrictions on transfers of shares of beneficial interest, holders of Common Shares are entitled to receive distributions if, as and when authorized and declared by the Board of Trustees out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company.

     Subject to the provisions of the Declaration of Trust regarding restrictions on transfer of shares of beneficial interest, each outstanding Common Share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and except as provided with respect to any other class or series of shares of beneficial interest, the holders of Common Shares will possess the exclusive voting power. There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding Common Shares can elect all of the trustees then standing for election and the holders of the remaining Common Shares, if any, will not be able to elect any trustees.

     Holders of Common Shares have no preferences, conversion, sinking fund or redemption rights or preemptive rights to subscribe for any securities of the Company. Subject to the provisions of the Declaration of Trust regarding restrictions on transfer, Common Shares have equal distribution, liquidation, voting and other rights.

     Pursuant to the Maryland REIT Law, a Maryland real estate investment trust generally cannot dissolve, amend its declaration of trust or merge, unless approved by the affirmative vote or written consent of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust's declaration of trust. The Declaration of Trust provides for an amendment to increase the number of authorized shares and provides that a merger transaction may be approved by majority vote. Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the Code or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. The Declaration of Trust permits such action by the Board of Trustees.

     Series A Preferred Shares. The Series A Preferred Shares were issued in connection with the Beacon Merger. The Series A Preferred Shares rank senior to the Common Shares and on a parity with the Series B Preferred Shares and the Series C Preferred Shares, with respect to payment of distributions and distributions of assets upon liquidation, dissolution or winding-up of the Company. Holders of the Series A Preferred Shares are entitled to receive, when and as authorized by the Company, cumulative cash distributions at the rate of 8.98% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $2.245 per share). Such distributions are cumulative and are payable quarterly in arrears on or before March 15, June 15, September 15 and December 15 of each year. The Series A Preferred Shares are not convertible or entitled to the benefit of any sinking fund. On and after June 15, 2002, the Company, at its option, may redeem the Series A Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accumulated and unpaid distributions thereon to the date fixed for redemption. However, the redemption price (other than the portion thereof consisting of accrued and unpaid distributions) is payable solely out of the sale proceeds of other shares of beneficial interest of the Company. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the Series A Preferred Shares are entitled to a liquidation preference of $25 per share, plus accumulated and unpaid distributions to the date of payment, before any distribution of assets is made to holders of Common Shares and any other class or series of shares of the Company ranking junior to the Series A Preferred Shares as to liquidation rights.

     Series B Preferred Shares. The Series B Preferred Shares rank senior to the Common Shares and on a parity with the Series A Preferred Shares and Series C Preferred Shares with respect to the payment of distributions and amounts upon liquidation, dissolution or winding up of the Company. Distributions on the Series B Preferred Shares are cumulative and are payable quarterly on or about the fifteenth day of February, May, August and November of each year, at the rate of 5.25% of the $50.00 liquidation preference per annum (equivalent to $2.625 per annum per share), subject to increase if the Company fails to satisfy certain obligations to file a registration statement to register resales of the Series B Preferred Shares and the Common Shares issuable upon redemption or conversion of the Series B Preferred Shares and to file an application with the NYSE to list the Series B Preferred Shares and Common Shares issuable upon redemption or conversion of the Series B Preferred Shares on the NYSE, in each case, on or before August 10, 1998. However, the redemption price (other than the portion thereof consisting of accumulated and unpaid distributions) is payable solely out of the sale proceeds of other shares of beneficial interest of the Company. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the Series B Preferred Shares are entitled to a liquidation preference of $50 per share, plus accumulated and unpaid distributions to the date of payment, before any distribution of assets is made to holders of Common Shares and any other class or series of shares of the Company ranking junior to the Series B Preferred Shares as to liquidation rights.

     The Series B Preferred Shares are convertible at any time, at the option of the holder, unless previously redeemed, into Common Shares at a conversion price of $35.70 per Common Share (equivalent to a conversion rate of 1.40056 Common Shares for each Series B Preferred Share) (the "Conversion Price"), subject to adjustment in certain circumstances. The Series B Preferred Shares are subject to mandatory redemption on February 15, 2008 at a price of $50.00 per Series B Preferred Share, plus accumulated and unpaid distributions to the redemption date. The Series B Preferred Shares are not redeemable prior to February 15, 2003. On and after February 15, 2003, the Series B Preferred Shares will be redeemable by the Company, in whole or from time to time in part, at the option of the Company, for such number of Common Shares as are issuable at the Conversion Price (the "Share Redemption Right"). The Company may exercise the Share Redemption Right only if for 20 trading days within any period of 30 consecutive trading days, including the last day of such period, the closing price of the Common Shares on the NYSE exceeds $41.055 per share, subject to adjustment in certain circumstances. On and after February 15, 2003, the Series B Preferred Shares may be redeemed at the option of the Company for cash (the "Cash Redemption Right"), in whole or from time to time in part, initially at $51.1667 per Series B Preferred Share and thereafter at prices declining to $50.00 per Series B Preferred Share on and after February 15, 2007, plus in each case accumulated and unpaid distributions, if any, to the redemption date. The Company will not exercise its Cash Redemption Right unless the redemption price (other than the portion thereof consisting of accumulated and unpaid distributions) for the exercise of the Cash Redemption Right is paid solely out of the sale proceeds of other shares of beneficial interest of the Company, which may include other series of Preferred Shares, and from no other source. In addition, in certain circumstance relating to the preservation of the Company's status as a REIT for federal income tax purposes, the Company may purchase Series B Preferred Shares.

     In connection with the Series B Preferred Offering, the Board of Trustees determined that the Ownership Limit with respect to the Series B Preferred Shares shall mean the greater of (i) 9.9% of the Series B Preferred Shares (in value or number, whichever is more restrictive) or (ii) such number of Series B Preferred Shares such that five Persons who are considered individuals pursuant to Section 542 of the Code, as modified by Section 856(h)(3) of the Code (taking into account all Excepted Holders (as defined in the Declaration of Trust), could not Beneficially Own (as defined in the Declaration of Trust), in the aggregate, more than 49.5% of the value of the outstanding shares of beneficial interest of the Company.

              CERTAIN PROVISIONS OF MARYLAND LAW AND THE COMPANY'S
                        DECLARATION OF TRUST AND BYLAWS

     The following summary of certain provisions of Maryland law and of the Declaration of Trust and Bylaws of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and the Declaration of Trust and Bylaws of the Company, copies of which have been filed or incorporated by reference as exhibits to the Registration Statement of which this Prospectus is a part and may be obtained as described under "Available Information."

     The Declaration of Trust and Bylaws contain certain provisions that could make more difficult an acquisition or change in control of the Company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with the Board of Trustees. The Company believes that the benefits of these provisions outweigh the potential disadvantages of discouraging such proposals because, among other things, negotiation of such proposals might result in an improvement of their terms. See also "Series C Preferred Shares -- Restrictions on Ownership and Transfer."

CLASSIFICATION AND REMOVAL OF BOARD OF TRUSTEES; OTHER PROVISIONS

     The Declaration of Trust provides for the Board of Trustees to be divided into three classes of trustees, with each class to consist as nearly as possible of an equal number of trustees. At each annual meeting of shareholders, the class of trustees to be elected at such meeting will be elected for a three-year term, and the trustees in the other two classes will continue in office. Because shareholders will have no right to cumulative voting for the election of trustees, at each annual meeting of shareholders the holders of a majority of the Common Shares will be able to elect all of the successors to the class of trustees whose term expires at that meeting.

     The Declaration of Trust also provides that, except for any trustees who may be elected by holders of a class or Series of shares of beneficial interest other than the Common Shares, trustees may be removed only for cause and only by the affirmative vote of shareholders holding at least a majority of all the votes entitled to be cast for the election of trustees. Vacancies on the Board of Trustees may be filled by the affirmative vote of the remaining trustees and, in the case of a vacancy resulting from the removal of a trustee, by the shareholders by a majority of the votes entitled to be cast for the election of trustees. A vote of shareholders holding at least two-thirds of all the votes entitled to be cast thereon is required to amend, alter, change, repeal or adopt any provisions inconsistent with the foregoing classified board and trustee removal provisions. These provisions may make it more difficult and time-consuming to change majority control of the Board of Trustees of the Company and, thus, may reduce the vulnerability of the Company to an unsolicited proposal for the takeover of the Company or the removal of incumbent management.

     Because the Board of Trustees will have the power to establish the preferences and rights of additional series of shares of beneficial interest without a shareholder vote, the Board of Trustees may afford the holders of any series of senior shares of beneficial interest preferences, powers and rights, voting or otherwise, senior to the rights of holders of Common Shares. The issuance of any such senior shares of beneficial interest could have the effect of delaying, deferring or preventing a change in control of the Company.

     See "Management -- Limitation of Liability and Indemnification" for a description of the limitations on liability of trustees and officers of the Company and the provisions for indemnification of trustees and officers provided for under applicable Maryland law and the Declaration of Trust.

CHANGES IN CONTROL PURSUANT TO MARYLAND LAW

     Maryland Business Combination Law. Under the MGCL, as applicable to real estate investment trusts, certain "business combinations" (including certain issuances of equity securities) between a Maryland real estate investment trust and any Interested Shareholder (as defined in the MGCL) or an affiliate of the Interested Shareholder are prohibited for five years after the most recent date on which the Interested

Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be recommended by the board of trustees of such trust and approved by two super-majority shareholder votes unless, among other conditions, the trust's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its common shares. As permitted by the MGCL, the Board of Trustees of the Company has opted out of the business combination provisions of the MGCL. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to a business combination involving the Company; however, the Company's Board of Trustees may repeal this opt-out and cause the Company to become subject to these provisions in the future.

     Maryland Control Share Acquisition Law. In addition, also under the MGCL, as applicable to real estate investments trusts, "control shares" acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by trustees who are employees of the trust. "Control shares" are voting shares which, if aggregated with all other such shares previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

     The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust. As permitted by the MGCL, the Board of Trustees of the Company has opted out of the control share provisions of the MGCL, but may elect to adopt these provisions in the future.

AMENDMENTS TO THE DECLARATION OF TRUST

     The Declaration of Trust, including its provisions on classification of the Board of Trustees, restrictions on transferability of Common Shares and removal of trustees, may be amended only by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter. However, amendments relating to changes in the number of authorized shares of beneficial interest of the Company must receive the approval of holders of not less than a majority of all votes entitled to be cast on the matter.

ADVANCE NOTICE OF TRUSTEE NOMINATIONS AND NEW BUSINESS

     The Bylaws provide that (i) with respect to an annual meeting of shareholders, nominations of persons for election to the Board of Trustees and the proposal of business to be considered by shareholders may be made only (A) pursuant to the Company's notice of the meeting, (B) by the Board of Trustees, or (C) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and (ii) with respect to special meetings of the shareholders, only the business specified in the Company's notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to the Board of Trustees may be made only (A) pursuant to the Company's notice of the meeting, (B) by the Board of Trustees, or (C) provided that the Board of Trustees has determined that trustees shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE DECLARATION OF TRUST AND BYLAWS

     The business combination provisions and the control share acquisition provisions of the MGCL, in each case if they ever became applicable to the Company, the provisions of the Declaration of Trust on classification of the Board of Trustees and removal of trustees and the advance notice provisions of the Bylaws could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for holders of Common Shares or otherwise be in their best interests. The Declaration of Trust, as in effect, provides that a merger, consolidation or sale of all or substantially all of the assets of the Company must be approved by the affirmative vote of not less than a majority of all votes entitled to be cast on the matter.

MARYLAND ASSET REQUIREMENTS

     To maintain its qualification as a Maryland real estate investment trust, the Maryland REIT Law requires that the Company hold, either directly or indirectly, at least 75% of the value of its assets in real estate assets, mortgages or mortgage related securities, government securities, cash and cash equivalent items, including high-grade short-term securities and receivables. The Maryland REIT Law also prohibits using or applying land for farming, agricultural, horticultural or similar purposes.

                             PARTNERSHIP AGREEMENT

     The following summary of the Partnership Agreement, including the descriptions of certain provisions thereof set forth elsewhere in this Prospectus, is qualified in its entirety by reference to the Partnership Agreement, a copy of which has been filed as incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part and may be obtained as described under "Available Information."

MANAGEMENT

     The Operating Partnership was formed on November 11, 1996, as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act"). The Company is the managing general partner of the Operating Partnership and expects at all times to own a majority interest in the Operating Partnership. ZML Opportunity Partnership II is an additional general partner in the Operating Partnership, but the right and power to manage the Operating Partnership is vested exclusively in the Company, as managing general partner.

     The Company, as the managing general partner of the Operating Partnership, has the exclusive power and authority to conduct the business of the Operating Partnership, subject to the consent of the limited partners in certain limited circumstances. The limited partners will have no right or authority to act for or to bind the Operating Partnership. No limited partner may take part in the conduct or control of the business or affairs of the Operating Partnership by virtue of being a holder of Units. In particular, the limited partners expressly acknowledge in the Partnership Agreement that the Company, as managing general partner, is acting on behalf of the Operating Partnership's limited partners and the Company's shareholders collectively, and is under no obligation to consider the tax consequences to limited partners when making decisions for the benefit of the Operating Partnership.

SALES OF ASSETS

     Under the Partnership Agreement, the Company, as managing general partner, has the exclusive authority to determine whether, when and on what terms the assets of the Operating Partnership (including the Properties) will be sold. A sale of all or substantially all of the assets of the Operating Partnership (or a merger of the Operating Partnership with another entity) generally requires an affirmative vote of the holders of a majority of the outstanding Units (including Units held directly or indirectly by the Company). The Company expects to own, directly or indirectly, a majority of the Units and thus to control the outcome of such a vote.

REMOVAL OF THE MANAGING GENERAL PARTNER; TRANSFER OF THE COMPANY'S INTERESTS

     The Partnership Agreement provides that the limited partners may not remove the Company as managing general partner of the Operating Partnership with or without cause (unless neither the general partner nor its parent entity is a "public company," in which case the general partner may be removed for cause). In addition, the Company may not transfer any of its interests as general or limited partner in the Operating Partnership, except in connection with a merger or sale of all or substantially all of the Company's assets (subject to certain conditions).

     Although the Company cannot transfer its partnership interests except in a transaction in which substantially all of the assets of the surviving entity consist of Units, the Partnership Agreement does not prevent a transaction in which another entity acquires control (or all of the outstanding Common Shares) of the Company and that other entity owns assets and conducts businesses outside of the Operating Partnership.

REIMBURSEMENT OF THE COMPANY; TRANSACTIONS WITH THE COMPANY AND ITS AFFILIATES

     The Company will not receive any compensation for its services as general partner of the Operating Partnership. The Company, however, as a partner in the Operating Partnership, has the same right to allocations and distributions as other partners of the Operating Partnership. In addition, the Operating Partnership will reimburse the Company for all expenses it incurs relating to its activities as general partner, its continued existence and qualification as a REIT and all other liabilities incurred by the Company in connection with the pursuit of its business and affairs (including expenses incurred by the Company in connection with the issuance of Common Shares or other securities of the Company). Except as expressly permitted by the Partnership Agreement, affiliates of the Company will not engage in any transactions with the Operating Partnership except on terms that are fair and reasonable and no less favorable to the Operating Partnership than would be obtained from an unaffiliated third-party.

REDEMPTION OF UNITS

     Subject to certain limitations in the Partnership Agreement, each holder of Units other than the Company and certain of its affiliates generally will have the right to require the redemption of its Units at any time or from time to time beginning on the first anniversary of the issuance of such Units to it (or on such date prior to the expiration of such one-year period as the Company, as managing general partner, designates with respect to any or all Units); provided, however, that partners of the ZML Opportunity Partnerships, including the Investor Limited Partners, who received Units in the Consolidation will only have the right to require the redemption of their Units at any time commencing two years after the closing of the IPO (the "Unit Redemption Right"). Unless the Company elects to assume and perform the Operating Partnership's obligation with respect to the Unit Redemption Right, as described below, the limited partner will receive cash from the Operating Partnership in an amount equal to the market value of the Units to be redeemed. The market value of a Unit for this purpose will be equal to the average of the closing trading price of a Common Share on the NYSE for the ten trading days before the day on which the redemption notice was given. In lieu of the Operating Partnership's acquiring the Units for cash, the Company will have the right to elect to acquire the Units directly from a limited partner exercising the Unit Redemption Right, in exchange for either cash or Common Shares, and, upon such acquisition, the Company will become the owner of such Units. Upon exercise of the Unit Redemption Right, the limited partner's right to receive distributions for the Units so redeemed or exchanged will cease. At least 1,000 Units (or all remaining Units owned by the limited partner if less than 1,000 Units) must be redeemed each time the Unit Redemption Right is exercised. No redemption or exchange can occur if delivery of Common Shares would be prohibited either under the provisions of the Declaration of Trust designed to protect the Company's qualification as a REIT or under applicable federal or state securities laws as long as the Common Shares are publicly traded. The Company will at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the issuance of Common Shares pursuant to the Unit Redemption Right, a sufficient number of Common Shares as shall from time to time be sufficient for the redemption of all outstanding Units not owned by the Company.

RESTRICTIONS ON TRANSFER OF UNITS BY LIMITED PARTNERS

     The Partnership Agreement imposes certain restrictions on the transfer of Units. The Partnership Agreement provides that no limited partner shall, without the prior written consent of the Company (which may be withheld in the sole discretion of the Company), sell, assign, distribute or otherwise transfer all or any part of his or its interest in the Operating Partnership except by operation of law, by gift (outright or in trust) or by sale, in each case to or for the benefit of his spouse or descendants, except for pledges or other collateral transfers effected by a limited partner to secure the repayment of a loan, the redemption of Units in accordance with the Partnership Agreement, the distribution of Units by a ZML Opportunity Partnership to any of its partners in compliance with any applicable securities laws, and the distribution by WRAM and WRH to one or more of the constituent partners and shareholders, members, partners or beneficiaries of constituent partners thereof ("Wright Runstad Investors") in compliance with applicable securities laws. See "Series C Preferred Shares -- Restrictions on Ownership and Transfer."

ISSUANCE OF ADDITIONAL UNITS AND/OR PREFERENCE UNITS

     The Company is authorized at any time, without the consent of the limited partners, to cause the Operating Partnership to issue additional Units to the Company, to the limited partners or to other persons for such consideration and on such terms and conditions as the Company deems appropriate. If Units are issued to the Company, then the Company must issue a corresponding number of Common Shares and must contribute to the Operating Partnership the proceeds, if any, received by the Company from such issuance. In addition, the Partnership Agreement provides that the Operating Partnership may also issue preferred units and other partnership interests of different classes and series (collectively, "Preference Units") having such rights, preferences and other privileges, variations and designations as may be determined by the Company. Any such Preference Units may have terms, provisions and rights which are preferential to the terms, provisions and rights of the Units. Preference Units, however, may be issued to the Company only in connection with an offering of securities of the Company having substantially similar rights and the contribution of the proceeds therefrom to the Operating Partnership. Accordingly, in connection with the Offering the Operating Partnership will issue to the Company Series C Preference Units that mirror the rights, preferences and other privileges of the Series C Preferred Shares. No limited partner has preemptive, preferential or similar rights with respect to capital contributions to the Operating Partnership or the issuance or sale of any partnership interests therein.

CAPITAL CONTRIBUTIONS

     No partner of the Operating Partnership will be required to make additional capital contributions to the Operating Partnership, except that the Company is generally required to contribute net proceeds of the sale of Common Shares (and other equity interests) of the Company to the Operating Partnership. No limited or general partner will be required to pay to the Operating Partnership any deficit or negative balance which may exist in its account unless such limited or general partner agrees otherwise.

DISTRIBUTIONS; ALLOCATIONS OF INCOME AND LOSS

     The Partnership Agreement generally provides for the quarterly distribution of Available Cash (as defined below), as determined in the manner provided in the Partnership Agreement, to the partners of the Operating Partnership in proportion to their percentage interests in the Operating Partnership (which for any partner is determined by the number of Units it owns relative to the total number of Units outstanding). If any Preference Units are outstanding, distributions shall be paid to in accordance with the rights of each class of Preference Units (and, within each such class, pro rata in proportion to the respective percentage interest of each holder), with any remaining Available Cash distributed in accordance with the previous sentence. "Available Cash" is generally defined as net cash flow from operations plus any reduction in reserves and minus interest and principal payments on debt, capital expenditures, any additions to reserves and other adjustments. Neither the Company nor the limited partners are entitled to any preferential or disproportionate distributions of Available Cash with respect to the Units.

EXCULPATION AND INDEMNIFICATION OF THE COMPANY

     The Partnership Agreement generally provides that the Company and ZML Opportunity Partnership II, as general partners of the Operating Partnership, will incur no liability to the Operating Partnership or any limited partner for losses sustained, liabilities incurred, or benefits not derived as a result of errors in judgment or for any mistakes of fact or law or for anything which it (or they) may do or refrain from doing in connection with the business and affairs of the Operating Partnership if the Company or such other general partner carried out its duties in good faith. The Company's liability in any event is limited to its interest in the Operating Partnership. Without limiting the foregoing, the Company has no liability for the loss of any limited partner's capital. In addition, the Company is not responsible for any misconduct, negligent act or omission of any consultant, contractor, or agent of the Operating Partnership or of the Company and has no obligation other than to use good faith in the selection of all such contractors, consultants, and agents.

     The Partnership Agreement also requires the Operating Partnership to indemnify the Company, its other general partners, the trustees and officers of the Company, and such other persons as the Company may from time to time designate against any loss or damage, including reasonable legal fees and court costs incurred by such person by reason of anything it may do or refrain from doing for or on behalf of the Operating Partnership or in connection with its business or affairs unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit in money, property, or services; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful. Any such indemnification claims must be satisfied solely out of the assets of the Operating Partnership.

AMENDMENT OF THE PARTNERSHIP AGREEMENT

     Amendments to the Partnership Agreement may be proposed by the Company or by limited partners owning at least 25% of the then outstanding Units. Generally, the Partnership Agreement may be amended with the approval of the Company, as managing general partner, and limited partners (including the Company) holding a majority of the Units. Certain provisions regarding, among other things, the rights and duties of the Company as general partner (e.g., restrictions on the Company's power to conduct businesses other than owning Units) or the dissolution of the Operating Partnership, may not be amended without the approval of a majority of the Units not held by the Company. Certain amendments that would, among other things, (i) convert a limited partner's interest into a general partner's interest, (ii) modify the limited liability of a limited partner, (iii) alter the interest of a partner in profits or losses, or the rights to receive any distributions (except as permitted under the Partnership Agreement with respect to the admission of new partners or the issuance of additional Units), or (iv) alter the Unit Redemption Right, must be approved by the Company and each limited partner that would be adversely affected by such amendment.

TERM

     The Operating Partnership will be dissolved and its affairs wound up upon the earliest of (i) December 31, 2095; (ii) the withdrawal of the Company as general partner without the permitted transfer of the Company's interest to a successor general partner (except in certain limited circumstances); (iii) the sale of all or substantially all of the Operating Partnership's assets and properties; (iv) the entry of a decree of judicial dissolution of the Operating Partnership pursuant to the provisions of the Partnership Act; (v) the entry of a final non-appealable judgment ruling that the last remaining general partner is bankrupt or insolvent (except that, in either such case, in certain circumstances the limited partners (other than the Company) may vote to continue the Operating Partnership and substitute a new general partner in place of the Company); (vi) prior to January 1, 2046, with the consent of holders (including the Company) of 90% of the outstanding Units; or (vii) on or after January 1, 2046, on election by the Company, in its sole and absolute discretion.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes certain federal income tax considerations relating to the Company and to the acquisition, ownership and disposition of the Series C Preferred Shares. The following description is for general information only, is not exhaustive of all possible tax considerations, and is not intended to be and should not be construed as tax advice. For example, this summary does not give a detailed discussion of any state, local or foreign tax consequences. In addition, this discussion is intended to address only those federal income tax considerations that are generally applicable for all shareholders in the Company. It does not discuss all aspects of federal income taxation that might be relevant to a specific shareholder in light of its particular investment or tax circumstances. The description does not purport to deal with aspects of taxation that may be relevant to shareholders subject to special treatment under the federal income tax laws, including, without limitation, insurance companies, financial institutions or broker-dealers, tax-exempt organizations (except to the extent discussed under the subheading "-- Taxation of Tax-Exempt Shareholders of the Company") or foreign corporations and persons who are not citizens or residents of the United States (except to the extent discussed under the subheading "-- Taxation of Non-U.S. Shareholders of the Company").

     The information in this section is based on the Code, current, temporary and proposed Treasury Regulations thereunder, the legislative history of the Code, current administrative interpretations and practices of the IRS (including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives such a ruling), and court decisions, all as of the date hereof. No assurance can be given that future legislation, Treasury Regulations, administrative interpretations and court decisions will not significantly change current law or adversely affect existing interpretations of current law. Any such change could apply retroactively to transactions preceding the date of the change. Except as described below in "-- Requirements for Qualification as a REIT -- Income Tests Applicable to REITs," the Company has not requested and does not plan to request any rulings from the IRS concerning the tax treatment of the Company or the Operating Partnership. Thus no assurance can be provided that the statements set forth herein (which do not bind the IRS or the courts) will not be challenged by the IRS or will be sustained by a court if so challenged.

     As used in this section, the term "the Company" refers solely to Equity Office Properties Trust.

     EACH PROSPECTIVE PURCHASER IS URGED TO CONSULT WITH ITS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO IT OF THE ACQUISITION, OWNERSHIP AND SALE OF PIERS IN LIGHT OF ITS SPECIFIC TAX AND INVESTMENT SITUATIONS AND THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS APPLICABLE TO IT.

TAXATION OF THE COMPANY AS A REIT -- GENERAL

     The Company plans to make an election to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ended December 31, 1997, when it files its federal income tax return for 1997. The Company believes that, commencing with its formation on July 11, 1997, it has been organized and has operated in such a manner so as to qualify for taxation as a REIT under the Code.

     Hogan & Hartson L.L.P., special tax counsel to the Company in connection with the Offering, will deliver an opinion to the effect that the Company is organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that the Company's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT. This opinion will be conditioned upon certain representations made by the Company as to factual matters relating to the organization and operation of the Company, the Operating Partnership, the ZML Opportunity Partnerships (and the previous organization and operation of the ZML REITs, which were combined to form the Company, and Beacon, which was merged into the Company) and the various entities (corporations, partnerships and limited liability companies) in which the Company owns a direct or indirect interest, as well as Tenant Services Corp. In addition, this opinion will be based upon the factual representations of the Company concerning its business and properties as set forth in this Offering Memorandum and the timely completion of all actions described in this Offering Memorandum (including the Company making an election to be taxed as a REIT with its federal income tax return for the year ended December 31, 1997). The Company intends to continue to operate in a manner so as to qualify as a REIT in the future, but no assurance can be given that the Company will qualify or remain qualified as a REIT. Moreover, such qualification and taxation as a REIT depends upon the Company's ability to meet on a ongoing basis (through actual annual operating results, distribution levels and diversity of share ownership) the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Hogan & Hartson L.L.P.. Accordingly, no assurance can be given that the actual results of the Company's operations for any particular taxable year will satisfy such requirements. See "-- Requirements for Qualification as a REIT -- Failure of the Company to Qualify as a REIT."

     The sections of the Code and the corresponding Treasury Regulations relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the rules that govern the federal income tax treatment of a REIT and its shareholders. The discussion is qualified in its entirety by the applicable Code provisions, Treasury Regulations and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retroactively.

     So long as the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on its net income that is distributed currently to shareholders. This treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and shareholder levels) that generally results from investment in a regular corporation. The Company will, however, be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on any items of tax preference. Third, if the Company has (i) net income from the sale or other disposition of certain "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (discussed below), and nonetheless should maintain its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of either the amount by which it fails the 75% gross income test or the amount by which it fails the 95% gross income test. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, it will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Company acquires or has acquired any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a transaction in which the basis of the asset in the acquiror's hands is determined by reference to the basis of the asset (or any other asset) in the hands of the C corporation and the acquiror recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by it, then to the extent of such asset's "Built-In Gain" (i.e., the excess of (a) the fair market value of such asset at the time of the acquisition by the Company over (b) the adjusted basis in such asset, determined as of the time of such acquisition), such gain will be subject to tax at the highest regular corporate rate applicable, pursuant to anticipated Treasury Regulations that have not yet been promulgated.

     The results described above with respect to the recognition of Built-In Gain assume that the Company will make an election pursuant to IRS Notice 88-19 with respect to any such acquisition. In this regard, the Built-In Gain rules would apply with respect to any assets acquired by the Company from a ZML REIT or Beacon if either a ZML REIT or Beacon had failed to qualify, for any reason, as a REIT throughout the duration of its existence. If the Company were not to make an election pursuant to IRS Notice 88-19 (or that election no longer were available because of a change in applicable law) and a ZML REIT or Beacon failed to qualify as a REIT at the time of its merger with the Company, the entity that failed to so qualify would recognize taxable gain on such merger under the Built-In Gain rules (and the Company would be liable for the tax thereon), notwithstanding that such merger otherwise qualified as a "tax-free reorganization." The Company believes that each of the ZML REITs and Beacon qualified as a REIT at the time of its merger into the Company, but the Company intends to make a protective election under Notice 88-19 with respect to the merger of each of the ZML REITs and Beacon in order to avoid the adverse consequences that otherwise could result.

REQUIREMENTS FOR QUALIFICATION AS A REIT

     GENERAL. The Code defines a REIT as a corporation, trust or association (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year (the "5/50 Rule"); (vii) that makes an election to be a REIT (or has made such election for a previous taxable year which has not been revoked or terminated) and satisfies all relevant filing and other administrative requirements established by the IRS that must be met in order to elect and maintain REIT status; (viii) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and Treasury Regulations promulgated thereunder; and (ix) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) to (iv) inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of determining stock ownership under the 5/50 Rule, a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. However, a trust that is a qualified trust under Code Section 401(a) generally is not considered an individual and beneficiaries of such trust are treated as holding shares of a REIT in proportion to their actuarial interests in such trust for purposes of the 5/50 Rule.

     The Company believes that it has issued sufficient shares of beneficial interest with sufficient diversity of ownership to allow it to satisfy the conditions described in clauses (v) and (vi) above. In addition, the Declaration of Trust contains restrictions regarding the transfer of shares of beneficial interest that are intended to assist the Company in continuing to satisfy the share ownership requirements described in clauses (v) and (vi) above. These restrictions, however, may not ensure that the Company will, in all cases, be able to satisfy the share ownership requirements described above. If the Company fails to satisfy such share ownership requirements, the Company's status as a REIT will terminate. See "-- Requirements for Qualification as a REIT."

     In connection with the 5/50 Rule, a REIT is required to send annual letters to its shareholders requesting information regarding the actual ownership of its shares. Pursuant to the Taxpayer Relief Act of 1997 (the "1997 Act"), for the Company's taxable years beginning on or after January 1, 1998, if the Company complies with the annual letters requirement and it does not know or, exercising reasonable diligence, would not have known of its failure to meet the 5/50 Rule, then it will be treated as having met the 5/50 Rule.

     To qualify as a REIT, the Company cannot have at the end of any taxable year any undistributed "earnings and profits" that are attributable to a "C corporation" taxable year. The Company commenced operations in 1997 and will make a REIT election for its first taxable year ended December 31, 1997. Hence, the Company itself will not have any undistributed "C corporation earnings and profits." However, the Company succeeded to various tax attributes of the ZML REITs and Beacon, including any undistributed "earnings and profits." If each ZML REIT and Beacon qualified as a REIT throughout the duration of its existence, then any undistributed "earnings and profits" to which the Company succeeded will not be "C corporation earnings and profits" and the Company will satisfy this requirement. If, however, one or more of the ZML REITs or Beacon failed to qualify as a REIT throughout the duration of its existence, then it might have had undistributed "C corporation earnings and profits" that, if not distributed by the Company prior to the end of its taxable year ended December 31, 1997, could prevent the Company from qualifying as a REIT. The Company believes that each of the ZML REITs and Beacon qualified as a REIT throughout the duration of its existence and that, in any event, neither a ZML REIT nor Beacon should be considered to have had any undistributed "C corporation earnings and profits" at the time of its merger into the Company. There can be no assurance, however, that the IRS would not contend otherwise on a subsequent audit of one or more of the ZML REITs or Beacon. Recently finalized Treasury Regulations provide for certain "deficiency distribution" procedures. Although the application of these Treasury Regulations is not entirely clear, it appears that the Company may be able to use such "deficiency distribution" procedures to distribute any "C corporation earnings and profits" deemed to have been acquired from a ZML REIT or Beacon. In order to use this procedure, the Company would have to make an additional distribution to shareholders (in addition to distributions made for purposes of satisfying the normal REIT distribution requirements), within 90 days of the IRS determination. In addition, the Company would have to pay to the IRS an interest charge on 50% of the acquired "C corporation earnings and profits" that were not distributed prior to the end of the Company's taxable year ended December 31, 1997. There can be no assurance, however, that the IRS would not take the position either that the procedure is not available at all (in which case the Company would fail to qualify as a REIT) or, alternatively, that even if the procedure is available, the Company cannot qualify as a REIT for its taxable year ended December 31, 1997, but it could qualify as a REIT for subsequent years.

     Finally, if the Company were considered a "successor" to any ZML REIT and such ZML REIT were determined not to have qualified as a REIT, the Company would not be eligible to elect REIT status for up to four years after the year in which such ZML REIT first failed to qualify as a REIT. The Company would be considered a "successor" for these purposes, however, only if (i) persons who own more than 50% of the Common Shares at any time during the Company's taxable year ended December 31, 1997, owned, directly or indirectly, 50% or more in value of the shares of such ZML REIT during the first year in which it ceased to qualify as a REIT and (ii) a significant portion of the Company's assets were assets owned by such ZML REIT.

     CLOSING AGREEMENTS WITH THE IRS WITH RESPECT TO ZML REITS I AND II. In December 1996, the IRS was advised that ZML REIT I and ZML REIT II each had failed to comply with a technical requirement of a provision of the Code which must be satisfied for a company to qualify as a REIT for federal income tax purposes. More specifically, in connection with structuring certain real estate investments made by ZML Opportunity Partnership I and ZML Opportunity Partnership II during the period 1991-1993, all of the voting stock of certain corporations formed to serve as general partners of limited partnership subsidiaries of such ZML Opportunity Partnerships was issued to such ZML Opportunity Partnerships. Based upon a Treasury Regulation interpreting the statutory provision limiting permitted REIT investments, a portion of such ZML Opportunity Partnerships' ownership of corporate voting stock would be imputed to ZML REIT I and ZML REIT II and, in so doing, would cause ZML REIT I and ZML REIT II to violate the prohibition on a REIT owning more than 10% of the voting stock of a corporation other than a qualified REIT subsidiary.

     Pursuant to closing agreements, the IRS agreed that neither ZML REIT I nor ZML REIT II would be disqualified as a REIT as a result of the technical violations disclosed to the IRS. In connection with the agreements, the ZML Partners of ZML Opportunity Partnership I and ZML Opportunity Partnership II made certain payments to the IRS. As a result of the closing agreements, the technical violations discussed above have caused no adverse impact on either the REIT status of ZML REIT I and ZML REIT II for the tax years at issue or the Company's subsequent ability to qualify as a REIT.

     QUALIFIED REIT SUBSIDIARIES. Section 856(i) of the Code provides that a corporation that is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities and items of income, deduction and credit of the REIT. Pursuant to the 1997 Act, for the Company's taxable years beginning on or after January 1, 1998, a "qualified REIT subsidiary" is a corporation all of the capital stock of which is owned by the REIT. Accordingly, the Company will have the ability, if it so chooses, to acquire an existing corporation that will qualify as a "qualified REIT subsidiary," as opposed to having to form such a subsidiary. The Company currently has two "qualified REIT subsidiaries." The Company may form or acquire additional "qualified REIT subsidiaries" in the future. In applying the income and asset tests described below, a "qualified REIT subsidiary" will be ignored and all assets, liabilities and items of income, deduction and credit of such "qualified REIT subsidiary" will be treated as assets, liabilities and items of income, deduction and credit of the Company. A "qualified REIT subsidiary" of the Company will not be subject to federal corporate income taxation, although it may be subject to state and local taxation in certain states.

     OWNERSHIP OF PARTNERSHIP INTERESTS BY A REIT. In the case of a REIT which is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of
Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, the Company's proportionate share of the assets and items of income of the Operating Partnership (including the Operating Partnership's share of such items of any subsidiaries of the Operating Partnership that are partnerships or limited liability companies) will be treated as assets and items of income of the Company for purposes of applying the requirements described herein. The Company has direct control of the Operating Partnership, each of the ZML Opportunity Partnerships, and each partnership or limited liability company subsidiary of the Operating Partnership and intends to operate them in a manner that is consistent with the requirements for qualification of the Company as a REIT.

     INCOME TESTS APPLICABLE TO REITS. To qualify as a REIT, the Company must satisfy two gross income tests. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for such taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property," gains on the disposition of real estate, dividends paid by another REIT and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of the Company's gross income (excluding gross income from "prohibited transactions") for such taxable year must be derived from such real property investments, dividends, interest, certain payments under hedging instruments and gain from the sale or disposition of stock, securities and certain hedging instruments (or from any combination of the foregoing).

     Rents received by the Company will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property."

     Generally, for rents received by the REIT to qualify as rents "from real property" for the purpose of satisfying the gross income tests, the REIT may not operate or manage the property or furnish or render services to the tenants of such property other than through an independent contractor from whom the REIT derives no revenue. However, a REIT may provide de minimis services directly to the tenants of a property, provided, however, that if (i) the REIT operates or manages a property or furnishes or renders services to the tenants at the property other than through an independent contractor from whom the REIT derives no revenue (not including services "usually or customarily rendered" in connection with the rental of real property and not otherwise considered "rendered to the occupant") and (ii) the amount received for so doing (the "Impermissible Tenant Service Income") exceeds 1% of the total amount received by the REIT with respect to the property, then no amount received by the REIT with respect to the property will qualify as "rents from real property." If the Impermissible Tenant Service Income is 1% or less of the total amount received by the REIT with respect to the property, then only the Impermissible Tenant Service Income will not qualify as "rents from real property." A REIT's Impermissible Tenant Service Income will not be less than 150% of the REIT's direct cost in generating such income. To the extent that services (other than those customarily furnished or rendered in connection with the rental of real property) are rendered to the tenants of the property by an independent contractor, the cost of the services must be borne by the independent contractor.

In this regard the Company has engaged Tenant Services Corp. (owned by affiliates of the Equity Group Owners), which has been structured to qualify as an independent contractor, to perform certain services that the Company believes are customarily offered in institutional quality office properties that might not be permissible for a REIT to perform directly.

     In any event, for all taxable years, the REIT may directly manage and operate a Property and may directly perform certain other services so long as the management and operation provided and such other services performed are "usually or customarily rendered" with respect thereto in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. The Company, through the Operating Partnership, will provide certain services to the Properties. Based upon the Company's experience in the office rental markets in which the Properties are located, the Company believes that all services provided to tenants by the Company either (i) are "usually or customarily rendered" in connection with the rental of office space for occupancy or (ii) will not result in Impermissible Tenant Service Income in excess of the de minimis threshold described above, although there can be no assurance that the IRS will not contend otherwise with respect to either of these positions.

     The Company does not and will not (i) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above, or unless the Company's Board of Trustees determines, in its discretion, that the rent received from a particular tenant under such an arrangement is not material and will not jeopardize the Company's status as a REIT), (ii) rent any property to a Related Party Tenant (unless the Board determines, in its discretion, that the rent received from such Related Party Tenant is not material and will not jeopardize the Company's status as a REIT), (iii) derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease), or (iv) perform services considered to be rendered to the occupant of the property, other than through an independent contractor from whom the Company derives no revenue (except to the extent that the Impermissible Tenant Service Income would not exceed the 1% threshold described above or the Board of Trustees otherwise determines, in its discretion, that the nonqualifying income resulting therefrom is not material and will not jeopardize the Company's status as a REIT).

     The Company has received a ruling from the IRS to the effect that income received pursuant to agreements entered into by the Operating Partnership with third-party service companies (the "Service Companies"), to operate attached parking facilities under which agreements the Operating Partnership bears the expenses incurred in operating the parking facilities, will qualify as "rents from real property" for purposes of the 95% and 75% gross income tests. Under the agreements covered by this ruling, parking garages that are located within a building, or are adjacent to, or are part of the same complex as, a building generally are operated by Service Companies pursuant to parking management agreements under which the Service Companies receive a management fee which may be a fixed dollar amount or a percentage of gross or net revenues.

     All but one of the stand-alone garages held by the Operating Partnership are operated by Service Companies under lease agreements whereby the Operating Partnership and the Service Companies share the gross receipts from the parking operation or the Operating Partnership receives fixed rental payments from the Service Companies and bears none of the operational expenses. The income received by the Operating Partnership from the stand-alone garages under such agreements should qualify as "rents from real properties" for the purpose of the 95% and 75% gross income tests. One stand-alone garage agreement provides for the receipt of a percentage of net receipts by the Operating Partnership and, therefore, results in an insignificant amount of non-qualifying gross income relative to the total gross income of the Company. The Company believes that this income received under this agreement should not affect its ability to satisfy the 95% and 75% gross income tests in future taxable years.

     "Interest" generally will not qualify under the 75% or 95% gross income tests if it depends in whole or in part on the income or profits of any person. However, interest will not fail to so qualify solely by reason of being based on a fixed percentage or percentages of receipts or sales. The Company does not expect to derive significant amounts of interest that will not qualify under the 75% and 95% gross income tests. In this regard, the Company currently holds, through Beacon Management Company and Beacon Construction Company, options to acquire loans secured by the Rowes Wharf property. Such loans provide for payments of interest based upon cash flow. These loans could not be held directly by the Company without jeopardizing their qualification as a REIT and will continue to be held in a taxable "C corporation."

     EOP Management Company and Beacon Management Company conduct third-party management services with respect to properties not wholly owned by the Operating Partnership; Beacon Design Company provides interior space design services with respect to properties not wholly owned by the Operating Partnership; and EOP Office Company, through its interest in WRALP, provides development services with respect to properties that are not wholly owned by the Operating Partnership (collectively, together with Beacon Construction Company (which is expected to cease operations upon completion of its existing contracts), the "Noncontrolled Subsidiaries"). The Operating Partnership owns 100% of the non-voting stock of each of the Noncontrolled Subsidiaries, 1% of the voting stock of Beacon Management Company, Beacon Design Company and Beacon Construction Company, and none of the voting stock of any of the other Noncontrolled Subsidiaries. Each of the Noncontrolled Subsidiaries is taxable as a regular "C corporation." The Company's share of any dividends received from the Noncontrolled Subsidiaries should qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. The Company does not anticipate that it will receive sufficient dividends from the Noncontrolled Subsidiaries to cause it to exceed the limit on non-qualifying income under the 75% gross income test.

     If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if (i) the Company's failure to meet such tests is due to reasonable cause and not due to willful neglect and (ii) the Company attaches a schedule of the sources of its income to its federal income tax return and any incorrect information on such schedule is not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. For example, if the Company fails to satisfy the gross income tests because non-qualifying income that the Company intentionally incurs exceeds the limits on such income, the IRS could conclude that the Company's failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving the Company, the Company will fail to qualify as a REIT. As discussed above in "-- Taxation of the Company as a REIT -- General," even if these relief provisions apply, a tax would be imposed with respect to the excess net income. No similar relief provision is available if the Company failed the 30% income test for its taxable year ended December 31, 1997, pursuant to which, for the taxable year ended December 31, 1997, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the Company's gross income (including gross income from "prohibited transactions"). Accordingly, if the 30% gross income test was not met for such taxable year, the Company will fail to qualify as a REIT. The 30% gross income test was repealed by the 1997 Act for taxable years beginning on or after January 1, 1998. The Company believes and has represented that the 30% gross income test was met for its taxable year ended December 31, 1997.

     Any gain realized by the Company on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business (including the Company's share of any such gain realized by the Operating Partnership) will be treated as income from a "prohibited transaction" that is subject to a 100% penalty tax. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Operating Partnership intends to hold the Properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning, and operating the Properties (and other properties) and to make such occasional sales of the Properties as are consistent with the Operating Partnership's investment objectives. There can be no assurance, however, that the IRS might not contend that one or more of such sales is subject to the 100% penalty tax.

     ASSET TESTS APPLICABLE TO REITS. The Company, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by real estate assets including (i) its allocable share of real estate assets (including stock of a REIT) held by partnerships in which the Company owns an interest (including its allocable share of the assets held directly or indirectly through the Operating Partnership) and (ii) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of the Company, cash, cash items and government securities. Second, not more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets, and, except for REITs or "qualified REIT subsidiaries," the Company may not own more than 10% of any one issuer's outstanding voting securities.

     Stock interests owned by the Company in another REIT are qualifying real estate assets for purposes of the 75% gross asset test, and, consequently, such stock interests are not subject to the 10% voting stock limitation described above. The Operating Partnership currently owns 51.6% of the outstanding stock of BeaMetFed, Inc., which has elected to be taxed as a REIT for federal income tax purposes. As a REIT, BeaMetFed, Inc. is subject to the various REIT qualification requirements described herein. The Company believes that BeaMetFed, Inc. has been organized and has operated in a manner so as to qualify for taxation as a REIT for federal income tax purposes and will continue to be organized and to operate in such a manner. If BeaMetFed, Inc. were to fail to qualify as a REIT, the Company's stock interests in BeaMetFed, Inc. would cease to be qualifying real estate assets for purposes of the 75% gross asset test and would become subject to the 10% voting stock limitation generally applicable to the Company's ownership in corporations which are neither REITs nor qualified REIT subsidiaries. Since the Company owns 51.6% of the outstanding stock of BeaMetFed, Inc., upon any failure of BeaMetFed, Inc. to qualify as a REIT, the 10% voting stock limitation would not be satisfied and the Company itself would fail to qualify as a REIT.

     The Operating Partnership does not own more than 1% of the voting stock of any of the Noncontrolled Subsidiaries but it does own 100% of the nonvoting stock of each of the Noncontrolled Subsidiaries. The Operating Partnership also may own nonvoting stock, representing substantially all of the equity, in other corporate entities that serve as partners or members in the various entities that hold title to the Properties. The Company has represented, however, that the Operating Partnership does not and will not own more than 10% of the voting securities of any entity that would be treated as a corporation for federal income tax purposes (other than stock of REITs, which are not taken into account for purposes of this limitation). In addition, the Company and its senior management believe, and the Company has represented, that the Company's pro rata share of the value of the securities of each of the Noncontrolled Subsidiaries does not exceed 5% of the total value of the Company's assets. There can be no assurance, however, that the IRS might not contend either that the value of the securities of the Noncontrolled Subsidiaries held by the Company (through the ZML Opportunity Partnerships and the Operating Partnership) exceeds the 5% value limitation or that nonvoting stock of the Noncontrolled Subsidiaries or another corporate entity owned by the Operating Partnership should be considered "voting stock" for this purpose.

     After initially meeting the asset tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter (including, for example, as a result of the Company increasing its interest in the Operating Partnership as a result of a merger, the exercise of Unit Redemption Rights or an additional capital contribution of proceeds of an offering of shares of beneficial interest by the Company), the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. The Company intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance. If the Company fails to cure noncompliance with the asset tests within such time period, the Company would cease to qualify as a REIT.

     ADMINISTRATION'S PROPOSED CHANGES TO REIT ASSET TEST. The Administration's February 1998 budget proposal includes a proposal to amend the 10% voting securities test by prohibiting a REIT from owning more than 10% of the vote or value of all classes of stock of any corporation (other than a "qualified REIT subsidiary" or another REIT). The proposed 10% vote or value limitation would be applicable to stock acquired on or after the effective date of the proposal. Stock owned by the Company prior to the effective date of the proposal generally would be "grandfathered" (i.e., with respect to such grandfathered stock, the Company would be subject to the existing 10% voting securities test described above). However, if the corporation in which such grandfathered stock is held were to engage in a new trade or business or acquire substantial new assets, the grandfathered status would terminate with respect to such stock.

     The Company owns the majority of the nonvoting stock of the Noncontrolled Subsidiaries and, consequently, the Company would not satisfy the proposed 10% value limitation with respect to its stock interest in the Noncontrolled Subsidiaries. As the proposal is currently drafted, stock held by the Company in the Noncontrolled Subsidiaries prior to the effective date of the proposal should be grandfathered. However, if, after the effective date of the proposal, the Company were to acquire additional stock of a Noncontrolled Subsidiary (or were deemed to acquire additional stock of a Noncontrolled Subsidiary as a result of making a contribution to the capital of such Noncontrolled Subsidiary), such additional stock would not be grandfathered and would be subject to the 10% vote or value limitation. In addition, if the Noncontrolled Subsidiaries were to engage in new trades or businesses or acquire substantial new assets, then grandfathered stock held by the Company in the Noncontrolled Subsidiaries would lose its grandfathered status and the Company would fail to qualify as a REIT. Moreover, the Company would not be able to own more than 10% of the vote or value of any corporation (other than a qualified REIT subsidiary or another REIT) formed after the effective date of the proposal. Thus, if enacted as currently drafted, the proposal would materially impede the ability of the Company to engage in new activities or to expand substantially its current activities conducted through the Noncontrolled Subsidiaries.

     ANNUAL DISTRIBUTION REQUIREMENTS APPLICABLE TO REITS. The Company, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its shareholders in an amount at least equal to (i) the sum of (a) 95% of the Company's "REIT taxable income" (computed without regard to the dividends paid deduction and the Company's net capital gain) and (b) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. In addition, if the Company disposes of any Built-In Gain Assets during its Recognition Period, the Company will be required, pursuant to Treasury Regulations which have not yet been promulgated, to distribute at least 95% of the Built-In Gain (after tax), if any, recognized on the disposition of such asset. See "-- General" above for a discussion of "Built-In Gain Assets." Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment date after such declaration.

     To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. The Company may elect to require the shareholders to include the Company's undistributed net capital gains in their income by designating, in a written notice to shareholders, those amounts as undistributed capital gains in respect of its shareholders' shares. If the Company makes such an election, the shareholders will (i) include in their income as capital gains their proportionate share of such undistributed capital gains and (ii) be deemed to have paid their proportionate share of the tax paid by the Company on such undistributed capital gains and thereby receive a credit or refund for such amount. A shareholder will increase the basis in its Common Shares by the difference between the amount of capital gain included in its income and the amount of the tax that the Company is deemed to have paid on the shareholder's behalf. The earnings and profits of the Company will be adjusted appropriately. For a more detailed description of the tax consequences to a shareholder of such a designation, see "-- Taxation of Taxable U.S. Shareholders of the Company Generally."

     In addition, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the sum of amounts actually distributed during the calendar year by the REIT and the amount, if any, on which the REIT paid income tax for such year.

     The Company intends to make timely distributions sufficient to satisfy its annual distribution requirements. In this regard, the Agreement of Limited Partnership of the Operating Partnership authorizes the Company, as managing general partner, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit the Company to meet these distribution requirements. It is expected that the Company's REIT taxable income will be less than its cash flow due to the allowance of depreciation and other noncash charges in computing REIT taxable income. Accordingly, the Company anticipates that it will generally have sufficient cash or liquid assets to enable it to satisfy the distribution requirements described above. It is possible, however, that the Company, from time to time, may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company. If such timing differences occur, in order to meet the distribution requirements, the Company may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

     Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

     RECORDKEEPING REQUIREMENTS. Pursuant to applicable Treasury Regulations, the Company must comply with certain recordkeeping requirements to qualify for taxation as a REIT.

     FAILURE OF THE COMPANY TO QUALIFY AS A REIT. If the Company fails to qualify for taxation as a REIT in any taxable year and if the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. As a result, the Company's failure to qualify as a REIT would significantly reduce the cash available for distribution by the Company to its shareholders. In addition, if the Company fails to qualify as a REIT, all distributions to shareholders will be taxable as ordinary income, to the extent of the Company's current and accumulated earnings and profits, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

TAXATION OF HOLDERS OF SERIES C PREFERRED SHARES

     DIVIDENDS AND OTHER DISTRIBUTIONS; BACKUP WITHHOLDING. For a discussion of the taxation of the Company, the treatment of dividends and other distributions with respect to shares of the Company, and the backup withholding rules, see the discussions under the captions "Federal Income Tax Considerations -- Taxation of the Company as a REIT -- General" and "-- Taxation of Taxable U.S. Shareholders of the Company Generally." In determining the extent to which a distribution on the Series C Preferred Shares constitutes a dividend for tax purposes, the earnings and profits of the Company will be allocated first to distributions with respect to the Series C Preferred Shares, the Series A Preferred Shares and the Series B Preferred Shares, and second to distributions with respect to the Common Shares.

     REDEMPTION OF SERIES C PREFERRED SHARES FOR CASH. The treatment accorded to any redemption by the Company for cash (as distinguished from a sale, exchange or other disposition) of Series C Preferred Shares can only be determined on the basis of particular facts as to each holder of Series C Preferred Shares at the time of redemption. In general, a holder of Series C Preferred Shares will recognize capital gain or loss measured by the difference between the amount received by the holder of Series C Preferred Shares upon the redemption and such holder's adjusted tax basis in the Series C Preferred Shares redeemed (provided the Series C Preferred Shares are held as a capital asset) if such redemption
(i) results in a "complete
termination" of the interest of the holder of Series C Preferred Shares in all classes of stock of the Company under Section 302(b)(3) of the Code or (ii) is "not essentially equivalent to a dividend" with respect to the holder of Series C Preferred Shares within the meaning of Section 302(b)(1) of the Code. In applying these tests, there must be taken into account not only any Series C Preferred Shares owned by the holder of Series C Preferred Shares, but also such holder's ownership of Common Shares, Series A Preferred Shares, Series B Preferred Shares and any options (including stock purchase rights) to acquire any of the foregoing. The holder of Series C Preferred Shares also must take into account any such securities (including options) which are considered to be owned by such holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code.

     If a holder of Series C Preferred Shares owns (actually or constructively) no Common Shares, Series A Preferred Shares or Series B Preferred Shares or an insubstantial percentage of the outstanding Common Shares, Series A Preferred Shares or Series B Preferred Shares, based upon current law, it is probable that a redemption of Series C Preferred Shares from such holder would be considered "not essentially equivalent to a dividend." However, whether a distribution is "not essentially equivalent to a dividend" depends on all of the facts and circumstances and a holder of Series C Preferred Shares intending to rely on any of these tests at the time of redemption should consult its own tax adviser to determine their application to its particular situation.

     If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from the Series C Preferred Shares will be treated as a distribution on the Series C Preferred Shares as described under "Federal Income Tax Considerations -- Taxation of Taxable U.S. Shareholders of the Company Generally." If the redemption is taxed as a dividend, the adjusted tax basis of the holder of Series C Preferred Shares in the Series C Preferred Shares redeemed will be transferred to any other stockholdings of the such holder Company. If the holder of Series C Preferred Shares owns no other Stockholdings in the Company, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

     SPECIAL CONSIDERATIONS FOR NON-U.S. SHAREHOLDERS. There are several special considerations for prospective purchasers of Series C Preferred Shares who are Non-U.S. Shareholders for U.S. federal tax purposes. For a description of these special considerations, see "-- Taxation of Non-U.S. Shareholders of the Company," below.

TAXATION OF TAXABLE U.S. SHAREHOLDERS OF THE COMPANY GENERALLY

     As used herein, the term "U.S. Shareholder" means a holder of Common Shares or Preferred Shares who (for United States federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership, or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) is an estate the income of which is subject to United States federal income taxation regardless of its source or
(iv) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

     DISTRIBUTIONS BY THE COMPANY. As long as the Company qualifies as a REIT, distributions made by the Company out of its current or accumulated earnings and profits (and not designated as capital gain dividends) will constitute dividends taxable to its taxable U.S. Shareholders as ordinary income. Such distributions will not be eligible for the dividends received deduction in the case of U.S. Shareholders that are corporations. To the extent that the Company makes distributions (not designated as capital gain dividends) in excess of its current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to each U.S. Shareholder, reducing the adjusted basis which such U.S. Shareholder has in its shares for tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a U.S. Shareholder's adjusted basis in its shares taxable as capital gains (provided that the shares have been held as a capital asset). Dividends declared by the Company in October, November, or December of any year and payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by the Company on or before January 31 of the following calendar year.

     Distributions made by the Company that are properly designated by the Company as capital gain dividends will be taxable to taxable U.S. Shareholders, who are individuals, estates or trusts, as gain from the sale or exchange of a capital asset held for more than one year (to the extent that they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which a U.S. Shareholder has held its shares. In the event that the Company designates any portion of a dividend as a "capital gain dividend," a U.S. Shareholder's share of such capital gain dividend would be an amount which bears the same ratio to the total amount of dividends paid to such U.S. Shareholder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends paid on all classes of shares for the year.

     On November 10, 1997, the IRS issued IRS Notice 97-64, which provides generally that the Company may classify portions of its designated capital gain dividend as (i) a 20% rate gain distribution (which would be taxed as long-term capital gain in the 20% group), (ii) an unrecaptured Section 1250 gain distribution (which would be taxed as long-term capital gain in the 25% group), or (iii) a 28% rate gain distribution (which would be taxed as long-term capital gain in the 28% group). (If no designation is made, the entire designated capital gain divided will be treated as a 28% rate gain distribution. For a discussion of the 20%, 25% and 28% tax rates applicable to individuals, see "-- 1997 Act Changes to Capital Gain Taxation" below.) IRS Notice 97-64 provides that a REIT must determine the maximum amounts that it may designate as 20% and 25% rate capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. The Notice further provides that designations made by the REIT only will be effective to the extent that they comply with Revenue Ruling 89-91, which requires that distributions made to different classes of shares be composed proportionately of dividends of a particular type.

     Distributions that are properly designated by the Company as capital gain dividends will be taxable to taxable corporate U.S. Shareholders as long-term capital gain (to the extent that capital gains dividends do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which such corporate U.S. Shareholder has held its shares. Such corporate U.S. Shareholders may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

     U.S. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Company. Instead, such losses would be carried over by the Company for potential offset against future income (subject to certain limitations). Distributions made by the Company and gain arising from the sale or exchange by a U.S. Shareholder of shares will not be treated as passive activity income, and, as a result, U.S. Shareholders generally will not be able to apply any "passive losses" against such income or gain. In addition, taxable distributions from the Company generally will be treated as investment income for purposes of the investment interest limitations. Capital gain dividends and capital gains from the disposition of shares (including distributions treated as such), however, will be treated as investment income only if the U.S. Shareholder so elects, in which case such capital gains will be taxed at ordinary income rates. The Company will notify shareholders after the close of the Company's taxable year as to the portions of distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

     The Company may designate (by written notice to shareholders) its retained net capital gain (i.e., net capital gain that is not actually distributed as capital gain dividends, as described above) as undistributed capital gains in respect of shareholders' shares. Pursuant to such a designation by the Company with respect to retained net capital gains, a U.S. Shareholder would include its proportionate share of such gain in income as capital gain and would be treated as having paid its proportionate share of the tax paid by the REIT with respect to the gain. The U.S. Shareholder's basis in its shares would be increased by its share of such gain and decreased by its share of such tax. With respect to such capital gain of a U.S. Shareholder that is an individual or an estate or trust, the IRS, as described below in this section, has authority to issue regulations that could apply the special tax rate applicable generally to the portion of the long-term capital gains of an individual or an estate or trust attributable to deductions for depreciation taken with respect to depreciable real property.

     SALES OF SHARES. Upon any sale or other disposition of shares, a U.S. Shareholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such sale or other disposition and (ii) the holder's adjusted basis in such shares for tax purposes. Such gain or loss will be capital gain or loss if the shares have been held by the U.S. Shareholder as a capital asset. In the case of a U.S. Shareholder who is an individual or an estate or trust, such gain or loss will be long-term capital gain or loss, subject to a 28% tax rate, if such shares have been held for more than one year but not more than 18 months, and long-term capital gain or loss, subject to a 20% tax rate, if such shares have been held for more than 18 months. In the case of a U.S. Shareholder that is a corporation, such gain or loss will be long-term capital gain or loss if such shares have been held for more than one year. In general, any loss recognized by a U.S. Shareholder upon the sale or other disposition of shares that have been held for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions received by such U.S. Shareholder from the Company that were required to be treated as long-term capital gains. For a U.S. Shareholder that is an individual, trust or estate, the long-term capital loss would be apportioned among the applicable long-term capital gain groups to the extent it appears that distributions received by such U.S. Shareholder were previously so treated.

     1997 ACT CHANGES TO CAPITAL GAIN TAXATION. The 1997 Act altered the taxation of capital gain income. Under the 1997 Act, individuals, trusts and estates that hold certain investments for more than 18 months may be taxed at a maximum long-term capital gain rate of 20% on the sale or exchange of those investments. Individuals, trusts and estates that hold certain assets for more than one year but not more than 18 months may be taxed at a maximum long-term capital gain rate of 28% on the sale or exchange of those investments. The 1997 Act also provides a maximum rate of 25% for "unrecaptured section 1250 gain" for individuals, trusts and estates, special rules for "qualified 5-year gain," and other changes to prior law. The 1997 Act allows the IRS to prescribe regulations on how the 1997 Act's new capital gain rates will apply to sales of capital assets by "pass-through entities," which include REITs, such as the Company, and to sales of interests in "pass-through entities." For a discussion of new rules under the 1997 Act that apply to the taxation of distributions by the Company to its shareholders that are designated by the Company as "capital gain dividends," see "-- Distributions by the Company" above. Shareholders are urged to consult with their own tax advisors with respect to the new rules contained in the 1997 Act.

BACKUP WITHHOLDING FOR DISTRIBUTIONS BY THE COMPANY

     The Company will report to its U.S. Shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder
(a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Shareholder that does not provide the Company with his correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their nonforeign status to the Company. See "-- Taxation of Non-U.S. Shareholders of the Company."

TAXATION OF TAX-EXEMPT SHAREHOLDERS OF THE COMPANY

     The IRS has ruled that amounts distributed as dividends by a qualified REIT do not constitute unrelated business taxable income ("UBTI") when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt shareholder (except certain tax-exempt shareholders described below) has not held its shares as "debt financed property" within the meaning of the Code and such shares are not otherwise used in a trade or business, the dividend income from the Company will not be UBTI to a tax-exempt shareholder. Similarly, income from the sale of shares will not constitute UBTI unless such tax-exempt shareholder has held such shares as "debt financed property" within the meaning of the Code or has used the shares in a trade or business.

     For tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Code Sections 501 (c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in the Company will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in the Company. Such shareholders should consult their own tax advisors concerning these "set aside" and reserve requirements.

     Notwithstanding the above, however, the Code provides that a portion of the dividends paid by a "pension held REIT" shall be treated as UBTI as to any trust which (i) is described in Section 401(a) of the Code, (ii) is tax-exempt under
Section 501(a) of the Code, and (iii) holds more than 10% (by value) of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as "qualified trusts."

     A REIT is a "pension held REIT" if (i) it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by qualified trusts shall be treated, for purposes of the "not closely held" requirement, as owned by the beneficiaries of the trust (rather than by the trust itself) and (ii) either (a) at least one such qualified trust holds more than 25% (by value) of the interests in the REIT or (b) one or more such qualified trusts, each of which owns more than 10% (by value) of the interests in the REIT, hold in the aggregate more than 50% (by value) of the interests in the REIT. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (i) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (ii) the total gross income of the REIT. A de minimis exception applies where the percentage is less than 5% for any year. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the "not closely held" requirement without relying upon the "look-through" exception with respect to qualified trusts. Based on both the current ownership of shares and the limitations on transfer and ownership of shares contained in the Declaration of Trust, the Company does not expect to be classified as a "pension held REIT."

TAXATION OF NON-U.S. SHAREHOLDERS OF THE COMPANY

     The rules governing United States federal income taxation of the ownership and disposition of shares by persons that are, for purposes of such taxation, nonresident alien individuals, foreign corporations, foreign partnerships or foreign estates or trusts (collectively, "Non-U.S. Shareholders") are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income tax and does not address state, local or foreign tax consequences that may be relevant to a Non-U.S. Shareholder in light of its particular circumstances. In addition, this discussion is based on current law, which is subject to change, and assumes that the Company qualifies for taxation as a REIT. Non-U.S. Shareholders should consult with their own tax advisers to determine the impact of federal, state, local and foreign income tax laws with regard to an investment in shares, including any reporting requirements.

     DISTRIBUTIONS BY THE COMPANY. Distributions by the Company to a Non-U.S. Shareholder that are neither attributable to gain from sales or exchanges by the Company of United States real property interests nor designated by the Company as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to withholding of United States federal income tax on a gross basis (that is, without allowance of deductions) at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the Non-U.S. Shareholder of a United States trade or business. Dividends that are effectively connected with such a trade or business will be subject to tax on a net basis (that is, after allowance of deductions) at graduated rates, in the same manner as domestic shareholders are taxed with respect to such dividends, and are generally not subject to withholding. Any such dividends received by a Non-U.S. Shareholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. The Company expects to withhold United States income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Shareholder unless
(i) a lower treaty rate applies and any required form or certification evidencing eligibility for that reduced rate is filed with the

Company or (ii) the Non-U.S. Shareholder files an IRS Form 4224 with the Company claiming that the distribution is effectively connected income.

     Distributions in excess of current or accumulated earnings and profits of the Company will not be taxable to a Non-U.S. Shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Shareholder's shares, they will give rise to gain from the sale or exchange of its shares, the tax treatment of which is described below. As a result of a legislative change made by the Small Business Job Protection Act of 1996, it appears that the Company will be required to withhold 10% of any distribution in excess of the Company's current and accumulated earnings and profits. Consequently, although the Company intends to withhold at a rate of 30% on the entire amount of any distribution (or a lower applicable treaty rate), to the extent that the Company does not do so, any portion of a distribution not subject to withholding at a rate of 30% (or a lower applicable treaty rate) will be subject to withholding at a rate of 10%. However, the Non-U.S. Shareholder may seek a refund of such amounts from the IRS if it subsequently determined that such distribution was, in fact, in excess of current or accumulated earnings and profits of the Company, and the amount withheld exceeded the Non-U.S. Shareholder's United States tax liability, if any.

     Distributions to a Non-U.S. Shareholder that are designated by the Company at the time of distribution as capital gains dividends (other than those arising from the disposition of a United States real property interest) generally will not be subject to United States federal income taxation unless (i) the investment in the Common Shares is effectively connected with the Non-U.S. Shareholder's United States trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as domestic shareholders with respect to such gain (except that a shareholder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above) or (ii) the Non-U.S. Shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

     Under the Foreign Investment in Real Property Tax Act ("FIRPTA"), taxable distributions to a Non-U.S. Shareholder that are attributable to gain from sales or exchanges by the Company of United States real property interests (whether or not designated as a capital gain dividend) will cause the Non-U.S. Shareholder to be treated as recognizing such gain as income effectively connected with a United States trade or business. Non-U.S. Shareholders would thus generally be taxed at the same rates applicable to domestic shareholders (subject to a special alternative minimum tax in the case of nonresident alien individuals). Also, such gain may be subject to a 30% branch profits tax in the hands of a Non-U.S. Shareholder that is a corporation, as discussed above. The Company is required to withhold 35% of any such distribution. That amount is creditable against the Non-U.S. Shareholder's United States federal income tax liability.

     Pursuant to IRS Notice 97-64, amounts designated by the Company pursuant to the 1997 Act as undistributed capital gains in respect of shareholders' shares (see "-- Requirements for Qualification as a REIT -- Annual Distribution Requirements Applicable to REITs" above) will be treated with respect to Non-U.S. Shareholders in the manner outlined in the preceding two paragraphs for actual distributions by the Company of capital gain dividends. Under that approach, the Non-U.S. Shareholders would be able to offset as a credit against their United States federal income tax liability resulting therefrom their proportionate share of the tax paid by the Company on such undistributed capital gains (and to receive from the IRS a refund to the extent their proportionate share of such tax paid by the Company were to exceed their actual United States federal income tax liability).

     SALE OF COMMON SHARES. Gain recognized by a Non-U.S. Shareholder upon the sale or exchange of shares (including a redemption of shares that is not treated as a dividend) generally will not be subject to United States taxation unless such shares constitute a "United States real property interest" within the meaning of FIRPTA. The shares will not constitute a "United States real property interest" so long as the Company is a "domestically controlled REIT." A "domestically controlled REIT" is a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by Non-U.S. Shareholders. Notwithstanding the foregoing, gain from the sale or exchange of shares not otherwise subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (i) the investment in the shares is effectively connected with the Non-U.S. Shareholder's United States trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as domestic shareholders with respect to such gain (in addition, a shareholder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above) or (ii) the Non-U.S. Shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

     The Company believes that it will continue to be a "domestically controlled REIT," and therefore that the sale of shares will not be subject to taxation under FIRPTA. However, because the shares are publicly traded, no assurance can be given that the Company will continue to be a "domestically controlled REIT." If the Company fails to qualify as a "domestically controlled REIT," gain arising from the sale or exchange by a Non-U.S. Shareholder of shares still would not be subject to United States taxation under FIRPTA as a sale of a "United States real property interest" if (i) the class or series of shares being sold is "regularly traded" (as defined by applicable Treasury Regulations) on an established securities market (e.g., the New York Stock Exchange) and (ii) the selling Non-U.S. Shareholder held 5% or less of the value of the outstanding class or series of shares being sold at all times during a specified testing period. If gain on the sale or exchange of shares were subject to taxation under FIRPTA, the Non-U.S. Shareholder would be subject to regular United States income tax with respect to such gain in the same manner as a U.S. Shareholder (subject to any applicable alternative minimum tax and any special alternative minimum tax in the case of nonresident alien individuals), and the purchaser of the shares would be required to withhold and remit to the IRS 10% of the purchase price.

     BACKUP WITHHOLDING TAX AND INFORMATION REPORTING. Backup withholding tax (which generally is a withholding tax imposed at the rate of 31% on certain payments to persons that fail to furnish certain information under the United States information reporting requirements) and information reporting will generally not apply to distributions paid to Non-U.S. Shareholders outside the United States that are treated as (i) dividends subject to the 30% (or lower treaty rate) withholding tax discussed above, (ii) capital gains dividends or
(iii) distributions attributable to gain from the sale or exchange by the Company of United States real property interests. As a general matter, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of shares by or through a foreign office of a foreign broker. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of shares by a foreign office of a broker that
(a) is a United States person, (b) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States or
(c) is a "controlled foreign corporation" (generally, a foreign corporation controlled by United States shareholders) for United States tax purposes unless the broker has documentary evidence in its records that the holder is a Non-U.S. Shareholder and certain other conditions are met, or the shareholder otherwise establishes an exemption. Payment to or through a United States office of a broker of the proceeds of a sale of shares is subject to both backup withholding and information reporting unless the shareholder certifies under penalty of perjury that the shareholder is a Non-U.S. Shareholder or otherwise establishes an exemption. A Non-U.S. Shareholder may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS.

     The United States Treasury Department has recently finalized regulations regarding the withholding and information reporting rules discussed above. In general, these regulations do not alter the substantive withholding and information reporting requirements but unify certification procedures and forms and clarify and modify reliance standards. Pursuant to IRS Notice 98-16, these regulations generally are effective for payments made after December 31, 1999, subject to certain transition rules. Valid withholding certificates that are held on December 31, 1999 will remain valid until the earlier of December 31, 2000 or the date of expiration of the certificate under rules currently in effect (unless otherwise invalidated due to changes in the circumstances of the person whose name is on such certificate). A Non-U.S. Shareholder should consult its own advisor regarding the effect of the new Treasury Regulations.

TAX ASPECTS OF THE COMPANY'S OWNERSHIP OF INTERESTS IN THE ZML OPPORTUNITY PARTNERSHIPS, THE OPERATING PARTNERSHIP AND THE SUBSIDIARY PARTNERSHIPS

     GENERAL. Substantially all of the Company's investments are held indirectly through the ZML Opportunity Partnerships and the Operating Partnership. In general, partnerships are "pass-through" entities which are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. The Company will include in its income its proportionate share of the foregoing partnership items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, the Company will include its proportionate share of assets held through the ZML Opportunity Partnerships and the Operating Partnership. See "-- Requirements for Qualification as a REIT -- Ownership of Partnership Interests by a REIT."

     ENTITY CLASSIFICATION. If any of the ZML Opportunity Partnerships, the Operating Partnership, or the Subsidiary Partnerships were treated as an association, the entity would be taxable as a corporation and therefore would be subject to an entity level tax on its income. In such a situation, the character of the Company's assets and items of gross income would change and would preclude the Company from qualifying as a REIT (see "-- Requirements for Qualification as a REIT--Asset Tests Applicable to REITs" and "-- Income Tests Applicable to REITs"). The same result could occur if any LLC failed to qualify for treatment as a partnership (or were not disregarded for federal income tax purposes).

     Prior to January 1, 1997, an organization formed as a partnership or a limited liability company was treated as a partnership for federal income tax purposes rather than as a corporation only if it had no more than two of the four corporate characteristics that the Treasury Regulations in effect at that time used to distinguish a partnership from a corporation for tax purposes. These four characteristics were (i) continuity of life, (ii) centralization of management, (iii) limited liability and (iv) free transferability of interests. Under final Treasury Regulations which became effective January 1, 1997, the four factor test has been eliminated and an entity formed as a partnership or as a limited liability company will be taxed as a partnership for federal income tax purposes, unless it specifically elects otherwise. The Treasury Regulations provide that the IRS will not challenge the classification of an existing partnership or limited liability company for tax periods prior to January 1, 1997, so long as (1) the entity had a reasonable basis for its claimed classification, (2) the entity and all its members recognized the federal income tax consequences of any changes in the entity's classification within the 60 months prior to January 1, 1997, and (3) neither the entity nor any member of the entity had been notified in writing on or before May 8, 1996, that the classification of the entity was under examination by the IRS.

     Hogan & Hartson L.L.P., special tax counsel to the Company, is of the opinion, based upon certain factual assumptions and representations described in the opinion, that each of the ZML Opportunity Partnerships and the Operating Partnership will be treated as a partnership for federal income tax purposes (and not as an association taxable as a corporation).

     PARTNERSHIP ALLOCATIONS. Although a partnership agreement will generally determine the allocation of income and loss among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. Generally, Section 704(b) and the Treasury Regulations promulgated thereunder require that partnership allocations respect the economic arrangement of the partners.

     If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss provided for in the ZML Opportunity Partnership and the Operating Partnership agreements are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

     TAX ALLOCATIONS WITH RESPECT TO THE PROPERTIES. Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution and the adjusted tax basis of such property at such time (a "Book-Tax Difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Under Treasury Regulations promulgated under Section 704 of the Code, similar rules apply when a partnership elects to "revalue" its assets in certain situations, such as when a contribution of property is made to a partnership by a new partner.

     Treasury Regulations under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for Book-Tax Differences, including retention of the "traditional method" or the election of certain alternative methods which would permit any distortions caused by a Book-Tax Difference to be entirely rectified on an annual basis or with respect to a specific taxable transaction such as a sale. The Operating Partnership and the Company have determined to use the "traditional method" of accounting for Book-Tax Differences with respect to the properties initially contributed to the Operating Partnership in connection with its formation or subsequently acquired by merger or contribution.

     Based on the foregoing, in general, if any asset contributed to or revalued by the Operating Partnership is determined to have a fair market value which is greater than its adjusted tax basis, certain partners of the Operating Partnership (including, as to certain Properties, the Company) will be allocated lower amounts of depreciation deductions for tax purposes by the Operating Partnership and increased taxable income and gain on sale. Such allocations will tend to eliminate the Book-Tax Difference over the life of the Operating Partnership. However, the special allocation rules of Section 704(c) of the Code do not always entirely rectify the Book-Tax Difference on an annual basis or with respect to a specific transaction such as a sale. Thus, the Company may be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of contributed assets, and such amounts may be in excess of the economic or book income allocated to it as a result of such sale. Such an allocation might cause the Company to recognize taxable income in excess of cash proceeds, which might adversely affect the Company's ability to comply with the REIT distribution requirements. See "-- Requirements for Qualification as a REIT -- Annual Distribution Requirements Applicable to REITs."

OTHER TAX CONSEQUENCES FOR THE COMPANY, ITS SHAREHOLDERS AND THE NONCONTROLLED SUBSIDIARIES

     The Company and its shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Company.

     A portion of the cash to be used by the Company to fund distributions is expected to come from the Noncontrolled Subsidiaries through payments of dividends on the shares of such Corporations held by the Operating Partnership. The Noncontrolled Subsidiaries pay federal and state income tax at the full applicable corporate rates. To the extent that the Noncontrolled Subsidiaries are required to pay federal, state or local taxes, the cash otherwise available for distribution by the Company to Shareholders will be reduced accordingly.

                              ERISA CONSIDERATIONS

EMPLOYMENT BENEFIT PLANS, TAX-QUALIFIED PENSION, PROFIT SHARING OR STOCK BONUS PLANS AND IRS

     Each fiduciary of an employee benefit plan subject to ERISA (an "ERISA Plan") should carefully consider whether an investment in the Series C Preferred Shares is consistent with its fiduciary responsibilities under ERISA. The fiduciary of an ERISA Plan, or of an IRA or a qualified pension, profit sharing or stock bonus plan which is not subject to ERISA (a "Non-ERISA Plan") but is subject to Section 4975 of the Code ("Other Plans"), also should ensure that the purchase or redemption of the Series C Preferred Shares will not constitute a prohibited transaction under ERISA or the Code, or if such transaction otherwise were a prohibited transaction, that such transaction were subject to one or more statutory or administrative exemptions, the latter issued by the U.S. Department of Labor ("DOL").

STATUS OF THE COMPANY AND THE OPERATING PARTNERSHIP UNDER ERISA

     The following section discusses certain principles that apply in determining whether the fiduciary, or medical savings account or other plan or investment vehicle requirements of ERISA and the prohibited transaction provisions of ERISA and the Code apply to an entity because one or more investors in the entity's equity interests is an ERISA Plan or Other Plan.

     If the underlying assets of the Company are deemed to be assets of an ERISA Plan ("Plan Assets"), (i) the prudence standards and other provisions of Part 4 of Title I of ERISA and the prohibited transaction provisions of ERISA and the Code would be applicable to any transactions involving the Company's assets and
(ii) persons who exercise any authority or control over the Company's assets, or who provide investment advice for a fee or other compensation to the Company, would be (for purposes of ERISA and the Code) fiduciaries of ERISA Plans and Other Plans that acquire Common Shares. The DOL, which has certain administrative responsibility over ERISA Plans and Other Plans, has issued a regulation defining plan assets for certain purposes (the "DOL Regulation"). The DOL Regulation generally provides that when an ERISA Plan or Other Plan acquires a security that is an equity interest in an entity and that security is neither a "publicly-offered security" nor a security issued by an investment company registered under the 1940 Act, the assets of the ERISA Plan or Other Plan include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an "operating company" or that equity participation in the entity by "benefit plan investors" is not significant.

     The DOL Regulation defines a "publicly-offered security" as a security that is "widely held," "freely transferable" and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days, or such later time as may be allowed by the Commission (the "registration period"), after the end of the fiscal year of the issuer during which the offering occurred).

     The DOL Regulation provides that a security is "widely-held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control.

     The DOL Regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulation further provides that where a security is part of an offering in which the minimum investment is $10,000 or less, certain restrictions ordinarily will not, alone or in combination, affect a finding that such securities are "freely transferable." The restrictions on transfer enumerated in the DOL Regulation as ordinarily not affecting a finding that the securities are "freely transferable" include: (i) any restriction on or prohibition against any transfer or assignment that would result in a termination or reclassification of the Company for federal or state tax purposes, or that would otherwise violate any state or Federal law or court order, (ii) any requirement that advance notice of a transfer or assignment be given to the Company, (iii) any requirement that either the transferor or transferee, or both, execute documentation setting forth representations as to compliance with any restrictions on transfer that are among those enumerated in the DOL Regulation as not affecting free transferability, (iv) any administrative procedure that established an effective date, or an event (such as completion of the Offering) prior to which a transfer or assignment will not be effective, (v) any prohibition against transfer or assignment to an ineligible or unsuitable investor, and (vi) any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting for or on behalf of the issuer. The Company believes that the restrictions imposed under the Declaration of Trust on the transfer of Series C Preferred Shares are of the type of restrictions on transfer generally permitted under the DOL Regulation and should not result in the failure of the Series C Preferred Shares to be "freely transferable" within the meaning of the DOL Regulation. See "Series C Preferred Shares -- Restrictions on Transfer." The Company also believes that certain restrictions on transfer that derive from the securities laws, and may derive from the securities laws and from contractual arrangements with the Underwriters in connection with the Offering should not result in the failure of the Series C Preferred Shares to be "freely transferable." Furthermore, the Company is not aware of any other facts or circumstances limiting the transferability of the Series C Preferred Shares that are not included among those referenced as not affecting free transferability under the DOL Regulation, and the Company does not expect to impose in the future (or to permit any person to impose on its behalf) any other limitations or restrictions on transfer that would not be among the enumerated permissible limitations or restrictions.

     Assuming that (i) the Series C Preferred Shares are "widely held" within the meaning of the DOL Regulation and (ii) that no facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of the Series C Preferred Shares, the Company believes that, under the DOL Regulation, the Series C Preferred Shares should then be considered "publicly-offered securities."

                                  UNDERWRITERS

     Under the terms and subject to the conditions contained in an Underwriting Agreement dated the date hereof (the "Underwriting Agreement"), the Underwriters named below, for whom Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, PaineWebber Incorporated, Prudential Securities Incorporated and Salomon Brothers Inc are acting as representatives (the "Representatives"), have severally agreed to purchase, and the Company has agreed to sell to them, severally, the respective number of Series C Preferred Shares set forth opposite the names of such Underwriters below:

                                                              NUMBER OF
                            NAME                               SHARES
                            ----                              ---------
Morgan Stanley & Co. Incorporated...........................
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated....................................
PaineWebber Incorporated....................................
Prudential Securities Incorporated..........................
Salomon Brothers Inc .......................................

                                                              ---------
            Total...........................................
                                                              =========

     The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the Series C Preferred Shares offered hereby are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are obligated to take and pay for all of the Series C Preferred Shares offered hereby (other than those covered by the Underwriters' overallotment option described below) if any such shares are taken.

     The Underwriters initially propose to offer part of the Series C Preferred Shares directly to the public at the public offering price set forth on the cover page hereof and part to certain dealers at a price that represents a
concession not in excess of $       a share under the public offering price. Any
Underwriter may allow, and such dealers may reallow, a concession not in excess
of $       a share to other Underwriters or to certain dealers. After the initial offering of the Series C Preferred Shares, the offering price and other selling terms may from time to time be varied by the Representatives.

     Application has been made to list the Series C Preferred Shares on the NYSE. If so approved, trading of the Series C Preferred Shares on the NYSE is expected to commence within the 30-day period after initial delivery thereof. The Underwriters have advised the Company that they intend to make a market in the Series C Preferred Shares prior to the commencement of trading on the NYSE. The Underwriters will have no obligation to make a market in the Series C Preferred Shares, however, and may cease market-making activities, if commenced, at any time.

     The Company has agreed that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 30 days after the date of this Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Series C Preferred Shares, any other equity securities of the Company which are substantially similar to the Series C Preferred Shares (other than any securities of the Company which are convertible into Common Shares) or any securities convertible into or exercisable or exchangeable for Series C Preferred Shares, any other equity securities of the Company which are substantially similar to the Series C Preferred Shares (other than any securities of the Company which are convertible into Common Shares) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Series C Preferred Shares, any other equity securities of the Company which are substantially similar to the Series C Preferred Shares (other than any securities of the Company which are convertible into Common Shares), whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Series C Preferred Shares or such other securities, in cash or otherwise. The restrictions described in this paragraph do not apply to the sale of Series C Preferred Shares to the Underwriters.

     In order to facilitate the offering of the Series C Preferred Shares, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Series C Preferred Shares. Specifically, the Underwriters may overallot in connection with the offering, creating a short position in the Series C Preferred Shares for their own account. In addition, to cover overallotments or to stabilize the price of the Series C Preferred Shares, the Underwriters may bid for, and purchase, Series C Preferred Shares in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an Underwriter or a dealer for distributing the Series C Preferred Shares in the offering, if the syndicate repurchases previously distributed Series C Preferred Shares in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Series C Preferred Shares above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

                                    EXPERTS

     The consolidated financial statements of Equity Office Properties Trust as of December 31, 1997 and for the period from July 11, 1997 to December 31, 1997, the combined financial statements of the Equity Office Predecessors as of December 31, 1996 and for the period from January 1, 1997 to July 10, 1997 and the years ended December 31, 1996 and 1995, the statements of revenue and certain expenses for 177 Broad Street, Preston Commons, Oakbrook Terrace Tower, One Maritime Plaza, 201 Mission Street, 30 N. LaSalle, Columbus America Properties, Prudential Properties, 550 South Hope Street, Acorn Properties, 10 & 30 South Wacker Drive, One Lafayette Centre, PPM Properties and Wright Runstad Properties, all appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The consolidated balance sheets of Beacon Properties Corporation as of December 31, 1996 and 1995 and the related statements of operations, owners' equity and cash flows for the years ended December 31, 1996 and 1995 and the period May 26, 1994 to December 31, 1994, the combined statements of operations, owners' equity and cash flows of the Beacon predecessor entity for the period January 1, 1994 to May 25, 1994 and the related financial statement schedules of Beacon Properties Corporation as of December 31, 1996, included herein have been so included in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     The legality of the Series C Preferred Shares will be passed upon for the Company by Hogan & Hartson L.L.P., Washington, D.C. Certain tax matters will be passed upon by Hogan & Hartson L.L.P., Washington, D.C., special tax counsel to the Company. Brown & Wood LLP will act as counsel to the Underwriters. Brown & Wood LLP will rely, as to matters of Maryland law, upon the opinion of Hogan & Hartson L.L.P.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, is required to file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of the reports, proxy statements and other information can be obtained form the Public Reference Section of the Commission, Washington, D.C. 20549, upon payment of prescribed rates, or in certain cases by accessing the Commission's World Wide Web site at http://www.sec.gov. The Common Shares are listed on the NYSE under the symbol "EOP," the Series A Preferred Shares are listed on the NYSE under the symbol "EOPpfA," and application has been made to list the Series C Preferred Shares on the NYSE under the symbol "EOPpfC." Such reports, proxy statements and other information concerning the Company can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a registration statement on Form S-11 (the "Registration Statement"), of which this Prospectus is a part, under the Securities Act, with respect to the Series C Preferred Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Company and the Series C Preferred Shares, reference is hereby made to the Registration Statement and such exhibits and schedules which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Commission. The Commission maintains a "web site" that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is "http://www.sec.gov."

                                    GLOSSARY

     For purposes of this Prospectus, the following capitalized terms shall have the meanings set forth below:

     "Articles Supplementary" means Articles Supplementary to the Declaration of Trust determining the terms of each series of Preferred Shares.

     "BankBoston" means BankBoston, N.A.

     "Beacon" means Beacon Properties Corporation, a Maryland corporation.

     "Beacon Facility" means the credit facility under which the $533 million of unsecured indebtedness of Beacon was issued and subsequently assumed by the Company in the Beacon Merger.

     "Beacon Management Company" means Beacon Property Management Corporation, a Delaware corporation.

     "Beacon Merger" means the merger of Beacon with and into the Company and the merger of Beacon Partnership with and into the Operating Partnership.

     "Beacon Partnership" means Beacon Properties, L.P., a Delaware limited partnership.

     "Beacon Properties" means the office properties the Company acquired pursuant to the Beacon Merger.

     "Beneficiary" means a trust, the beneficiary of which will be a qualified charitable organization selected by the Company, to which excess shares of a Prohibited Owner will be transferred automatically, by operation of law.

     "Book-Tax Difference" means the difference between the fair market value of contributed property at the time of contribution and the adjusted tax basis of such property at any specific time.

     "BPMLP" means Beacon Property Management, L.P., a Delaware limited partnership.

     "Business Day" means any day, other than a Saturday or Sunday, on which banking institutions in New York, New York and Boston, Massachusetts are open for business.

     "Bylaws" means the bylaws adopted by the Board of Trustees of the Company, as amended from time to time.

     "Cash Redemption Right" means the right of the Company to redeem Series B Preferred Shares on and after February 15, 2003, in whole or from time to time in part, at the cash redemption prices applicable thereto.

     "CBDs" means central business districts.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the U.S. Securities and Exchange Commission.

     "Common Shares" means the common shares of beneficial interest, $0.01 par value per share, of the Company.

     "Company" means Equity Office Properties Trust, a Maryland real estate investment trust, and one or more of its subsidiaries (including the Operating Partnership), and the predecessors thereof, or as the context may require, Equity Office Properties Trust only or the Operating Partnership only. All references to the historical activities of the Company prior to July 11, 1997 refer to the activities of the Equity Office Predecessors.

     "Consolidation" means all of the transactions described under "Certain Relationships and Related Transactions -- Formation Transactions."

     "Contribution Agreement" means the agreement pursuant to which the ZML Funds and the Company agreed to consolidate.

     "Conversion Price" means the initial conversion price of $35.70 per Common Share (equivalent to a conversion rate of 1.40056 Common Shares for each Series B Preferred Share), as may be adjusted under certain circumstances described in the Articles Supplementary.

     "Core Portfolio" means the properties that were held by the EOP Predecessors or the Company, as the case may be, during the entire period or for both periods being compared.

     "Credit Facilities" means both the $600 Million Credit Facility and the $1.5 Billion Credit Facility.

     "Debt to Market Capitalization Ratio" means the total consolidated and unconsolidated debt of the Company as a percentage of the market value of outstanding Common Shares, Preferred Shares and Units plus total consolidated and unconsolidated debt, but excluding (i) all nonrecourse consolidated debt in excess of the Company's proportionate share of such debt and (ii) all nonrecourse unconsolidated debt of partnerships in which the Company is a partner in excess of the Company's proportionate share of such debt.

     "Declaration of Trust" means the Company's declaration of trust, as amended from time to time, and as filed with the State Department of Assessments and Taxation of Maryland.

     "Distribution Payment Date" means the      day of March, June, September
and December, or the next succeeding business day, on which distributions are payable.

     "Distribution Record Date" means the      day of the month in which the
Distribution Payment Date falls or such other date designated by the Board of Trustees for the payment of distributions.

     "DOL" means the U.S. Department of Labor.

     "DOL Regulation" means a regulation issued by the DOL that defines plan assets for certain purposes.

     "EGI" means Equity Group Investments, Inc., an owner, manager and financier of real estate and corporations.

     "Employee Plan" means the Company's 1997 Amended and Restated Employee Share Option and Share Award Plan.

     "EOH" means Equity Office Holdings, L.L.C., a Delaware limited liability company.

     "EOP Management Company" means Equity Office Properties Management Corp., a Delaware corporation.

     "Equity Group" means one or both of EGI and EOH.

     "Equity Group Companies" means numerous non-public companies owned in whole or in part by Mr. Zell or his affiliates.

     "Equity Group Owners" means certain trusts established for the benefit of the families of Mr. Zell and of Mr. Robert Lurie, the deceased former partner of Mr. Zell, and the partnerships comprised of such trusts.

     "Equity Office Predecessors" means, on a combined basis, the Office Properties and Parking Facilities of the ZML Funds and the Management Business of the Equity Group that were combined into the Company pursuant to the Consolidation.

     "ERISA Plan" means an employee benefit plan subject to ERISA.

     "Event" means an amendment, alteration or repeal of the provisions of the Declaration of Trust or the Articles Supplementary for the Series C Preferred Shares, resulting from a merger or consolidation.

     "Exchange Offer Registration Statement" means the registration statement filed on March 5, 1998 by the Operating Partnership relating to a registered offer to exchange the unsecured notes in the $180 million Notes Offering, the $1.25 Billion Notes Offering and the $250 Million MOPPRS Offering for registered securities of the Operating Partnership with terms identical to those of the existing notes.

     "First Plaza" means First Plaza Group Trust.

     "FIRPTA" means the Foreign Investment in Real Property Tax Act.

     "Formation Transactions" means the transactions pursuant to which the Company and the Operating Partnership were formed.

     "Funds from Operations" means net income (loss) computed in accordance with GAAP, excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Management believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by the White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995 which may differ from the methodology for calculating Funds from Operations utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Funds from Operations should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make distributions.

     "GAAP" means generally accepted accounting principles in the United States.

     "GM" means General Motors Corporation.

     "GMIMCO" means General Motors Investment Management Corporation, an advisor to several pension funds of GM.

     "Impermissable Tenant Service Income" means the amount received when a REIT operates or manages a property or furnishes or renders services to the tenants at the property other than through an independent contractor from whom the REIT derives no revenue.

     "Interested Shareholder" means any person who beneficially owns ten percent or more of the voting power of a trust's then outstanding shares or an affiliate of such trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of beneficial interest of such trust.

     "Investor Limited Partners" means the several institutional investor limited partners in ZML Opportunity Partnerships I and II.

     "IPO" means the Company's July 1997 initial public offering of 28,750,000 Common Shares.

     "IRS" means the United States Internal Revenue Service.

     "Joint Venture Properties" means the Properties which are held in partnerships or subject to participation agreements with unaffiliated third parties.

     "leased" means all space for which leases have been executed, whether or not the lease term has commenced.

     "Leventhal Partnership" means the Leventhal Family Limited Partnership.

     "LIBOR" means the London Interbank Offering Rate.

     "Managed Properties" means the properties managed by the Management Companies.

     "Managed Property Business" means that portion of the Management Business that relates to property management of the Managed Properties and the Joint Venture Properties that were contributed to the Company in the Consolidation, which business is owned and conducted by EOP Management Company.

     "Management Business" means the office property management business of EOH and the office property asset management business and the parking asset management business of EGI and EOH relating to the Properties that were contributed to the Company in the Consolidation.

     "Management Companies" means EOP Management Company and Beacon Management Company.

     "Maryland REIT Law" means Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time.

     "Merger Agreement" means the Agreement and Plan of Merger dated September 15, 1997, as amended, among the Company, the Operating Partnership, Beacon and Beacon Partnership.

     "Merrill Lynch" means Merrill Lynch & Co.

     "MGCL" means the Maryland General Corporation Law, as amended from time to time.

     "MOPPRS" means the $250 million of 6.376% MandatOry Par Put Remarketing Securities which the Operating Partnership has agreed to sell in the MOPPRS Offering.

     "NAREIT" means the National Association of Real Estate Investment Trusts, Inc.

     "1997 Act" means the federal Taxpayer Relief Act of 1997.

     "Noncontrolled Subsidiaries" means the Management Companies, EOP Office Company, Beacon Design Company and Beacon Construction Company.

     "Non-ERISA Plan" means an IRA or a qualified pension, profit sharing or stock bonus plan, medical savings account, or other plan or investment vehicle which is not subject to ERISA.

     "Non-U.S. Shareholders" means, collectively, persons that are, for purposes of federal income taxation, nonresident alien individuals, foreign corporations, foreign partnerships or foreign estates or trusts.

     "NYSE" means the New York Stock Exchange.

     "occupied" means all space which is leased and for which the lease term has commenced.

     "Offering" means this offering of Series C Preferred Shares of the Company pursuant to and as described in this Prospectus.

     "Office Properties" means the office properties owned by the Company or in which the Company has an interest.

     "$1.25 Billion Notes Offering" means the Operating Partnership's $1.25 billion private placement of senior unsecured notes completed by the Company in February 1998.

     "$1.5 Billion Credit Facility" means the Company's $1.5 billion unsecured term loan facility entered into on October 2, 1997, with Morgan Guaranty Trust Company of New York.

     "$180 Million Notes Offering" means the $180 million aggregate principal amount of debt securities of the Operating Partnership issued in the Private Debt Offering.

     "Operating Partnership" means EOP Operating Limited Partnership, a Delaware limited partnership, alone as an entity, or, as the context may require, the combined enterprise consisting of EOP Operating Limited Partnership and its subsidiaries.

     "Other Acquisitions" means the acquisition transactions described in this Prospectus under "The Company -- Acquisition Activity -- Other Acquisitions."

     "Other Plans" means an IRA or a qualified pension, profit sharing or bonus plan which is not subject to ERISA but is subject to Section 4975 of the Code.

     "Ownership Limit" means the provisions of the Declaration of Trust which, subject to certain exceptions, prohibit ownership, directly or by virtue of the attribution provisions of the Code, by any single shareholder of more than 9.9% in value or number of shares (whichever is more restrictive) of the issued and outstanding shares of any class or series of shares of beneficial interest of the Company.

     "Parity Preferred Shares" means any other series of Preferred Shares ranking on a parity as to distributions with the Series A Preferred Shares.

     "Parking Facilities" means the stand-alone parking facilities which the Company owns or in which the Company has an interest.

     "Partnership Act" means the Delaware Revised Uniform Limited Partnership
Act.

     "Partnership Agreement" means the limited partnership agreement of the Operating Partnership.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, joint-stock company, trust, unincorporated organization, real estate investment trust, or government or any agency or political subdivision thereof.

     "Plan Assets" means underlying assets of the Company that are deemed to be assets of an ERISA Plan.

     "Preference Units" means preferred units of partnership interest and partnership interests of different classes and series having such rights, preferences and other privileges, variations and designations as may be determined by the Company.

     "Preferred Distribution Default" means whenever distributions or any of the Series C Preferred Shares are in arrears for six or more quarterly periods (whether or not consecutive).

     "Preferred Shares" means any series of preferred shares of beneficial interest of the Company having such rights, preferences and other privileges, variations and designations as may be determined by the Company.

     "Probable Acquisitions" means the twelve additional office properties which the Company has, as of April 30, 1998, entered into agreements to acquire.

     "Pro Forma Basis" means giving effect to the following transactions which occurred subsequent to December 31, 1997: (a) the acquisition of 21 Office Properties and one parking facility; (b) the February 1998 Notes Offering; (c) the Series B Preferred Offering (d) the UIT Offering and (e) the Offering.]

     "Prohibited Owner" means any person or entity holding record title to shares in excess of the Ownership Limit.

     "Prohibited Transferee" means the purported transferee of any purported transfer of shares of beneficial interest of the Company or any other event which would otherwise result in any person violating the Ownership Limit or the other restrictions in the Declaration of Trust.

     "Properties" means both the Office Properties and the Parking Facilities.

     "Property Operating Expenses" means real estate taxes and insurance, repairs and maintenance and property operating expenses.

     "Property Revenues" means rental revenues, tenant reimbursements, parking income and other income.

     "Prospectus" means this Prospectus, as the same may be amended or supplemented from time to time.

     "Registration Statement" means the Registration Statement filed with the Commission pursuant to the Registration Rights Agreement.

     "REIT" means a real estate investment trust as defined under Sections 856 through 860 of the Code and applicable Treasury regulations.

     "Related Property Tenant" means a tenant, at least 10% of which is owned by either the REIT or an actual or constructive owner of 10% or more of the REIT.

     "Representatives" means Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, PaineWebber Incorporated, Prudential Securities Incorporated and Salomon Brothers Inc.

     "Restricted Common Shares" means Common Shares issued in transactions not registered under the Securities Act.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Series A Preferred Shares" means the 8.98% Series A Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share, of the Company.

     "Series A Preferred Units" means the 8.98% Series A Cumulative Redeemable Preferred Units of partnership interest in the Operating Partnership.

     "Series B Preferred Offering" means the $300 million private placement of Series B Preferred Shares completed in February 1998.

     "Series B Preferred Shares" means the 5.25% Series B Convertible, Cumulative Redeemable Preferred Shares, liquidation preference of $50.00 per share.

     "Series B Preferred Units" means the 5.25% Convertible, Cumulative Redeemable Series B Preferred Units of partnership interest in the Operating Partnership.

     "Series C Preference Units" means the   % Series C Cumulative Redeemable
Preference Units issued to the Company by the Operating Partnership.

     "Series C Preferred Shares" means the      % Series C Cumulative Redeemable
Preferred Shares of Beneficial Interest, $.01 par value per share, of the Company.

     "Service Companies" means the third-party parking garage service companies that the Parking Facilities are leased to and operated by.

     "Share Redemption Right" means the right of the Company to redeem Series B Preferred Shares on and after February 15, 2003, in whole or in part, for such number of Common Shares as are issuable at the Conversion Price.

     "Shares" means the Company's common or preferred shares of beneficial interest.

     "$600 Million Credit Facility" means the Company's $600 million unsecured revolving line of credit.

     "SPLP" means Standard Parking Limited Partnership.

     "Subsidiary" or "Subsidiaries" of any party means, generally, any corporation, partnership, limited liability company, joint venture, trust or other legal entity of which such Person owns (either directly or through or together with another Subsidiary of such Person) either (i) a general partner, managing member or other similar interest, or (ii) (A) 10% or more of the voting power of the voting capital stock or other equity interest, or (B) 10% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other legal entity. In addition to the entities described above, the term Subsidiary includes the Noncontrolled Subsidiaries.

     "Tenant Services Corp." means Tenant Services Corp., a Delaware corporation owned entirely by affiliates of the Equity Group Owners.

     "Total Portfolio" means the 258 Office Properties and the 17 stand-alone Parking Facilities which the Company owned or had an interest in as of December 31, 1997.

     "$250 Million MOPPRS Offering" means the Operating Partnership's private placement of the MOPPRS.

     "UIT" means Equity Investor Fund Cohen & Steers Realty Majors Portfolio (a Unit Investment Trust).

     "UIT Offering" means the Company's private placement of $44 million of Restricted Common Shares in April 1998.

     "UBTI" means unrelated business taxable income.

     "Underwriting Agreement" means the Underwriting Agreement dated the date of this Prospectus between the Company and the Representatives acting on behalf of the several Underwriters.

     "Unit Redemption Right" means the right of each holder of Units other than the Company and certain of its affiliates to require the redemption of its Units at any time or from time to time, subject to the terms and conditions set forth in the Partnership Agreement.

     "Units" means the common units of partnership interest in the Operating Partnership.

     "WRALP" means Wright Runstad Asset Limited Partnership.

     "WRAM" means Wright Runstad Asset Management, L.P.

     "WRH" means Wright Runstad Holdings, L.P.

     "Wright Runstad Acquisition" means the acquisition transaction described in this Prospectus under "The Company -- Acquisition Activity -- Wright Runstad Acquisition."

     "Wright Runstad Investors" means one or more of the constituent partners and shareholders, members, partners or beneficiaries of the constituent partners of WRH and/or WRAM.

     "ZML Fund I" means Opportunity Partnership I and its general and limited partners, including ZML REIT I.

     "ZML Fund II" means Opportunity Partnership II and its general and limited partners, including ZML REIT II.

     "ZML Fund III" means Opportunity Partnership III and its general and limited partners, including ZML REIT III.

     "ZML Fund IV" means Opportunity Partnership IV and its general and limited partners, including ZML REIT IV.

     "ZML Funds" means, collectively, the ZML Opportunity Partnerships, together with their limited and general partners, including the ZML REITs.

     "ZML Opportunity Partnership I" means Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership.

     "ZML Opportunity Partnership II" means Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership II.

     "ZML Opportunity Partnership III" means Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership III.

     "ZML Opportunity Partnership IV" means Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership IV.

     "ZML Opportunity Partnerships" means, collectively, ZML Opportunity Partnership I, ZML Opportunity Partnership II, ZML Opportunity Partnership III and ZML Opportunity Partnership IV, each of which is a limited partnership organized under the laws of the State of Illinois.

     "ZML Partner(s)" means ZML Partners Limited Partnership, ZML Partners Limited Partnership II, ZML Partners Limited Partnership III and/or ZML Partners Limited Partnership IV, as applicable, each of which is the current general partner of, respectively, ZML Opportunity Partnership I, ZML Opportunity Partnership II, ZML Opportunity Partnership III and ZML Opportunity Partnership IV.

     "ZML REIT I" means ZML Investors, Inc., a Delaware corporation.

     "ZML REIT II" means ZML Investors II, Inc., a Delaware corporation.

     "ZML REIT III" means Zell/Merrill Lynch Real Estate Opportunity Partners III Trust, a Maryland real estate investment trust.

     "ZML REIT IV" means Zell/Merrill Lynch Real Estate Opportunity Partners IV Trust, a Maryland real estate investment trust.

     "ZML REITs" means, collectively, ZML REIT I, ZML REIT II, ZML REIT III and ZML REIT IV.

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                                -----
EQUITY OFFICE PROPERTIES TRUST
PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
  (UNAUDITED)
  Basis of Presentation.....................................      F-4
  Pro Forma Condensed Combined Balance Sheet as of December
     31, 1997...............................................      F-5
  Pro Forma Condensed Combined Statement of Operations for
     the year ended December 31, 1997.......................      F-6
  Notes to the Pro Forma Condensed Combined Financial
     Statements.............................................      F-8
HISTORICAL CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
  (AUDITED)
  Report of Independent Auditors............................     F-14
  Consolidated and Combined Balance Sheets of Equity Office
     Properties Trust and Equity Office Predecessors as of
     December 31, 1997 and 1996.............................     F-15
  Consolidated Statement of Operations of Equity Office
     Properties Trust for the period from July 11, 1997 to
     December 31, 1997, and the Combined Statements of
     Operations of Equity Office Predecessors for the period
     from January 1, 1997 to July 10, 1997 and the years
     ended December 31, 1996 and 1995.......................     F-16
  Consolidated Statement of Shareholders' Equity of Equity
     Office Properties Trust for the period from July 11,
     1997 to December 31, 1997 and the Combined Statements
     of Owners' Equity of Equity Office Predecessors for the
     period from January 1, 1997 to July 10, 1997 and the
     years ended December 31, 1996 and 1995.................     F-17
  Consolidated Statement of Cash Flows of Equity Office
     Properties Trust for the period from July 11, 1997 to
     December 31, 1997, and the Combined Statements of Cash
     Flows of Equity Office Predecessors for the period from
     January 1, 1997 to July 10, 1997 and the years ended
     December 31, 1996 and 1995.............................     F-18
  Notes to Consolidated and Combined Financial Statements...     F-19
SCHEDULES
  Schedule III -- Real Estate and Accumulated
     Depreciation...........................................     F-50
  All other schedules for which provision is made in the
     applicable accounting regulations of the Securities and
     Exchange Commission are not required under the related
     instructions or are inapplicable, and therefore have
     been omitted.
177 BROAD STREET
  Report of Independent Auditors............................     F-55
  Statement of Revenue and Certain Expenses for the year
     ended December 31, 1996................................     F-56
  Notes to Statement of Revenue and Certain Expenses........     F-57
PRESTON COMMONS
  Report of Independent Auditors............................     F-58
  Statement of Revenue and Certain Expenses for the year
     ended December 31, 1996................................     F-59
  Notes to Statement of Revenue and Certain Expenses........     F-60
OAKBROOK TERRACE TOWER
  Report of Independent Auditors............................     F-61
  Statements of Revenue and Certain Expenses for the three
     months ended March 31, 1997 and the year ended December
     31, 1996...............................................     F-62
  Notes to Statements of Revenue and Certain Expenses.......     F-63

                                                                PAGE
                                                                -----
ONE MARITIME PLAZA
  Report of Independent Auditors............................     F-64
  Statements of Revenue and Certain Expenses for the three
     months ended March 31, 1997 and the year ended December
     31, 1996...............................................     F-65
  Notes to Statements of Revenue and Certain Expenses.......     F-66
201 MISSION STREET
  Report of Independent Auditors............................     F-67
  Statements of Revenue and Certain Expenses for the three
     months ended March 31, 1997 and the year ended December
     31, 1996...............................................     F-68
  Notes to Statements of Revenue and Certain Expenses.......     F-69
30 N. LASALLE
  Report of Independent Auditors............................     F-70
  Statements of Revenue and Certain Expenses for the three
     months ended March 31, 1997 and the year ended December
     31, 1996...............................................     F-71
  Notes to Statements of Revenue and Certain Expenses.......     F-72
COLUMBUS AMERICA PROPERTIES
  Report of Independent Auditors............................     F-73
  Combined Statements of Revenue and Certain Expenses for
     the period from January 1, 1997 to July 31, 1997 and
     the year ended December 31, 1996.......................     F-74
  Notes to Combined Statements of Revenue and Certain
     Expenses...............................................     F-75
PRUDENTIAL PROPERTIES
  Report of Independent Auditors............................     F-77
  Combined Statements of Revenue and Certain Expenses for
     the period from January 1, 1997 to August 31, 1997 and
     the year ended December 31, 1996.......................     F-78
  Notes to Combined Statements of Revenue and Certain
     Expenses...............................................     F-79
550 SOUTH HOPE STREET
  Report of Independent Auditors............................     F-80
  Statements of Revenue and Certain Expenses for the period
     from April 1, 1997 to July 31, 1997 and the year ended
     March 31, 1997.........................................     F-81
  Notes to Statements of Revenue and Certain Expenses.......     F-82
ACORN PROPERTIES
  Report of Independent Auditors............................     F-83
  Combined Statements of Revenue and Certain Expenses for
     the period from January 1, 1997 to July 31, 1997 and
     the year ended December 31, 1996.......................     F-84
  Notes to Combined Statements of Revenue and Certain
     Expenses...............................................     F-85
10 & 30 SOUTH WACKER DRIVE
  Report of Independent Auditors............................     F-87
  Combined Statements of Revenue and Certain Expenses for
     the period from January 1, 1997 to July 31, 1997 and
     the year ended December 31, 1996.......................     F-88
  Notes to Combined Statements of Revenue and Certain
     Expenses...............................................     F-89
ONE LAFAYETTE CENTRE
  Report of Independent Auditors............................     F-90
  Statements of Revenue and Certain Expenses for the period
     from January 1, 1997 to July 31, 1997 and the year
     ended December 31, 1996................................     F-91
  Notes to Statements of Revenue and Certain Expenses.......     F-92

                                                                PAGE
                                                                -----
PPM PROPERTIES
  Report of Independent Auditors............................     F-93
  Combined Statements of Revenue and Certain Expenses for
     the period from January 1, 1997 to August 31, 1997 and
     the year ended December 31, 1996.......................     F-94
  Notes to Combined Statements of Revenue and Certain
     Expenses...............................................     F-95
WRIGHT RUNSTAD PROPERTIES
  Report of Independent Auditors............................     F-96
  Combined Statements of Revenue and Certain Expenses for
     the period from October 1, 1996 to August 31, 1997 and
     the year ended September 30, 1996......................     F-97
  Notes to Combined Statements of Revenue and Certain
     Expenses...............................................     F-98
BEACON PROPERTIES CORPORATION
     Report of Independent Accountants......................    F-100
     Consolidated Balance Sheets as of December 31, 1996 and
      1995..................................................    F-101
     Consolidated Statements of Operations for the years
      ended December 31, 1996 and 1995 and for the periods
      May 26, 1994 to December 31, 1994 and January 1, 1994
      to May 25, 1994.......................................    F-102
     Consolidated Statements of Stockholders' Equity for the
      period January 1, 1994 to December 31, 1996...........    F-103
     Consolidated Statements of Cash Flows for the period
      January 1, 1994 to December 31, 1996..................    F-104
     Notes to Consolidated Financial Statements.............    F-105
     Report of Independent Accountants on Financial
      Statement Schedules...................................    F-121
     Schedule III -- Real Estate and Accumulated
      Depreciation as of December 31, 1996..................    F-122
     Schedule IV -- Mortgage Loans on Real Estate as of
      December 31, 1996.....................................    F-126

                         EQUITY OFFICE PROPERTIES TRUST

               PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

              AS OF AND FOR THE TWELVE MONTHS ENDED DECEMBER, 1997
                                  (UNAUDITED)

     The accompanying unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 1997 reflects the following transactions which all occurred subsequent to December 31, 1997: (a) the acquisition or probable acquisition of 21 office properties and one parking facility; (b) the $1.25 Billion Notes Offering and the $250 million MOPPRS offering (collectively the "February 1998 Notes Offering"); (c) the Series B Preferred Offering; (d) the UIT Offering and
(e) the anticipated preferred share offering of $250 million consisting of ten million shares of Series C Cumulative Redeemable Preferred Stock, liquidation preference of $25.00 per share (the "Offering").

     The accompanying unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1997 reflects the following transactions as if they had occurred on January 1, 1997: (a) the acquisition of 66 office properties, including 20 office properties acquired by Beacon prior to the Beacon Merger, and seven parking facilities, including an interest in four parking facilities, acquired during the year ended December 31, 1997; (b) the disposition of three office properties; (c) the $180 million private debt offering (the "$180 Million Notes Offering") which occurred on September 3, 1997; (d) the transactions that occurred in connection with the consolidation of the entities which comprise the predecessors ("Equity Office Predecessors") of the Company (the "Consolidation") and the initial public offering (the "IPO"), which closed on July 11, 1997, and the decrease in interest expense resulting from the use of the net proceeds for the repayment of mortgage debt; (e) the net change in interest expense from draws on the $1.5 Billion Credit Facility used to refinance existing mortgage debt; (f) the Beacon Merger; (g) the acquisition of 10 properties, acquired between January 1, 1998 and April 30, 1998; (h) the probable acquisition of 12 office properties; (i) the February 1998 Notes Offering; (j) the Series B Preferred Offering; (k) the UIT Offering and (l) the Offering.

     The accompanying unaudited pro forma condensed combined financial statements have been prepared by management of the Company and do not purport to be indicative of the results which would actually have been obtained had the transactions described above been completed on the dates indicated or which may be obtained in the future. The pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the pro forma condensed combined financial statements as of and for the year ended December 31, 1997, included elsewhere herein.

                         EQUITY OFFICE PROPERTIES TRUST

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET

                               DECEMBER 31, 1997
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                       1998 ACQUIRED
                                     EQUITY OFFICE     PROPERTIES AND
                                    PROPERTIES TRUST      PROBABLE      FEBRUARY 1998      SERIES B PREFERRED       UIT
                                       HISTORICAL       ACQUISITIONS    NOTES OFFERING          OFFERING          OFFERING
                                    ----------------   --------------   --------------     ------------------     --------
                                                            (A)                                   (E)               (I)
ASSETS
Investment in real estate, net....    $10,976,319        $ 946,690       $        --           $      --          $     --
Cash and cash equivalents.........        228,853         (222,950)               --                  --                --
Rents and other receivables.......         52,581               --                --                  --                --
Escrow deposits and restricted
  cash............................         25,772               --                --                  --                --
Investment in unconsolidated joint
  ventures........................        387,332               --                --                  --                --
Other assets......................         80,815               --            43,371(B)               --                --
                                      -----------        ---------       -----------           ---------          --------
     TOTAL ASSETS.................    $11,751,672        $ 723,740       $    43,371           $      --          $     --
                                      ===========        =========       ===========           =========          ========
LIABILITIES AND SHAREHOLDERS'
  EQUITY
Mortgage debt.....................    $ 2,063,017        $  48,109       $        --           $      --          $     --
Unsecured notes...................        180,000           63,430         1,504,452(C)               --                --
Lines of credit...................      2,041,300          612,101        (1,461,081)(D)        (289,500)(F)       (44,059)
Distribution payable..............          1,191                                 --                  --                --
Other liabilities.................        306,189                                 --                  --                --
                                      -----------        ---------       -----------           ---------          --------
     TOTAL LIABILITIES............      4,591,697          723,640            43,371            (289,500)          (44,059)
Minority interests:
  Operating Partnership...........        725,206              100                --                  --                --
  Partially owned properties......         29,612               --                --                  --                --
Preferred Shares (100,000
  authorized and 24,000 issued)...        200,000               --                --             300,000(G)             --
Common Shares.....................          2,497               --                --                  --                16
Additional paid in capital........      6,202,660               --                --             (10,500)(H)        44,043
                                      -----------        ---------       -----------           ---------          --------
     TOTAL LIABILITIES AND
       SHAREHOLDERS' EQUITY.......    $11,751,672        $ 723,740       $    43,371           $      --          $     --
                                      ===========        =========       ===========           =========          ========

                                     EQUITY OFFICE
                                    PROPERTIES TRUST                  EQUITY OFFICE
                                      PRE-OFFERING                   PROPERTIES TRUST
                                       PRO FORMA       OFFERING         PRO FORMA
                                    ----------------   ---------     ----------------
                                                          (J)
ASSETS
Investment in real estate, net....    $11,923,009      $      --       $11,923,009
Cash and cash equivalents.........          5,903             --             5,903
Rents and other receivables.......         52,581             --            52,581
Escrow deposits and restricted
  cash............................         25,772             --            25,772
Investment in unconsolidated joint
  ventures........................        387,332             --           387,332
Other assets......................        124,186             --           124,186
                                      -----------      ---------       -----------
     TOTAL ASSETS.................    $12,518,783      $      --       $12,518,783
                                      ===========      =========       ===========
LIABILITIES AND SHAREHOLDERS'
  EQUITY
Mortgage debt.....................    $ 2,111,126      $      --       $ 2,111,126(N)
Unsecured notes...................      1,747,882             --         1,747,882(N)
Lines of credit...................        858,761       (241,625)(K)       617,136(N)
Distribution payable..............          1,191             --             1,191
Other liabilities.................        306,189             --           306,189
                                      -----------      ---------       -----------
     TOTAL LIABILITIES............      5,025,149       (241,625)        4,783,524
Minority interests:
  Operating Partnership...........        725,306             --           725,306
  Partially owned properties......         29,612             --            29,612
Preferred Shares (100,000
  authorized and 24,000 issued)...        500,000        250,000(L)        750,000
Common Shares.....................          2,513             --             2,513
Additional paid in capital........      6,236,203         (8,375)(M)     6,227,828
                                      -----------      ---------       -----------
     TOTAL LIABILITIES AND
       SHAREHOLDERS' EQUITY.......    $12,518,783      $      --       $12,518,783
                                      ===========      =========       ===========

                         EQUITY OFFICE PROPERTIES TRUST

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                      EQUITY OFFICE                                                CONSOLIDATION
                                     PROPERTIES TRUST   1997 ACQUIRED                  FINANCING      AND IPO
                                        HISTORICAL       PROPERTIES     DISPOSITIONS   ACTIVITY     ADJUSTMENTS
                                     ----------------   -------------   ------------   ---------   -------------
                                           (O)               (P)            (Q)
REVENUES:
  Rental...........................      $570,379         $245,032        $(5,645)     $     --      $  8,983(S)
  Tenant reimbursements............       106,437           54,560            (62)           --            --
  Parking..........................        47,051           17,229           (573)           --            --
  Other............................         9,863            4,307           (431)           --            --
  Fees from noncombined
    affiliates.....................         4,950               --             --            --            --
  Interest.........................        13,392               69             --            --            --
                                         --------         --------        -------      --------      --------
                                          752,072          321,197         (6,711)           --         8,983
                                         ========         ========        =======      ========      ========
EXPENSES:
  Property operating...............       282,964          124,069         (2,710)           --            --
  Interest.........................       164,105           94,782            (36)       16,606(R)    (27,042)(T)
  Depreciation.....................       122,074           56,550         (2,071)           --         2,737(U)
  Amortization.....................         7,357               --            (54)           --            --
  General and administrative.......        34,891            2,185           (283)           --         1,800(V)
                                         --------         --------        -------      --------      --------
                                          611,391          277,586         (5,154)       16,606       (22,505)
                                         --------         --------        -------      --------      --------
Income before allocation to
  minority interests, income from
  investment in unconsolidated
  joint ventures...................       140,681           43,611         (1,557)      (16,606)       31,488
Minority interests:
  Operating Partnership............        (7,010)              --             --            --       (13,166)
  Partially owned properties.......        (1,701)              --             --            --           (43)
Income from investment in
  unconsolidated joint ventures....         5,155            1,581             --            --            --
                                         --------         --------        -------      --------      --------
Net income from continuing
  operations.......................       137,125           45,192         (1,557)      (16,606)       18,279
Preferred dividends................          (649)          (7,962)            --            --            --
                                         --------         --------        -------      --------      --------
Net income available for Common
  Shares...........................      $136,476         $ 37,230        $(1,557)     $(16,606)     $ 18,279
                                         ========         ========        =======      ========      ========
Net income available per Common
  Share (Basic)....................
Weighted Average Common Shares
  Outstanding (Basic)..............
Net income available per Common
  Share (Diluted)..................
Weighted Average Common Shares
  Outstanding (Diluted)............

                                     BEACON PROPERTIES   BEACON MERGER
                                        CORPORATION      AND HISTORICAL
                                        HISTORICAL        ADJUSTMENTS
                                     -----------------   --------------
                                            (W)
REVENUES:
  Rental...........................      $299,196           $  5,834(X)
  Tenant reimbursements............        39,856                 --
  Parking..........................            --                 --
  Other............................        11,907                 --
  Fees from noncombined
    affiliates.....................         3,090                 --
  Interest.........................        10,067                 --
                                         --------           --------
                                          364,116              5,834
                                         ========           ========
EXPENSES:
  Property operating...............       107,905                 --
  Interest.........................        52,344                943(Y)
  Depreciation.....................        65,034              5,374(Z)
  Amortization.....................         4,209                 --
  General and administrative.......        37,455            (20,000)(AA)
                                         --------           --------
                                          266,947            (13,683)
                                         --------           --------
Income before allocation to
  minority interests, income from
  investment in unconsolidated
  joint ventures...................        97,169             19,517
Minority interests:
  Operating Partnership............       (12,021)               225
  Partially owned properties.......            --                 --
Income from investment in
  unconsolidated joint ventures....         6,087                 --
                                         --------           --------
Net income from continuing
  operations.......................        91,235             19,742
Preferred dividends................        (9,349)                --
                                         --------           --------
Net income available for Common
  Shares...........................      $ 81,886           $ 19,742
                                         ========           ========
Net income available per Common
  Share (Basic)....................
Weighted Average Common Shares
  Outstanding (Basic)..............
Net income available per Common
  Share (Diluted)..................
Weighted Average Common Shares
  Outstanding (Diluted)............

                         EQUITY OFFICE PROPERTIES TRUST

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                     1998 ACQUIRED                                                           EQUITY OFFICE
                                     PROPERTIES AND   FEBRUARY 1998                                         PROPERTIES TRUST
                                        PROBABLE          NOTES       SERIES B PREFERRED       UIT            PRE-OFFERING
                                      ACQUISITIONS      OFFERING           OFFERING          OFFERING          PRO FORMA
                                     --------------   -------------   ------------------     --------       ----------------
                                          (AB)
Revenues:
  Rental...........................     $ 84,229         $    --           $     --          $    --           $1,208,008
  Tenant reimbursements............       11,241              --                 --               --              212,032
  Parking..........................        4,089              --                 --               --               67,796
  Other............................        1,916              --                 --               --               27,562
  Fees from noncombined
    affiliates.....................                           --                 --               --                8,040
  Interest.........................                           --                 --               --               23,528
                                        --------         -------           --------          -------           ----------
    Total revenues.................      101,475              --                 --               --            1,546,966
                                        --------         -------           --------          -------           ----------
Expenses:
  Property operating...............       44,273              --                 --               --              556,501
  Interest.........................       42,273           3,735(AC)        (19,976)(AD)      (3,040)(AF)         324,694
  Depreciation.....................       18,970              --                 --               --              268,668
  Amortization.....................                           --                 --               --               11,512
  General and administrative.......           --              --                 --               --               56,048
                                        --------         -------           --------          -------           ----------
                                         105,516           3,735            (19,976)          (3,040)           1,217,423
                                        --------         -------           --------          -------           ----------
Income before allocation to
  minority interests, income from
  investment in unconsolidated
  joint ventures...................       (4,041)         (3,735)            19,976            3,040              329,543
Minority interests:
  Operating Partnership............          420             388               (440)            (316)             (31,920)
  Partially owned properties.......           --              --                 --               --               (1,744)
Income from investment in
  unconsolidated joint ventures....           --              --                 --               --               12,823
                                        --------         -------           --------          -------           ----------
Net income from continuing
  operations.......................       (3,621)         (3,347)            19,536            2,724              308,702
Preferred dividends................           --              --            (15,750)(AE)          --              (33,710)
                                        --------         -------           --------          -------           ----------
Net income available for Common
  Shares...........................     $ (3,621)        $(3,347)          $  3,786          $ 2,724           $  274,992
                                        ========         =======           ========          =======           ==========
Net income from available per
  Common Share (Basic).............
Weighted Average Common Shares
  Outstanding (Basic)..............
Net income from available per
  Common Share (Diluted)...........
Weighted Average Common Shares
  Outstanding (Diluted)............


                                                     EQUITY OFFICE
                                                    PROPERTIES TRUST
                                      OFFERING         PRO FORMA
                                     ----------     ----------------

Revenues:
  Rental...........................  $       --        $1,208,008
  Tenant reimbursements............          --           212,032
  Parking..........................          --            67,796
  Other............................          --            27,562
  Fees from noncombined
    affiliates.....................          --             8,040
  Interest.........................          --            23,528
                                     ----------        ----------
    Total revenues.................          --         1,546,966
                                     ----------        ----------
Expenses:
  Property operating...............          --           556,501
  Interest.........................     (16,672)(AG)       308,022
  Depreciation.....................          --           268,668
  Amortization.....................          --            11,512
  General and administrative.......          --            56,048
                                     ----------        ----------
                                        (16,672)        1,200,751
                                     ----------        ----------
Income before allocation to
  minority interests, income from
  investment in unconsolidated
  joint ventures...................      16,672           346,215
Minority interests:
  Operating Partnership............         314           (31,606)(AI)
  Partially owned properties.......          --            (1,744)
Income from investment in
  unconsolidated joint ventures....          --            12,823
                                     ----------        ----------
Net income from continuing
  operations.......................      16,986           325,688
Preferred dividends................     (19,688)(AH)       (53,398)
                                     ----------        ----------
Net income available for Common
  Shares...........................  $   (2,702)       $  272,290
                                     ==========        ==========
Net income from available per
  Common Share (Basic).............                    $     1.08
                                                       ==========
Weighted Average Common Shares
  Outstanding (Basic)..............                       251,156
                                                       ==========
Net income from available per
  Common Share (Diluted)...........                    $     1.07
                                                       ==========
Weighted Average Common Shares
  Outstanding (Diluted)............                       285,344
                                                       ==========

                         EQUITY OFFICE PROPERTIES TRUST

         NOTES TO THE PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

A. To reflect the following acquisitions during the period from January 1, 1998 to April 30, 1998 and the Probable Acquisitions:

                                                                                                 VALUE OF
                                                                                 LIABILITIES      COMMON
                                                                                   ASSUMED       SHARES/
            PROPERTY                DATE ACQUIRED    PURCHASE COST   CASH PAID    OR ISSUED    UNITS ISSUED
            --------               ----------------  -------------   ---------   -----------   ------------
BP Garage(1).....................  January 28, 1998      10,200      $ 10,200     $     --         $     --
100 Summer Street................   March 18, 1998      222,500       222,500           --               --
The Tower at New England.........   March 31, 1998       27,875        27,875           --               --
Denver Post......................   April 28, 1998       53,100        53,000           --              100
Miller Global Portfolio..........        (2)            393,015       281,476      111,539
301 Howard and 215 Fremont.......   April 29, 1998       90,000        90,000           --               --
Colonnade........................        (3)            150,000       150,000           --               --
                                                       --------      --------     --------         --------
Totals...........................                      $946,690      $835,051     $111,539         $    100
                                                       ========      ========     ========         ========

-------------------------

     (1) The Company acquired leasehold interests in the parking facility adjacent to BP Tower, an existing Office Property.

     (2) This portfolio consists of 13 office properties. The Company acquired four properties on April 30, 1998 and expects to acquire one property on May 15, 1998 and the remaining eight properties on July 15, 1998. In connection with this acquisition, the Company issued $63.4 million of unsecured notes which are payable within 120 days of closing in either cash or Common Shares.

     (3) Probable acquisition.

B. To reflect the following costs incurred in connection with the February 1998 Notes Offering:

Termination of interest rate swaps..........................   $32,558
Underwriting fees...........................................     9,813
Offering costs..............................................     1,000
                                                               -------
     Total..................................................   $43,371
                                                               =======

C. To reflect the February 1998 Notes Offering, including an premium of $6,450 received on the $250 million MOPPRS Offering and net of an $1,998 discount recorded on the $1.25 Billion Notes Offering.

D. To reflect the use of the net proceeds of the February 1998 Notes Offering:

Gross proceeds of February 1998 Notes Offering..............   $ 1,504,452
Costs incurred in connection with the February 1998 Notes
  Offering (see Note B).....................................       (43,371)
                                                               -----------
     Net proceeds...........................................   $ 1,461,081
                                                               ===========
Paydown of $1.5 Billion Credit Facility.....................   $(1,056,062)
Paydown of revolving credit facility........................      (405,019)
                                                               -----------
     Total..................................................   $(1,461,081)
                                                               ===========

E. Represents adjustments to reflect the Series B Preferred Offering of $300 million consisting of six million shares of 5.25% Series B Cumulative Convertible Redeemable Preferred Stock, liquidation preference of $50.00 per share.

                         EQUITY OFFICE PROPERTIES TRUST

F. To reflect the paydown of the $1.5 Billion Credit Facility with the net proceeds of the Series B Preferred Offering as follows:

Gross proceeds..............................................   $   300,000
Less: Underwriting and other costs (see Note H).............       (10,500)
                                                               -----------
     Net proceeds...........................................   $   289,500
                                                               ===========

G. To reflect the Series B Preferred Offering.

H. To reflect the underwriting and other costs incurred in connection with the Series B Preferred Offering.

I. To reflect the UIT Offering and paydown of the Credit Facilities with the proceeds as follows:

Par value of Common Shares issued...........................   $     16
Additional paid in capital..................................     44,043
                                                               --------
Proceeds used to paydown Credit Facilities..................   $ 44,059
                                                               ========

J. Represents adjustments to reflect the $250 million Offering of ten million 7.875% Series C Cumulative Redeemable Preferred Shares, liquidation preference of $25.00 per share.

K. To reflect the paydown of the Credit Facilities with the net proceeds of the Offering as follows:

Gross proceeds..............................................   $   250,000
Less: Underwriting and other costs (see Note M).............        (8,375)
                                                               -----------
     Net proceeds...........................................   $   241,625
                                                               ===========

L. To reflect the Offering.

M.To reflect the underwriting and other costs incurred in connection with the Offering.

N. Scheduled payments of principal on total indebtedness for each of the next five years and thereafter, on a pro forma basis are as follows:

1998........................................................   $  501,331
1999........................................................       52,908
2000........................................................      462,372
2001........................................................      432,962
2002........................................................      319,584
Thereafter..................................................    2,701,378
                                                               ----------
     Subtotal...............................................    4,470,535
Net premium (net of accumulated amortization of $2.1
  million)..................................................        5,609
                                                               ----------
     Total..................................................   $4,476,144
                                                               ==========

                         EQUITY OFFICE PROPERTIES TRUST

O. Represents the combined historical statements of operations of the Company for the period from July 11, 1997 to December 31, 1997 and Equity Office Predecessors for the period from January 1, 1997 to July 10, 1997, and the Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1997.

P. To reflect the operations and the depreciation expense for properties acquired in 1997 for the period from January 1, 1997 through the date of acquisition. Interest expense was also adjusted, where applicable, to a full year, for the year ended December 31, 1997.

                          PROPERTY                          DATE ACQUIRED        NOTE REFERENCE
    ----------------------------------------------------    -----------------    --------------
    177 Broad Street....................................    January 29, 1997
    Biltmore Apartments.................................    January 29, 1997
    Preston Commons.....................................    March 21, 1997
    Oakbrook Terrace Tower..............................    April 16, 1997
    50% Interest in Civic Parking, L.L.C................    April 16, 1997
    One Maritime Plaza..................................    April 21, 1997
    10880 Wilshire Boulevard............................    April 23, 1997             (1)
    Smith Barney Tower..................................    April 29, 1997
    201 Mission Street..................................    April 30, 1997
    Centerpointe I and II...............................    April 30, 1997             (1)
    Westbrook Corporate Center..........................    May 23, 1997               (1)
    225 Franklin Street.................................    June 4, 1997               (1)
    30 N. LaSalle.......................................    June 13, 1997
    Sunnyvale Business Center...........................    July 1, 1997               (1)
    Adams -- Wabash Parking Facility....................    August 11, 1997
    Columbus America Properties.........................    September 3, 1997
    Civic Opera Building................................    October 1, 1997            (1)
    Prudential Properties...............................    October 1, 1997
    550 South Hope Street...............................    October 6, 1997
    10 & 30 South Wacker Drive..........................    October 7, 1997
    Acorn Properties....................................    October 7, 1997
    200 West Adams......................................    October 8, 1997            (1)
    One Lafayette Centre................................    October 17, 1997
    Lakeside Office Park................................    October 20, 1997           (1)
    Acorn Properties....................................    November 21, 1997
    PPM Properties......................................    November 24, 1997
    LaSalle Office Plaza................................    November 25, 1997
    Stanwix Parking Facility............................    November 25, 1997
    101 North Wacker....................................    December 11, 1997          (1)
    Wright Runstad Properties...........................    December 17, 1997
    Wright Runstad Associates Limited Partnership.......    December 17, 1997

-------------------------

     (1) Represents properties acquired during 1997 by Beacon prior to the Beacon Merger.

                         EQUITY OFFICE PROPERTIES TRUST

   The depreciation adjustment of $56.6 million in the "1997 Acquired Properties" column in the statement of operations for the year ended December 31, 1997, is based on the cost to acquire the above listed properties, assuming that 10% of the purchase price is allocated to land and the depreciable lives are 40 years. Depreciation is computed using the straight-line method.

Q. To eliminate the operations of Barton Oaks Plaza II, Westlakes Office Park and 8383 Wilshire for the year ended December 31, 1997. Barton Oaks Plaza II was sold in January and Westlakes Office Park and 8383 Wilshire were sold in May 1997.

R. To reflect the additional interest expense on debt obtained in the year ended December 31, 1997 on properties acquired before 1997 and to reflect the $180 Million Notes Offering which occurred on September 3, 1997, and the resulting paydown of the revolving credit facility, and to reflect the $235.3 million of mortgage indebtedness repaid from draws on the $1.5 Billion Credit Facility and the repayment of the revolving credit facility balance. The adjustment also eliminates amortization expense recorded on the mark-to-market adjustment on debt repaid from draws on the $1.5 Billion Credit Facility and reflects amortization related to the fees associated with the $1.5 Billion Credit Facility for the year ended December 31, 1997, as follows:

    Additional interest from debt obtained during 1997 on
      properties acquired before 1997...........................   $   1,042
    Additional interest on $180 Million Notes Offering..........       9,218
    Additional interest on $1.5 Billion Credit Facility.........      24,126
    Decrease in interest from repayment of mortgage
      indebtedness..............................................     (13,263)
    Decrease in interest from repayment of the revolving credit
      facility..................................................      (8,052)
    Amortization of fees associated with the $1.5 Billion Credit
      Facility..................................................       5,018
    Eliminate amortization expense recorded on mark to market
      adjustment on debt repaid with the $1.5 Billion Credit
      Facility..................................................      (1,483)
                                                                   ---------
         Total..................................................   $  16,606
                                                                   =========

S. To reflect the adjustment for the straight-line effect of scheduled rent increases, assuming the Consolidation and the IPO closed on January 1, 1997.

T. To reflect the net decrease in interest expense associated with the $15.0 million of mortgage debt on Denver Corporate Center Towers II and III repaid in May 1997 and the $598.4 million repaid with the net proceeds of the IPO and cash held by Equity Office Predecessors. In addition, to eliminate the $5.9 million of amortization historically recognized as a result of the write-off of deferred loan costs, net of the $4.1 million amortization of the discount required to record the mortgage debt at fair value recorded in connection with the Consolidation and the IPO.

U. To reflect depreciation expense related to the adjustment to record the net equity value of the investment in real estate for the year ended December 31, 1997, on a straight-line basis, as follows:

Historical investment in real estate before accumulated
  depreciation at time of IPO...............................      $5,022,946
Less: Portion allocated to land estimated to be 10%.........        (502,295)
                                                                  ----------
Depreciable basis...........................................      $4,520,651
                                                                  ==========
Depreciation expense based on an estimated useful life of 40
  years.....................................................      $  113,016
Less: Historical depreciation expense related to properties
  contributed at the Consolidation and IPO..................        (106,888)
Less: Pro forma depreciation expense on properties acquired
  in 1997 prior to the Consolidation and the IPO............          (3,391)
                                                                  ----------
Depreciation expense adjustment.............................      $    2,737
                                                                  ==========

                         EQUITY OFFICE PROPERTIES TRUST

V. To reflect additional general and administrative expenses expected to be incurred as a result of reporting as a public entity as follows:

Trustees' and officers' insurance...........................        $  375
Printing and mailing........................................           375
Trustees' fees..............................................           225
Investor relations..........................................           225
Other.......................................................           600
                                                                    ------
  Total.....................................................        $1,800
                                                                    ======

W. Represents Beacon's historical statement of operations prior to the Beacon Merger for the period from January 1, 1997 to December 18, 1997.

X. To reflect the adjustment for the straight-line effect of scheduled rent increases, assuming the Beacon Merger closed on January 1, 1997.

Y. To reflect amortization of mark-to-market adjustment of Beacon's mortgage debt.

Z. To reflect the depreciation expense related to the adjustment to record the net equity value of the investment in real estate and investment in joint ventures on a straight-line basis for the year ended December 31, 1997 associated with the Beacon Merger, as follows:

Investment in real estate for Beacon Properties.............      $4,204,502
Less: Portion allocated to land.............................        (515,022)
                                                                  ----------
Pro Forma depreciable basis of Beacon's investment in real
  estate, net...............................................      $3,689,480
                                                                  ==========
Depreciation expense based on an estimated useful life of 40
  years.....................................................      $   92,237
Less: Historical expense related to the Beacon Properties,
  including the period from December 19, 1997 to December
  31, 1997 after the Beacon Merger..........................         (73,393)
Less: Pro Forma depreciation expense on Beacon's 1997
  acquired properties.......................................         (13,470)
                                                                  ----------
Adjustment to depreciation expense..........................      $    5,374
                                                                  ==========

AA.To reflect the reduction of general and administrative expenses as a result of the Beacon Merger.

Salaries and benefits.......................................   $14,500
Rent........................................................     1,200
Office and computer expenses................................     1,600
Investor relations..........................................     1,600
Other.......................................................     1,100
                                                               -------
  Total.....................................................   $20,000
                                                               =======

AB.To reflect the operations and the depreciation expense for the properties acquired in 1998 (see Note A). Interest expense was also adjusted, where applicable, to a full year, for the year ended December 31, 1997.

  The depreciation adjustment of $18.9 million is based on the cost to acquire the 1998 Acquired Properties and Probable Properties assuming that 10% of the purchase price is allocated to land and the depreciable lives are 40 years. Depreciation is computed using the straight-line method.

AC.To reflect the net increase in interest expense in connection with the February 1998 Notes Offering and the paydown of the revolving credit facility and the $1.5 Billion Credit Facility with the net proceeds of the February 1998 Notes Offering (see Note D) and to reflect amortization of the financing costs incurred in connection with the February 1998 Notes Offering (see Note
   B).

                         EQUITY OFFICE PROPERTIES TRUST

AD.To reflect the decrease in interest expense in connection with the paydown of the Credit Facilities with the net proceeds of the Series B Preferred Offering (see Note F).

AE.To reflect preferred dividends in connection with the Series B Preferred
   Offering of 5.25% per annum.

AF.To reflect the decrease in interest in connection with the paydown of the Credit Facilities with the net proceeds of the UIT Offering (see Note I).

AG.To reflect the decrease in interest expense in connection with the paydown of the Credit Facilities with the net proceeds of the Offering (see Note K).

AH.To reflect preferred dividends in connection with the Offering assumed to be 7.875% per annum.

AI.To reflect the 10.5% minority interests ownership in the Company and to reflect the 5% economic interest that the Company does not own in Equity Office Properties Management Corp. (the "EOP Management Company"):

Historical allocation of income to minority interests.......        $ 7,010
Beacon minority interests allocation........................         12,021
Minority interests allocation of income after pro forma
  adjustments...............................................         12,575
                                                                    -------
Net income allocated to minority interests ownership in
  the Company...............................................        $31,606
                                                                    =======
Historical ownership interest in partially owned
  properties................................................          1,701
                                                                    -------
Fees from noncombined affiliates............................          4,950
Less: EOP Management Company expenses.......................          4,100
                                                                    -------
EOP Management Company net income...........................            850
                                                                    -------
Economic interest of 5% in the EOP Management Company.......             43
                                                                    -------
Net income allocated to minority interests ownership in
  partially owned properties................................        $ 1,744
                                                                    =======

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees and Shareholders of
Equity Office Properties Trust

     We have audited the accompanying consolidated balance sheet of Equity Office Properties Trust (the "Company") and the combined balance sheet of the Equity Office Predecessors, as defined in Note 1, as of December 31, 1997 and 1996, respectively, and the related consolidated statements of operations, shareholders' equity and cash flows of the Company for the period from July 11, 1997 to December 31, 1997, and the related combined statements of operations, owners' equity and cash flows of the Equity Office Predecessors, as defined in
Note 1, for the period from January 1, 1997 to July 10, 1997, and for the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Equity Office Properties Trust and the combined financial position of the Equity Office Predecessors, as defined in Note 1, at December 31, 1997 and 1996, respectively, and the consolidated results of Equity Office Properties Trust's operations and cash flows for the period from July 11, 1997 to December 31, 1997, and the combined results of the Equity Office Predecessors', as defined in Note 1, operations and cash flows for the period from January 1, 1997 to July 10, 1997 and for the years ended December 31, 1996 and 1995 in conformity with generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP
                                                               ERNST & YOUNG LLP
Chicago, Illinois
February 23, 1998, except for Note 25,
as to which the date is March 18, 1998

                         EQUITY OFFICE PROPERTIES TRUST
                           CONSOLIDATED BALANCE SHEET
                                      AND
                           EQUITY OFFICE PREDECESSORS
                             COMBINED BALANCE SHEET

                                                                EQUITY OFFICE     EQUITY OFFICE
                                                               PROPERTIES TRUST   PREDECESSORS
                                                                 DECEMBER 31,     DECEMBER 31,
                                                                     1997             1996
                                                               ----------------   -------------
                                                                         (DOLLARS IN THOUSANDS,
                                                                             EXCEPT SHARE DATA)
ASSETS:
Investment in real estate...................................     $11,041,014       $3,549,708
Accumulated depreciation....................................         (64,695)        (257,893)
                                                                 -----------       ----------
                                                                  10,976,319        3,291,815
Cash and cash equivalents...................................         228,853          410,420
Tenant and other receivables (net of allowance for doubtful
  accounts of $675 and $55, respectively)...................          32,531            8,675
Deferred rent receivable....................................          20,050           49,986
Escrow deposits and restricted cash.........................          25,772           32,593
Investment in unconsolidated joint ventures.................         387,332           26,910
Deferred financing costs (net of accumulated amortization of
  $1,855 and $3,351, respectively)..........................           5,090            8,372
Deferred leasing costs (net of accumulated amortization of
  $1,473 and $18,455, respectively).........................          26,994           62,593
Prepaid expenses and other assets...........................          48,731           21,201
                                                                 -----------       ----------
     Total Assets...........................................     $11,751,672       $3,912,565
                                                                 ===========       ==========
LIABILITIES AND SHAREHOLDERS'/OWNERS' EQUITY:
Mortgage debt (including a net premium of $1,157 and $0,
  respectively).............................................     $ 2,063,017       $1,837,767
Unsecured notes.............................................         180,000               --
Lines of credit.............................................       2,041,300          127,125
Accounts payable and accrued expenses.......................         260,401           81,995
Due to affiliates...........................................             733            2,074
Distribution payable........................................           1,191           96,500
Other liabilities...........................................          45,055           29,022
                                                                 -----------       ----------
     Total Liabilities......................................       4,591,697        2,174,483
                                                                 -----------       ----------
Commitments and contingencies (Note 24)
Minority interests:
  Operating Partnership.....................................         725,206               --
  Partially owned properties................................          29,612           11,080
                                                                 -----------       ----------
     Total Minority Interests...............................         754,818           11,080
                                                                 -----------       ----------
Owners' equity..............................................              --        1,727,002
Shareholders' equity:
  8.98% Series A Cumulative Redeemable Preferred Shares,
     liquidation preference $25.00 per share; 100,000,000
     shares authorized, and 8,000,000 issued and
     outstanding............................................         200,000               --
  Common Shares, $0.01 par value; 750,000,000 shares
     authorized, 250,030,403 issued and 249,527,663
     outstanding............................................           2,495               --
  Additional paid in capital................................       6,219,511               --
  Dividends in excess of accumulated earnings...............         (16,849)              --
                                                                 -----------       ----------
Total Shareholders'/Owners' Equity..........................       6,405,157        1,727,002
                                                                 -----------       ----------
Total Liabilities and Shareholders'/Owners' Equity..........     $11,751,672       $3,912,565
                                                                 ===========       ==========

                            See accompanying notes.

                         EQUITY OFFICE PROPERTIES TRUST
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                      AND
                           EQUITY OFFICE PREDECESSORS
                       COMBINED STATEMENTS OF OPERATIONS

                                                                                       EQUITY OFFICE PREDECESSORS
                                                              EQUITY OFFICE,    -----------------------------------------
                                                             PROPERTIES TRUST     FOR THE
                                                                 FOR THE        PERIOD FROM
                                                               PERIOD FROM      JANUARY 1,      FOR THE      FOR THE YEAR
                                                             JULY 11, 1997 TO     1997 TO      YEAR ENDED       ENDED
                                                               DECEMBER 31,      JULY 10,     DECEMBER 31,   DECEMBER 31,
                                                                   1997            1997           1996           1995
                                                             ----------------   -----------   ------------   ------------
                                                                      (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
REVENUES:
Rental.....................................................    $    314,233      $256,146       $386,481       $289,320
Tenant reimbursements......................................          63,196        43,241         62,036         41,935
Parking....................................................          25,960        21,091         27,253         15,390
Other......................................................           3,324         6,539         17,626         10,314
Fees from noncombined affiliates...........................           2,440         2,510          5,120          5,899
Interest...................................................           3,815         9,577          9,608          8,599
                                                               ------------      --------       --------       --------
    Total revenues.........................................         412,968       339,104        508,124        371,457
                                                               ------------      --------       --------       --------
EXPENSES:
Interest:
  Expense incurred.........................................          76,675        80,481        119,595        100,566
  Amortization of deferred financing costs.................           4,178         2,771          4,275          2,025
Depreciation...............................................          64,695        57,379         82,905         64,716
Amortization...............................................           1,473         5,884          9,057          7,415
Real estate taxes..........................................          47,579        34,000         52,182         37,978
Insurance..................................................           3,196         3,060          4,863          3,352
Repairs and maintenance....................................          50,285        45,540         71,156         53,618
Property operating.........................................          54,619        44,685         72,866         56,540
General and administrative.................................          17,690        17,201         23,145         21,987
Provision for value impairment.............................              --            --             --         20,248
                                                               ------------      --------       --------       --------
    Total expenses.........................................         320,390       291,001        440,044        368,445
                                                               ------------      --------       --------       --------
Income before allocation to minority interests,
  income from investment in unconsolidated
  joint ventures, gain on sales of real estate and
  extraordinary items......................................          92,578        48,103         68,080          3,012
Minority interests:
  Operating Partnership....................................          (7,010)           --             --             --
  Partially owned properties, net of extraordinary gain
    of $20,035 in 1995.....................................            (789)         (912)        (2,086)        (2,129)
Income from unconsolidated joint ventures..................           3,173         1,982          2,093          2,305
Gain on sales of real estate...............................             126        12,510          5,338
                                                               ------------      --------       --------       --------
Income before extraordinary items..........................          88,078        61,683         73,425          3,188
Extraordinary items........................................         (16,366)         (274)            --         31,271
                                                               ------------      --------       --------       --------
Net income.................................................          71,712        61,409         73,425         34,459
Preferred dividends........................................            (649)           --             --             --
                                                               ------------      --------       --------       --------
Net income available for Common Shares.....................    $     71,063      $ 61,409       $ 73,425       $ 34,459
                                                               ============      ========       ========       ========
Net income available per weighted average Common Share
  outstanding -- Basic.....................................    $       0.44
                                                               ============
Weighted average Common Shares outstanding -- Basic........     162,591,477
                                                               ============
Net income available per weighted average Common Share
  outstanding -- Diluted...................................    $       0.43
                                                               ============
Weighted average Common Shares outstanding -- Diluted......     180,014,027
                                                               ============

                            See accompanying notes.

                         EQUITY OFFICE PROPERTIES TRUST
           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                                      AND
                           EQUITY OFFICE PREDECESSORS
                COMBINED STATEMENTS OF CHANGES IN OWNERS' EQUITY

                                                           EQUITY OFFICE
                                                          PROPERTIES TRUST
                                                           FOR THE PERIOD             EQUITY OFFICE PREDECESSORS
                                                           JULY 11, 1997     ---------------------------------------------
                                                                 TO           FOR THE PERIOD
                                                            DECEMBER 31,      JANUARY 1, 1997    YEARS ENDED DECEMBER 31,
                                                                1997         TO JULY 10, 1997       1996           1995
                                                          ----------------   -----------------   ----------     ----------
                                                                               (DOLLARS IN THOUSANDS)
PREFERRED SHARES:
Balance, beginning of period............................     $       --         $       --       $       --     $       --
  8.98% Series A Cumulative Redeemable..................        200,000                 --               --             --
                                                             ----------         ----------       ----------     ----------
Balance, end of period..................................     $  200,000         $       --       $       --     $       --
                                                             ==========         ==========       ==========     ==========
COMMON SHARES, $.01 PAR VALUE:
Balance, beginning of period............................     $       --         $       --       $       --     $       --
  Issuance of Common Shares for IPO.....................            287                 --               --             --
  Contribution of net assets from Consolidation at fair
    value in exchange for Common Shares.................          1,230                 --               --             --
  Issuance of Common Shares for acquisitions............             34                 --               --             --
  Sale of Common Shares, net............................             97                 --               --             --
  Issuance of Common Shares for Beacon Merger...........            844                 --               --             --
  Common Shares issued for restricted shares and trustee
    fees................................................              3                 --               --             --
                                                             ----------         ----------       ----------     ----------
Balance, end of period..................................     $    2,495         $       --       $       --     $       --
                                                             ==========         ==========       ==========     ==========
ADDITIONAL PAID IN CAPITAL:
Balance, beginning of period............................     $       --         $       --       $       --     $       --
  Net proceeds from IPO.................................        564,219                 --               --             --
  Contribution of net assets from Consolidation at fair
    value in exchange for Common Shares.................      2,580,259                 --               --             --
  Issuance of Common Shares and Warrants for
    acquisitions........................................        114,966                 --               --             --
  Sale of Common Shares, net............................        273,853                 --               --             --
  Issuance of Common Shares for Beacon Merger...........      2,652,726                 --               --             --
  Common Shares issued for restricted shares and trustee
    fees................................................            162                 --               --             --
  Adjustment for minority interests ownership in
    Operating Partnership...............................         33,326                 --               --             --
                                                             ----------         ----------       ----------     ----------
Balance, end of period..................................     $6,219,511         $       --       $       --     $       --
                                                             ==========         ==========       ==========     ==========
DISTRIBUTIONS IN EXCESS OF ACCUMULATED EARNINGS:
Balance, beginning of period............................     $       --         $       --       $       --     $       --
  Net income available for Common Shares................         71,063                 --               --             --
  Dividends to Common Shares............................        (87,912)                --               --             --
                                                             ----------         ----------       ----------     ----------
Balance, end of period..................................     $  (16,849)        $       --       $       --     $       --
                                                             ==========         ==========       ==========     ==========
OWNERS' EQUITY:
Balance, beginning of period/year.......................     $       --         $1,727,002       $1,089,969     $  731,098
  Contributions.........................................             --            285,542          661,265        337,048
  Offering expenses.....................................             --                 --           (1,157)          (128)
  Distributions.........................................             --           (189,752)         (96,500)       (12,508)
  Net income............................................             --             61,409           73,425         34,459
  Contribution of Owners' Equity to the Company in
    connection with the Consolidation...................             --         (1,884,201)              --             --
                                                             ----------         ----------       ----------     ----------
Balance, end of period/year.............................     $       --         $       --       $1,727,002     $1,089,969
                                                             ==========         ==========       ==========     ==========

                            See accompanying notes.

                         EQUITY OFFICE PROPERTIES TRUST
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                      AND
                           EQUITY OFFICE PREDECESSORS
                        COMBINED STATEMENT OF CASH FLOWS

                                                                                     EQUITY OFFICE PREDECESSORS
                                                          EQUITY OFFICE     ---------------------------------------------
                                                         PROPERTIES TRUST   FOR THE PERIOD
                                                         THE PERIOD FROM         FROM         FOR THE YEAR   FOR THE YEAR
                                                         JULY 11, 1997 TO   JANUARY 1, 1997      ENDED          ENDED
                                                           DECEMBER 31,       TO JULY 10,     DECEMBER 31,   DECEMBER 31,
                                                               1997              1997             1996           1995
                                                         ----------------   ---------------   ------------   ------------
                                                                              (DOLLARS IN THOUSANDS)
OPERATING ACTIVITIES:
  Net income before preferred dividends................    $    71,712         $  61,409       $   73,425     $  34,459
  Adjustment to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization......................         70,346            66,034           96,237        74,156
    (Income) from unconsolidated joint ventures........         (3,173)           (1,982)          (2,093)       (2,305)
    (Gain) on sales of real estate.....................           (126)          (12,510)          (5,338)           --
    Provision for value impairment.....................             --                --               --        20,248
    Extraordinary loss from early extinguishments of
      debt.............................................         16,366               274               --            --
    Extraordinary (gain) on repurchase of debt.........             --                --               --       (31,271)
    Provision for doubtful accounts....................          1,686             1,175            2,284         2,096
    Allocation to minority interests...................          7,799               912            2,086         2,129
    Changes in assets and liabilities:
      Decrease (increase) in rents receivable..........          2,064             2,664           (1,550)       (2,998)
      (Increase) in deferred rent receivables..........        (21,421)           (8,061)         (20,421)      (14,413)
      (Increase) decrease in other assets..............        (29,551)           (8,839)          (9,747)        1,374
      Increase in accounts payable and accrued
        expenses.......................................         54,076             2,916           19,241         6,931
      (Decrease) increase in due to affiliates.........           (898)             (722)           1,235           (89)
      Increase (decrease) in other liabilities.........         21,874            (7,310)          10,616         3,561
                                                           -----------         ---------       ----------     ---------
        Net cash provided by operating activities......        190,754            95,960          165,975        93,878
                                                           -----------         ---------       ----------     ---------
INVESTING ACTIVITIES:
  Cash received from Beacon Merger.....................         79,786                --               --            --
  Property acquisitions................................     (1,508,928)         (531,968)        (768,906)     (317,669)
  Payments for capital and tenant improvements.........        (99,586)          (59,511)        (129,485)      (76,985)
  Payment of Beacon Merger costs.......................        (62,069)               --               --            --
  Proceeds from sales of real estate...................             --            72,078           14,502            --
  Distributions from (investments in) unconsolidated
    joint ventures.....................................          4,571           (44,260)           1,688         2,300
  Payments of lease acquisition costs..................        (15,043)           (9,260)         (29,793)      (16,106)
  Decrease (increase) in escrow deposits and restricted
    cash...............................................          8,997             1,853          (12,233)       27,845
                                                           -----------         ---------       ----------     ---------
        Net cash (used for) investing activities.......     (1,592,272)         (571,068)        (924,227)     (380,615)
                                                           -----------         ---------       ----------     ---------
FINANCING ACTIVITIES:
  Net proceeds from sale of Common Shares..............        838,456                --               --            --
  Proceeds from exercise of Beacon options.............         68,191                --               --            --
  Dividends/distributions to Common Shares and Units...        (95,569)               --               --            --
  Capital contributions................................             --           287,949          661,265       337,048
  Capital distributions................................             --          (288,652)         (12,508)      (17,800)
  Payments for offering expenses.......................             --                --           (1,157)         (128)
  (Distributions to) contributions from minority
    interests -- partially owned properties............           (371)           (3,401)         (22,593)          141
  Cash contributed by Equity Office Predecessors in
    connection with Consolidation......................        181,138                --               --            --
  Proceeds from mortgage debt..........................         84,466           154,090          640,953       271,482
  Proceeds from unsecured notes........................        180,000                --               --            --
  Proceeds from lines of credit........................      2,530,425           218,000          216,943       288,000
  Repurchase of debt...................................             --                --               --       (40,078)
  Principal payments on mortgage debt..................       (838,354)          (47,472)        (254,104)     (182,244)
  Principal payments on lines of credit................     (1,294,750)          (72,500)        (165,818)     (378,000)
  Payments of loan costs...............................         (7,039)           (1,889)          (5,430)       (1,908)
  Prepayment penalties on early extinguishments of
    debt...............................................        (16,247)             (274)              --            --
                                                           -----------         ---------       ----------     ---------
        Net cash provided by financing activities......      1,630,346           245,851        1,057,551       276,513
                                                           -----------         ---------       ----------     ---------
Net increase (decrease) in cash and cash equivalents...        228,828          (229,257)         299,299       (10,224)
Cash and cash equivalents at the beginning of the
  period...............................................             25           410,420          111,121       121,345
                                                           -----------         ---------       ----------     ---------
Cash and cash equivalents at the end of the period.....    $   228,853         $ 181,163       $  410,420     $ 111,121
                                                           ===========         =========       ==========     =========
SUPPLEMENTAL INFORMATION:
  Interest paid during the period, including
    capitalized interest of $1,890, $3,669, $4,640 and
    $1,682, respectively...............................    $    70,658         $  82,969       $  121,813     $ 100,700
                                                           ===========         =========       ==========     =========

                            See accompanying notes.

         EQUITY OFFICE PROPERTIES TRUST AND EQUITY OFFICE PREDECESSORS

            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

NOTE 1 -- BUSINESS AND FORMATION OF COMPANY

     As used herein, "Company" means Equity Office Properties Trust, a Maryland real estate investment trust, together with its subsidiaries including EOP Operating Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), and the predecessors thereof ("Equity Office Predecessors"). The Company was formed on October 9, 1996 to continue and expand the national office property business organized by Mr. Samuel Zell, Chairman of the Board of Trustees of the Company and to complete the consolidation of the Equity Office Predecessors (the "Consolidation") and its initial public offering (the "IPO") on July 11, 1997. The Company is a fully integrated, self-administered and self-managed real estate company engaged in acquiring, owning, managing, leasing and renovating office properties and parking facilities. The Company expects to qualify as a real estate investment trust ("REIT") for federal income tax purposes and generally will not be subject to federal income tax if it distributes 95% of its taxable income and complies with a number of organizational and operational requirements (see Note 2). As of December 31, 1997, the Company owned or had an interest in 258 office properties (the "Office Properties") containing approximately 65.3 million rentable square feet of office space and owned 17 stand-alone parking facilities containing approximately 16,749 parking spaces (the "Parking Facilities" and, together with the Office Properties, the "Properties"). The Office Properties are located in 78 submarkets in 39 markets in 24 states and the District of Columbia. The Office Properties, by rentable square feet, are located approximately 50% in central business districts ("CBDs") and 50% in suburban markets.

     On July 11, 1997, the Company consummated the IPO having sold 28,750,000 of its common shares of beneficial interest, $0.01 par value per share ("Common Shares") (including 3,750,000 Common Shares relating to the underwriters overallotment option) at $21 per Common Share generating proceeds of approximately $603.8 million. The Company contributed net proceeds from the IPO (after deducting the underwriting discount of approximately $39.2 million) of approximately $564.5 million to the Operating Partnership in exchange for 28,750,000 units of partnership interest in the Operating Partnership ("Units"). The Company used the net proceeds of the IPO and available cash reserves to repay debt of approximately $678.4 million, of which $598.4 million was mortgage debt and $80 million was a revolving line of credit.

     Concurrent with the IPO, the Company also completed the following formation transactions which resulted in the Consolidation of the Equity Office Predecessors into the Company:

     -- Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership,
       Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership II, Zell/Merrill Lynch Real Estate Opportunity Partners Partnership Limited III and Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partners IV (collectively the "ZML Opportunity Partnerships"), the predecessor owner of the Properties, contributed their interests in the Properties to the Operating Partnership in exchange for 126,419,397 Units.

     -- ZML Investors Inc., ZML Investors II, Inc., Zell/Merrill Lynch Real
       Estate Opportunity Partners III Trust and Zell/Merrill Lynch Real Estate Opportunity Partners IV Trust (collectively "ZML REITs") merged into the Company, with the Company succeeding to their interests in, and becoming the managing general partners of each of the ZML Opportunity Partnerships. Shareholders of the ZML REITs received 122,900,572 Common Shares of the Company in exchange for their interests in the ZML REITs.

     -- Equity Group Investments, Inc. an Illinois corporation ("EGI"), and
       Equity Office Holdings, L.L.C., a Delaware limited liability company ("EOH" and together with EGI, the "Equity Group") contributed substantially all of their interests in their office property and asset management business and parking facilities management business (collectively the "Management Business") to the Operating Partnership in exchange for 8,358,822 Units.

         EQUITY OFFICE PROPERTIES TRUST AND EQUITY OFFICE PREDECESSORS

    -- The Operating Partnership transferred a portion of the office property management business of EOH, the office property asset management business and the parking asset management business of the Equity Group that relates to the property management of the properties owned by the Equity Group, together with the 18 Properties held in partnerships or subject to participation agreements with unaffiliated parties (the "Joint Venture Properties") (collectively, the "Managed Property Business") to Equity Office Properties Management Corp., a Delaware corporation (the "EOP Management Company"), in exchange for non-voting stock representing 95% of the economic value in the EOP Management Company and EOH contributed $150,000 to the EOP Management Company in exchange for voting stock representing 5% of the economic value of the EOP Management Company.

    -- ZML Partners Limited Partnership, ZML Partners Limited Partnership II,
       ZML Partners Limited Partnership III and ZML Partners Limited Partnership IV (the "ZML Partners"), each of which is the general partner of one of the ZML Opportunity Partnerships, each transferred their 5% interest in certain corporations which owned a 1% general partnership interest in certain of the property title holding entities to a newly formed qualified REIT subsidiary in exchange for 26,458 Common Shares.

    -- The Operating Partnership transferred its 95% interest in certain corporations which owned a 1% general partner interest in certain of the property title holding entities to a subsidiary of the Company in exchange for 502,740 Common Shares. Such Common Shares have been treated as treasury stock in the accompanying financial statements.

       The table below summarizes the ownership of the Company and the Operating Partnership upon the completion of the transactions described above:

         OWNERSHIP OF EQUITY OFFICE PROPERTIES TRUST (AS OF IPO DATE):

                                                                 NUMBER OF
                                                               COMMON SHARES   PERCENTAGE
                                                               -------------   ----------
Original capitalization (by Mr. Samuel Zell)................          1,000         --
Common Shares sold in the IPO...............................     28,750,000       18.9%
Common Shares issued to shareholders of ZML REITs...........    122,900,572       80.8%
Common Shares issued to the ZML Partners....................         26,458         --
Common Shares issued to the Operating Partnership...........        502,740        0.3%
                                                                -----------      -----
     Total (see Note 12)....................................    152,180,770      100.0%
                                                                ===========      =====
(Assuming all Units are converted to Common Shares):
Common Shares sold in the IPO...............................     28,750,000       17.6%
Common Shares issued to shareholders of ZML REITs, including
  Mr. Zell..................................................    122,928,030       75.2%
Units convertible to Common Shares (see Note 12)............     11,877,647        7.2%
                                                                -----------      -----
     Total..................................................    163,555,677      100.0%
                                                                ===========      =====

         EQUITY OFFICE PROPERTIES TRUST AND EQUITY OFFICE PREDECESSORS

        OWNERSHIP OF EOP OPERATING LIMITED PARTNERSHIP (AS OF IPO DATE):

                                                               NUMBER OF UNITS   PERCENTAGE
                                                               ---------------   ----------
Equity Office Properties Trust (held directly)..............      28,777,458        17.6%
Equity Office Properties Trust (held through its interests
  in the ZML Opportunity Partnerships)......................     122,900,572        75.1%
Equity Office Properties Trust subtotal.....................     151,678,030        92.7%
ZML Partners (held through its interest in ZML Opportunity
  Partnerships).............................................       3,229,001         2.0%
Other limited partner (held through its interest in ZML
  Opportunity Partnership II)...............................         289,824         0.2%
Equity Group Investments, Inc...............................       3,737,438         2.3%
Equity Office Holdings, L.L.C...............................       4,621,384         2.8%
                                                                 -----------       -----
     Total..................................................     163,555,677       100.0%
                                                                 ===========       =====

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The Consolidation was accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16. Accordingly, the fair value of the consideration given by the Company was used as the valuation basis for the transactions. The assets acquired and liabilities assumed by the Company were recorded at their fair value as of July 11, 1997 and the excess of the purchase price over the related historical basis of the net assets acquired was allocated primarily to investment in real estate.

     The Company's assets, which include investments in joint ventures, are primarily owned by, and its operations are substantially conducted through, the Operating Partnership. The Company is the managing general partner of the Operating Partnership. Due to the Company's ability as general partner to control either through ownership or by contract the Operating Partnership and various other subsidiaries, each such entity has been consolidated with the Company for financial reporting purposes. In regard to EOP Management Company, the Company owns a non-voting 95% interest but does not have legal control; however, EOP Management Company is consolidated for financial reporting purposes, the effect of which is immaterial. The remaining 5% equity and the controlling voting interest is owned by an affiliate of the Company.

     The Beacon Merger (as defined in Note 4) was accounted for using the purchase method in accordance with Accounting Principles Board Opinion No. 16. The fair value of the consideration given by the Company in the Beacon Merger was used as the valuation basis of the combination. The assets acquired and the liabilities assumed of Beacon were recorded at their relative fair values as of December 19, 1997 (the "Beacon Closing Date"). The results of operations of the Beacon properties for the period from the Beacon Closing Date through December 31, 1997 are included in the Company's consolidated statements of operations and cash flows. In connection with the Beacon Merger, the Company also acquired a 99% equity interest in (but not voting-control of) Beacon Property Management Corporation ("Beacon Management Company"), which manages third-party and joint venture office and commercial space, Beacon Design Company, which provided third-party tenant design services prior to ceasing such operations upon the sale of its design service assets in 1998, and Beacon Construction Company, which provides third-party construction services and is expected to cease such operations upon completion of its existing contracts. Although the Company does not have voting control of Beacon Management Company, Beacon Design Company and Beacon Construction Company, they are consolidated for financial reporting purposes, the effect of which is immaterial. The remaining 1% equity and the controlling voting interest is owned by an affiliate of the Company.

         EQUITY OFFICE PROPERTIES TRUST AND EQUITY OFFICE PREDECESSORS

     The combined financial statements of Equity Office Predecessors prior to the Consolidation and the IPO included interests in the Properties of the ZML Opportunity Partnerships together with their limited and general partners (collectively, the "ZML Funds" which includes ZML Fund I, ZML Fund II, ZML Fund III and ZML Fund IV) and the Management Business. The financial statements of Equity Office Predecessors are presented on a combined basis, at historical cost, because the ZML Funds and the Management Business were under common control. Minority interests have been recorded for those entities that were not wholly owned by the ZML Funds. Where controlling interests were not held by the ZML Funds, the entities were accounted for as investments in unconsolidated joint ventures utilizing equity accounting. All intercompany transactions and balances have been eliminated in combination.

INVESTMENT IN REAL ESTATE

     Subsequent to the Consolidation, rental property and improvements, including costs capitalized during construction and other costs incurred, are included in investment in real estate and are stated at cost. Expenditures for ordinary maintenance and repairs are expensed to operations as they are incurred. Significant renovations and improvements which improve or extend the useful life of the assets are capitalized. Except for amounts attributed to land, rental property and improvements are depreciated over their estimated useful lives using the straight-line method. The estimated useful lives by asset category are:

                 ASSET CATEGORY                     ESTIMATED USEFUL LIFE
                 --------------                     ---------------------
Building........................................             40 years
Building improvements...........................           4-40 years
Tenant improvements.............................        Term of lease
Furniture and fixtures..........................           3-12 years

     During 1995, the Financial Accounting Standards Board issued Statement No. 121 "Accounting for the Impairment of Long-Lived Assets to Be Disposed Of" ("Statement No. 121") which established accounting standards for the evaluation of the potential impairment of such assets. Statement No. 121 was adopted by Equity Office Predecessors as of January 1, 1995. Rental properties are individually evaluated for impairment when conditions exist which may indicate that it is probable that the sum of expected future cash flows (on an undiscounted basis) from a rental property are less than its historical net cost basis. Upon determination that a permanent impairment has occurred, rental properties are reduced to their fair value. During the year ended December 31, 1995, Equity Office Predecessors recorded a provision for value impairment of approximately $20.2 million, of which $17.5 million related to the adjustment of investment in real estate and approximately $2.7 million related to unamortized lease acquisition cost.

     For properties to be disposed of, an impairment loss is recognized when the fair value of the property, less the estimated cost to sell, is less than the carrying amount of the property measured at the time the Company has a commitment to sell the property and/or is actively marketing the property for sale. Property to be disposed of is reported at the lower of its carrying amount or its estimated fair value, less its cost to sell. Subsequent to the date that a property is held for disposition, depreciation expense is not provided for in the statement of operations.

DEFERRED LEASING AND FINANCING COSTS

     Deferred leasing and financing costs are recorded at cost. The deferred leasing costs are amortized over the terms of the respective leases and the deferred financing costs are amortized over the terms of the respective financings on a straight-line basis, which approximates the effective yield method.

         EQUITY OFFICE PROPERTIES TRUST AND EQUITY OFFICE PREDECESSORS

RENTAL INCOME

     Certain leases of Office Properties provide for tenant occupancy during periods for which no rent is due or where minimum rent payments increase during the term of the lease. The Company records rental income for the full term of each lease on a straight-line basis. Accordingly, the Company records a receivable from tenants, net of reserves, which the Company expects to collect over the remaining term of these leases rather than currently ("Deferred Rent Receivable"). For existing leases at acquired properties, the term of the lease is considered to commence as of the acquisition date for purposes of this calculation. The amounts included in rental income for the periods July 11, 1997 to December 31, 1997 and January 1, 1997 to July 10, 1997 and the years ended December 31, 1996 and 1995, which were not currently collectible as of such dates, were approximately $20.0 million, $7.7 million, $18.4 million and $12.7 million, respectively. Deferred Rent Receivable is not recognized for income tax purposes.

CASH EQUIVALENTS

     The Company considers cash equivalents to be all highly liquid investments purchased with a maturity of three months or less at the date of purchase. As of December 31, 1996 cash equivalents included deposits made to a commingled bank account which was held in an affiliate's name. Such affiliate provided centralized cash management services to Equity Office Predecessors.

ESCROW DEPOSITS AND RESTRICTED CASH

     Escrow deposits primarily consist of amounts held by lenders to provide for future real estate tax expenditures, tenant improvements and earnest money deposits on acquisitions. Restricted cash represents amounts committed for various utility deposits and security deposits. Certain of these amounts may be reduced upon the fulfillment of certain obligations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     Management believes that the carrying basis of the Company's long-term debt, consisting of mortgage loans, revolving bank loans and various interest rate protection agreements, approximate their respective fair market values as of December 31, 1997 and 1996, respectively. The current value of debt was computed by discounting the projected debt service payments for each loan based on the spread between the market rate and the effective rate, including the amortization of loan origination costs, for each year. In addition, the carrying values of cash and cash equivalents, restricted cash, escrow deposits, tenant and other rents receivable, accounts payable and accrued expenses are reasonable estimates of their fair value.

INTEREST RATE PROTECTION AGREEMENTS

     The Company periodically enters into certain interest rate protection agreements to effectively convert or cap floating rate debt to a fixed rate basis, as well as to hedge anticipated finance transactions. Net amounts paid or received under these agreements are recognized as an adjustment to interest expense when such amounts are incurred or earned. Settlement amounts paid or received in connection with terminated interest rate protection agreements are deferred and amortized as an adjustment to interest expense over the term of the related financing transaction on the straight-line method, which approximates the effective yield amount.

INCOME TAXES

     The Office Properties, Parking Facilities and the Management Business are primarily owned in limited partnerships or limited liability companies, which are substantially pass-through entities. Some of these pass-through entities have corporate general partners or members, which are subject to federal and state income and franchise taxes. The Company incurred federal and state income and franchise taxes of approximately

         EQUITY OFFICE PROPERTIES TRUST AND EQUITY OFFICE PREDECESSORS

$0.2 million, $0.9 million, $1.4 million and $1.6 million for the periods July 11, 1997 to December 31, 1997 and January 1, 1997 to July 10, 1997 and the years ended December 31, 1996 and 1995, respectively, which are included in general and administrative expenses.

     Commencing with the year ended December 31, 1997, the Company intends to make an election to be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). As a REIT, the Company generally will not be subject to federal income tax if it distributes at least 95% of its taxable income for each tax year to its shareholders. REITs are subject to a number of organizational and operational requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to state and local income taxes and to federal income tax and excise tax on its undistributed income. The aggregate cost of land and depreciable property for federal income tax purposes as of December 31, 1997 was approximately $7.5 billion.

INCOME PER COMMON SHARE

     In 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share ("Statement No. 128"). Statement No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All net income per weighted average Common Share and net income per weighted average Common Share -- assuming dilution amounts for all periods have been presented, and where appropriate, restated to conform to the Statement No. 128 requirements. The effect of a conversion of a Unit to a Common Share has been excluded from basic earnings per Common Share, due to certain restrictions.

MINORITY INTERESTS

OPERATING PARTNERSHIP:

     Net income is allocated to minority interests based on their respective ownership percentage of the Operating Partnership. The ownership percentage is calculated by dividing the number of Units held by the minority interests by the total Units held by both the minority interests and the Company. Issuance of additional Common Shares or Units changes the ownership interests of both the minority interests and the Company. Such transactions and the proceeds therefrom are treated as capital transactions.

PARTIALLY OWNED PROPERTIES:

     The Company reflects minority interests on the balance sheet for the portion of properties, which are consolidated by the Company, that are not wholly owned by the Company. The earnings or losses therefrom have been reflected as minority interest in the Company's statements of operations.

RECLASSIFICATION

     Certain reclassifications have been made to the previously reported 1996 and 1995 statements in order to provide comparability with the 1997 statements report herein. These reclassifications have not changed the 1996 and 1995 results or owners' equity.

USE OF ESTIMATES

     The preparation of the consolidated financial statements of the Company and the combined financial statements of Equity Office Predecessors in conformity with generally accepted accounting principles requires

         EQUITY OFFICE PROPERTIES TRUST AND EQUITY OFFICE PREDECESSORS management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

NOTE 3 -- INVESTMENT IN REAL ESTATE

     Investment in real estate, including Office Properties and Parking Facilities, was as follows:

                                                                EQUITY OFFICE     EQUITY OFFICE
                                                               PROPERTIES TRUST   PREDECESSORS
                                                                 DECEMBER 31,     DECEMBER 31,
                                                                     1997             1996
                                                               ----------------   -------------
                                                                    (DOLLARS IN THOUSANDS)
Land........................................................     $ 1,185,411       $  314,370
Building....................................................       9,706,956        2,871,690
Building improvements.......................................          55,278          161,497
Tenant improvements.........................................          89,455          196,093
Furniture and fixtures......................................           3,914            6,058
                                                                 -----------       ----------
     Gross investment in real estate........................      11,041,014        3,549,708
Accumulated depreciation....................................         (64,695)        (257,893)
                                                                 -----------       ----------
     Net investment in real estate..........................     $10,976,319       $3,291,815
                                                                 ===========       ==========

     In connection with the initial rental operations of the 28 State Street property in Boston, the Company incurred and capitalized approximately $5.6 million and $4.7 million of interest costs in the years ended December 31, 1997 and 1996, respectively.

         EQUITY OFFICE PROPERTIES TRUST AND EQUITY OFFICE PREDECESSORS

     During the year ended December 31, 1997, the Company acquired the Properties listed below. Each Property was purchased from an unaffiliated party. The cash portions of the acquisitions were funded from the Company's lines of credit or working capital. In connection with certain of the acquisitions listed below, the Company assumed indebtedness of approximately $1.4 billion and issued Common Shares, Units, preferred shares and warrants with a value of $3.4 billion.

                                                                                                TOTAL
                                                                                             ACQUISITION
                                                                               RENTABLE          COST
    DATE ACQUIRED      OFFICE PROPERTY/PORTFOLIO           LOCATION           SQUARE FEET   (IN THOUSANDS)
    -------------      -------------------------           --------           -----------   --------------
1/29/97..............  177 Broad Street(1)         Stamford, CT                  187,573      $   36,254(2)
3/21/97..............  Preston Commons(1)          Dallas, TX                    418,604          55,174
4/16/97..............  Oakbrook Terrace Tower(1)   Oakbrook Terrace, IL          772,928         130,108
4/21/97..............  One Maritime Plaza(1)       San Francisco, CA             523,929          99,389
4/28/97..............  Smith Barney Tower(1)       San Diego, CA                 187,999          35,148
4/30/97..............  201 Mission Street(1)       San Francisco, CA             483,289          74,634
6/13/97..............  30 North LaSalle(1)         Chicago, IL                   925,950         100,707
9/3/97...............  LL&E Tower                  New Orleans, LA               545,157          61,819
9/3/97...............  Texaco Center               New Orleans, LA               619,714          66,819
10/1/97..............  Prudential Properties       Houston, TX; Dallas, TX;    2,481,441         284,199
                                                   Philadelphia, PA
10/6/97..............  550 South Hope              Los Angeles, CA               566,434         100,135
10/7/97..............  10 & 30 South Wacker Drive  Chicago, IL                 2,003,288         484,772(3)
10/7/97..............  Acorn Properties            Philadelphia, PA              849,867         130,088
10/17/97.............  One Lafayette Centre        Washington, DC                314,634          82,546
11/21/97.............  Acorn Properties            Philadelphia, PA              154,894          17,285
11/24/97.............  Lakeside Square             Dallas, TX                    392,537          55,524
11/24/97.............  Fair Oaks Plaza             Fairfax, VA                   177,917          24,077
11/24/97.............  1600 Duke Street            Alexandria, VA                 68,770          11,038
11/25/97.............  LaSalle Plaza               Minneapolis, MN               589,432          96,704
12/17/97.............  Wright Runstad Properties   Anchorage, AK; Portland,    3,340,055         640,000(4)
                                                   OR; Seattle, WA
12/19/97.............  Beacon Properties           Boston, Atlanta, Chicago,  20,900,000       4,016,546
                                                   Los Angeles, San Jose and
                                                   Washington, DC
                                                                              ----------      ----------
                                                                              36,504,412      $6,602,966
                                                                              ==========      ==========

                                                                                                TOTAL
                                                                                             ACQUISITION
                                                                                PARKING          COST
    DATE ACQUIRED           PARKING FACILITY               LOCATION             SPACES      (IN THOUSANDS)
    -------------           ----------------               --------             -------     --------------
8/11/97..............  Adams Wabash Facility       Chicago, IL                     670         $25,212
9/3/97...............  601 Tchoupitoulas Garage    New Orleans, LA                 759          11,757
11/25/97.............  Stanwix Parking             Pittsburgh, PA                  712          17,909
                                                                                 -----         -------
                                                                                 2,141         $54,878
                                                                                 =====         =======

         EQUITY OFFICE PROPERTIES TRUST AND EQUITY OFFICE PREDECESSORS

---------------

(1) These Properties were acquired by Equity Office Predecessors. The total acquisition cost reflected above represents the cost paid by Equity Office Predecessors to acquire each respective Property. The acquisition of the Properties, or the interest therein, by the Company from Equity Office Predecessors in connection with the Consolidation, was recorded as a purchase. Accordingly, the assets were recorded by the Company at their fair value.

(2) The total acquisition cost also included 161 residential units.

(3) The total acquisition cost includes $19.3 million related to real estate tax liabilities assumed at closing.

(4) The Wright Runstad Properties acquisition cost includes $15.0 million relating to 5,000,000 warrants which expire in December 2002, to purchase Common Shares at $39.375 per Common Share (see Note 12).

NOTE 4 -- BEACON MERGER

     On December 19, 1997, the Company, the Operating Partnership, Beacon Properties Corporation, a Maryland corporation ("Beacon") and Beacon Partnership L.P. ("Beacon Partnership") consummated the merger of Beacon with and into the Company and Beacon Partnership with and into the Operating Partnership (the "Beacon Merger") at a cost of approximately $4.3 billion. In the Beacon Merger,
(i) the Company issued 80,596,117 Common Shares in exchange for all of the outstanding Beacon common shares, (ii) the Company issued 8,000,000 Series A Preferred Shares in exchange for all of the outstanding Beacon preferred shares,
(iii) the Operating Partnership issued 8,570,886 Units in exchange for the outstanding common partnership units of Beacon Partnership exclusive of those held by Beacon, and (iv) the Operating Partnership issued to the Company 80,596,117 Units underlying the Common Shares issued in exchange for the Beacon common shares and 8,000,000 Series A preferred units underlying the Series A Cumulative Redeemable Preferred Shares issued in exchange for the Beacon preferred shares. In addition, the Company assumed the obligation to issue 4,732,822 Common Shares, of which 3,829,739 had been issued as of December 31, 1997 upon the exercise of certain outstanding Beacon employee stock options. The $4.3 billion purchase price is comprised of the following: (1) based on a share price of $31.30, the Common Shares, including Common Shares issued for stock options, and Units were valued at approximately $2.853 billion (which is net of a reduction for cash received or to be received upon exercise of the stock options of $86 million); (2) the issuance of 8,000,000 Series A Cumulative Redeemable Preferred Shares valued at their liquidation value of $200 million;
(3) the assumption of approximately $627 million of secured debt and $533 million of unsecured debt; (4) merger costs of approximately $85 million and;
(5) net of the receipt of approximately $8 million of net assets.

     As a result of the Beacon Merger, the Company acquired an interest in 130 Beacon properties containing approximately 20.9 million rentable square feet of office space. The Beacon properties are located in 22 submarkets in six markets:
Boston, Atlanta, Chicago, Los Angeles, San Jose and Washington, D.C. The Beacon properties, by rentable square feet, are located 65% in suburban markets and 35% in CBDs, primarily Boston. As of December 31, 1997, the Beacon properties were on a weighted average basis approximately 95% leased by a total of approximately 1,694 tenants.

     In connection with the Beacon Merger, the Company also acquired a 99% equity interest in Beacon Management Company, which manages third-party office and commercial space, Beacon Design Company, which provided third-party and joint venture tenant design services prior to ceasing such operations upon the sale of its design service assets in 1998, and Beacon Construction Company, which provides third-party construction services and is expected to cease such operations upon completion of its existing contracts.

         EQUITY OFFICE PROPERTIES TRUST AND EQUITY OFFICE PREDECESSORS

NOTE 5 -- DISPOSITIONS

     In May 1997, Equity Office Predecessors sold 8383 Wilshire, an Office Property located in Beverly Hills, California for approximately $59 million. The gain for financial reporting purposes was approximately $6.7 million.

     In January 1997, Equity Office Predecessors sold Barton Oaks Plaza II for approximately $13.5 million. The gain for financial reporting purposes was approximately $5.9 million.

     Three Lakeway is a mixed-use property, that included a 210-room hotel and an 18-story office complex. In January 1996, Equity Office Predecessors sold the condominium portion of the property which comprised the hotel. The gross sale price attributable to the land and building was approximately $14.8 million and the gain realized was approximately $5.3 million.

NOTE 6 -- INVESTMENT IN UNCONSOLIDATED JOINT VENTURES

     Equity Office Predecessors acquired a mortgage receivable secured by the 500 Orange Tower Office Property ("500 Orange") and purchased land underlying and adjacent to 500 Orange in July 1994, and acquired a 50% limited partnership interest in Civic Parking, L.L.C. in April 1997. On December 17, 1997, the Company acquired a 30% noncontrolling interest in Wright Runstad Asset Limited Partnership ("WRALP") for $20.0 million and agreed to provide up to $20.0 million in additional financing or credit support for future development activities of WRALP. In connection with the Beacon Merger on December 19, 1997, the Company acquired interests in four unconsolidated joint ventures (the "Beacon Joint Ventures"). The Company's ownership in the Beacon Joint Ventures is as follows:

                                                    COMPANY'S OWNERSHIP
                                                    AS OF DECEMBER 31,
                       PROPERTY                            1997
                       --------                     -------------------
    Polk & Taylor(A)..............................          10%
    One Post Office(B)............................          50%
    75-101 Federal Street(C)......................          52%
    Rowes Wharf(D)................................          50%

---------------

(A) The Company owns a 1% general partner interest and a 9% limited partner interest.

(B) The Company is a general partner in the joint venture.

(C) The Company is a shareholder in the corporation (a private REIT) which owns the property.

(D) The Company owns a 50% interest in the first mortgage.

     These investments are accounted for utilizing the equity method of accounting. Under this method of accounting the net equity investment of the Company is reflected on the consolidated and combined balance sheets, and the consolidated and combined statements of operations include the Company's share of net income or loss from the unconsolidated joint ventures. As a result of purchase method accounting for the Beacon Merger and the Consolidation, any difference between the carrying amount of these investments on the balance sheet of the Company and the underlying equity in net assets is amortized as an adjustment to income from unconsolidated joint ventures over 40 years.

         EQUITY OFFICE PROPERTIES TRUST AND EQUITY OFFICE PREDECESSORS

     Combined summarized financial information of the unconsolidated joint ventures is as follows:

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  1997           1996
                                                              ------------   ------------
                                                                (DOLLARS IN THOUSANDS)
BALANCE SHEETS:
  Real estate, net..........................................    $523,670       $26,555
  Other assets..............................................      73,450         1,017
                                                                --------       -------
     Total Assets...........................................    $597,120       $27,572
                                                                ========       =======
  Mortgage notes and loans payable..........................    $344,427       $    --
  Other liabilities.........................................      15,271           662
  Partners' and shareholders' equity........................     237,422        26,910
                                                                --------       -------
     Total Liabilities and Partners' and Shareholders'
      Equity................................................    $597,120       $27,572
                                                                ========       =======
  Company's share of equity.................................    $155,522       $26,910
  Excess of cost of investments over the net book value of
     underlying net assets, net of accumulated depreciation
     of $99.................................................     231,810            --
                                                                --------       -------
  Carrying value of investments in unconsolidated joint
     ventures and corporation...............................    $387,332       $26,910
                                                                ========       =======

                                                                FOR THE YEARS ENDED DECEMBER 31,
                                                                --------------------------------
                                                                  1997        1996        1995
                                                                --------    --------    --------
                                                                     (DOLLARS IN THOUSANDS)
STATEMENTS OF OPERATIONS:
Revenues....................................................    $16,687     $ 4,775     $ 5,002
Operating expenses..........................................      4,638       1,852       1,995
Interest expense............................................        793          --          --
Depreciation and amortization...............................      2,752         830         702
                                                                -------     -------     -------
     Net income.............................................    $ 8,504     $ 2,093     $ 2,305
                                                                =======     =======     =======
Company's share of net income...............................    $ 5,155     $ 2,093     $ 2,305
                                                                =======     =======     =======
Company's share of depreciation and amortization
  (real estate related).....................................    $ 1,524     $   830     $   702
                                                                =======     =======     =======

NOTE 7 -- MORTGAGE DEBT

     The Company had outstanding mortgage indebtedness of approximately $2.1 billion and $1.8 billion as of December 31, 1997 and 1996, respectively. The historical cost, net of accumulated depreciation, of encumbered properties at December 31, 1997 and 1996 were approximately $4.3 billion and $2.0 billion, respectively. During the years ended December 31, 1997 and 1996, the Company (a) repaid approximately $885.8 million and $254.1 million, respectively, of mortgage debt with proceeds from the IPO, the credit facilities and available cash reserves; (b) assumed approximately $890.5 million and $92.1 million, respectively, of mortgage debt in connection with the acquisition of certain properties; and (c) obtained proceeds from the financing of certain properties and draws on existing mortgages totaling approximately $238.6 million and $641.0 million, respectively.

     A summary of the Company's fixed and variable rate mortgage debt is as follows:

         EQUITY OFFICE PROPERTIES TRUST AND EQUITY OFFICE PREDECESSORS

FIXED RATE MORTGAGE DEBT

     As of December 31, 1997 and 1996, the Company had outstanding fixed rate mortgage indebtedness of approximately $2.0 billion and $1.3 billion, respectively. Payments on fixed rate mortgage debt are generally due in monthly installations of principal and interest or interest only. As of December 31, 1997 and 1996, fixed interest rates ranged from 6.67% to 8.63% and 6.88% to 10%, respectively. The weighted average fixed interest rate was approximately 7.53% and 7.89% as of December 31, 1997 and 1996, respectively.

VARIABLE RATE MORTGAGE DEBT

     As of December 31, 1997 and 1996, the Company had outstanding variable rate mortgage indebtedness of approximately $23.5 million and $533.7 million, respectively. Payments on variable rate mortgage debt are generally due in monthly installments of principal and interest or interest only. As of December 31, 1997 the variable interest rate was 6.94% (LIBOR + 1%). As of December 31, 1996, variable interest rates ranged from 6.56% (LIBOR + 1%) to 7.83% (LIBOR + 2.25%). The weighted average variable interest rate was approximately 6.94% and 7.35% as of December 31, 1997 and 1996, respectively.

DRAW FACILITIES

     As stated in the respective loan agreements, the Company has the ability to draw additional proceeds on certain of its mortgages for operating deficits, capital and tenant improvements, and lease acquisition costs. As of December 31, 1997 and 1996, amounts available to draw under these mortgage notes were approximately $19.0 million and $92.6 million, respectively.

REPAYMENT SCHEDULE

     Scheduled payments of principal on mortgage debt for each of the next five years and thereafter, as of December 31, 1997, are as follows:

                                                              (DOLLARS IN THOUSANDS)
1998........................................................        $   83,792
1999........................................................            52,908
2000........................................................           151,236
2001........................................................           432,962
2002........................................................            69,584
Thereafter..................................................         1,271,378
                                                                    ----------
     Subtotal...............................................         2,061,860
Net premium (net of accumulated amortization of $2.1
  million)..................................................             1,157
                                                                    ----------
     Total..................................................        $2,063,017
                                                                    ==========

NOTE 8 -- LINES OF CREDIT

     A $200 million line of credit (the "$200 Million Line") was obtained in October 1994 and canceled in September 1996. Interest was payable monthly based on the LIBOR + .625%. The $200 Million Line was secured by the capital commitments of certain investors and was used to finance acquisitions.

     A $275 million acquisition and term loan facility (the "$275 Million Line") was obtained in September 1996 with a maturity in September 1999 for the purpose of providing financing for acquisitions. Interest only was payable monthly with the interest based on various LIBOR options plus various spreads ranging from 1.375% to 1.625% or the prime rate. As of December 31, 1996, the Company had an outstanding balance under the $275 Million Line of approximately $127.1 million.

         EQUITY OFFICE PROPERTIES TRUST AND EQUITY OFFICE PREDECESSORS

     In April 1997, the Company amended and restated the $275 Million Line to a $475 million unsecured revolving credit facility (the "$475 Million Line"). Under the $475 Million Line, the Company could draw amounts equal to the lesser of a) 65% or 50% of the purchase price of certain office buildings or parking facilities, respectively, or b) an amount based on net operating income for such property. The $475 Million Line had a maturity of October 21, 1997 but was terminated on July 15, 1997. Interest only was payable monthly with the interest based on various LIBOR options plus 1.625% or the prime rate. The Company chose the LIBOR option.

     On July 15, 1997, the Company obtained a $600 million credit facility (the "$600 Million Credit Facility") to be used for acquisitions and other general corporate purposes. Amounts were drawn on the $600 Million Credit Facility to repay the balance outstanding on the $475 Million Line which was terminated when the $600 Million Credit Facility was obtained. The $600 Million Credit Facility matures on July 15, 2000. The Company paid a commitment fee of approximately $1.0 million at the closing of the $600 Million Credit Facility. Prior to the Company obtaining an investment grade credit rating on its unsecured debt of BBB- or Baa3 or better from two or more credit rating agencies, the $600 Million Credit Facility initially bore interest at LIBOR plus 110 basis points, and required payment of a quarterly unused commitment fee between .15% and .25% of the unused portion of the $600 Million Credit Facility, depending on the average unfunded balance during the quarter. In November 1997, the $600 Million Credit Facility was amended and the interest rate was reduced to LIBOR plus 100 basis points. In December 1997, the Company received an investment grade credit rating on its senior unsecured debt from Moody's (Baa1), Duff & Phelps (BBB+) and Standard & Poor's (BBB). Per the terms of the $600 Million Credit Facility, these credit ratings resulted in the interest rate being reduced from LIBOR plus 100 basis points to LIBOR plus 60 basis points, and the unused commitment fee was replaced with a facility fee equal to .20% per annum. In addition, a competitive bid option, whereby the lenders participating in the $600 Million Credit Facility bid on the interest rate to be charged, became available for up to $250 million. As of December 31, 1997, the balance of the $600 Million Credit Facility was approximately $559 million.

     The Company assumed $533 million in unsecured debt in connection with the Beacon Merger. The Company repaid $95 million prior to December 31, 1997 and repaid the remaining balance in February 1998 with the proceeds from the $1.25 Billion Notes Offering, the $250 Million MOPPRS Offering and the $300 Million PIERS Offering as described in Note 25, at which time the lines were terminated.

TERM LOAN FACILITY

     In October 1997, the Company obtained a $1.5 billion unsecured credit facility (the "$1.5 Billion Credit Facility"). The $1.5 Billion Credit Facility is available for the acquisition of properties and general corporate purposes. The $1.5 Billion Credit Facility carries an interest rate equal to LIBOR plus
100 basis points and may be increased or decreased upon receipt of an investment grade unsecured debt rating. As mentioned above, the Company received an investment grade rating in December 1997 resulting in a reduction in the interest rate to LIBOR plus 80 basis points. The $1.5 Billion Credit Facility matures July 1, 1998, and may be extended to October 1, 1998. The Company paid an underwriting fee on the $1.5 Billion Credit Facility at closing of approximately $4.9 million. In addition, an unused commitment fee is payable quarterly in arrears based upon the unused amount of the $1.5 Billion Credit Facility as follows: .15% per annum if the unused amount is between 0% to 33%;
 .20% per annum if the unused amount is more than 33% but less than 66%; .25% per annum if the unused amount is greater than 66%. In October 1997, the Company used approximately $236 million of proceeds from the $1.5 Billion Credit
Facility to repay the majority of the variable rate property mortgage indebtedness outstanding as of September 30, 1997. The Company repaid $150 million on the $1.5 Billion Credit Facility with the proceeds from the $200 million private placement of Common Shares in October 1997. Under the terms of the $1.5 Billion Credit Facility agreement, any amounts repaid cannot be re-drawn. In addition, amounts were drawn from the $1.5 Billion Credit Facility for property acquisitions and general corporate purposes. As of December 31, 1997, the outstanding balance on the $1.5 Billion Credit

         EQUITY OFFICE PROPERTIES TRUST AND EQUITY OFFICE PREDECESSORS

Facility was approximately $1.044 billion. The amount available to draw under the $1.5 Billion Credit Facility was approximately $306 million as of December 31, 1997.

NOTE 9 -- UNSECURED NOTES

     On September 3, 1997, the Company completed a private debt offering of $180 million (the "$180 Million Notes Offering") with an unaffiliated party. The terms of the $180 Million Notes Offering consist of four tranches with maturities from seven to 10 years which were priced at an interest rate spread over the corresponding U.S. Treasury rate. The Company used the proceeds of the $180 Million Notes Offering to repay a portion of the $600 Million Credit Facility. In addition, in connection with the $180 Million Notes Offering, the Company terminated $150 million of hedge agreements at a cost of approximately $3.9 million (see Note 10). A summary of the terms of the $180 Million Notes Offering follows:

                                                                              STATED   EFFECTIVE
                          TRANCHE                                 AMOUNT       RATE     RATE(A)
                          -------                              ------------   ------   ---------
7 Year Senior Notes due 2004................................   $ 30,000,000    7.24%    7.24%
8 Year Senior Notes due 2005................................     50,000,000    7.36%    7.67%
9 Year Senior Notes due 2006................................     50,000,000    7.44%    7.73%
10 Year Senior Notes due 2007...............................     50,000,000    7.42%    7.69%
                                                               ------------    ----      ----
                                                               $180,000,000    7.38%    7.62%
                                                               ============    ====      ====

---------------

(A) Includes the cost of the terminated interest rate protection agreements.

NOTE 10 -- INTEREST RATE PROTECTION AGREEMENTS

     In order to limit the market risk associated with variable rate debt, the Company entered into several interest rate protection agreements. These agreements effectively convert floating rate debt to a fixed rate basis, as well as hedge anticipated financing transactions. A summary of the various interest rate hedge agreements as of December 31, 1997 is as follows: (1) On June 4, 1997, the Company entered into interest rate protection agreements with major U.S. financial institutions for $700 million of indebtedness. As a result of this agreement, the Company essentially "locked into" U.S. Treasury rates in effect as of June 4, 1997, for $700 million in indebtedness. In August 1997, the Company terminated $150 million of the $700 million of hedge agreements at a cost of approximately $3.9 million related to the $180 Million Notes Offering (see Note 9). The portion of the $180 Million Notes Offering protected by these agreements consisted of three tranches with maturities of eight, nine and ten years, respectively. The cost of the terminated hedge agreements is amortized to interest expense over the respective terms of each tranche. (2) On October 6, 1997, the Company entered into an additional $450 million of interest rate protection agreements based on the U.S. Treasury rates in effect at that date. The Company has terminated $700 million of hedge agreements in connection with the February 1998 notes offering (see Note 25) at a cost of approximately $32.6 million. The cost of these terminated hedge agreements will be amortized to interest expense over the terms of the respective notes offering. The Company terminated the remaining $300 million of hedge agreements in 1998 at a cost of approximately $7.4 million which will be reflected as an extraordinary loss. (3) Equity Office Predecessors entered into an interest rate swap agreement on October 1995, which effectively fixed the interest rate on a $93.6 million mortgage loan at 6.94% through the maturity of the loan on June 30, 2000.

     Equity Office Predecessors sold several interest rate protection agreements (aggregating $173 million of LIBOR-based agreements) in June 1997 at a cost of approximately $1.1 million.

         EQUITY OFFICE PROPERTIES TRUST AND EQUITY OFFICE PREDECESSORS

NOTE 11 -- MINORITY INTERESTS IN PARTIALLY OWNED PROPERTIES

     The following properties are controlled and partially owned by the Company but have partners with minority interests. The Company has included 100% of the financial condition and results of operations of these properties in the consolidated financial statements of the Company and the combined financial statements of Equity Office Predecessors. The equity interests of the unaffiliated partners are reflected as minority interests.

                                                              COMPANY'S OWNERSHIP
                                                              AS OF DECEMBER 31,
PROPERTY                                                            1997
--------                                                      -------------------
CIGNA Center................................................           95%(1)
Plaza at La Jolla Village...................................        66.67%(1)
San Felipe Plaza............................................           35%(2)
Capitol Commons Garage......................................           50%(3)
Acorn Properties............................................           89%(4)

---------------

(1) The Company owns a controlling interest and is the managing general partner.

(2) The Company is the managing general partner and receives preferential allocations which result in the Company receiving 100% of the economic benefits. Prior to the IPO, an affiliate of the Company was the managing general partner.

(3) The Company owns a controlling interest and receives preferential allocations. The unaffiliated partner is entitled to receive 50% of the remaining cash flow after the Company receives its preferential allocations.

(4) The Company has an 89% managing general partner interest in 11 properties and receives preferential allocations which entitles it to 99% of the economic benefits. The Company has the option of purchasing the remaining interest in all 11 properties, exercisable for a designated period commencing three (3) years after the respective closing dates on the initial purchases, for additional consideration in the amount of approximately $2.1 million, all payable in Units valued at $28.775 per Unit.

     The Company purchased the unaffiliated joint ventures partners' 3% interest in First Union Center for approximately $775,000 in 1997. The Company now effectively owns 100% of First Union Center.

         EQUITY OFFICE PROPERTIES TRUST AND EQUITY OFFICE PREDECESSORS

NOTE 12 -- SHAREHOLDERS'/OWNERS' EQUITY AND MINORITY INTERESTS OF
          OPERATING PARTNERSHIP

COMMON SHARES AND UNITS

     In addition to the Common Shares and Units issued in connection with the formation transactions described in Note 1 -- Business and Formation of Company, the Company also issued Common Shares and/or Units in connection with the following transactions:

                        TRANSACTION                            COMMON SHARES     UNITS
                        -----------                            -------------   ----------
Outstanding upon completion of the Consolidation and the IPO
  (see Note 1)..............................................    152,180,770    11,877,647
Common Shares/Units issued in exchange for Properties(1)....      3,435,688     8,711,157
Restricted Shares awarded to Officers (see Note 21).........        298,000            --
Common Shares issued as Trustee compensation................          5,055            --
Sale of Common Shares(2)....................................      9,685,034            --
Issuance of Common Shares for Beacon Merger (including
  3,829,739 of Beacon options exercised) (see Note 4).......     84,425,856     8,570,886
Less Common Shares held as treasury stock (see Note 1)......       (502,740)           --
                                                                -----------    ----------
     Total as of December 31, 1997..........................    249,527,663    29,159,690
                                                                ===========    ==========

---------------

(1) In September 1997, the Company purchased two Office Properties and a Parking Facility from an unaffiliated third party located in New Orleans, Louisiana for a purchase price of approximately $140 million. Of this amount, the Company issued 1,692,546 Units at a price of $29 per Unit for a total of approximately $49.1 million.

     In October 1997, the Company purchased four Office Properties from an unaffiliated party located in Houston, Texas, Dallas, Texas and Philadelphia, Pennsylvania for a purchase price of $289 million. Of this amount, the Company issued 2,900,000 Units at a price of $24.50 per Unit for a total of approximately $71.1 million.

     In October 1997, the Company purchased from an unaffiliated party an interest in nine Office Properties located in suburban Philadelphia for a purchase price of approximately $127.5 million. Of this amount, the Company issued 499,977 Units at a price of $28.775 per Unit for a total of approximately $14.4 million. In November 1997, two additional properties were purchased from the same party for a purchase price of approximately $17.2 million. Of this amount, the Company issued 124,348 Units at a price of $28.775 per Unit for a total of approximately $3.6 million.

     Also, in October 1997, the Company purchased an Office Property from an unaffiliated party located in Washington, D.C. for a purchase price of approximately $81.7 million. Of this amount, the Company issued 741,159 Units at a price of $32.975 per Unit for a total of approximately $24.4 million.

     In December 1997, the Company purchased 10 Office Properties from an unaffiliated party located in Seattle and Bellevue, Washington, Portland, Oregon and Anchorage, Alaska for a purchase price of $640 million. Of this amount, the Company issued 2,615,700 Units at a price of $29.11 per Unit for a total of approximately $76.1 million. Furthermore, the Company issued 3,435,688 Common Shares at a price of $29.11 per Common Share for a total of approximately $100 million. In addition, the Company acquired a non-controlling interest in the management company of the seller for approximately $20 million. Of this amount, the Company issued 137,427 Units at a price of $29.11 per Unit for a total of approximately $4.0 million.

(2) In October 1997, the Company completed two private placements for a total of 9,685,034 restricted Common Shares for a total value of approximately $273.9 million.

         EQUITY OFFICE PROPERTIES TRUST AND EQUITY OFFICE PREDECESSORS

OWNERSHIP OF OPERATING PARTNERSHIP

     The Company's ownership interest in the Operating Partnership as of December 31, 1997 was approximately 89.5%.

WARRANTS

     In connection with the December 1997 purchase of 10 office properties, the Company issued warrants that expire in December 2002 to purchase an aggregate of 5,000,000 Common Shares at an exercise price of $39.375 per Common Share. The warrants were valued at $3 per warrant utilizing the Black-Scholes valuation model at the time of issuance and are reflected as a component of additional paid in capital.

PREFERRED SHARES

     On December 19, 1997, the Company issued 8,000,000 8.98% Series A Cumulative Redeemable Preferred Shares, liquidation preference of $25.00 per share in connection with the Beacon Merger (see Note 4). Holders of the shares are entitled to receive, when and as authorized by the Company, cumulative preferential cash distributions at the rate of 8.98% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $2.245 per share). Such distributions are cumulative from December 19, 1997 and are payable quarterly in arrears on or before March 15, June 15, September 15 and December 15 of each year. Holders of the shares have no other voting rights except as provided by law and have no preemptive rights. The shares are not convertible, redeemable or entitled to the benefit of any sinking fund. On and after June 15, 2002, the Company, at its option and upon not less than 30 nor more the 60 days' written notice, may redeem the shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid distributions thereon to the date fixed for redemption.

DIVIDENDS/DISTRIBUTIONS

     On September 26, 1997, the Company declared a dividend/distribution of $0.26 per Common Share/Unit outstanding representing a pro rata dividend/distribution since the closing of the IPO on July 11, 1997, based upon a full quarterly dividend/distribution of $0.30 per Common Share/Unit and an annual dividend/distribution of $1.20 per Common Share/Unit, totaling approximately $43.0 million. The dividend/ distribution was paid on October 9, 1997 to shareholders and unitholders of record on September 29, 1997.

     On November 14, 1997, the Company declared a dividend/distribution of $0.30 per Common Share/Unit outstanding, totaling approximately $53.8 million. The dividend/distribution was paid on December 19, 1997 to the common shareholders/unitholders of record at the close of business on December 10, 1997. For federal income tax purposes, 19.03% (unaudited) of the dividends paid in 1997 represented a non-taxable return of capital and the remaining 80.97% (unaudited) represented ordinary income.

EQUITY OFFICE PREDECESSORS CAPITAL CONTRIBUTIONS/DISTRIBUTIONS

     As of July 10, 1997, the capital partners of Equity Office Predecessors previously committed to contribute approximately $2.114 billion, of which approximately $2.031 billion had been cumulatively contributed by capital partners and approximately $83 million of the commitment had been canceled.

     As of July 10, 1997, the Equity Office Predecessors had cumulatively distributed approximately $305.9 million to their capital partners.

     As of December 31, 1996, the net book value of the 14 apartment buildings and two shopping centers owned by the ZML Funds (the "Non-Office Properties"), which were not included in the Equity Office Predecessors combined financial statements, was approximately $285.9 million. All cash deficits incurred by

         EQUITY OFFICE PROPERTIES TRUST AND EQUITY OFFICE PREDECESSORS the Non-Office Properties were reflected as distributions and all excess cash flow generated by the Non-Office Properties, including net proceeds from the sale of these properties, are reflected as contributions to Equity Office Predecessors. The net contributions for the period January 1, 1997 through July 10, 1997 and the years ended December 31, 1996 and 1995 related to the Non-Office Properties were approximately $98.7 million, $98.8 million and $0.9 million, respectively.

     During 1997, 13 Non-Office Properties were sold to an affiliated party and two Non-Office Properties were sold to unaffiliated parties which generated net proceeds of approximately $100.7 million which is included in the $98.7 million net contributions from the Non-Office Properties for the period from January 1, 1997 to July 10, 1997. The ZML Fund I distributed its interest in the remaining Non-Office Property to its capital partners prior to the Consolidation.

     During 1996, two Non-Office Properties were sold to unaffiliated parties which generated net proceeds of approximately $96.7 million which was included in the $98.8 million net contributions from Non-Office Properties for the year ended December 31, 1996.

NOTE 13 - FUTURE MINIMUM RENTS

     Future minimum rental receipts due on noncancelable operating leases at the Office Properties and Parking Facilities as of December 31, 1997 were as follows:

                                                    (DOLLARS IN THOUSANDS)
    1998..........................................        $1,049,857
    1999..........................................           990,423
    2000..........................................           865,410
    2001..........................................           731,171
    2002..........................................           587,791
    Thereafter....................................         1,982,691
                                                          ----------
                                                          $6,207,343
                                                          ==========

     The Company is subject to the usual business risks associated with the collection of the above scheduled rents. The future minimum rents from the Company's investment in unconsolidated joint ventures which are accounted for utilizing the equity method, have not been included in the above schedule.

         EQUITY OFFICE PROPERTIES TRUST AND EQUITY OFFICE PREDECESSORS

NOTE 14 -- FUTURE MINIMUM LEASE PAYMENTS

     As of December 31, 1997, the Company's ownership of 13 Office Properties and one of its Parking Facilities are subject to ground leases. Certain of these leases are subject to rental increases based upon the appraised value of the property at specified dates or certain financial calculations of the respective property. As disclosed in Note 19, the Company leases its office space from an affiliate. In addition, the Company has assumed lease obligations of certain tenants at their former locations. Future minimum lease obligations under these noncancelable leases, net of sublease rental income, as of December 31, 1997 were as follows:

                                                    (DOLLARS IN THOUSANDS)
    1998..........................................        $    6,099
    1999..........................................             5,481
    2000..........................................             5,531
    2001..........................................             5,567
    2002..........................................             4,604
    Thereafter....................................           456,289
                                                          ----------
                                                          $  483,571
                                                          ==========

     Rental expense for the years ended December 31, 1997, 1996 and 1995, was approximately $7.2 million, $4.5 million and $2.4 million, respectively.

         EQUITY OFFICE PROPERTIES TRUST AND EQUITY OFFICE PREDECESSORS

NOTE 15 -- EXTRAORDINARY ITEMS AND PROVISIONS FOR VALUE IMPAIRMENT

     As reflected in the consolidated statement of operations for the period from July 11, 1997 through December 31, 1997, and the combined statement of operations for the period from January 1, 1997 through July 10, 1997, the Company and Equity Office Predecessors reported an extraordinary loss of approximately $16.4 million and $0.3 million, respectively, related to pre-payment penalties on debt retired prior to maturity during the respective periods with net proceeds from the IPO and available cash reserves.

     As reflected in the combined statement of operations for the year ended December 31, 1995, Equity Office Predecessors reported an extraordinary gain of approximately $31.3 million on the repurchase of debt, which is net of the $20.0 million minority partners' share, and a provision for value impairment of approximately $20.2 million related to Equity Office Predecessors' investment in San Felipe Plaza Ltd.

NOTE 16 -- EARNINGS PER SHARE

     The following table sets forth the computation of basic and diluted earnings per Common Share:

                                                               FOR THE PERIOD FROM
                                                              JULY 11, 1997 THROUGH
                                                                DECEMBER 31, 1997
                                                              ---------------------
NUMERATOR:
  Net income available to Common Shares before extraordinary
     items and gain on sales of real estate.................      $ 87,303,000
  Gain on sales of real estate..............................           126,000
  Extraordinary items.......................................       (16,366,000)
                                                                  ------------
  Numerator for basic earnings per share -- income available
     to Common Shares.......................................        71,063,000
  Minority interest in Operating Partnership................         7,010,000
  Numerator for diluted earnings per share -- income
     available to Common Shares.............................      $ 78,073,000
                                                                  ============
DENOMINATOR:
  Denominator for basic earnings per share -- weighted
     average Common Shares..................................       162,591,477
                                                                  ------------
  Effect of dilutive securities:
     Conversion of Units to Common Shares...................        16,056,085
     Stock options..........................................         1,366,465
                                                                  ------------
  Dilutive potential Common Shares..........................        17,422,550
  Denominator for diluted earnings per share -- adjusted
     weighted average shares and assumed conversions........       180,014,027
                                                                  ============
BASIC EARNINGS AVAILABLE TO COMMON SHARES PER WEIGHTED
  AVERAGE COMMON SHARE:
  Net income before extraordinary items and gain on sales of
     real estate............................................      $        .54
  Gain on sales of real estate..............................                --
  Extraordinary items.......................................              (.10)
                                                                  ------------
  Net income per Common Share...............................      $        .44
                                                                  ============
DILUTED EARNINGS AVAILABLE TO COMMON SHARES PER WEIGHTED
  AVERAGE COMMON SHARE:
  Net income before extraordinary items and gain on sales of
     real estate............................................      $        .52
  Gain on sales of real estate..............................                --
  Extraordinary items.......................................              (.09)
                                                                  ------------
  Net income per Common Share...............................      $        .43
                                                                  ============

         EQUITY OFFICE PROPERTIES TRUST AND EQUITY OFFICE PREDECESSORS

     For additional disclosures regarding the employee stock options and the restricted shares see Note 21.

     Options to purchase 726,500 Common Shares at a weighted average exercise price of $32.93 per Common Share and warrants to purchase 5,000,000 Common Shares at an exercise price of $39.375 per Common Share were outstanding during 1997 but were not included in the computation of diluted earnings per share because the respective exercise prices were greater than the average market price of the Common Shares and, therefore, the effect would be antidilutive.

     On February 13, 1998, the Company issued 6,000,000 Preferred Income Equity Redeemable Shares ("PIERS") and the net proceeds of $290.3 million were used to repay debt (see Note 25). The PIERS are convertible at any time, at the option of the holder, unless previously redeemed, into Common Shares at a conversion price of $35.70 per Common Share. In addition, on February 17, 1998, the Company issued 2 million Options at an exercise price of $29.50 per Common Share under the Employee Plan.

NOTE 17 -- PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)

     The pro forma data presented below is included to illustrate the effect on the Company's operations as a result of the transactions described below.

     The pro forma condensed combined statement of operations for the year ended December 31, 1997 reflects the following transactions as if they had occurred on January 1, 1997: (a) the acquisition of 46 Office Properties and seven Parking Facilities, including an interest in four parking facilities, acquired between January 1, 1997 and December 17, 1997, and the disposition of two Office Properties; (b) the $180 Million Notes Offering; (c) the Consolidation and the IPO, and the decrease in interest expense resulting from the use of the net proceeds for the repayment of mortgage debt; (d) the net change in interest expense from draws on the various credit facilities (see Note 8) used to refinance existing mortgage debt; (e) interest income from an interest in a mortgage note; (f) the Beacon Merger (see Note 4); (g) the $1.25 Billion Notes Offering and the $250 Million MOPPRS Offering (see Note 25); (h) the $300 Million PIERS Offering (see Note 25); and (i) the financing of certain properties.

     The pro forma condensed combined statement of operations for the year ended December 31, 1996 reflects the following transactions as if they had occurred on January 1, 1996: (a) the acquisition of 57 Office Properties and 14 Parking Facilities, including an interest in four Parking Facilities, acquired between January 1, 1996 and December 17, 1997, and the disposition of two Office Properties; (b) the $180 Million Notes Offering; (c) the Consolidation and the IPO, and the decrease in interest expense resulting from the use of the net proceeds for the repayment of mortgage debt; (d) the net change in interest expense from draws on the various credit facilities (see Note 8) used to refinance existing mortgage debt; (e) interest income from an interest in a mortgage note; (f) the Beacon Merger (see Note 4); (g) the $1.25 Billion Notes Offering and the $250 Million MOPPRS Offering (see Note 25); (h) the $300 Million PIERS Offering (see Note 25); and (i) the financing of certain properties.

         EQUITY OFFICE PROPERTIES TRUST AND EQUITY OFFICE PREDECESSORS

     The accompanying Pro forma combined statements of operations have been prepared by management of the Company and do not purport to be indicative of the results which would actually have been obtained had the transactions described above been completed on the dates indicated or which may be obtained in the future.

                                                                   FOR THE YEARS ENDED
                                                                      DECEMBER 31,
                                                                   1997           1996
                                                               ------------   ------------
                                                                  (DOLLARS IN THOUSANDS
                                                                    EXCEPT SHARE DATA)
REVENUES:
  Rental....................................................   $  1,126,729   $  1,023,596
  Tenant reimbursements.....................................        201,678        170,096
  Parking...................................................         63,707         60,209
  Other.....................................................         27,648         43,526
  Fees from noncombined affiliates..........................          8,210          8,125
  Interest..................................................         23,140         21,143
                                                               ------------   ------------
     Total revenues.........................................      1,451,112      1,326,695
                                                               ------------   ------------
EXPENSES:
  Property operating........................................        516,555        484,882
  Interest..................................................        274,940        269,998
  Depreciation..............................................        252,631        251,723
  Amortization..............................................         12,214          8,782
  General and administrative................................         56,966         32,644
                                                               ------------   ------------
     Total expenses.........................................      1,113,306      1,048,029
                                                               ------------   ------------
Income before allocation to minority interests, income from
  investment in unconsolidated joint ventures, gain on sales
  of real estate and extraordinary items....................        337,806        278,666
DISCONTINUED OPERATIONS:
  Loss from operations -- Construction Company..............         (2,263)        (2,609)
  Loss on sale -- Construction Company......................             --           (249)
MINORITY INTERESTS:
  Operating Partnership.....................................        (30,939)       (28,333)
  Partially owned properties................................         (1,757)        (2,142)
Income from investment in unconsolidated joint ventures.....         12,920          9,850
Gain on sales of real estate................................             --         21,843
Preferred dividends.........................................        (33,710)       (33,710)
                                                               ------------   ------------
Income before extraordinary items...........................        282,057        243,316
Extraordinary items.........................................        (16,365)            --
                                                               ------------   ------------
Net income..................................................   $    265,692   $    243,316
                                                               ============   ============
Basic earnings per weighted average Common Share............   $       1.06   $        .98
                                                               ============   ============
Weighted average Common Shares outstanding -- Basic.........    249,527,663    249,527,663
                                                               ============   ============
Diluted earnings per weighted average Common Share..........   $       1.05   $        .96
                                                               ============   ============
Weighted average Common Shares outstanding -- Diluted.......    282,872,353    282,872,353
                                                               ============   ============

         EQUITY OFFICE PROPERTIES TRUST AND EQUITY OFFICE PREDECESSORS

NOTE 18 -- QUARTERLY DATA (UNAUDITED)

     The quarterly data is as follows:

                                                   4Q             3Q           2Q         1Q
                                                12/31/97      9/30/97(A)    6/30/97    3/31/97
                                              ------------   ------------   --------   --------
                                                  (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
Total revenues..............................  $    248,400   $    183,886   $165,219   $154,567
                                              ============   ============   ========   ========
Income before allocation to minority
  interests.................................  $     46,704   $     45,736   $ 23,331   $ 24,910
                                              ============   ============   ========   ========
Net income..................................  $     40,208   $     31,290   $ 30,853   $ 30,769
                                              ============   ============   ========   ========
Net income available to Common Shares.......  $     39,559   $     31,290   $ 30,853   $ 30,769
                                              ============   ============   ========   ========
Weighted average Common Shares
  outstanding...............................   172,307,010    151,691,121         --         --
                                              ============   ============   ========   ========
Basic earnings per weighted average Common
  Shares....................................  $       0.23   $       0.21   $     --   $     --
                                              ============   ============   ========   ========
Diluted earnings per weighted average Common
  Shares....................................  $       0.22   $       0.21   $     --   $     --
                                              ============   ============   ========   ========

                                                        4Q         3Q         2Q         1Q
                                                     12/31/96   9/30/96    6/30/96    3/31/96
                                                     --------   --------   --------   --------
                                                              (DOLLARS IN THOUSANDS)
Total revenues....................................   $154,887   $126,117   $116,970   $110,150
                                                     ========   ========   ========   ========
Income before allocation to minority interests....   $ 29,688   $ 11,015   $ 14,543   $ 12,834
                                                     ========   ========   ========   ========
Net income........................................   $ 30,383   $ 11,024   $ 14,040   $ 17,978
                                                     ========   ========   ========   ========

---------------

(A) This column includes the operations of Equity Office Predecessors from July 1, 1997 through July 10, 1997 and the operations of the Company from July 11, 1997 through September 30, 1997. The earnings per share disclosures pertain only to the operations of the Company from July 11, 1997 through September 30, 1997.

         EQUITY OFFICE PROPERTIES TRUST AND EQUITY OFFICE PREDECESSORS

NOTE 19 -- RELATED PARTY TRANSACTIONS

     Affiliates provide various services to the Company. Fees and reimbursements paid by the Company to affiliates for the years ended December 31, 1997, 1996 and 1995 were as follows:

                                                                                    PAYABLE AS OF
                                                   PAID YEARS ENDED DECEMBER 31,    DECEMBER 31,
                                                   ------------------------------   -------------
                                                     1997       1996       1995     1997    1996
                                                   --------   --------   --------   ----   ------
                                                               (DOLLARS IN THOUSANDS)
Acquisition fees(A).............................   $   777    $ 3,068    $ 1,097    $ --   $  587
Accounting and tax related services.............        68        797        554      --       61
Legal fees and expenses(B)......................     3,006      3,481      3,230     550    1,295
Office rent(C)..................................     1,068        777        668      79       --
Disposition fees................................        --        124         --      --       --
Development fees(D).............................       434        702        438      --       --
Reimbursement of property insurance premiums....     6,790      5,032      3,735      32       --
Organizational and offering expenses(E).........       106        778        180      --      106
Administrative services(F)......................       473        822        609      71       20
Consulting......................................       832        274        410       1        5
                                                   -------    -------    -------    ----   ------
                                                   $13,554    $15,855    $10,921    $733   $2,074
                                                   =======    =======    =======    ====   ======

---------------

(A) Represents amounts paid by Equity Office Predecessors to Merrill Lynch, a limited partner of the general partner of the ZML Funds.

(B) Represents amounts primarily paid to Rosenberg & Liebentritt, P.C., a law firm, for legal fees and expenses in connection with acquisition, corporate and leasing activity. A trustee of the Company was a principal of this law firm until September 1, 1997 and is now of counsel.

(C) The Company leases its corporate office space from an affiliate of the Equity Group.

(D) The renovation project at the 28 State Street Office Building was being managed by an affiliate of the Equity Group. In consideration for their services, the development managers were paid fees which management believes are equal to or less than market for such services.

(E) Affiliates of the Equity Group were reimbursed for reasonable costs incurred in connection with the organization and the offering of units in the ZML Funds, including legal and accounting fees and expenses, printing costs and filing fees.

(F) Administrative services include fees paid to EGI for centralized services such as payroll processing, employee benefits, telecommunications, publications and consulting services such as economic and demographics research for possible acquisitions.

     An affiliate of the Equity Group has an indirect minority interest in Standard Parking Limited Partnership ("SPLP") which manages the parking operations at certain Properties that are owned by the Company. Management believes amounts paid to SPLP are equal to market for such services.

AMOUNTS RECEIVED AND DUE FROM AFFILIATES

     Affiliates of the Company lease space in certain of the Office Properties owned by the Company. The provisions of the leases are consistent with terms of unaffiliated tenants' leases. Total rents and other amounts paid by affiliates under the terms of their respective leases were approximately $3.0 million and $3.5 million for the years ended December 31, 1997 and 1996, respectively.

         EQUITY OFFICE PROPERTIES TRUST AND EQUITY OFFICE PREDECESSORS

     The Company provides asset and property management services to certain noncombined office and garage properties owned by affiliates of the Equity Group. Amounts due for these services as of December 31, 1997 and 1996 were approximately $0.2 million and $0.8 million, respectively.

     The Company entered into various lease agreements with SPLP whereby SPLP leased certain of the Company's stand-alone Parking Facilities. Certain of these lease agreements provide SPLP with annual successive options to extend the term of the lease through various dates. The rent paid in the years ended December 31, 1997 and 1996 under these lease agreements was approximately $11.0 million and $3.2 million, respectively. In addition, the Company may receive additional rent based upon actual gross revenues generated by these Parking Facilities. In accordance with certain of these leases, the Company may be obligated to make an early termination payment if agreement is not reached as to rent amounts to be paid.

NOTE 20 -- NON-CASH INVESTING AND FINANCING ACTIVITIES

     Additional supplemental disclosures of non-cash investing and financing activities are as follows:

                                                                  EQUITY OFFICE
                                                                 PROPERTIES TRUST
                                                               FOR THE PERIOD FROM
                                                              JULY 11, 1997 THROUGH
                                                                DECEMBER 31, 1997
                                                              ----------------------
                                                              (DOLLARS IN THOUSANDS)
Mortgage loans and lines of credit assumed through Beacon
  Merger....................................................        $1,160,451
                                                                    ==========
Net liabilities assumed through Beacon Merger...............        $   72,034
                                                                    ==========
Common Shares and Units issued through Beacon Merger
  (assuming exercise of 4,732,822 Options)..................        $2,853,266
                                                                    ==========
8.98% Series A Cumulative Redeemable Preferred Shares issued
  through Beacon Merger.....................................        $  200,000
                                                                    ==========
Common Shares and Units issued through property acquisitions
  (including warrants valued at $15.0 million)..............        $  357,672
                                                                    ==========
Mortgage loans assumed through property acquisitions........        $  263,048
                                                                    ==========
Mortgage loans and line of credit assumed in the
  Consolidation.............................................        $2,196,708
                                                                    ==========
Net liabilities assumed in the Consolidation................        $   62,706
                                                                    ==========
Common Shares and Units issued in the Consolidation.........        $2,830,918
                                                                    ==========

     In addition, Equity Office Predecessors assumed mortgage loans through property acquisitions of approximately $92.1 million and $265.8 million for the years ended December 31, 1996 and 1995, respectively.

NOTE 21 -- SHARE OPTION PLAN AND RESTRICTED SHARE PLAN

     In July 1997, the Company adopted the 1997 Share Option and Share Award Plan (the "Employee Plan"). The purpose of the Employee Plan is to attract and retain highly qualified executive officers, trustees, employees and consultants. Through the Employee Plan, certain officers, trustees, key employees and consultants of the Company were offered the opportunity to acquire Common Shares pursuant to grants of options to purchase Common Shares ("Options"), and to receive dividend equivalent rights with respect to Common Shares ("Dividend Equivalents") and to receive Restricted Shares. The Compensation Committee determines the vesting schedule, if any, of each Option and the term, which term shall not exceed 10 years from the date of grant. As to the Options that have been granted through December 31, 1997, generally, one-third are exercisable one year after the initial grant, one-third are exercisable two years following the date such

         EQUITY OFFICE PROPERTIES TRUST AND EQUITY OFFICE PREDECESSORS

Options were granted and the remaining one-third are exercisable three years following the date such Options were granted. With respect to the Restricted Shares granted through December 31, 1997, generally, one-half vest three years after the initial grant, one-fourth vest four years following the date such Restricted Shares were granted and the remaining one-fourth vest five years following the date such Restricted Shares were granted. The Common Shares subject to Options under the Employee Plan were limited to 11,121,786. In connection with the establishment of the Employee Plan, the Company granted Options to purchase Common Shares to certain officers, trustees, employees and consultants of the Company at the IPO price. In addition, the Employee Plan permits the Company to issue Restricted Common Shares to executive or other key employees upon such terms and conditions as shall be determined by the Compensation Committee in its sole discretion.

     The exercise price for all Options under the Employee Plan shall not be less than the fair market value of the underlying Common Shares at the time the Option is granted. The Share Option Plan will terminate at such time as no further Common Shares are available for issuance upon the exercise of Options and all outstanding Options have expired or been exercised. The Board of Trustees may at any time amend or terminate the Employee Plan, but termination will not affect Options previously granted. Any Options which had vested prior to such termination would remain exercisable by the holder thereof.

     The Employee Plan is administered by the Compensation Committee which is appointed by the Board of Trustees. The Compensation Committee determines those officers, key employees and consultants to whom, and the time or times at which, grants of Options will be made. The Compensation Committee interprets the Employee Plan, adopts rules relating thereto and determines the terms and provisions of Options.

     The Company has elected to apply the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB No. 25") in the computation of compensation expense. Under APB No. 25's intrinsic value method, compensation expense is determined by computing the excess of the market price of the shares over the exercise price on the measurement date. For the Company's Options, the intrinsic value on the measurement date (or grant date) is zero, and no compensation expense is recognized. Financial Accounting Standards Board No. 123 ("FASB No. 123") requires the Company to disclose pro forma net income and income per share as if a fair value based accounting method had been used in the computation of compensation expense. The fair value of the Options computed under FASB No. 123 would be recognized over the vesting period of the Options. The fair value for the Company's Options granted in 1997 was estimated at the time the Options were granted using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 5.59%; dividend yields of 4%; volatility factors of the expected market price of the Company's Common Shares of .24; and a weighted average expected life of the Options and the Restricted Shares of five years.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's Options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its Options.

         EQUITY OFFICE PROPERTIES TRUST AND EQUITY OFFICE PREDECESSORS

     For purposes of pro forma disclosures, the estimated fair value of the Options is amortized to expense over the Options' vesting period. The following is the unaudited pro forma information for the period from July 11, 1997 through December 31, 1997:

                                                               FOR THE PERIOD FROM
                                                              JULY 11, 1997 THROUGH
                                                                DECEMBER 31, 1997
                                                              ----------------------
                                                              (DOLLARS IN THOUSANDS)
Pro forma net income before extraordinary items.............         $ 85,654
Extraordinary items.........................................          (16,240)
                                                                     --------
Pro forma net income available to Common Shares.............         $ 69,414
                                                                     ========

                                                                 BASIC         DILUTED
                                                              EARNINGS PER   EARNINGS PER
                                                              COMMON SHARE   COMMON SHARE
                                                              ------------   ------------
Pro forma income before extraordinary items.................      $.53           $.51
Extraordinary items.........................................      (.10)          (.09)
                                                                  ----           ----
Pro forma net income........................................      $.43           $.42
                                                                  ====           ====

     As of December 31, 1997, there were no Options issued under the Employee Plan that were exercisable or Restricted Shares that were vested. Exercise prices for the 4,911,500 Options outstanding as of December 31, 1997 ranged from $21.00 to $33.00, with a weighted average exercise price of $22.80. Expiration dates ranged from July 11, 2007 to December 19, 2007. The remaining weighted average contractual life of Options was 9.65 years. The weighted average grant date fair value of Options granted during 1997 was $4.44. In addition, there were 298,000 Restricted Shares issued during 1997.

NOTE 22 -- EMPLOYEE SHARE PURCHASE PLAN

     In July 1997, the Company adopted its 1997 Non-Qualified Employee Share Purchase Plan (the "Purchase Plan") for the purpose of attracting highly qualified executive officers, trustees and employees. The Company has reserved 2 million Common Shares (subject to adjustment for share splits, share distributions, recapitalizations, or other corporate restructurings) for issuance pursuant to the Purchase Plan.

     The Purchase Plan is administered by the Compensation Committee and allows eligible employees and trustees to acquire an interest in the Company through the purchase of Common Shares from the Company at a price equal to 85% of the lesser of (i) the closing price of the Common Shares on the New York Stock Exchange ("NYSE") on the day prior to the purchase or (ii) the average closing price of Common Shares on the NYSE for the six-month period prior to the purchase.

     Common Shares will be offered under the Purchase Plan in semi-annual offering periods. No such Common Shares were offered as of December 31, 1997. Eligible employees and trustees who elect to participate in the Purchase Plan will be able to use funds accumulated through cash contributions or payroll deductions to purchase Common Shares at a price less than the fair market value of the Common Shares on the date of purchase.

NOTE 23 -- 401(K) PLAN

     The Company has established the Equity Office Properties Trust Section 401(k) Savings/Retirement Plan (the "401(k) Plan") to cover eligible employees of the Company and any designated affiliate (including the Operating Partnership).

         EQUITY OFFICE PROPERTIES TRUST AND EQUITY OFFICE PREDECESSORS

     The 401(k) Plan permits eligible employees of the Company to defer up to 16% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees' elective deferrals are immediately vested and nonforfeitable upon contribution to the 401(k) Plan. The Company matches dollar for dollar employee contributions to the 401(k) Plan up to 4% of the employee's annual salary. In addition, the Company may elect to make a discretionary profit sharing contribution.

NOTE 24 -- COMMITMENTS AND CONTINGENCIES

CONCENTRATION OF CREDIT RISK

     The Company maintains its cash and cash equivalents at financial institutions. The combined account balances at each institution periodically exceeds FDIC insurance coverage, and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage. Management of the Company believes that the risk is not significant. In addition, the Company has entered into certain interest rate protection agreements (see Note 10) and believes it has limited exposure to the extent of non-performance by the swap counterparties since each counterparty is a major U.S. financial institution, and management does not anticipate their non-performance.

ENVIRONMENTAL

     The Company, as an owner of real estate, is subject to various environmental laws of federal and local governments. Compliance by the Company with existing laws has not had a material adverse effect on the Company's financial condition and results of operations, and management does not believe it will have such an impact in the future. However, the Company cannot predict the impact of new or changed laws or regulations on its current properties or on properties that it may acquire in the future.

LITIGATION

     The Company has become a party to various legal actions resulting from the operational activities transferred to the Operating Partnership in connection with the Consolidation and the Beacon Merger. These actions are incidental to the transferred business and management does not believe that these actions will have a material adverse effect on the Company.

     The Company is involved in continuing discussions with its joint venture partner in One Post Office Square and Rowes Wharf, which was acquired in connection with the Beacon Merger, with respect to the Company's control over property management of such Properties. Such joint venture partner did not consent to the transfer to the Company of Beacon's joint venture interest in these Properties. Although the Company believes that such consent was not required, unless the Company is able to reach an agreement with respect to day-to-day management of such Properties, it is possible that the joint venture partner could challenge the transfer of such Properties in the Beacon Merger, or seek to trigger the buy-sell remedy found in the joint venture documents.

     Except as described above, management of the Company does not believe there is any litigation threatened against the Company other than routine litigation arising out of the ordinary course of business, some of which is expected to be covered by liability insurance, and none of which is expected to have a material adverse effect on the consolidated and combined financial statements of the Company.

GEOGRAPHICAL RISK

     The Company carries earthquake insurance on all of the Properties, including those located in California, subject to coverage limitations which the Company believes are commercially reasonable. In light of the California earthquake risk, California building codes since the early 1970s have established construction standards for all new buildings. The current and strictest construction standards were adopted in 1987. Of the

         EQUITY OFFICE PROPERTIES TRUST AND EQUITY OFFICE PREDECESSORS

43 Properties located in California, 12 have been built since January 1, 1988 and the Company believes that all of the Properties were constructed in full compliance with the applicable standards existing at the time of construction. No assurance can be given that material losses in excess of insurance proceeds will not occur in the future.

NOTE 25 -- SUBSEQUENT EVENTS

     The following significant transactions relating to the Company occurred during the period from January 1, 1998 to March 18, 1998:

     1) In January 1998, the Company acquired BP Garage, located in Cleveland, Ohio, from an unaffiliated third party for a purchase price of approximately $10.2 million in cash.

     2) In February 1998, the Company completed the private placement of 6,000,000 of its 5.25% Equity Redeemable Shares (PIERS), $50 liquidation per share. This offering generated net proceeds of approximately $290.3 million after offering costs of $9.7 million and was priced with a 20% conversion premium. The PIERS are convertible at any time by the holder into Common Shares at a conversion price of $35.70 per Common Share, equivalent to a conversion ratio of 1.40056 Common Shares for each PIERS. Proceeds from this sale have been used to pay down borrowings under the Company's credit facilities. The PIERS are non-callable for five years with a mandatory call in year 10. The annual dividend of $2.625 per PIERS will be paid quarterly.

     3) In February 1998, the Company completed the private placement of $1.25 billion of senior unsecured notes (the "$1.25 Billion Notes Offering"). The notes consist of four tranches with maturities of five to 20 years which were priced at an interest rate spread over the corresponding Treasury rate.

        Additionally, the Company privately placed $250 million of 6.376% Mandatory Par Put Remarketed Securities ("$250 Million MOPPRS Offering") due February 15, 2012, which are subject to mandatory tender on February 15, 2002. The MOPPRS are senior unsecured obligations of the Company.

        The proceeds to the Company from the issuance of the $1.25 Billion Notes Offering and $250 Million MOPPRS Offering, net of offering costs, were approximately $1.49 billion. The Company has terminated $700 million of hedge agreements in connection with the $1.25 Billion Notes Offering and the $250 Million MOPPRS Offering at a cost of approximately $32.6 million which will be amortized as an adjustment to interest expense. The Company terminated the remaining $300 million of hedge agreements at a cost of approximately $7.4 million in connection with the PIERS which will be reflected as an extraordinary loss in 1998 (see Note 10). The weighted average interest cost of the notes and MOPPRS, including the amortization of the offering and transaction costs and the costs incurred in connection with the termination of hedge agreements is approximately 6.97%.

         EQUITY OFFICE PROPERTIES TRUST AND EQUITY OFFICE PREDECESSORS

     A summary of the terms of the $1.25 Billion Notes Offering and $250 Million MOPPRS Offering are as follows:

                                                                               STATED    EFFECTIVE
        TRANCHE                                                  AMOUNT         RATE      RATE(A)
        -------                                              --------------    ------    ---------
        4 Year MOPPRS due 2002............................   $  250,000,000     6.38%      6.42%
        5 Year Notes due 2003.............................      300,000,000     6.38%      6.77%
        7 Year Notes due 2005.............................      400,000,000     6.63%      7.06%
        10 Year Notes due 2008............................      300,000,000     6.75%      7.03%
        20 Year Notes due 2018............................      250,000,000     7.25%      7.56%
                                                             --------------     ----       ----
                                                             $1,500,000,000     6.66%      6.97%
                                                             ==============     ====       ====

        -----------------------

        (A) Includes the cost of the terminated interest rate protection agreements and offering and transaction costs.

        On March 5, 1998, the Company filed a registration statement relating to a registered offer to exchange the $180 Million Notes Offering, the $1.25 Billion Notes Offering and the $250 Million MOPPRS Offering for registered securities of the Company with terms identical in all material respects to the terms of the existing notes.

     4) In February 1998, the Company entered into a contract to purchase the Rand Tower Garage in Minneapolis, Minnesota, upon completion of the parking structure. The purchase price for Rand Tower Garage, which is comprised of 589 parking spaces in Minneapolis' Central Business District, will be approximately $19 million. Although the project is slated for completion in January 1999, this transaction is contingent upon certain terms and conditions as set forth in the purchase agreement. There can be no assurance that this transaction will be consummated as described above.

     5) In February 1998, the Company issued 2 million Options at an exercise price of $29.50 per Common Share under the Employee Plan.

     6) In February 1998, the Company obtained financing of $60 million collateralized by the St. Louis Parking Garages. The Company has a 50% ownership interest in this Parking Facility and, accordingly, received $30 million of the financing proceeds. This loan has a 6.85% fixed interest rate and a six year term.

     7) In March 1998, the Company's Board of Trustees declared a first quarter dividend for the 8.98% Series A Cumulative Redeemable Preferred Shares. A dividend of $0.56125 per share will be paid on March 15, 1998 to shareholders of record as of March 9, 1998. In addition, the Company's Board of Trustees declared a first quarter dividend/distribution in the amount of $0.32 per Common Share/Unit payable on April 10, 1998, to the common shareholders/unit holders of record at the close of business on March 31, 1998.

     8) In March 1998, the Company's Board of Trustees approved the purchase of Prominence in Buckhead, an office building development in Atlanta, Georgia. The property, which will consist of a 430,000 square foot building and 1,350 parking spaces, will be acquired upon its completion in mid 1999. The purchase will also include an 11.88-acre site that may be used to develop Phase II to Prominence. The purchase price for the described assets will be approximately $70 million. This transaction is contingent upon certain terms and conditions as set forth in the purchase agreement. There can be no assurance that this transaction will be consummated as described above.

         EQUITY OFFICE PROPERTIES TRUST AND EQUITY OFFICE PREDECESSORS

     9) In March 1998, the Company purchased from an unaffiliated party 100 Summer Street, which consists of approximately 1.0 million total square feet and is located in Boston, Massachusetts. The purchase price was approximately $222 million in cash.

SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION AS OF DECEMBER 31, 1997(14)

                                                                                                                   COSTS CAPITALIZED
                                                                                                                      SUBSEQUENT TO
                                                                                           INITIAL COST TO COMPANY    TO ACQUISITION
                                                                                       ------------------------------   ------------
                                                                                                          BUILDINGS
                                                                   DECEMBER 31, 1997                         AND
              DESCRIPTION                          LOCATION          ENCUMBRANCES           LAND         IMPROVEMENTS        LAND
              -----------                          --------        -----------------        ----         ------------        ----
     Office Properties:
  1  60 Spear Street Building......   (3)    San Francisco, CA      $            0     $    2,125,200   $   19,126,500        $0
  2  San Felipe Plaza..............   (3)    Houston, TX                53,087,500         13,471,300      117,984,100         0
  3  Summit Office Park............   (3)    Ft. Worth, TX                       0          1,421,000       12,789,700         0
  4  5100 Brookline................   (3)    Oklahoma City, OK                   0            570,700        4,236,500         0
  5  Tampa Commons.................   (3)    Tampa, FL                           0          2,783,900       25,054,600         0
  6  Intercontinental Center.......   (3)    Houston, TX                         0          1,750,700       14,406,300         0
  7  First Union Center............   (3)    Ft. Lauderdale, FL                  0          3,954,000       35,585,900         0
  8  Four Forest...................   (3)    Dallas, TX                          0          4,767,900       42,911,400         0
  9  Dominion Tower................   (3)    Norfolk, VA                         0          4,643,700       41,091,200         0
 10  Northborough Tower............   (3)    Houston, TX                         0          1,704,000       12,185,800         0
 11  500 Marquette Building........   (3)    Albuquerque, NM                     0          2,219,900       19,978,500         0
 12  Atrium Towers.................   (3)    Oklahoma City, OK                   0            749,000        6,741,600         0
 13  One Clearlake Centre..........   (3)    W. Palm Beach, FL                   0          4,585,700       18,771,300         0
 14  Community Corporate Center....   (3)    Columbus, OH               16,719,900          3,018,900       27,169,800         0
 15  Sarasota City Center..........   (3)    Sarasota, FL                        0          2,239,600       20,156,700         0
 16  Denver Corporate Center II and   (3)    Denver, CO                          0          6,059,400       36,534,300         0
     III...........................
 17  University Tower..............   (3)    Durham, NC                          0          2,085,100       18,766,200         0
 18  Shelton Pointe................   (3)    Shelton, CT                         0          1,513,900       13,625,200         0
 19  San Jacinto Center............   (3)    Austin, TX                          0          5,074,500       45,670,600         0
 20  1111 19th Street..............   (3)    Washington D.C.                     0          5,024,000       45,216,000         0
 21  Bank One Center/Tower.........   (3)    Indianapolis, IN                    0         14,608,200      131,473,600         0
 22  North Central Plaza Three.....   (3)    Dallas, TX                          0          3,632,100       32,689,300         0
 23  The Quadrant..................   (3)    Englewood, CO                       0          4,357,200       39,215,300         0
 24  Canterbury Green..............  (3)(4)  Stamford, CT               19,034,200                  0       41,987,100         0
 25  Three Stamford Plaza..........   (3)    Stamford, CT               16,562,800          3,956,600       35,609,700         0
 26  Union Square..................   (3)    San Antonio, TX                     0          2,368,500       14,236,000         0
 27  One North Franklin............   (3)    Chicago, IL                         0          9,830,500       88,474,400         0
 28  1620 L Street.................   (3)    Washington, DC                      0          2,708,200       24,374,100         0
 29  One & Two Stamford Plaza......   (3)    Stamford, CT                        0          8,267,700       74,409,300         0
 30  300 Atlantic Street...........   (3)    Stamford, CT                        0          4,632,300       41,690,900         0
 31  Sterling Plaza................   (3)    Dallas, TX                          0          3,810,600       34,295,500         0
 32  1700 Higgins..................   (3)    Des Plaines, IL             3,379,700(5)       1,323,100       11,907,900         0
 33  Franklin Plaza................   (3)    Austin, TX                 34,087,800(5)       6,502,400       58,521,300         0
 34  Northwest Center..............   (3)    San Antonio, TX             6,465,100(5)       1,947,900       17,531,900         0
 35  One Columbus Building.........   (3)    Columbus, OH               29,386,100(5)       4,956,300       44,606,300         0
 36  One Crosswoods Center.........   (3)    Columbus, OH                3,449,200(5)       1,058,900        9,529,700         0
 37  One Lakeway...................   (3)    Metairie, LA                9,697,600(5)       2,803,900       25,235,400         0
 38  Three Lakeway.................   (3)    Metairie, LA               17,018,700(5)       4,695,000       43,517,200         0
 39  Two Lakeway...................   (3)    Metairie, LA               14,692,600(5)       4,643,500       41,791,800         0
 40  Westshore Center..............   (3)    Tampa, FL                   7,052,600(5)       1,978,800       17,808,700         0

       COSTS CAPITALIZED
         SUBSEQUENT TO       GROSS AMOUNT CARRIED AT
         ACQUISITION         CLOSE OF PERIOD 12/31/97
      -----------------   -------------------------------
           BUILDINGS                         BUILDINGS
              AND                               AND                           ACCUMULATED       DATE         DATE     DEPRECIABLE
          IMPROVEMENTS         LAND         IMPROVEMENTS       TOTAL(1)       DEPRECIATION   CONSTRUCTED   ACQUIRED    LIVES(2)
          ------------         ----         ------------       --------       ------------   -----------   --------   -----------

  1      $            0   $    2,125,200   $   19,126,500   $    21,251,700   $   (218,700)     1967        9/29/87        40
  2           2,131,400       13,471,300      120,115,500       133,586,800     (1,487,800)     1984        9/29/87        40
  3             311,400        1,421,000       13,101,100        14,522,100       (163,300)     1974        3/01/89        40
  4             120,100          570,700        4,356,600         4,927,300        (53,100)     1974        3/01/89        40
  5              19,200        2,783,900       25,073,800        27,857,700       (286,400)     1985        4/25/89        40
  6              43,500        1,750,700       14,449,800        16,200,500       (165,500)     1983        6/28/89        40
  7              74,400        3,954,000       35,660,300        39,614,300       (407,900)     1991        6/28/89        40
  8             590,100        4,767,900       43,501,500        48,269,400       (523,900)     1985        6/29/89        40
  9             238,800        4,643,700       41,330,000        45,973,700       (482,100)     1987        7/25/89        40
 10             292,300        1,704,000       12,478,100        14,182,100       (149,600)     1983        8/03/89        40
 11             370,200        2,219,900       20,348,700        22,568,600       (255,000)     1985        8/15/89        40
 12             374,300          749,000        7,115,900         7,864,900        (94,600)     1980       12/15/89        40
 13             562,000        4,585,700       19,333,300        23,919,000       (239,900)     1987       12/29/89        40
 14             200,900        3,018,900       27,370,700        30,389,600       (327,100)     1987        6/14/90        40
 15              72,500        2,239,600       20,229,200        22,468,800       (236,800)     1989        9/28/90        40
 16             603,300        6,059,400       37,137,600        43,197,000       (427,200)   1981-82      12/20/90        40

 17             146,800        2,085,100       18,913,000        20,998,100       (226,100)     1987       10/16/91        40
 18             245,700        1,513,900       13,870,900        15,384,800       (160,300)     1985       11/26/91        40
 19             877,900        5,074,500       46,548,500        51,623,000       (555,400)     1987       12/13/91        40
 20             154,700        5,024,000       45,370,700        50,394,700       (527,900)     1979       12/18/91        40
 21           1,206,700       14,608,200      132,680,300       147,288,500     (1,543,200)     1990        3/24/92        40
 22             273,700        3,632,100       32,963,000        36,595,100       (472,100)     1986        4/21/92        40
 23             634,100        4,357,200       39,849,400        44,206,600       (464,200)     1985       12/01/92        40
 24             370,500                0       42,357,600        42,357,600       (482,800)     1987       12/15/92        40
 25             163,100        3,956,600       35,772,800        39,729,400       (419,800)     1980       12/15/92        40
 26             289,100        2,368,500       14,525,100        16,893,600       (179,100)     1986       12/23/92        40
 27             378,800        9,830,500       88,853,200        98,683,700     (1,026,800)     1991       12/31/92        40
 28             662,500        2,708,200       25,036,600        27,744,800       (329,400)     1989        2/05/93        40
 29             796,400        8,267,700       75,205,700        83,473,400       (899,100)     1986        3/30/93        40
 30             522,000        4,632,300       42,212,900        46,845,200       (501,200)     1987        3/30/93        40
 31             367,800        3,810,600       34,663,300        38,473,900       (409,100)     1984        6/25/93        40
 32              29,400        1,323,100       11,937,300        13,260,400       (138,900)     1986       11/12/93        40
 33           1,269,800        6,502,400       59,791,100        66,293,500       (741,000)     1987       11/12/93        40
 34             132,600        1,947,900       17,664,500        19,612,400       (206,300)     1984       11/12/93        40
 35             316,200        4,956,300       44,922,500        49,878,800       (515,000)     1987       11/12/93        40
 36             188,100        1,058,900        9,717,800        10,776,700       (119,100)     1984       11/12/93        40
 37             327,000        2,803,900       25,562,400        28,366,300       (305,400)     1981       11/12/93        40
 38           1,097,300        4,695,000       44,614,500        49,309,500       (557,500)     1987       11/12/93        40
 39             523,700        4,643,500       42,315,500        46,959,000       (505,200)     1984       11/12/93        40
 40             150,300        1,978,800       17,959,000        19,937,800       (217,200)     1984       11/12/93        40

                                                                                                                   COSTS CAPITALIZED
                                                                                                                       SUBSEQUENT TO
                                                                                           INITIAL COST TO COMPANY       ACQUISITION
                                                                                       -------------------------------  ------------
                                                                                                          BUILDINGS
                                                                   DECEMBER 31, 1997                         AND
              DESCRIPTION                          LOCATION          ENCUMBRANCES           LAND         IMPROVEMENTS        LAND
              -----------                          --------        -----------------        ----         ------------        ----
 41  NationsBank Plaza.............   (3)    Nashville, TN                       0          3,049,200       27,443,100        0
 42  The Plaza at La Jolla            (3)    San Diego, CA              57,943,100         11,839,400       98,247,900        0
     Village.......................
 43  Interco Corporate Tower.......   (3)    Clayton, MO                22,038,100          4,688,400       42,195,200        0
 44  9400 NCX......................   (3)    Dallas, TX                          0          3,570,000       32,129,700        0
 45  Four Stamford Plaza...........   (3)    Stamford, CT               15,825,200          4,470,900       40,237,900        0
 46  1920 Main Plaza...............   (3)    Irvine, CA                          0          5,480,700       47,525,800        0
 47  Paces West....................   (3)    Atlanta, GA                         0         12,833,700       75,024,500        0
 48  One Market....................   (3)    San Francisco, CA         151,265,200         34,814,400      313,329,700        0
 49  2010 Main Plaza...............   (3)    Irvine, CA                          0          5,197,100       46,773,700        0
 50  1100 Executive Tower..........   (3)    Orange, CA                          0         10,112,000       41,600,900        0
 51  28 State Street...............  (3)(6)  Boston, MA                          0          9,512,600       85,613,100        0
 52  850 Third Avenue..............   (3)    New York, NY                        0          9,605,900       86,453,200        0
 53  161 North Clark...............   (3)    Chicago, IL               111,883,100         15,881,700      142,936,100        0
 54  Wachovia Center...............   (3)    Charlotte, NC              26,307,200          5,061,000       45,548,900        0
 55  Central Park..................   (3)    Atlanta, GA                55,033,500          9,162,600       82,463,100        0
 56  One American Center...........   (3)    Austin, TX                          0                  0       70,811,500        0
 57  Pasadena Towers...............   (3)    Pasadena, CA               47,474,100          7,087,500       63,787,500        0
 58  580 California................   (3)    San Francisco, CA          29,884,400          7,489,000       67,401,300        0
 59  1601 Market Street............   (3)    Philadelphia, PA                    0          5,780,800       52,027,500        0
 60  Promenade II..................   (3)    Atlanta, GA                95,906,900         14,850,000      133,650,200        0
 61  Two California Plaza..........   (3)    Los Angeles, CA                     0                  0      156,197,000        0
 62  BP Tower......................   (3)    Cleveland, OH              84,587,300         16,450,700      148,056,200        0
 63  Sun Trust Center..............   (3)    Orlando, FL                         0         11,023,600       99,212,300        0
 64  Reston Town Center............   (3)    Reston, VA                 91,361,300         23,425,200      154,576,300        0
 65  49 East Thomas Road...........   (3)    Phoenix, AZ                         0             65,300          587,800        0
 66  Colonnade I...................   (3)    San Antonio, TX                     0          1,413,700       12,722,800        0
 67  One Phoenix Plaza.............   (3)    Phoenix, AZ                         0          6,191,900       55,726,900        0
 68  177 Broad Street..............  (3)(7)  Stamford, CT                        0          3,941,200       35,470,900        0
 69  Preston Commons...............   (3)    Dallas, TX                          0          5,737,200       51,589,100        0
 70  Oakbrook Terrace Tower........   (3)    Oakbrook Terrace, IL                0         11,950,100      107,550,900        0
 71  One Maritime Plaza............   (3)    San Francisco, CA                   0         11,532,700      103,793,800        0
 72  Smith Barney Tower............   (3)    San Diego, CA                       0          2,657,700       23,919,400        0
 73  201 Mission Street............   (3)    San Francisco, CA                   0          8,870,800       79,836,600        0
 74  30 N. LaSalle Street..........   (3)    Chicago, IL                         0         12,489,000      112,400,700        0
 75  LL&E Tower....................          New Orleans, LA            37,500,000(8)       6,185,800       55,672,200        0
 76  Texaco Center.................          New Orleans, LA            42,500,000(8)       6,686,300       60,177,000        0
 77  Prudential Portfolio..........   (9)    Various                             0         28,456,300      256,106,600        0
 78  550 South Hope Street.........          Los Angeles, CA                     0         10,017,500       90,157,600        0
 79  10 & 30 South Wacker..........          Chicago, IL                         0         48,502,500      436,522,400        0
 80  Four Falls Corporate Center...          Conshohocken, PA                    0          4,929,500       44,365,700        0
 81  Four and Five Valley Square...          Blue Bell, PA                       0            864,500        7,781,200        0
 82  Oak Hill Plaza................          King of Prussia, PA                 0          2,205,200       19,847,100        0
 83  One Devon Square..............          Wayne, PA                           0          1,023,500        9,211,000        0
 84  Three Devon Square............          Wayne, PA                           0            411,400        3,702,800        0

      COSTS CAPITALIZED
        SUBSEQUENT TO          GROSS AMOUNT CARRIED
         ACQUISITION        AT CLOSE OF PERIOD 12/31/97
       ----------------   -------------------------------
           BUILDINGS                         BUILDINGS
              AND                               AND                           ACCUMULATED       DATE         DATE     DEPRECIABLE
          IMPROVEMENTS         LAND         IMPROVEMENTS       TOTAL(1)       DEPRECIATION   CONSTRUCTED   ACQUIRED    LIVES(2)
          ------------         ----         ------------       --------       ------------   -----------   --------   -----------
 41             229,900        3,049,200       27,673,000        30,722,200       (317,800)     1977       12/01/93        40
 42             351,200       11,839,400       98,599,100       110,438,500     (1,134,200)  1987-1990      3/10/94        40

 43             338,100        4,688,400       42,533,300        47,221,700       (486,200)     1986        5/27/94        40
 44           1,895,200        3,570,000       34,024,900        37,594,900       (454,700)     1981        6/24/94        40
 45              94,300        4,470,900       40,332,200        44,803,100       (460,400)     1979        8/31/94        40
 46             690,100        5,480,700       48,215,900        53,696,600       (654,600)     1988        9/29/94        40
 47           1,425,000       12,833,700       76,449,500        89,283,200       (948,800)     1987       10/31/94        40
 48          18,864,800       34,814,400      332,194,500       367,008,900     (4,391,600)     1976       11/22/94        40
 49             259,700        5,197,100       47,033,400        52,230,500       (559,400)     1988       12/13/94        40
 50             377,500       10,112,000       41,978,400        52,090,400       (503,200)     1987       12/15/94        40
 51          27,919,400        9,512,600      113,532,500       123,045,100       (387,300)     1968        1/23/95        40
 52           2,243,100        9,605,900       88,696,300        98,302,200     (1,075,900)     1960        3/20/95        40
 53          11,149,300       15,881,700      154,085,400       169,967,100     (1,864,800)     1992        7/26/95        40
 54             481,600        5,061,000       46,030,500        51,091,500       (524,900)     1972        9/01/95        40
 55             556,000        9,162,600       83,019,100        92,181,700       (975,500)     1986       10/17/95        40
 56             552,200                0       71,363,700        71,363,700       (815,200)     1984       11/01/95        40
 57           1,383,200        7,087,500       65,170,700        72,258,200       (768,000)  1990-1991     12/14/95        40
 58           1,741,600        7,489,000       69,142,900        76,631,900       (888,700)     1984       12/21/95        40
 59             760,500        5,780,800       52,788,000        58,568,800       (661,700)     1970        1/18/96        40
 60           3,482,500       14,850,000      137,132,700       151,982,700     (1,632,200)     1990        6/14/96        40
 61          14,041,300                0      170,238,300       170,238,300     (2,954,000)     1992        8/23/96        40
 62             312,300       16,450,700      148,368,500       164,819,200     (1,702,200)     1985        9/04/96        40
 63           1,065,600       11,023,600      100,277,900       111,301,500     (1,172,300)     1988        9/18/96        40
 64             428,000       23,425,200      155,004,300       178,429,500     (1,779,500)     1990       10/22/96        40
 65                   0           65,300          587,800           653,100         (6,600)     1974       12/11/96        40
 66             360,900        1,413,700       13,083,700        14,497,400       (170,200)     1983       12/04/96        40
 67                   0        6,191,900       55,726,900        61,918,800       (636,400)     1989       12/04/96        40
 68             375,200        3,941,200       35,846,100        39,787,300       (413,900)     1989        1/29/97        40
 69             956,100        5,737,200       52,545,200        58,282,400       (631,400)     1986        3/21/97        40
 70             392,200       11,950,100      107,943,100       119,893,200     (1,237,600)     1988        4/16/97        40
 71           1,682,200       11,532,700      105,476,000       117,008,700     (1,209,000)     1967        4/21/97        40
 72           1,179,100        2,657,700       25,098,500        27,756,200       (379,000)     1987        4/28/97        40
 73             258,000        8,870,800       80,094,600        88,965,400       (915,000)     1981        4/30/97        40
 74             569,600       12,489,000      112,970,300       125,459,300     (1,293,600)     1974        6/13/97        40
 75             127,300        6,185,800       55,799,500        61,985,300       (411,300)     1987         9/3/97        40
 76             393,000        6,686,300       60,570,000        67,256,300       (454,100)     1984         9/3/97        40
 77           5,343,900       28,456,300      261,450,500       289,906,800     (1,443,400)   Various       10/1/97        40
 78                   0       10,017,500       90,157,600       100,175,100       (469,400)     1991        10/6/97        40
 79              54,100       48,502,500      436,576,500       485,079,000     (2,277,300)     1983        10/7/97        40
 80             132,000        4,929,500       44,497,700        49,427,200       (238,900)     1988        10/7/97        40
 81              15,000          864,500        7,796,200         8,660,700        (40,500)     1988        10/7/97        40
 82               2,800        2,205,200       19,849,900        22,055,100       (103,300)     1982        10/7/97        40
 83               1,200        1,023,500        9,212,200        10,235,700        (47,900)     1984        10/7/97        40
 84                   0          411,400        3,702,800         4,114,200        (19,300)     1985        10/7/97        40

                                                                                                                   COSTS CAPITALIZED
                                                                                                                       SUBSEQUENT TO
                                                                                           INITIAL COST TO COMPANY       ACQUISITION
                                                                                       -------------------------------   -----------
                                                                                                          BUILDINGS
                                                                   DECEMBER 31, 1997                         AND
              DESCRIPTION                          LOCATION          ENCUMBRANCES           LAND         IMPROVEMENTS        LAND
              -----------                          --------        -----------------        ----         ------------        ----
 85  Two Devon Square..............          Wayne, PA                           0            658,500        5,926,800         0
 86  Two Valley Square.............          Blue Bell, PA                       0            878,000        7,901,400         0
 87  Walnut Hill Plaza.............          King of Prussia, PA        14,713,700          2,046,300       18,416,800         0
 88  One Lafayette Centre..........          Washington, D.C.                    0          8,257,000       74,312,800         0
 89  One Valley Square.............          Blue Bell, PA                       0            717,600        6,457,600         0
 90  Three Valley Square...........          Blue Bell, PA                       0          1,012,400        9,111,600         0
 91  1600 Duke Street..............          Alexandria, VA                      0          1,105,300        9,948,500         0
 92  Fair Oaks Plaza...............          Fairfax, VA                         0          2,411,600       21,704,200         0
 93  Lakeside Square...............          Dallas, TX                          0          8,261,000       47,349,300         0
 94  LaSalle Plaza.................          Minneapolis, MN                     0          9,679,000       87,111,400         0
 95  1001 Fifth Avenue.............          Portland, OR               20,691,500(10)      5,381,200       48,615,200         0
 96  1111 Third Avenue.............          Seattle, WA                30,830,400(10)      9,895,500       89,530,100         0
 97  Calais Office Center..........          Anchorage, AK               8,587,000(10)              0       16,625,800         0
 98  First Interstate..............          Seattle, WA                83,800,700(10)     21,352,000      193,449,600         0
 99  Nordstrom Medical Tower.......          Seattle, WA                10,035,400(10)      1,762,500       16,016,400         0
100  One Bellevue Center...........          Bellevue, WA               23,691,800(10)              0       56,199,700         0
101  Rainer Plaza..................          Bellevue, WA               29,795,800(10)              0       79,896,000         0
102  Second and Seneca.............          Seattle, WA                40,865,800(10)     10,917,900       98,885,800         0
103  101 N. Wacker.................          Chicago, IL                         0         10,067,600       90,608,800         0
104  10880 Wilshire Boulevard......          Los Angeles, CA                     0                  0      149,841,200         0
105  10960 Wilshire Boulevard......          Los Angeles, CA                     0         16,841,300      151,573,900         0
106  1300 N. 17th Street...........          Rosslyn, VA                         0          9,810,600       88,295,900         0
107  1333 H Street.................          Washington D.C.                     0          6,715,400       60,438,200         0
108  150 California................   (11)   San Francisco, CA                   0         12,566,800                0         0
109  150 Federal Street............          Boston, MA                 56,270,200         14,131,300      127,182,200         0
110  1616 N. Fort Myer Drive.......          Rosslyn, VA                         0          6,960,700       62,646,400         0
111  175 Federal Street............          Boston, MA                 12,729,300          4,893,900       44,045,200         0
112  175 Wyman Street..............   (11)   Walthan, MA                         0         24,000,000                0         0
113  2 Oliver Street-147 Milk                Boston, MA                          0          5,017,400       45,157,000         0
     Street........................
114  200 West Adams................          Chicago, IL                         0         11,723,300      105,509,500         0
115  225 Franklin Street...........          Boston, MA                          0         34,607,900      311,470,600         0
116  AT&T Plaza....................          Oak Brook, IL                       0          4,834,200       43,507,900         0
117  Center Plaza..................          Boston, MA                 59,898,000         18,942,300      170,480,400         0
118  Center Pointe III.............   (11)   Fairfax, VA                         0          9,600,000                0         0
119  Centerpointe I and II.........          Fairfax, VA                30,146,000          8,837,800       79,540,200         0
120  Civic Opera House.............          Chicago, IL                31,785,400         12,771,400      114,941,900         0
121  Crosby Corporate Center.......          Bedford, MA                         0          5,957,800       53,620,400         0
122  Crosby Corporate Center II....   (11)   Bedford, MA                         0          9,384,600                0         0
123  EJ Randolph...................          McLean, VA                 16,057,000          3,936,500       35,429,100         0
124  EJ Randolph II................   (11)   McLean, Va                          0          3,324,000                0         0
125  John Marshall I and II........          McLean, VA                 21,182,900          5,216,400       46,947,600         0
126  John Marshall III.............   (11)   McLean, VA                          0          8,700,000                0         0
127  Lake Marriot Business Park....          Santa Clara, CA                     0          6,952,100       62,568,900         0
128  Lakeside Office Park..........          Atlanta, GA                         0          4,792,500       43,132,300         0

      COSTS CAPITALIZED
        SUBSEQUENT TO        GROSS AMOUNT CARRIED AT
         ACQUISITION        CLOSE OF PERIOD 12/31/97
       ----------------   -------------------------------
           BUILDINGS                         BUILDINGS
              AND                               AND                           ACCUMULATED       DATE         DATE     DEPRECIABLE
          IMPROVEMENTS         LAND         IMPROVEMENTS       TOTAL(1)       DEPRECIATION   CONSTRUCTED   ACQUIRED    LIVES(2)
          ------------         ----         ------------       --------       ------------   -----------   --------   -----------
 85             104,700          658,500        6,031,500         6,690,000        (34,500)     1985        10/7/97        40
 86               1,200          878,000        7,902,600         8,780,600        (41,100)     1990        10/7/97        40
 87               2,600        2,046,300       18,419,400        20,465,700        (95,900)     1985        10/7/97        40
 88               1,400        8,257,000       74,314,200        82,571,200       (386,900)     1980       10/17/97        40
 89               1,200          717,600        6,458,800         7,176,400        (20,200)     1982       11/21/97        40
 90               1,400        1,012,400        9,113,000        10,125,400        (28,500)     1984       11/21/97        40
 91                   0        1,105,300        9,948,500        11,053,800        (31,000)     1985       11/24/97        40
 92                   0        2,411,600       21,704,200        24,115,800        (67,700)     1986       11/24/97        40
 93             587,900        8,261,000       47,937,200        56,198,200       (149,800)     1987       11/24/97        40
 94              32,300        9,679,000       87,143,700        96,822,700       (275,200)     1991       11/25/97        40
 95                 700        5,381,200       48,615,900        53,997,100        (49,900)     1980       12/17/97        40
 96             305,700        9,895,500       89,835,800        99,731,300       (103,700)     1980       12/17/97        40
 97             444,300                0       17,070,100        17,070,100        (18,900)     1975       12/17/97        40
 98              20,400       21,352,000      193,470,000       214,822,000       (198,600)     1983       12/17/97        40
 99                 300        1,762,500       16,016,700        17,779,200        (16,300)     1986       12/17/97        40
100             392,900                0       56,592,600        56,592,600        (60,900)     1983       12/17/97        40
101               3,200                0       79,899,200        79,899,200        (82,100)     1986       12/17/97        40
102             111,800       10,917,900       98,997,600       109,915,500       (101,600)     1991       12/17/97        40
103                   0       10,067,600       90,608,800       100,676,400        (94,400)     1980       12/19/97        40
104                   0                0      149,841,200       149,841,200       (156,100)     1970       12/19/97        40
105                   0       16,841,300      151,573,900       168,415,200       (157,900)     1971       12/19/97        40
106                   0        9,810,600       88,295,900        98,106,500        (92,000)     1980       12/19/97        40
107                   0        6,715,400       60,438,200        67,153,600        (63,000)     1982       12/19/97        40
108                   0       12,566,800                0        12,566,800              0                 12/19/97
109                   0       14,131,300      127,182,200       141,313,500       (132,500)     1988       12/19/97        40
110                   0        6,960,700       62,646,400        69,607,100        (65,300)     1974       12/19/97        40
111                   0        4,893,900       44,045,200        48,939,100        (45,900)     1977       12/19/97        40
112                   0       24,000,000                0        24,000,000              0                 12/19/97
113                   0        5,017,400       45,157,000        50,174,400        (47,000)     1988       12/19/97        40

114                   0       11,723,300      105,509,500       117,232,800       (109,900)     1985       12/19/97        40
115                   0       34,607,900      311,470,600       346,078,500       (324,500)     1966       12/19/97        40
116                   0        4,834,200       43,507,900        48,342,100        (45,300)     1984       12/19/97        40
117                   0       18,942,300      170,480,400       189,422,700       (177,600)     1969       12/19/97        40
118                   0        9,600,000                0         9,600,000              0                 12/19/97
119                   0        8,837,800       79,540,200        88,378,000        (82,900)  1988/1990     12/19/97        40
120                   0       12,771,400      114,941,900       127,713,300       (119,700)     1929       12/19/97        40
121                   0        5,957,800       53,620,400        59,578,200        (55,900)     1996       12/19/97        40
122          22,447,300        9,384,600       22,447,300        31,831,900              0                 12/19/97
123                   0        3,936,500       35,429,100        39,365,600        (36,900)     1983       12/19/97        40
124                   0        3,324,000                0         3,324,000              0                 12/19/97
125                   0        5,216,400       46,947,600        52,164,000        (48,900)     1981       12/19/97        40
126                   0        8,700,000                0         8,700,000              0                 12/19/97
127                   0        6,952,100       62,568,900        69,521,000        (65,200)     1981       12/19/97        40
128                   0        4,792,500       43,132,300        47,924,800        (44,900)     1972       12/19/97        40

                                                                                                                   COSTS CAPITALIZED
                                                                                                                       SUBSEQUENT TO
                                                                                           INITIAL COST TO COMPANY       ACQUISITION
                                                                                       -------------------------------   -----------
                                                                                                          BUILDINGS
                                                                   DECEMBER 31, 1997                         AND
              DESCRIPTION                          LOCATION          ENCUMBRANCES           LAND         IMPROVEMENTS        LAND
              -----------                          --------        -----------------        ----         ------------        ----
129  Media Center..................   (11)   Burbank, CA                         0         20,000,000                0         0
130  New England Executive Park....          Burlington, MA                      0         13,106,000      117,953,900         0
131  Northridge I..................          Herndon, VA                14,558,000          3,224,900       29,024,400         0
132  One Canal Park................          Cambridge, MA                       0          2,006,000       18,054,000         0
133  Perimeter Center..............          Atlanta, GA               217,871,000         68,306,100      429,131,900         0
134  Presidents Plaza..............          Chicago, IL                         0         13,435,500      120,919,200         0
135  Riverside Center..............   (11)   Newton, MA                          0         30,000,000                0         0
136  Riverview I and II............          Cambridge, MA                       0          5,937,600       53,438,100         0
137  Russia Wharf..................          Boston, MA                          0          5,918,200       53,263,400         0
138  Shoreline Technology Park.....          Mountain View, CA                   0         30,194,800      178,471,200         0
139  South Station.................          Boston, MA                          0                  0       31,073,800         0
140  Sunnyvale Business Center.....          Sunnyvale, CA                       0          4,890,000       44,010,000         0
141  Ten Canal Park................          Cambridge, MA                       0          2,383,100       21,447,900         0
142  Tri-State International.......          Lincolnshire, IL                    0         10,925,300       98,327,300         0
143  Wellesley Office Park.........          Wellesley, MA              55,256,000         16,492,700      148,434,200         0
144  Westbrook Corporate Center....          Westchester, IL           111,497,800         24,896,800      224,071,100         0
145  Westwood Business Center......          Wellesley, MA                       0          2,719,600       24,476,300         0
                                                                    --------------     --------------   --------------        --
     Subtotal Office Properties....                                 $1,990,406,900     $1,162,720,800   $9,493,786,000       $ 0
                                                                    --------------     --------------   --------------       ---
     Parking Facilities:
  1  North Loop Transportation        (3)    Chicago, IL            $   32,864,000(12) $    3,784,600   $   34,061,500       $ 0
     Center........................
  2  Theatre District Garage.......   (3)    Chicago, IL                         0          3,372,300       30,350,700         0
  3  Capitol Commons Garage........  (3)(5)  Indianapolis, IN            4,400,700                  0       14,449,700         0
  4  Boston Harbor Garage..........   (3)    Boston, MA                 35,345,500          6,087,000       54,783,300         0
  5  Milwaukee Center..............   (3)    Milwaukee, WI                       0                  0        7,798,500         0
  6  1111 Sansom Street Garage.....   (3)    Philadelphia, PA                    0          1,476,500                0         0
  7  15th & Sansom Streets            (3)    Philadelphia, PA                    0            726,400        6,537,600         0
     Garage........................
  8  1602-34 Chancellor Garage.....   (3)    Philadelphia, PA                    0            735,900        6,622,700         0
  9  1616 Sansom Street Garage.....   (3)    Philadelphia, PA                    0            432,900        3,896,200         0
 10  Juniper/Locust Streets           (3)    Philadelphia, PA                    0            574,400        5,169,900         0
     Garage........................
 11  Adams-Wabash Garage...........          Chicago, IL                         0          2,525,000       22,725,300         0
 12  601 Tchoupitoulas Garage......          New Orleans, LA                     0(8)       1,180,000       10,619,800         0
 13  Stanwix Garage................          Pittsburgh, PA                      0          1,794,900       16,154,700         0
                                                                    --------------     --------------   --------------        --
     Subtotal Parking Facilities...                                     72,610,200         22,689,900      213,169,900         0
                                                                    --------------     --------------   --------------        --
     Management Business...........   (13)                                       0                  0                0         0
                                                                    --------------     --------------   --------------        --
     Investment in Real Estate.....                                 $2,063,017,100     $1,185,410,700   $9,706,955,900       $--
                                                                    ==============     ==============   ==============       ===

       COSTS CAPITALIZED
         SUBSEQUENT TO        GROSS AMOUNT CARRIED AT
          ACQUISITION         CLOSE OF PERIOD 12/31/97
       ----------------   -------------------------------
           BUILDINGS                         BUILDINGS
              AND                               AND                           ACCUMULATED       DATE         DATE     DEPRECIABLE
          IMPROVEMENTS         LAND         IMPROVEMENTS       TOTAL(1)       DEPRECIATION   CONSTRUCTED   ACQUIRED    LIVES(2)
          ------------         ----         ------------       --------       ------------   -----------   --------   -----------
129                   0       20,000,000                0        20,000,000              0                 12/19/97
130                   0       13,106,000      117,953,900       131,059,900       (122,900)     1970       12/19/97        40
131                   0        3,224,900       29,024,400        32,249,300        (30,200)     1988       12/19/97        40
132                   0        2,006,000       18,054,000        20,060,000        (18,800)     1987       12/19/97        40
133                   0       68,306,100      429,131,900       497,438,000       (822,800)  1972/1998     12/19/97        40
134                   0       13,435,500      120,919,200       134,354,700       (126,000)     1980       12/19/97        40
135                   0       30,000,000                0        30,000,000              0                 12/19/97
136                   0        5,937,600       53,438,100        59,375,700        (55,700)     1985       12/19/97        40
137                   0        5,918,200       53,263,400        59,181,600        (55,500)     1978       12/19/97        40
138                   0       30,194,800      178,471,200       208,666,000       (185,900)     1985       12/19/97        40
139                   0                0       31,073,800        31,073,800        (32,400)     1988       12/19/97        40
140                   0        4,890,000       44,010,000        48,900,000        (45,800)     1990       12/19/97        40
141                   0        2,383,100       21,447,900        23,831,000        (22,300)     1987       12/19/97        40
142                   0       10,925,300       98,327,300       109,252,600       (102,400)     1986       12/19/97        40
143                   0       16,492,700      148,434,200       164,926,900       (154,600)     1963       12/19/97        40
144                   0       24,896,800      224,071,100       248,967,900       (233,400)     1985       12/19/97        40
145                   0        2,719,600       24,476,300        27,195,900        (25,500)     1985       12/19/97        40
         --------------   --------------   --------------   ---------------   ------------
         $  144,072,900   $1,162,720,800   $9,637,858,900   $10,800,579,700   $(62,295,000)
         --------------   --------------   --------------   ---------------   ------------

  1      $      450,000   $    3,784,600   $   34,511,500   $    38,296,100   $   (396,500)     1985         6/9/95        40
  2              56,800        3,372,300       30,407,500        33,779,800       (348,200)     1987         6/9/95        40
  3               9,100                0       14,458,800        14,458,800       (165,200)     1987        6/29/95        40
  4             277,700        6,087,000       55,061,000        61,148,000       (635,000)     1972       12/10/96        40
  5             219,900                0        8,018,400         8,018,400        (98,700)     1988       12/18/96        40
  6               6,800        1,476,500            6,800         1,483,300              0      N/A        12/27/96       N/A
  7              11,300          726,400        6,548,900         7,275,300        (73,400)  1950/1954     12/27/96        40
  8               9,200          735,900        6,631,900         7,367,800        (73,800)  1945/1955     12/27/96        40
  9                   0          432,900        3,896,200         4,329,100        (43,200)     1950       12/27/96        40
 10              11,000          574,400        5,180,900         5,755,300        (58,300)  1949/1952     12/27/96        40

 11              76,200        2,525,000       22,801,500        25,326,500       (212,900)     1990        8/11/97        40
 12                   0        1,180,000       10,619,800        11,799,800        (77,200)     1982         9/3/97        40
 13                   0        1,794,900       16,154,700        17,949,600        (50,400)     1969       11/25/97        40
         --------------   --------------   --------------   ---------------   ------------
              1,128,000       22,689,900      214,297,900       236,987,800     (2,232,800)
         --------------   --------------   --------------   ---------------   ------------
              3,446,600                0        3,446,600         3,446,600       (167,300)
         --------------   --------------   --------------   ---------------   ------------
         $  148,647,500   $1,185,410,700   $9,855,603,400   $11,041,014,100   $(64,695,100)
         ==============   ==============   ==============   ===============   ============

-------------------------
 (1) The aggregate cost for Federal Income Tax purposes as of December 31, 1997 was approximately $7.5 billion.

 (2) The life to compute depreciation on building is 40 years. The life to compute depreciation on building improvements is 4-40 years.

 (3) The date acquired represents the date these Properties were acquired by Equity Office Predecessors. The acquisition of the Properties, or the interest therein, by the Company from Equity Office Predecessors in connection with the Consolidation on July 11, 1997, was accounted for using the purchase method in accordance with Accounting Principles Board Opinion No. 16. Accordingly, the assets were recorded by the Company at their fair values.

 (4) This Property contains 106 residential units.

 (5) These loans are subject to cross default and collateralization provisions.

 (6) This building underwent a major renovation to re-tenant the entire Property. The building is currently in a lease-up period and is expected to be fully occupied in 1998. During the renovation period, operating costs, real estate taxes, and interest incurred will be capitalized. As of December 31, 1997, approximately $21.4 million of operating costs and interest have been capitalized.

 (7) This Property contains 161 residential units.

 (8) These loans are subject to cross default and collateralization provisions.

 (9) The Prudential Portfolio consists of six Office Buildings located in Philadelphia, PA; Dallas, TX; and Houston, TX. These Office Buildings were constructed between 1969 and 1984.

(10) These loans are subject to cross default and collateralization provisions.

(11) These properties are in various development stages. During the development period all operating costs, including real estate taxes together with interest incurred during the development stages will be capitalized.

(12) The encumbrance on the North Loop Transportation Center is also secured by a first lien on the Theatre District Garage.

(13) This asset consists of furniture, fixtures, and equipment owned by the Management Business.
(14) Summary of activity of investment in real estate and accumulated depreciation is as follows:

     The changes in investment in real estate for the period from July 11, 1997 to December 31, 1997, the period from January 1, 1997 to July 10, 1997, and for the years ended December 31, 1996 and 1995 are as follows:

                                                      FOR THE PERIOD      FOR THE PERIOD
                                                     JULY 11, 1997 TO    JANUARY 1, 1997
                                                     DECEMBER 31, 1997   TO JULY 10, 1997   DECEMBER 31, 1996   DECEMBER 31, 1995
                                                     -----------------   ----------------   -----------------   -----------------
    Balance, beginning of period....................  $             0     $3,549,707,600     $2,571,851,300      $1,931,002,400
    Acquisitions....................................   10,941,428,100        531,968,000        860,995,000         583,485,200
    Improvements....................................       99,586,000         59,511,000        129,485,300          76,985,400
    Properties disposed of..........................                0        (67,193,400)        (9,633,600)                  0
    Write down for value impairment.................                0                  0                  0         (17,512,000)
    Write-off of fully depreciated assets which are
     no longer in service...........................                0                  0         (2,990,400)         (2,109,700)
                                                      ---------------     --------------     --------------      --------------
    Balance, end of period..........................  $11,041,014,100     $4,073,993,200     $3,549,707,600      $2,571,851,300
                                                      ===============     ==============     ==============      ==============

   The changes in accumulated depreciation for the period from July 11, 1997 to December 31, 1997, the period from January 1, 1997 to July 10, 1997, and for the years ended December 31, 1996 and 1995 are as follows:

                                                   FOR THE PERIOD       FOR THE PERIOD
                                                  JULY 11, 1997 TO     JANUARY 1, 1997
                                                  DECEMBER 31, 1997    TO JULY 10, 1997    DECEMBER 31, 1996    DECEMBER 31, 1995
                                                  -----------------    ----------------    -----------------    -----------------
    Balance, beginning of period................    $          0        $(257,893,300)       $(178,448,600)       $(115,842,500)
    Depreciation................................     (64,695,100)         (57,379,300)         (82,905,300)         (64,715,800)
    Properties disposed of......................               0            8,517,200              470,200                    0
    Write-off of fully depreciated assets which
     are no longer in service...................               0                    0            2,990,400            2,109,700
                                                    ------------        -------------        -------------        -------------
    Balance, end of period......................    $(64,695,100)       $(306,755,400)       $(257,893,300)       $(178,448,600)
                                                    ============        =============        =============        =============

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying Statement of Revenue and Certain Expenses of 177 Broad Street (the Property) as described in Note 1 for the year ended December 31, 1996. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 1 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Chicago, Illinois
March 28, 1997

                                177 BROAD STREET

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1996
                                                              ------------
                                                                  (IN
                                                               THOUSANDS)
REVENUE
  Base rents................................................     $4,722
  Storage and other rental income...........................         52
  Tenant reimbursements.....................................        212
  Parking income............................................        322
  Other income..............................................        103
                                                                 ------
          Total revenue.....................................      5,411
                                                                 ------
EXPENSES
  Property operating and maintenance........................        825
  Utilities and telephone...................................        769
  Repairs and maintenance...................................        313
  Real estate taxes.........................................        864
  Management fees...........................................        153
  Insurance.................................................         46
  Administrative............................................        118
                                                                 ------
          Total expenses....................................      3,088
                                                                 ------
Revenue in excess of certain expenses.......................     $2,323
                                                                 ======

                            See accompanying notes.

                                177 BROAD STREET

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

1. BUSINESS

     The accompanying Statement of Revenue and Certain Expenses relate to the operations of 177 Broad Street located in Stamford, Connecticut (the "Property"). The Property was acquired on January 28, 1997, by Equity Office Predecessors, as defined elsewhere in this registration statement, from an unrelated entity.

     The Property consists of a fifteen story office complex with approximately 188,000 rentable square feet, an enclosed 540 space parking structure, and a 161-unit residential apartment building.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust. The statement is not representative of the actual operations of the Property for the period presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

 Use of Estimates

     The preparation of the Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

3. RENTALS

     The Property has entered into tenant leases, in the office portion of the Property, that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying Statement of Revenue and Certain Expenses of Preston Commons (the Property) as described in Note 1 for the year ended December 31, 1996. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 1 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Chicago, Illinois
April 16, 1997

                                PRESTON COMMONS

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                                   1996
                                                              --------------
                                                              (IN THOUSANDS)
REVENUE
  Base rents................................................      $6,347
  Tenant reimbursements.....................................       1,132
  Garage and parking income.................................         216
  Other income..............................................          91
                                                                  ------
          Total revenue.....................................       7,786
                                                                  ------
EXPENSES
  Property operating & maintenance..........................       2,327
  Real estate taxes.........................................         742
  Management fees...........................................         226
  Insurance.................................................          30
                                                                  ------
          Total expenses....................................       3,325
                                                                  ------
Revenue in excess of certain expenses.......................      $4,461
                                                                  ======

                            See accompanying notes.

                                PRESTON COMMONS

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

1. BUSINESS

     The accompanying Statement of Revenue and Certain Expenses relates to the operations of the Preston Commons building, an office building with approximately 419,000 rentable square feet, located in Dallas, Texas (the "Property"). The Property was acquired on March 21, 1997, by Equity Office Predecessors, as defined elsewhere in this registration statement, from an unrelated entity.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust. The statement is not representative of the actual operations of the Property for the period presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

3. RENTALS

     The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying Statement of Revenue and Certain Expenses of Oakbrook Terrace Tower (the Property) as described in Note 1 for the year ended December 31, 1996. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 1 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                     ERNST & YOUNG LLP

Chicago, Illinois
May 30, 1997

                             OAKBROOK TERRACE TOWER

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                                               YEAR ENDED      THREE MONTHS
                                                              DECEMBER 31,    ENDED MARCH 31,
                                                                  1996             1997
                                                              ------------    ---------------
                                                                                (UNAUDITED)
                                                                      (IN THOUSANDS)
REVENUE
  Base rents................................................    $11,409           $3,113
  Tenant reimbursements.....................................      5,282            1,366
  Garage and parking income.................................        148               37
  Other income..............................................        193               97
                                                                -------           ------
          Total revenue.....................................     17,032            4,613
                                                                -------           ------
EXPENSES
  Property operating & maintenance..........................      4,276            1,037
  Real estate taxes.........................................      1,259              353
  Management fees...........................................        338              116
  Insurance.................................................        111               17
                                                                -------           ------
          Total expenses....................................      5,984            1,523
                                                                -------           ------
Revenue in excess of certain expenses.......................    $11,048           $3,090
                                                                =======           ======

                            See accompanying notes.

                             OAKBROOK TERRACE TOWER

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. BUSINESS

     The accompanying Statements of Revenue and Certain Expenses relate to the operations of the Oakbrook Terrace Tower building, an office building with approximately 773,000 rentable square feet, located in Oakbrook Terrace, Illinois (the "Property"). The Property was acquired on April 15, 1997, by Equity Office Predecessors, as defined elsewhere in this registration statement, from an unrelated entity.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust. The statements are not representative of the actual operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement of revenue and certain expenses for the three months ended March 31, 1997, reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

3. RENTALS

     Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

4. RELATED PARTY TRANSACTIONS

     During the year ended December 31, 1996, the Property was managed by an affiliated party to the seller. The management agreement provided for a fee of 2.5% of gross receipts, as defined.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying Statement of Revenue and Certain Expenses of One Maritime Plaza (the Property) as described in Note 1 for the year ended December 31, 1996. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 1 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Chicago, Illinois
June 6, 1997

                               ONE MARITIME PLAZA

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                                                                    THREE MONTHS
                                                                 YEAR ENDED            ENDED
                                                              DECEMBER 31, 1996    MARCH 31, 1997
                                                              -----------------    --------------
                                                                                    (UNAUDITED)
                                                                        (IN THOUSANDS)
REVENUE
  Base rents................................................       $13,410             $3,382
  Tenant reimbursements.....................................           208                125
  Interest income...........................................           249                 65
  Other income..............................................           428                125
                                                                   -------             ------
          Total revenue.....................................        14,295              3,697
                                                                   -------             ------
EXPENSES
Property operating & maintenance............................         4,326                887
  Real estate taxes.........................................           668                250
  Management fees...........................................           585                146
  Insurance.................................................           447                119
                                                                   -------             ------
          Total expenses....................................         6,026              1,402
                                                                   -------             ------
Revenue in excess of certain expenses.......................       $ 8,269             $2,295
                                                                   =======             ======

                            See accompanying notes.

                               ONE MARITIME PLAZA

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. BUSINESS

     The accompanying Statements of Revenue and Certain Expenses relate to the operations of the One Maritime Plaza building, an office building with approximately 524,000 rentable square feet, located in San Francisco, California (the "Property"). The Property was acquired on April 24, 1997, by Equity Office Predecessors, as defined elsewhere in this registration statement, from an unrelated entity.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust. The statements are not representative of the actual operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement of revenue and certain expenses for the three months ended March 31, 1997, reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

3. RENTALS

     The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying Statement of Revenue and Certain Expenses of 201 Mission Street (the Property) as described in Note 1 for the year ended December 31, 1996. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 1 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Chicago, Illinois
April 30, 1997

                               201 MISSION STREET

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                                                 YEAR ENDED        THREE MONTHS
                                                                DECEMBER 31,      ENDED MARCH 31,
                                                                    1996               1997
                                                              -----------------   ---------------
                                                                                    (UNAUDITED)
                                                                        (IN THOUSANDS)
REVENUE
  Base rents................................................       $7,423             $2,166
  Tenant reimbursements.....................................           55                  9
  Garage and parking income.................................          366                 60
  Other income..............................................           39                 11
                                                                   ------             ------
          Total revenue.....................................        7,883              2,246
                                                                   ------             ------
EXPENSES
  Property operating & maintenance..........................        3,369                969
  Real estate taxes.........................................          959                264
  Management fees...........................................          106                 27
  Insurance.................................................          569                196
                                                                   ------             ------
          Total expenses....................................        5,003              1,456
                                                                   ------             ------
Revenue in excess of certain expenses.......................       $2,880             $  790
                                                                   ======             ======

                            See accompanying notes.

                               201 MISSION STREET

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. BUSINESS

     The accompanying Statements of Revenue and Certain Expenses relate to the operations of the 201 Mission Street building, an office building with approximately 483,000 rentable square feet, located in San Francisco, California (the "Property"). The Property was acquired on April 30, 1997, by Equity Office Predecessors, as defined elsewhere in this registration statement, from an unrelated entity.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust. The statements are not representative of the actual operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement of revenue and certain expenses for the three months ended March 31, 1997, reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

3. RENTALS

     The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying Statement of Revenue and Certain Expenses of 30 N. LaSalle (the Property) as described in Note 1 for the year ended December 31, 1996. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 1 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Chicago, Illinois
June 13, 1997

                                 30 N. LASALLE

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                                                              THREE MONTHS
                                                               YEAR ENDED        ENDED
                                                              DECEMBER 31,     MARCH 31,
                                                                  1996            1997
                                                              ------------    ------------
                                                                     (IN THOUSANDS)
REVENUE
  Base rents................................................    $ 9,317          $1,870
  Tenant reimbursements.....................................      9,164           2,194
  Other income..............................................        237              55
                                                                -------          ------
          Total revenue.....................................     18,718           4,119
                                                                -------          ------
EXPENSES
  Property operating & maintenance..........................      4,336           1,047
  Real estate taxes.........................................      5,155           1,327
  Management fees...........................................        374              79
  Insurance.................................................        160              39
  Ground rent...............................................        165              42
                                                                -------          ------
          Total expenses....................................     10,190           2,534
                                                                -------          ------
Revenue in excess of certain expenses.......................    $ 8,528          $1,585
                                                                =======          ======

                            See accompanying notes.

                                 30 N. LASALLE

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. BUSINESS

     The accompanying Statements of Revenue and Certain Expenses relate to the operations of the 30 N. LaSalle building, an office building with approximately 926,000 rentable square feet, located in Chicago, Illinois (the "Property"). The Property was acquired on June 13, 1997, by Equity Office Predecessors, as defined elsewhere in this registration statement, from an unrelated entity.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust. The statements are not representative of the actual operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement of revenue and certain expenses for the three months ended March 31, 1997, reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

3. RENTALS

     The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

4. RELATED PARTY TRANSACTIONS

     During the year ended December 31, 1996, the Property was managed by an affiliated party to the seller. The management agreement provided for a fee of 2% of gross receipts, as defined.

5. GROUND LEASE

     The Property is subject to a ground lease on a portion of the land under the building which expires November 30, 2067. The ground lease provides for escalation payments in intervals of approximately 10 years, with the next escalation scheduled for January 1, 2000. Through 1999, the minimum annual rental payments required under the ground lease are $165,000.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying combined Statement of Revenue and Certain Expenses of the Columbus America Properties (the Properties) as described in
Note 2 for the year ended December 31, 1996. The combined Statement of Revenue and Certain Expenses is the responsibility of the Properties' management. Our responsibility is to express an opinion on the combined Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust as described in Note 1, and is not intended to be a complete presentation of the Properties' revenue and expenses.

     In our opinion, the combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the combined revenue and certain expenses of the Properties described in Note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Chicago, Illinois
September 3, 1997

                          COLUMBUS AMERICA PROPERTIES

              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                             (AMOUNTS IN THOUSANDS)

                                                               YEAR ENDED     JANUARY 1, 1997
                                                              DECEMBER 31,        THROUGH
                                                                  1996         JULY 31, 1997
                                                              ------------    ---------------
                                                                                (UNAUDITED)
REVENUE
  Base rents................................................    $15,620           $ 8,814
  Tenant reimbursements.....................................        654               176
  Parking income............................................      2,356             1,460
  Other income..............................................        165               111
                                                                -------           -------
          Total revenue.....................................     18,795            10,561
                                                                -------           -------
EXPENSES
  Property operating and maintenance........................      4,888             2,770
  Real estate taxes.........................................      1,318               769
  Management fee............................................        786               403
  Insurance.................................................        191               127
                                                                -------           -------
          Total expenses....................................      7,183             4,069
                                                                -------           -------
Revenue in excess of certain expenses.......................    $11,612           $ 6,492
                                                                =======           =======

                            See accompanying notes.

                          COLUMBUS AMERICA PROPERTIES

          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying combined Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust. The accompanying financial statements are not representative of the actual operations of the Properties, as defined in Note 2, for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Properties, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the combined Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the combined revenue and expenses during the reporting periods. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

2. DESCRIPTION OF PROPERTIES

     The accompanying combined Statements of Revenue and Certain Expenses relate to the combined operations of the Columbus America Properties (the "Properties"), which are all located in New Orleans, Louisiana. The Properties have been presented on a combined basis because the Properties are under common ownership and management. The Properties listed below were acquired on September 3, 1997 for $140 million by Equity Office Properties Trust from an unrelated party.

                  PROPERTY NAME                     TYPE OF FACILITY    RENTABLE SQUARE FEET
                  -------------                     ----------------    --------------------
LL & E Tower......................................  office building           545,157
Texaco Center.....................................  office building           619,714
601 Tchoupitoulas.................................  parking facility              759(A)

---------------

(A) Represents number of parking spaces.

     The accompanying combined Statements of Revenue and Certain Expenses include the operations of the 601 Tchoupitoulas parking facility.

3. RENTALS

     LL&E Tower and Texaco Center have entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

                          COLUMBUS AMERICA PROPERTIES

                    NOTES TO COMBINED STATEMENTS OF REVENUE
                      AND CERTAIN EXPENSES -- (CONTINUED)

4. RELATED PARTY TRANSACTIONS

     The office buildings were managed by an affiliated party to the seller. The management agreements provided for a fee based on a percentage of gross receipts, as defined by each of the office buildings' individual management agreements, excluding any receipts from the parking garage.

     During the year ended December 31, 1996, the parking facility was also managed by an affiliated party to the seller. The management agreement provided for a flat fee of $12,500 per month.

     During the year ended December 31, 1996, LL&E Tower leased space to parties affiliated with the seller. Rental income from those leases was approximately $240,000 in 1996.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying combined Statement of Revenue and Certain Expenses of the Prudential Properties (the Properties) as described in Note 2 for the year ended December 31, 1996. The combined Statement of Revenue and Certain Expenses is the responsibility of the Properties' management. Our responsibility is to express an opinion on the combined Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust as described in Note 1, and is not intended to be a complete presentation of the Properties' combined revenue and expenses.

     In our opinion, the combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the combined revenue and certain expenses of the Properties described in Note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Chicago, Illinois
September 3, 1997

                             PRUDENTIAL PROPERTIES

              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                             (AMOUNTS IN THOUSANDS)

                                                                              JANUARY 1, 1997
                                                               YEAR ENDED         THROUGH
                                                              DECEMBER 31,      AUGUST 31,
                                                                  1996             1997
                                                              ------------    ---------------
                                                                                (UNAUDITED)
REVENUE
  Base rents................................................    $29,743           $21,626
  Tenant reimbursements.....................................      2,367             1,645
  Parking income............................................      2,013             1,561
  Other income..............................................        529               778
                                                                -------           -------
          Total revenue.....................................     34,652            25,610
                                                                -------           -------
EXPENSES
  Property operating and maintenance........................     13,239             8,687
  Real estate taxes.........................................      4,414             3,112
  Management fees...........................................        719               514
  Insurance.................................................        446               361
                                                                -------           -------
  Total expenses............................................     18,818            12,674
                                                                -------           -------
Revenue in excess of certain expenses.......................    $15,834           $12,936
                                                                =======           =======

                            See accompanying notes.

                             PRUDENTIAL PROPERTIES

          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying combined Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust. The accompanying financial statements are not representative of the actual operations of the Properties, as defined in Note 2, for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Properties, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the combined Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the combined revenue and expenses during the reporting periods. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

2. DESCRIPTION OF PROPERTIES

     The accompanying combined Statements of Revenue and Certain Expenses relate to the combined operations of the Prudential Properties (the "Properties"). Equity Office Properties Trust expects to acquire the Properties for approximately $289 million from an unrelated party. The Properties have been presented on a combined basis because all of the Properties are under common control and management. The following Properties are included in the combined financial statements:

                                                                            APPROXIMATE
                                                                              RENTABLE
                    PROPERTY NAME                           LOCATION       SQUARE FOOTAGE
                    -------------                       ----------------   --------------
Brookhollow Central I, II and III.....................  Houston, TX            800,688
Destec Tower..........................................  Houston, TX            574,216
8080 Central..........................................  Dallas, TX             283,707
1700 Market...........................................  Philadelphia, PA       825,547
                                                                             ---------
                                                                             2,484,158
                                                                             =========

3. RENTALS

     The Properties have entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

4. RELATED PARTY TRANSACTIONS

     The Properties were managed by an affiliated party to the seller. The management agreements provided for fees of 1.5% to 3.0% of gross receipts, as defined.

     Insurance premiums are paid to and coverage is provided by an affiliated party to the seller.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying Statement of Revenue and Certain Expenses of 550 South Hope Street (the Property) as described in Note 2 for the year ended March 31, 1997. The Statement of Revenue and Certain Expenses are the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust as described in Note 1, and is not intended to be a complete presentation of the Property's revenue and expenses.

     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 2 for the year ended March 31, 1997, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Chicago, Illinois
September 24, 1997

                             550 SOUTH HOPE STREET

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                             (AMOUNTS IN THOUSANDS)

                                                              YEAR ENDED    APRIL 1, 1997
                                                              MARCH 31,    THROUGH JULY 31,
                                                                 1997            1997
                                                              ----------   ----------------
                                                                             (UNAUDITED)
REVENUE
  Base rents................................................   $ 7,602          $2,972
  Tenant reimbursements.....................................     3,840           1,398
  Parking income............................................     1,273             423
  Other income..............................................        19               7
                                                               -------          ------
          Total revenue.....................................    12,734           4,800
                                                               =======          ======
EXPENSES
  Property operating and maintenance........................     3,992           1,302
  Real estate taxes.........................................       801             251
  Management fee............................................       140              58
  Insurance.................................................       605             152
                                                               -------          ------
          Total expenses....................................     5,538           1,763
                                                               -------          ------
Revenue in excess of certain expenses.......................   $ 7,196          $3,037
                                                               =======          ======

                            See accompanying notes.

                             550 SOUTH HOPE STREET

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust. The accompanying statements are not representative of the actual operations of the Property, as defined in Note 2, for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the revenue and expenses during the reporting periods. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

2. DESCRIPTION OF PROPERTY

     The accompanying Statements of Revenue and Certain Expenses relate to the operations of 550 South Hope Street, an office building with approximately 566,434 rentable square feet, located in Los Angeles, California (the "Property"). It is anticipated that Equity Office Properties Trust will acquire the Property for $99.5 million from an unrelated party.

3. RENTALS

     The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying combined Statement of Revenue and Certain Expenses of the Acorn Properties (the Properties) as described in Note 2 for the year ended December 31, 1996. The combined Statement of Revenue and Certain Expenses is the responsibility of the Properties' management. Our responsibility is to express an opinion on the combined Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust as described in Note 1, and is not intended to be a complete presentation of the Properties' combined revenue and expenses.

     In our opinion, the combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the combined revenue and certain expenses of the Properties described in Note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Chicago, Illinois
September 9, 1997

                                ACORN PROPERTIES

              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                             (AMOUNTS IN THOUSANDS)

                                                               YEAR ENDED     JANUARY 1, 1997
                                                              DECEMBER 31,    THROUGH JULY 31,
                                                                  1996              1997
                                                              ------------    ----------------
                                                                                (UNAUDITED)
REVENUE
  Base rents................................................    $16,999           $11,592
  Tenant reimbursements.....................................      2,055             1,327
  Other income..............................................        202               181
                                                                -------           -------
          Total revenue.....................................     19,256            13,100
                                                                -------           -------
EXPENSES
  Property operating and maintenance........................      4,526             2,665
  Real estate taxes.........................................      1,378               853
  Management fees...........................................        649               428
  Insurance.................................................        160                92
                                                                -------           -------
          Total expenses....................................      6,713             4,038
                                                                -------           -------
Revenue in excess of certain expenses.......................    $12,543           $ 9,062
                                                                =======           =======

                            See accompanying notes.

                                ACORN PROPERTIES

          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying combined Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust. The accompanying financial statements are not representative of the actual operations of the Properties, as defined in Note 2, for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Properties, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the combined Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the combined revenue and expenses during the reporting periods. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

2. DESCRIPTION OF PROPERTIES

     The accompanying combined Statements of Revenue and Certain Expenses relate to the combined operations of the Acorn Properties (the "Properties"). Equity Office Properties Trust expects to acquire an 89% managing general partnership interest in each of the partnerships that hold title to the Properties for approximately $144.7 million, including the assumption of debt. The Acorn Properties have been presented on a combined basis because all of the Properties are under common control and management. The following Properties are included in the combined financial statements:

                                                                           APPROXIMATE
                                                                             RENTABLE
          PROPERTY NAME                          LOCATION                 SQUARE FOOTAGE
          -------------              ---------------------------------    --------------
One Valley Square................    Plymouth Meeting, PA                      70,289
Two Valley Square................    Plymouth Meeting, PA                      70,622
Three Valley Square..............    Plymouth Meeting, PA                      84,605
Four Valley Square...............    Plymouth Meeting, PA                      49,757
Five Valley Square...............    Plymouth Meeting, PA                      18,564
Oak Hill Plaza...................    King of Prussia, PA                      164,360
Walnut Hill Plaza................    King of Prussia, PA                      149,716
One Devon Square.................    Wayne, PA                                 77,267
Two Devon Square.................    Wayne, PA                                 63,226
Three Devon Square (a)...........    Wayne, PA                                  6,000
Four Falls Corporate Center......    Conshohocken, PA                         254,355
                                                                            ---------
                                                                            1,008,761
                                                                            =========

---------------

(a) In addition, this property includes land leased to a third party.

                                ACORN PROPERTIES

                    NOTES TO COMBINED STATEMENTS OF REVENUE
                      AND CERTAIN EXPENSES -- (CONTINUED)

3. RENTALS

     The Properties have entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

4. RELATED PARTY TRANSACTIONS

     The Properties were managed by an affiliated party to the sellers. The management agreements provided for a fee of 4% of gross receipts, as defined.

     Janitorial services were provided by an affiliated party to the sellers. During the year ended December 31, 1996, the Properties incurred approximately $714,000 in janitorial fees.

                         REPORT OF INDEPENDENT AUDITORS
The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying combined Statement of Revenue and Certain Expenses of 10 & 30 South Wacker Drive (the Properties) as described in Note 2 for the year ended December 31, 1996. The combined Statement of Revenue and Certain Expenses is the responsibility of the Properties' management. Our responsibility is to express an opinion on the combined Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust as described in Note 1, and is not intended to be a complete presentation of the Properties' revenue and expenses.

     In our opinion, the combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the combined revenue and certain expenses of the Properties described in Note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                     ERNST & YOUNG LLP
Chicago, Illinois
September 5, 1997

                           10 & 30 SOUTH WACKER DRIVE

              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                             (AMOUNTS IN THOUSANDS)

                                                               YEAR ENDED    JANUARY 1, 1997
                                                              DECEMBER 31,   THROUGH JULY 31,
                                                                  1996             1997
                                                              ------------   ----------------
                                                                               (UNAUDITED)
REVENUE
  Base rents................................................    $38,739          $23,388
  Tenant reimbursements.....................................     23,518           14,604
  Parking income............................................      1,188              786
  Other income..............................................      2,232              643
                                                                -------          -------
          Total revenue.....................................     65,677           39,421
                                                                -------          -------
EXPENSES
  Property operating and maintenance........................      9,891            5,370
  Real estate taxes.........................................     16,600            9,683
  Management fee............................................      1,233              754
  Insurance.................................................        403              160
                                                                -------          -------
          Total expenses....................................     28,127           15,967
                                                                -------          -------
Revenue in excess of certain expenses.......................    $37,550          $23,454
                                                                =======          =======

                            See accompanying notes.

                           10 & 30 SOUTH WACKER DRIVE

          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying combined Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust. The accompanying combined statements are not representative of the actual operations of the Properties, as defined in
Note 2, for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Properties, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the combined Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the combined revenue and expenses during the reporting periods. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

2. DESCRIPTION OF PROPERTIES

     The accompanying combined Statements of Revenue and Certain Expenses relate to the combined operations of 10 & 30 South Wacker Drive, two office buildings with approximately 2,016,023 million rentable square feet, located in Chicago, Illinois (the "Properties"). The Properties have been presented on a combined basis because the Properties were under common ownership and management. It is anticipated that the Properties will be acquired for $481 million by Equity Office Properties Trust from an unrelated party.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying Statement of Revenue and Certain Expenses of One Lafayette Centre (the Property) as described in Note 2 for the year ended December 31, 1996. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust as described in Note 1, and is not intended to be a complete presentation of the Property's revenue and expenses.

     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                     ERNST & YOUNG LLP

Chicago, Illinois
September 5, 1997

                              ONE LAFAYETTE CENTRE

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                             (AMOUNTS IN THOUSANDS)

                                                               YEAR ENDED     JANUARY 1, 1997
                                                              DECEMBER 31,    THROUGH JULY 31,
                                                                  1996              1997
                                                              ------------    ----------------
                                                                                (UNAUDITED)
REVENUE
  Base rents................................................     $8,509            $5,409
  Tenant reimbursements.....................................        855               582
  Parking income............................................        446               260
  Other income..............................................        158                46
                                                                 ------            ------
          Total revenue.....................................      9,968             6,297
                                                                 ------            ------
EXPENSES
  Property operating and maintenance........................      2,238             1,360
  Real estate taxes.........................................      1,154               625
  Management fee............................................        300               186
  Insurance.................................................         57                34
                                                                 ------            ------
          Total expenses....................................      3,749             2,205
                                                                 ------            ------
Revenue in excess of certain expenses.......................     $6,219            $4,092
                                                                 ======            ======

                            See accompanying notes.

                              ONE LAFAYETTE CENTRE

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust. The accompanying statements are not representative of the actual operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the revenue and expenses during the reporting periods. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

2. DESCRIPTION OF PROPERTY

     The accompanying Statements of Revenue and Certain Expenses relate to the operations of One Lafayette Centre, an office building with approximately 315,000 rentable square feet, located in Washington, D.C. (the "Property"). It is expected that the Property will be acquired for $81.7 million by Equity Office Properties Trust from an unrelated party.

3. RENTALS

     The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying combined Statement of Revenue and Certain Expenses of the PPM Properties (the Properties) as described in Note 2 for the year ended December 31, 1996. The combined Statement of Revenue and Certain Expenses is the responsibility of the Properties' management. Our responsibility is to express an opinion on the combined Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust as described in Note 1, and is not intended to be a complete presentation of the Properties' combined revenue and expenses.

     In our opinion, the combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the combined revenue and certain expenses of the Properties described in Note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Chicago, Illinois
January 22, 1997

                                 PPM PROPERTIES

              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                             (AMOUNTS IN THOUSANDS)

                                                                             JANUARY 1, 1997
                                                               YEAR ENDED        THROUGH
                                                              DECEMBER 31,     AUGUST 31,
                                                                  1996            1997
                                                              ------------   ---------------
                                                                               (UNAUDITED)
REVENUE
  Base rents................................................    $ 9,784          $7,038
  Tenant reimbursements.....................................        344             262
  Parking income............................................        152             119
  Other income..............................................        144              56
                                                                -------          ------
          Total revenue.....................................     10,424           7,475
                                                                -------          ------
EXPENSES
  Property operating and maintenance........................      3,062           2,122
  Real estate taxes.........................................      1,170             824
  Management fees...........................................        228             168
  Insurance.................................................         92              76
                                                                -------          ------
          Total expenses....................................      4,552           3,190
                                                                -------          ------
Revenue in excess of certain expenses.......................    $ 5,872          $4,285
                                                                =======          ======

                            See accompanying notes.

                                 PPM PROPERTIES

          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying combined Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust. The accompanying financial statements are not representative of the actual operations of the Properties for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Properties, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the combined Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the combined revenue and expenses during the reporting periods. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

2. DESCRIPTION OF PROPERTIES

     The accompanying combined Statements of Revenue and Certain Expenses relate to the combined operations of the PPM Properties which are to be acquired by Equity Office Properties Trust for approximately $92 million from an unrelated party. The PPM Properties have been presented on a combined basis because all of the Properties are under common control and management. The following properties are included in the combined financial statements:

                                                               APPROXIMATE
                                                                 RENTABLE
                       PROPERTY NAME                          SQUARE FOOTAGE
                       -------------                          --------------
Lakeside Square.............................................     392,500
1600 Duke Street............................................      68,800
Fair Oaks Plaza.............................................     177,900
                                                                 -------
                                                                 639,200
                                                                 =======

3. RENTALS

     The Properties have entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

4. RELATED PARTY TRANSACTIONS

     The Properties were managed by an affiliated party to the seller. The management agreements provided for fees of 2.25% of gross receipts, as defined.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

We have audited the accompanying combined Statement of Revenue and Certain Expenses of the Wright Runstad Properties (the Properties) as described in Note 2 for the year ended September 30, 1996. The combined Statement of Revenue and Certain Expenses is the responsibility of the Properties' management. Our responsibility is to express an opinion on the combined Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in a Current Report on Form 8-K of Equity Office Properties Trust as described in Note 1 and is not intended to be a complete presentation of the Properties' combined revenue and expenses.

In our opinion, the combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the combined revenue and certain expenses of the Properties described in Note 2 for the year ended September 30, 1996, in conformity with generally accepted accounting principles.

                                                               ERNST & YOUNG LLP

Chicago, Illinois
September 26, 1997

                           WRIGHT RUNSTAD PROPERTIES

              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                             (AMOUNTS IN THOUSANDS)

                                                                                   OCTOBER 1, 1996
                                                                  YEAR ENDED           THROUGH
                                                              SEPTEMBER 30, 1996   AUGUST 31, 1997
                                                              ------------------   ---------------
                                                                                     (UNAUDITED)
REVENUE
  Base rents................................................       $57,191             $54,796
  Tenant reimbursements.....................................         3,294               3,293
  Parking income............................................         5,838               5,780
  Other income..............................................         1,052                 446
                                                                   -------             -------
  Total revenue.............................................        67,375              64,315
                                                                   -------             -------
EXPENSES
  Property operating and maintenance........................        15,427              14,890
  Real estate taxes.........................................         4,881               4,616
  Management fee............................................         1,855               1,793
  Insurance.................................................           468                 427
  Ground rent and air rights................................         1,577               1,440
                                                                   -------             -------
  Total expenses............................................        24,208              23,166
                                                                   -------             -------
Revenue in excess of certain expenses.......................       $43,167             $41,149
                                                                   =======             =======

                            See accompanying notes.

                           WRIGHT RUNSTAD PROPERTIES

          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying combined Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a Current Report on Form 8-K of Equity Office Properties Trust. The accompanying financial statements are not representative of the actual operations of the Wright Runstad Properties (the "Properties") for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Properties, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the combined Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the combined revenue and expenses during the reporting periods. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

2. DESCRIPTION OF PROPERTIES

     The accompanying combined Statements of Revenue and Certain Expenses relate to the combined operations of the Properties which are to be acquired by Equity Office Properties Trust for approximately $640 million from an unrelated party. The Properties have been presented on a combined basis because all of the Properties are under common ownership and management. The following office properties are included in the combined financial statements:

                                                                      APPROXIMATE
                                                                       RENTABLE
                                                                        SQUARE
                PROPERTY NAME                        LOCATION           FOOTAGE
                -------------                  --------------------   -----------
1111 Third Avenue............................  Seattle, Washington       528,282
First Interstate Center......................  Seattle, Washington       915,883
Second & Seneca Building.....................  Seattle, Washington       480,272
Nordstrom Medical Tower......................  Seattle, Washington       101,431
One Bellevue Center..........................  Bellevue, Washington      344,715
Rainier Plaza................................  Bellevue, Washington      410,855
1001 Fifth Avenue............................  Portland, Oregon          368,018
Calais Office Center.........................  Anchorage, Alaska         190,599
                                                                       ---------
                                                                       3,340,055
                                                                       =========

                           WRIGHT RUNSTAD PROPERTIES

3. RENTALS

     The Properties have entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

4. RELATED PARTY TRANSACTIONS

     The Properties were managed by an affiliated party to the seller, except for Nordstrom Medical Tower, which is managed by a third party. The management agreements provided for a fee of 3.0% of gross receipts and reimbursements for on-site personnel.

     The Partnership owning the Properties is a member of the J. Nordstrom Medical Tower Condominium Association (the Association), which provides administrative services relating to building operations of the Nordstrom Medical Tower. The Association is managed by an affiliate. The Association pays all operating expenses associated with the building and is reimbursed annually by condominium unit owners, including Nordstrom Medical Tower. The Properties incurred $510,000 under this agreement during 1996.

     The Properties lease each of their parking garages to an affiliate of the seller in exchange for a percentage of the parking revenue, net of expenses.

5. COMMITMENTS

     The land underlying Rainier Plaza is leased under a 55-year lease agreement expiring in 2040, plus an option for an additional 35 years. The minimum annual rent is $566,800 at September 30, 1996. The lease also provides for contingent rent based upon the gross income of the property, as defined in the lease. No contingent rentals were due for 1996.

     The land underlying One Bellevue Center is leased under a 70-year lease expiring on June 30, 2052 with an option to extend for an additional 20 years. The basic rent under the ground lease agreement is $39,055 per month at September 30, 1996, plus all taxes, utility charges, and other assessments on the property. In July of each year, the basic rent increases 2%. Additional rent may be due based on adjusted gross revenue, as defined in the lease agreement. No additional rent was due in 1996.

     The parking garage facilities located adjacent to the 1001 Fifth Avenue are leased through May 31, 1998, with renewal options for ten and five years. The lease provides for minimum payments of $175,000 per year, plus 50% of the adjusted gross annual revenues in excess of $300,000 from the garage operations. Rent expense under this lease was $637,000 in 1996.

     The land underlying the Calais I & II are leased under a ground lease, expiring in 2029, with four ten-year options to extend. Monthly rental payments are $8,000 per month until December 31, 1999, at which time monthly payments will increase to approximately $9,000. Beginning in 2005, monthly payments are subject to annual adjustments based on office rentals and changes in the consumer price index.

     There is an agreement with a bank through 2037, whereby the bank agreed to certain building restrictions that limit the height and bulk of current and future improvements, if any, to be placed on the bank's land, which is adjacent to 1111 Third Avenue. There are options to extend this agreement for at least an additional 39 years. In return for these restrictions, 1111 Third Avenue is obligated to pay the bank $75,000 per year, plus 4% of annual net proceeds from the property (prior to debt service) in excess of $4,847,000 on an annual basis. Total amounts paid or accrued under this agreement were $75,000 for the year ended September 30, 1996.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Beacon Properties Corporation:

     We have audited the consolidated balance sheets of Beacon Properties Corporation as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1996 and 1995 and the period May 26, 1994 to December 31, 1994. We have also audited the combined statement of operations, owners' equity and cash flows of the Predecessor, more fully described in Note 1, for the period January 1, 1994 to May 25, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Beacon Properties Corporation as of December 31, 1996 and 1995 and the consolidated results of its operations and its cash flows for the years ended December 31, 1996 and 1995 and the period May 26, 1994 to December 31, 1994, and the combined results of operations and cash flows of the Predecessor for the period January 1, 1994 to May 25, 1994 in conformity with generally accepted accounting principles.

Boston, Massachusetts                          /s/ Coopers & Lybrand L.L.P.
January 28, 1997

                         BEACON PROPERTIES CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                     DECEMBER 31,
                                                                ----------------------
                                                                   1996         1995
                                                                ----------    --------
ASSETS
Real estate:
  Land......................................................    $  213,858    $ 43,077
  Buildings, improvements and equipment.....................     1,477,672     428,065
                                                                ----------    --------
                                                                 1,691,530     471,142
  Less accumulated depreciation.............................        97,535      66,571
                                                                ----------    --------
                                                                 1,593,995     404,571
Deferred financing and leasing costs, net of accumulated
  amortization of $16,370 and $14,509.......................        17,321       9,486
Cash and cash equivalents...................................        36,086       4,501
Restricted cash.............................................         2,599       2,764
Accounts receivable.........................................        11,609       6,128
Accrued rent................................................        13,065       6,493
Prepaid expenses and other assets...........................         1,093       8,060
Mortgage notes receivable...................................        51,491      34,778
Investments in and advance to joint ventures and
  corporations..............................................        52,153      58,016
                                                                ----------    --------
     TOTAL ASSETS...........................................    $1,779,412    $534,797
                                                                ==========    ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Mortgage notes payable....................................    $  452,212    $ 70,536
  Note payable, Credit Facility.............................       153,000     130,500
  Accounts payable, accrued expenses and other
     liabilities............................................        41,764      14,022
  Investment in joint venture...............................        24,735      23,955
                                                                ----------    --------
     TOTAL LIABILITIES......................................       671,711     239,013
                                                                ----------    --------
  Commitments and contingencies.............................            --          --
  Minority interest in Operating Partnership................       108,551      36,962
                                                                ----------    --------
Stockholders' equity:
  Common stock, $.01 par value, authorized 100,000,000
     shares, issued and outstanding 48,116,480 and
     20,215,822 shares......................................           481         202
  Additional paid-in capital................................     1,022,110     267,727
  Cumulative net income.....................................        60,047      23,715
  Cumulative dividends......................................       (83,488)    (32,822)
                                                                ----------    --------
     Total stockholders' equity.............................       999,150     258,822
                                                                ----------    --------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.............    $1,779,412    $534,797
                                                                ==========    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                         BEACON PROPERTIES CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                  PREDECESSOR
                                                                                                ---------------
                                                                            FOR THE PERIOD      FOR THE PERIOD
                                            YEAR ENDED      YEAR ENDED       MAY 26, 1994       JANUARY 1, 1994
                                           DECEMBER 31,    DECEMBER 31,           TO                  TO
                                               1996            1995        DECEMBER 31, 1994     MAY 25, 1994
                                           ------------    ------------    -----------------    ---------------
Revenues:
  Rental income.........................      $147,825         $71,050           $25,144            $5,776
  Management fees.......................         3,005           2,203                --             1,521
  Recoveries from tenants...............        16,719           9,742             4,488             1,040
  Mortgage interest income..............         4,970           2,546                --                --
  Other income..........................        11,272           5,502             2,301               675
                                            ----------      ----------        ----------            ------
       Total revenues...................       183,791          91,043            31,933             9,012
                                            ----------      ----------        ----------            ------
Expenses:
  Property expenses.....................        37,211          18,090             7,034             2,086
  Real estate taxes.....................        18,124          10,217             3,325               595
  General and administrative............        19,331           9,755             3,122             1,399
  Mortgage interest expense.............        30,300          15,226             4,992             2,798
  Interest -- amortization of financing
     costs..............................         2,084           1,370               617               373
  Depreciation and amortization.........        33,184          17,428             6,924             2,385
                                            ----------      ----------        ----------            ------
       Total expenses...................       140,234          72,086            26,014             9,636
                                            ----------      ----------        ----------            ------
Income (loss) from operations...........        43,557          18,957             5,919              (624)
Equity in net income of joint ventures
  and corporations......................         4,989           3,234               929               198
                                            ----------      ----------        ----------            ------
Income (loss) from continuing
  operations............................        48,546          22,191             6,848              (426)
Discontinued operations -- Construction
  Company:
  Income (loss) from operations.........        (2,609)            (12)              477               102
  Loss on sale..........................          (249)             --                --                --
                                            ----------      ----------        ----------            ------
Income (loss) before minority
  interest..............................        45,688          22,179             7,325              (324)
Minority interest in loss of combined
  partnerships..........................            --              --                --               931
Minority interest in Operating
  Partnership...........................        (5,988)         (4,119)           (1,670)               --
                                            ----------      ----------        ----------            ------
Income before extraordinary items.......        39,700          18,060             5,655               607
Extraordinary items, net of minority
  interest..............................        (3,368)             --                --             8,898
                                            ----------      ----------        ----------            ------
Net income..............................      $ 36,332         $18,060           $ 5,655            $9,505
                                            ==========      ==========        ==========            ======
Income before extraordinary items per
  common share..........................      $   1.32         $  1.09           $   .48                --
Extraordinary items per common share....         (0.11)             --                --                --
                                            ----------      ----------        ----------            ------
Net income per common share.............      $   1.21         $  1.09           $   .48                --
                                            ==========      ==========        ==========            ======
Weighted average common shares
  outstanding...........................    29,932,327      16,525,245        11,816,380                --
                                            ==========      ==========        ==========            ======

  The accompanying notes are an integral part of these consolidated financial statements.

                         BEACON PROPERTIES CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                 STOCKHOLDERS' EQUITY                             PREDECESSOR
                                     ---------------------------------------------                -----------
                                                  COMMON   ADDITIONAL                               OWNERS'
                                       SHARES     STOCK     PAID-IN     CUMULATIVE   CUMULATIVE     EQUITY
                                       ISSUED     AMOUNT    CAPITAL     NET INCOME   DIVIDENDS     (DEFICIT)
                                     ----------   ------   ----------   ----------   ----------   -----------
Balance at December 31, 1993.......                                                                 $(57,954)
Net income from January 1, 1994 to
  May 25, 1994.....................                                                                    9,505
Contributions and other, net of
  distributions from January 1,
  1994 to May 25, 1994.............                                                                    1,083
Issuance of stock for cash -- May
  26, 1994 -- Initial Offering.....  11,117,850    $111    $  173,341                                     --
Issuance of stock in connection
  with purchase of minority
  interests........................     698,530       7        11,868                                     --
Charge to reflect carryover of
  historical basis of accounting
  and recognition of minority
  interest in Operating Partnership
  for continuing investors.........          --      --       (77,600)                                47,366
Net income from May 26, 1994 to
  December 31, 1994................          --      --            --    $ 5,655            --
Dividends declared ($0.96 per
  share)...........................          --      --            --         --      $(11,344)           --
                                     ----------    ----    ----------    -------      --------      --------
Balance at December 31, 1994.......  11,816,380     118       107,609      5,655       (11,344)           --
Issuance of stock..................   8,341,050      84       159,236         --            --            --
Issuance of stock under dividend
  reinvestment and share purchase
  plan.............................      25,437      --           492         --            --            --
Issuance of stock by exercise of
  options..........................      12,367      --           216         --            --            --
Issuance of stock in exchange for
  Operating Partnership unit
  redemptions......................      20,588      --           174         --            --            --
Net income.........................          --      --            --     18,060            --            --
Dividends declared ($1.24 per
  share)...........................          --      --            --         --       (21,478)           --
                                     ----------    ----    ----------    -------      --------      --------
Balance at December 31, 1995.......  20,215,822     202       267,727     23,715       (32,822)           --
Issuance of stock..................  27,641,400     276       749,589         --            --            --
Issuance of stock under dividend
  reinvestment and share purchase
  plan.............................     101,431       1         2,647         --            --            --
Issuance of stock by exercise of
  options..........................      97,827       1         1,662         --            --            --
Issuance of stock in exchange for
  Operating Partnership unit
  redemptions......................      60,000       1           485         --            --            --
Net income.........................          --      --            --     36,332            --            --
Dividends declared ($1.765 per
  share)...........................          --      --            --         --       (50,666)           --
                                     ----------    ----    ----------    -------      --------      --------
Balance at December 31, 1996.......  48,116,480    $481    $1,022,110    $60,047      $(83,488)     $     --
                                     ==========    ====    ==========    =======      ========      ========

  The accompanying notes are an integral part of these consolidated financial statements.

                         BEACON PROPERTIES CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                                   PREDECESSOR
                                                                                                                 ---------------
                                                                                              FOR THE PERIOD     FOR THE PERIOD
                                                              YEAR ENDED      YEAR ENDED      MAY 26, 1994 TO    JANUARY 1, 1994
                                                             DEC. 31, 1996   DEC. 31, 1995   DECEMBER 31, 1994   TO MAY 25, 1994
                                                             -------------   -------------   -----------------   ---------------
Cash flows from operating activities:
  Net income...............................................   $    36,332      $  18,060         $   5,655           $ 9,505
                                                              -----------      ---------         ---------           -------
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Increase in accrued rent...............................        (6,572)        (3,741)             (915)           (1,181)
    Depreciation, amortization and interest -- amortization
      of financing costs...................................        35,268         18,798             7,541             2,848
    Equity in net income of joint ventures and
      corporations.........................................        (2,131)        (3,222)             (469)             (201)
    Minority interest in loss of combined partnerships.....            --             --                --            (1,519)
    Minority interest in Operating Partnership.............         5,988          4,119             1,670                --
    Extraordinary items....................................         3,368             --                --            (8,898)
    Deferred interest......................................            --             --                --               367
    Increase in accounts receivable........................        (5,481)        (1,746)           (3,385)             (376)
    (Increase) decrease in prepaid expenses and other
      assets...............................................          (333)           (82)            2,388            (1,940)
    Increase (decrease) in accounts payable, accrued
      expenses and other liabilities.......................        25,243            332              (107)            1,636
                                                              -----------      ---------         ---------           -------
        Total adjustments..................................        55,350         14,458             6,723            (9,264)
                                                              -----------      ---------         ---------           -------
        Net cash provided by operating activities..........        91,682         32,518            12,378               241
                                                              -----------      ---------         ---------           -------
Cash flows from investing activities:
  Property additions.......................................    (1,088,775)       (67,610)         (204,582)             (978)
  Payment of deferred leasing costs........................        (6,157)        (2,646)           (1,010)             (124)
  Decrease (increase) in prepaid expenses and other
    assets.................................................         5,000         (5,000)               --                --
  Purchase of minority interests...........................            --             --           (11,688)               --
  Investments in joint ventures............................            --             --           (15,802)               --
  Distributions from joint ventures........................         8,727          3,692             1,637                --
  Investments in and advance to corporations...............            --        (41,471)           (5,800)               --
  Cash from contributed assets.............................            --             --             6,978                --
  Restricted cash from contributed assets..................            --             --               420                --
  Purchase of mortgage notes receivable....................       (16,713)       (34,778)               --                --
  Decrease (increase) in restricted cash...................           165          2,063            (4,827)               --
                                                              -----------      ---------         ---------           -------
        Net cash used by investing activities..............    (1,097,753)      (145,750)         (234,674)           (1,102)
                                                              -----------      ---------         ---------           -------
Cash flows from financing activities:
  Proceeds from offerings..................................       754,778        160,028           173,452                --
  Owners' contributions....................................            --             --                --               412
  Owners' distributions....................................            --             --                --            (4,329)
  Borrowings on Credit Facility............................       468,000        124,700           130,300                --
  Borrowings on mortgage notes.............................       608,000             --                --               874
  Repayments on Credit Facility............................      (445,500)      (124,500)               --                --
  Repayments on mortgage notes.............................      (281,814)       (20,400)          (49,677)             (460)
  Advances (repayments of) amounts due to affiliates.......            --             --            (5,355)            2,800
  Payment of deferred financing costs......................        (9,811)        (2,457)           (2,852)              (13)
  Decrease (increase) in prepaid expenses and other
    assets.................................................         2,300         (2,300)               --                --
  Distributions paid to minority interests.................        (7,631)        (6,230)           (1,858)               --
  Dividends paid to stockholders...........................       (50,666)       (26,205)           (6,617)               --
                                                              -----------      ---------         ---------           -------
        Net cash provided (used) by financing activities...     1,037,656        102,636           237,393              (716)
                                                              -----------      ---------         ---------           -------
Net increase (decrease) in cash and cash equivalents.......        31,585        (10,596)           15,097            (1,577)
Cash and cash equivalents, beginning of period.............         4,501         15,097                --             6,150
                                                              -----------      ---------         ---------           -------
Cash and cash equivalents, end of period...................   $    36,086      $   4,501         $  15,097           $ 4,573
                                                              ===========      =========         =========           =======
Supplemental disclosures:
  Cash paid during the period for interest.................   $    28,777      $  14,738         $   5,278           $ 2,811
Noncash activities:
  Acquisition of interests in properties...................            --             --            22,721                --
  Increase in minority interest as a result of acquisition
    of interests in properties.............................        74,226             --             9,200                --
  Liabilities assumed in connection with contributions and
    acquisitions of properties.............................        55,529            861            93,518                --
  Dividends declared to stockholders.......................            --             --             4,727                --
  Distributions declared to minority interest..............            --             --             1,524                --
  Receivable from equity investment........................           781          1,057                --                --
  Redemption of Operating Partnership units for common
    stock..................................................           486            174                --                --
  Common stock issued in connection with purchase of
    minority interests.....................................            --             --            11,875                --

  The accompanying notes are an integral part of these consolidated financial statements.

                         BEACON PROPERTIES CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1. ORGANIZATION, OFFERINGS AND ACQUISITIONS:

     Beacon Properties Corporation (the "Company") was incorporated on March 4, 1994 as a Maryland corporation, and commenced operations effective with the completion of its initial offering on May 26, 1994. The Company qualifies as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Concurrent with the initial offering, the Company contributed its interests in two properties and the net proceeds of the offering which approximated $173.5 million in exchange for an approximate 78% interest in Beacon Properties, L.P., (the "Operating Partnership"), which became the successor entity to The Beacon Group (the "Predecessor").

     The Company was formed to continue and expand the commercial real estate development, construction, acquisition, leasing, design and management business of the Predecessor. Prior to the initial offering, the Predecessor was comprised of interests in 13 office properties and entities which provided design, leasing, development and construction services to each of the properties and unrelated third parties.

     During 1995, the Company completed three offerings totaling 8,341,050 shares of common stock. The net proceeds from these offerings totaling $159.3 million were used primarily to retire indebtedness incurred to acquire new properties and to acquire additional properties.

     During 1996, the Company completed three offerings totaling 27,641,400 shares of common stock. The net proceeds from these offerings totaling $749.9 million were used primarily to acquire additional properties.

     The following schedule summarizes the Company's interest in the properties as a result of its initial and subsequent offerings, and the related acquisition of properties and partnership interests. All properties have been consolidated by the Company and its Predecessor unless otherwise indicated in the notes:

                                                       DATE        RENTABLE      OWNERSHIP
                                                    ACQUIRED BY     AREA IN     INTEREST AT    ACCOUNTING
                                                    THE COMPANY   SQUARE FEET    12/31/96     METHOD NOTES
                                                    -----------   -----------   -----------   ------------
Properties:
Wellesley Office Park -- Buildings 1-8,
  Wellesley, MA...................................         (A)       623,000        100%          (E)
Crosby Corporate Center, Bedford, MA..............         (B)       336,000        100%
South Station, Boston, MA.........................         (B)       149,000        100%
175 Federal Street, Boston, MA....................         (B)       203,000        100%          (E)
One Post Office Square, Boston, MA................         (B)       764,000         50%          (D)
Center Plaza, Boston, MA..........................         (B)       649,000        100%
Rowes Wharf, Boston, MA...........................         (B)       344,000         45%          (F)
150 Federal Street, Boston, MA....................         (B)       530,000        100%
Polk and Taylor Buildings, Arlington, VA..........         (B)       890,000         10%          (G)
One Canal Park, Cambridge, MA.....................    6/10/94        100,000        100%
Westwood Business Centre, Westwood, MA............    6/10/94        160,000        100%
Russia Wharf, Boston, MA..........................    8/10/94        315,000        100%
Westlakes Office Park -- Buildings 1-3 and 5,
  Berwyn, PA......................................         (C)       444,000        100%
75-101 Federal Street, Boston, MA.................    9/29/95        812,000         52%          (H)
Two Oliver Street and 147 Milk Street, Boston,
  MA..............................................    10/6/95        271,000        100%
Ten Canal Park, Cambridge, MA.....................   12/21/95        110,000        100%
Perimeter Center, Atlanta, GA.....................    2/15/96      3,302,000        100%
1333 H Street, N.W., Washington, D.C..............    8/16/96        239,000        100%
AT&T Plaza, Oak Brook, IL.........................    8/16/96        225,000        100%
Tri-State International, Lincolnshire, IL.........    8/16/96        548,000        100%
John Marshall I, McLean, VA.......................     9/5/96        261,000        100%
E.J. Randolph, McLean, VA.........................     9/5/96        165,000        100%

                         BEACON PROPERTIES CORPORATION

                                                       DATE        RENTABLE      OWNERSHIP
                                                    ACQUIRED BY     AREA IN     INTEREST AT    ACCOUNTING
                                                    THE COMPANY   SQUARE FEET    12/31/96     METHOD NOTES
                                                    -----------   -----------   -----------   ------------
Northridge I, Herndon, VA.........................     9/5/96        124,000        100%
1300 North 17th Street, Rosslyn, VA...............   10/18/96        373,000        100%
1616 North Fort Myer Drive, Rosslyn, VA...........   10/18/96        293,000        100%
New England Executive Park, Burlington, MA........   11/15/96        817,000        100%
The Riverview Building, Cambridge, MA.............   11/21/96        263,000        100%
10960 Wilshire Boulevard, Westwood, CA............   11/21/96        544,000        100%
Shoreline Technology Park, Mountain View, CA......   12/20/96        727,000        100%
Lake Marriott Business Park, Santa Clara, CA......   12/20/96        400,000        100%
Presidents Plaza, Chicago, IL.....................   12/27/96        791,000        100%
                                                                  ----------
                                                                  15,772,000
                                                                  ==========
Service Entities:
Beacon Construction Company, Inc..................         (B)                       99%          (I)
Beacon Property Management, L.P...................         (B)                      100%
Beacon Property Management Corporation............         (B)                       99%          (I)
Beacon Design Corporation.........................         (B)                       99%          (I)
Beacon Design, L.P................................         (B)                      100%

---------------
(A) Wellesley Building 8 was acquired May 4, 1995. Interests in the remaining Wellesley Buildings were contributed as part of the initial public offering.

(B) Interests in this property or company were contributed or acquired as part of the initial public offering.

(C) Westlakes Buildings 1, 3 and 5 were acquired October 21, 1994. Westlakes Building 2 was acquired July 26, 1995.

(D) The Company is a general partner in the joint venture which owns the property and utilizes the equity method of accounting for its investment.

(E) On October 28, 1994, the Company acquired the remaining interest in the 175 Federal Street and Wellesley 6 Joint Ventures which owned these properties. Prior to the acquisition of the remaining interest, the Company and its Predecessor used the equity method of accounting for its investments.

(F) The Company owns an indirect limited partner interest and utilizes the equity method of accounting for its investment.

(G) The Company owns a 1% general partner interest and a 9% limited partner interest and utilizes the equity method of accounting for its investment.

(H) The Company is a shareholder in the corporation (private REIT) which owns the property and utilizes the equity method of accounting for its investment.

(I) The Company used the cost method of accounting for its investments in these subsidiaries prior to 1995. The Company currently uses the equity method of accounting for its investments. (See Note 2).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Business

     The Company is a self-managed and self-administered real estate investment trust (a "REIT") which currently has interests in a portfolio of 104 Class A office properties and other commercial properties containing approximately 15.8 million rentable square feet located in Boston, Atlanta, Chicago, Los Angeles, Philadelphia, San Francisco, and Washington, D.C.

     The Company also owns and operates commercial real estate development, acquisition, leasing, design and management businesses. The Company manages approximately 2.9 million square feet of commercial and

                         BEACON PROPERTIES CORPORATION
office space owned by third parties in various locations, including Boston, Waltham, and Springfield, Massachusetts and Chicago, Illinois.

  Principles of Consolidation

     The accompanying financial statements of the Company have been prepared on a consolidated basis which include all the accounts of the Company, its majority owned Operating Partnership and its subsidiaries. All significant intercompany balances and transactions have been eliminated. The Company's consolidated financial statements reflect the properties acquired at their historical basis of accounting to the extent of the acquisition of interests from the Predecessors' owners who continued on as investors. The remaining interests acquired from the Predecessors' owners have been accounted for as a purchase and the excess of the purchase price over the related historical cost basis was allocated to real estate. The consolidated financial statements of the Company include, along with the contributed properties of the Predecessor, significant acquisitions of properties and ownership interests subsequent to the initial public offering; consequently, the operating results of the Company are not directly comparable to the Predecessor.

     The accompanying financial statements of the Predecessor have been presented on a combined basis which include all of the contributed properties and the management, leasing, and design entities.

  Real Estate

     Buildings and improvements are recorded at cost and are depreciated on the straight-line and declining balance methods over their estimated useful lives of nineteen to forty years and fifteen to twenty years, respectively. The cost of buildings and improvements includes the purchase price of the property or interests in property, legal fees, acquisition costs, interest, property taxes and other costs incurred during the period of construction. The Company capitalized interest costs of $1.0 million in 1996, $0.1 million in 1995, and $0 in 1994. In accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, the Company periodically reviews its properties to determine if its carrying costs will be recovered from future operating cash flows. In cases where the Company does not expect to recover its carrying costs, the Company would recognize an impairment loss. No such losses have been recognized to date.

     Tenant improvements are depreciated over the terms of the related leases. Furniture, fixtures and equipment are depreciated using straight-line and declining balance methods over their expected useful lives of five to seven years.

     Expenditures for maintenance and repairs are charged to operations as incurred. Significant renovations or betterments which extend the economic useful life of the assets are capitalized.

  Deferred Financing and Leasing Costs

     Deferred financing costs include fees and costs incurred to obtain long-term financings, and are amortized over the terms of the respective loans on a basis which approximates the interest method. Deferred leasing costs incurred in the successful negotiation of leases, including brokerage, legal and other costs, have been deferred and are being amortized on a straight-line basis over the terms of the respective leases.

  Cash and Cash Equivalents

     Cash and cash equivalents consist of highly liquid assets with original maturities of three months or less from the date of purchase. The majority of the Company's cash and cash equivalents are held at major commercial banks. The Company has not experienced any losses to date on its invested cash. The carrying value of the cash and cash equivalents approximate market.

                         BEACON PROPERTIES CORPORATION

  Restricted Cash

     Restricted cash consists of cash held in escrow as required by lenders to satisfy real estate taxes and tenant improvement costs.

  Investments in and Advance to Joint Ventures and Corporations

     The Company and Predecessor use the equity method of accounting for their earnings in property joint ventures and corporations which it does not control. Losses in excess of investments are not recorded where the Company or the Predecessor is a limited partner and has not guaranteed nor intends to provide any future financial support to the respective properties.

     The Company utilized the cost method in 1994 for its earnings from service corporations. In 1995, the Company adopted the accounting prescribed in Emerging Issues Task Force Issue 95-6 "Accounting by a Real Estate Investment Trust for an Investment in a Service Corporation" and utilized the equity method for its investment in and earnings of service corporations. The effect of this change on 1994 results was not material and such amounts have been reclassified to conform to the 1995 presentation.

  Mortgage Notes Receivable

     Discounts from the principal balance on mortgage notes receivable, net of acquisition costs, are amortized as interest income over the term of the related notes using the effective yield method, based on management's evaluation of the current facts and circumstances and the ultimate ability to collect the principal balance of such notes.

  Offering Costs

     Underwriting commissions and offering costs incurred in connection with the initial and subsequent offerings have been reflected as a reduction of additional paid-in capital.

  Revenue Recognition

     Base rental income is reported on a straight-line basis over the terms of the respective leases. The impact of the straight-line rent adjustment increased revenues for the Company by $6.6 million, $3.7 million and $0.9 million and increased the Company's equity in net income of property joint ventures and corporations by $0.1 million, $0.2 million and $0.3 million for the years ended December 31, 1996 and 1995 and the period May 26, 1994 to December 31, 1994, respectively. Construction income of the Predecessor was recognized on the percentage-of-completion method on the basis of costs incurred and expected to be incurred. Management fees are recognized when they are earned.

  Income Taxes

     The Company has elected to be taxed as a REIT under the Internal Revenue Code commencing with its taxable period ended December 31, 1994. As a result, the Company will generally not be subject to federal income tax on its taxable income at corporate rates to the extent it distributes annually at least 95% of its taxable income to its shareholders and complies with certain other requirements. Accordingly, no provision has been made for federal income taxes in the accompanying consolidated financial statements. Certain subsidiaries are subject to federal and state income tax on their taxable income at regular corporate rates.

     The Predecessor was not a legal entity subject to income taxes. No federal or state income taxes were applicable to the entities that managed and owned the properties; accordingly, none have been provided in the accompanying combined financial statements.

                         BEACON PROPERTIES CORPORATION

  Interest Rate Protection Agreements

     The Company has entered into interest rate protection agreements to reduce the impact of certain changes in interest rates on its variable rate debt. These agreements are accounted for as a hedge. Amounts paid for the agreements are amortized over the lives of the agreements on a basis which approximates the interest method.

     Payments under interest rate swap agreements are recognized as adjustments to interest expense when incurred. The Company's policy is to write-off unamortized amounts paid under interest rate protection agreements, when the related debt is paid off or there is a termination of the agreements prior to their maturity. The Company is exposed to credit loss in the event of nonperformance by the other parties to the interest rate protection agreements. However, the Company does not anticipate nonperformance by the counterparties.

  Per Share Data

     The assumed exercise of outstanding share options, using the treasury stock method, is not dilutive and, therefore, such amounts are not presented (see Note
9). The income tax status of dividends declared during the years ended December 31, 1996 and 1995 and the period May 26, 1994 to December 31, 1994 are as follows:

                                                              1996    1995    1994
                                                              ----    ----    ----
Ordinary income.............................................  91%     87%     66%
Return of capital...........................................   9%     13%     34%

  Risks and Uncertainties

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

  Reclassifications

     Certain prior year balances have been reclassed to conform with current year presentation.

3. ACCOUNTS RECEIVABLE:

                                                                  DECEMBER 31,
                                                                -----------------
                                                                 1996       1995
                                                                -------    ------
Tenants.....................................................    $ 5,072    $2,137
Other.......................................................      4,228     1,006
Affiliates..................................................      3,683     3,322
Allowance for uncollectible amounts.........................     (1,374)     (337)
                                                                -------    ------
  Total.....................................................    $11,609    $6,128
                                                                =======    ======

4. MORTGAGE NOTES RECEIVABLE:

     The Company acquired a fifty percent interest in certain mortgage notes collateralized by property owned by a joint venture in which the Company has an indirect interest. The terms of the notes require interest-only payments at 8.71% quarterly on a principal balance of approximately $63.0 million and are due on April 1, 1999. The term may be extended for up to three years under certain conditions. The Company also has an option to purchase from an affiliate other mortgages collateralized by the same property.

                         BEACON PROPERTIES CORPORATION

5. INVESTMENTS IN AND ADVANCE TO JOINT VENTURES AND CORPORATIONS:

     The following is summarized financial information for the property joint ventures and corporation:

                                                                    DECEMBER 31,
                                                                --------------------
                                                                  1996        1995
                                                                --------    --------
Balance sheets:
  Real estate, net..........................................    $410,207    $419,096
  Other assets..............................................      51,669      55,714
                                                                --------    --------
     Total assets...........................................    $461,876    $474,810
                                                                ========    ========
  Mortgage notes payable....................................    $377,754    $380,827
  Loans and notes payable...................................      72,136      68,606
  Other liabilities.........................................      13,040      14,072
  Partners' and shareholders' equity (deficiency)...........      (1,054)     11,305
                                                                --------    --------
     Total liabilities and equity (deficiency)..............    $461,876    $474,810
                                                                ========    ========

                                                                                     PREDECESSOR
                                                                                     ------------
                                                                    MAY 26, 1994     JAN. 1, 1994
                                                                         TO               TO
                                              1996        1995      DEC. 31, 1994    MAY 25, 1994
                                            --------    --------    -------------    ------------
Summary of operations:
  Rentals...............................    $117,283    $ 91,048      $ 59,983         $ 38,386
Other income............................       3,453       3,861         5,717            2,941
Operating expenses......................     (61,086)    (49,472)      (34,688)         (22,632)
Mortgage interest expense...............     (28,712)    (23,232)      (16,261)         (13,432)
Depreciation and amortization...........     (18,592)    (14,537)      (11,427)          (8,228)
                                            --------    --------      --------         --------
Net income (loss).......................    $ 12,346    $  7,668      $  3,324         $ (2,965)
                                            ========    ========      ========         ========

     A reconciliation of interests in the underlying net assets to the Company's carrying value of property investments in joint ventures and corporation is as follows:

                                                                   DECEMBER 31,
                                                                ------------------
                                                                 1996       1995
                                                                -------    -------
Partners' and shareholders' equity (deficiency), as above...    $(1,054)   $11,305
Deficits of other partners and shareholders.................     23,532     13,259
                                                                -------    -------
Company's share of equity...................................     22,478     24,564
Excess of cost of investments over the net book value of
  underlying net assets, net of amortization and accumulated
  amortization of $122 and $75, respectively................      1,310      1,357
                                                                -------    -------
Carrying value of property investments in joint ventures and
  corporation...............................................    $23,788    $25,921
                                                                =======    =======

                         BEACON PROPERTIES CORPORATION

     The following is summarized financial information for the service corporations:

                                                                   DECEMBER 31,
                                                                ------------------
                                                                 1996       1995
                                                                -------    -------
Balance sheets:
  Equipment, net............................................    $ 1,806    $   715
  Other assets..............................................     34,155     29,560
                                                                -------    -------
     Total assets...........................................    $35,961    $30,275
                                                                =======    =======
  Other liabilities.........................................    $37,360    $27,124
  Shareholders' equity (deficiency).........................     (1,399)     3,151
                                                                -------    -------
     Total liabilities and equity (deficiency)..............    $35,961    $30,275
                                                                =======    =======

                                                                                MAY 26, 1994
                                                                                     TO
                                                        1996         1995       DEC. 31, 1994
                                                      ---------    ---------    -------------
Summary of operations:
  Construction income.............................    $ 140,903    $ 108,913      $ 52,429
  Consulting and management fees..................        2,537        7,576         4,848
  Interest and other income.......................          266          383           184
  Construction, consulting and management fee
     costs........................................     (141,167)    (110,835)      (52,388)
  General and administrative expense..............       (5,121)      (4,880)       (3,564)
  Depreciation and amortization...................         (584)        (336)         (186)
  Minority interest in net income of joint
     venture......................................          (52)        (130)          (90)
  Interest expense to stockholder.................           --         (650)           --
                                                      ---------    ---------      --------
  Net income (loss)...............................    $  (3,218)   $      41      $  1,233
                                                      =========    =========      ========

     A reconciliation of the underlying net assets to the Company's carrying value of investments in and advance to service corporations is as follows:

                                                                    DECEMBER 31,
                                                                --------------------
                                                                  1996        1995
                                                                --------    --------
Shareholders' equity (deficiency), as above.................    $ (1,399)   $  3,151
Less equity (deficiency) of other shareholders..............         (29)         11
                                                                --------    --------
Company's share of equity (deficiency)......................      (1,370)      3,140
Advance.....................................................       5,000       5,000
                                                                --------    --------
Carrying value of investments in and advance to service
  corporations..............................................       3,630       8,140
Carrying value of property investments in joint ventures and
  corporation, as above.....................................      23,788      25,921
                                                                --------    --------
  Total.....................................................    $ 27,418    $ 34,061
                                                                ========    ========
Per consolidated balance sheet:
Investments in and advance to joint ventures and
  corporations..............................................    $ 52,153    $ 58,016
Investment in joint venture.................................     (24,735)    (23,955)
                                                                --------    --------
  Total.....................................................    $ 27,418    $ 34,061
                                                                ========    ========

                         BEACON PROPERTIES CORPORATION

6. MORTGAGE NOTES PAYABLE:

     The mortgage notes payable, collateralized by the certain properties and assignment of leases, are as follows:

                                                                   DECEMBER 31,
                                                                -------------------
                                                                  1996       1995
                                                                --------    -------
Mortgage notes with fixed interest at:
8.00% maturing July 1, 1998.................................    $ 12,970    $13,236
6.67% maturing November 1, 1998.............................      56,920     57,300
7.23% maturing February 1, 2003.............................      55,000         --
7.23% maturing March 1, 2003................................      60,000         --
7.08% maturing March 31, 2006...............................     218,000         --
8.19% maturing January 1, 2007..............................      15,000         --
8.19% maturing January 1, 2007..............................      13,600         --
8.38% maturing December 1, 2008.............................      20,722         --
                                                                --------    -------
     Total mortgage notes payable...........................    $452,212    $70,536
                                                                ========    =======

     The Company's restricted cash consists of cash required by these mortgages to be held in escrow for capital expenditures and/or real estate taxes.

     Scheduled maturities of mortgage notes payable are as follows:

1997........................................................  $  2,127
1998........................................................    72,611
1999........................................................     6,602
2000........................................................     7,608
2001........................................................     8,171
Thereafter..................................................   355,093
                                                              --------
     Total..................................................  $452,212
                                                              ========

     The Company computes the fair value of its mortgage notes payable based upon the discounted cash flows at a discount rate that approximates the Company's effective borrowing rate and the Company has determined that the fair value of its mortgage notes approximates their carrying value.

     In March 1996, the Company repaid a debt and recorded an extraordinary item of $1.9 million, net of minority interest, in connection with the write-off of fees and costs to acquire the debt. The extraordinary item during the period January 1, 1994 through May 25, 1994 represents the gains resulting from the settlement of certain mortgage notes payable. As the prepayments were a condition to transferring the assets to the Company, these items were recorded by the Predecessor entity.

7. NOTE PAYABLE, CREDIT FACILITY:

     The Company has a three-year, $300 million revolving credit facility (the "Credit Facility"). The Credit Facility matures in June 1999 and is secured by cross-collateralized mortgages and assignment of rents on certain properties.

     Outstanding balances under the Credit Facility bear interest, at the Company's option, at either (i) the higher of (x) Bank of Boston's base interest rate and (y) one-half of one percent (1/2%) above the overnight federal funds effective rate or (ii) the Eurodollar rate plus 175 basis points (1.75%). The Company has an interest rate protection agreement through May 1997 with respect to $135 million of the Credit Facility, which provides for offsetting payments to the Company in the event that 90-day LIBOR exceeds 9.47% per annum.

                         BEACON PROPERTIES CORPORATION

Effective May 1997 through May 1999, the Company has an interest rate protection agreement with respect to $137.5 million of the Credit Facility, which provides for offsetting payments to the Company in the event that 90-day LIBOR exceeds 8.75% per annum. This interest rate protection arrangement may be applied during any four quarters in the period from May 1997 to May 1999.

     The outstanding balance of the Credit Facility at December 31, 1996 was $153.0 million. The weighted average amount outstanding during the years ended December 31, 1996 and 1995 and the period May 26, 1994 to December 31, 1994 was $42.3 million, $99.7 million and $50.4 million, respectively. The weighted average interest rate on amounts outstanding during the years ended December 31, 1996 and 1995 and the period May 26, 1994 to December 31, 1994 was approximately 7.78%, 8.25% and 7.57%, respectively. The applicable interest rate under the Credit Facility at December 31, 1996 was 8.25%.

     Based upon the Credit Facility's variable interest rate and the Company's determination of the fair value of its interest rate agreement based upon the quoted market prices of similar instruments, the Company has determined that the fair value of these instruments approximate their carrying value.

     As a result of the substantial modification of the terms of the Credit Facility in June 1996, the Company recorded an extraordinary item of $1.5 million, net of minority interest, in connection with the write-off of fees and costs relating to the prior Credit Facility.

8. ACCOUNTS PAYABLE, ACCRUED EXPENSES AND OTHER LIABILITIES:

                                                                   DECEMBER 31,
                                                              -----------------------
                                                               1996            1995
                                                              -------         -------
Accounts payable and accrued expenses.......................  $29,904         $ 8,092
Deferred liability..........................................    4,912           1,164
Affiliates..................................................    1,258           2,952
Other liabilities...........................................      504             647
Security deposits...........................................    5,186           1,167
                                                              -------         -------
     Total..................................................  $41,764         $14,022
                                                              =======         =======

9. STOCKHOLDERS' EQUITY:

  Stock Option Plans

     During 1994, the Company adopted the 1994 Stock Option Plan, which initially reserved 1,102,080 shares of common stock. In May, 1996 the 1994 Stock Option Plan was amended to reserve an additional 1,621,485 shares of common stock. The 1994 Stock Option Plan is administered by the Compensation Committee of the Board of Directors (the "Committee") and officers and certain other employees of the Company are eligible to participate. Non-employee Directors of the Company are eligible to receive stock options under the 1994 Stock Option Plan on a limited basis.

     The 1994 Stock Option Plan authorizes (i) the grant of stock options that qualify as incentive stock options under Section 422 of the Code ("ISOs"), (ii) the grant of stock options that do not so qualify ("NQSOs"), (iii) the grant of stock options in lieu of cash for Directors' fees and employee bonuses, (iv) grants of shares of common stock contingent on the attainment of performance goals or subject to other restrictions, and (v) grants of shares of common stock in lieu of cash compensation. The exercise price of stock options will be determined by the Committee, but may not be less than 100% of the fair market value of the shares of Common Stock on the date of grant in the case of ISOs. However, in the case of grants of NQSOs granted in lieu of cash for Directors' fees and employee bonuses, the exercise price may not be less than 50% of the fair market value of the shares of common stock on the date of grant. NQSOs granted under the 1994 Stock Option Plan may, if approved by the Committee, accrue annually a dividend equivalent right

                         BEACON PROPERTIES CORPORATION
which will entitle the option-holder to receive additional shares of common stock upon the exercise of the option. The Company has reserved 29,425 shares of common stock for issuance under the 1994 Stock Option Plan. Options issued vest at such time or times as determined by the committee except for options issued to independent directors which vest on the date of grant. All options have a term of ten years from the grant date.

     In October 1996, the Company adopted the 1996 Stock Option Plan (the "1996 Plan"), which provides for the granting of options to purchase up to an aggregate of 750,000 shares of common stock to all employees other than the senior executive officers of the Company. The Company has reserved 168,500 shares of common stock for issuance under the 1996 Option Plan. The term of each option is fixed by the Committee. The Committee also determines at what time or times each option becomes vested and exercisable and, subject to the terms of the Plan, the period of time, if any, after death, disability, or termination of employment during which options may be exercised. The Committee may accelerate the exercisability of any option at any time.

     Changes in options outstanding under the 1994 and 1996 plans during the period were as follows:

                                                                              OPTION
                                                                               PRICE
                                                                 NUMBER      ---------
                                                               OF SHARES     PER SHARE
                                                              UNDER OPTION    AVERAGE
                                                              ------------   ---------
Granted at Initial Offering.................................     630,250      $17.00
Granted May-December 1994...................................      27,500       18.16
Canceled May-December 1994..................................     (15,750)      17.00
                                                               ---------      ------
Shares under Option at December 31, 1994....................     642,000       17.05
Exercised -- 1995...........................................     (12,367)      17.46
Granted -- 1995.............................................     414,000       20.14
Canceled -- 1995............................................      (9,662)      17.00
                                                               ---------      ------
Shares under Option at December 31, 1995....................   1,033,971       18.28
Exercised -- 1996...........................................     (97,827)      17.00
Granted -- 1996.............................................   2,236,550       28.72
Canceled -- 1996............................................      (7,248)      19.16
                                                               ---------      ------
Shares under option at December 31, 1996....................   3,165,446       25.69
                                                               =========      ======
Options available for grant at beginning of year............      55,826          --
Options available for grant at end of year..................     197,925          --

     The Company applies Accounting Principles Board Opinion No. 25 and related Interpretations in accounting for its plans. Financial Accounting Standards Board Statement No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123") was issued in 1995 and, if fully adopted, changes the methods for recognition of cost on plans similar to those of the Company. Adoption of SFAS 123 is optional; however, had compensation cost for the Company's 1996 grants for stock-based compensation plans been determined consistent with SFAS 123, the Company's net income, net income applicable to common shareholders, and net income per common share would approximate the pro forma amounts below:

                                                               1996      1995
                                                              -------   -------
Net income:
  As reported...............................................  $36,332   $18,060
  Pro forma (unaudited).....................................   35,530    18,007
Net income per common share:
  As reported...............................................     1.21      1.09
  Pro forma (unaudited).....................................     1.19      1.09

                         BEACON PROPERTIES CORPORATION

     The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts. SFAS 123 does not apply to awards prior to 1995, and additional awards in future years are anticipated.

     The fair value of each option granted under SFAS 123, estimated on the date of grant using the Black-Scholes option-pricing model, is $3.38 for 1996 and $2.04 for 1995. The following table presents the annualized weighted-average values of the significant assumptions used to estimate the fair values of the options:

                                                              1996    1995
                                                              ----    ----
Risk-free interest rate.....................................  6.22%   5.45%
Expected life in years......................................   6.0     6.0
Expected volatility.........................................  16.6%   16.1%
Expected dividend yield.....................................   6.0%    6.0%

     The following table summarizes information about options outstanding at December 31, 1996:

                          OPTIONS OUTSTANDING                                     OPTIONS EXERCISABLE
------------------------------------------------------------------------   ---------------------------------
                                                            WEIGHTED       WEIGHTED                 WEIGHTED
                                            NUMBER          AVERAGE        AVERAGE      NUMBER      AVERAGE
     RANGE OF                             OUTSTANDING      REMAINING       EXERCISE   EXERCISABLE   EXERCISE
  EXERCISE PRICES                         AT 12/31/96   CONTRACTUAL LIFE    PRICE     AT 12/31/96    PRICE
  ---------------                         -----------   ----------------   --------   -----------   --------
$12.0625 - $15.0000 ....................       2,614          9.48         $13.4150       2,576     $13.4230
 17.0000 -  17.0000 ....................     497,396          7.38          17.0000     300,998      17.0000
 17.1875 -  18.3125 ....................      22,936          7.54          18.1680      20,437      18.1580
 20.1250 -  20.1250 ....................     395,000          8.92          20.1250     136,685      20.1250
 20.3750 -  25.8750 ....................     426,000          9.28          24.9049      26,000      22.4807
 26.0000 -  26.7500 ....................      35,000          9.49          26.2142      15,000      26.0000
 29.6250 -  29.6250 ....................   1,779,500          9.85          29.6250           0       0.0000
 31.0000 -  31.0000 ....................       1,000          9.89          31.0000           0       0.0000
 31.5000 -  31.5000 ....................       1,000          9.90          31.5000           0       0.0000
 32.2500 -  32.2500 ....................       5,000          9.94          32.2500           0       0.0000
-------------------                        ---------          ----         --------     -------     --------
 12.0625 -  32.2500 ....................   3,165,446          9.25         $25.6915     501,696     $18.4333
                                           =========          ====         ========     =======     ========

  Stock Purchase Plan

     In 1995, the Company instituted a dividend reinvestment and stock purchase plan for holders of the Company's stock. The plan permits shareholders to automatically reinvest their cash dividends or invest limited amounts of cash payments in newly issued shares or open market purchases of the Company's common stock. At December 31, 1996 and 1995, there were 373,132 and 474,563 shares reserved for issuance under the dividend reinvestment and stock purchase plan.

10. TRANSACTIONS WITH AFFILIATES:

                                                                                     PREDECESSOR
                                                                                     ------------
                                                                    MAY 26, 1994     JAN. 1, 1994
                                                                         TO               TO
                                                1996      1995      DEC. 31, 1994    MAY 25, 1994
                                               ------    -------    -------------    ------------
Management, design and construction fees
  and interest income......................    $9,176    $ 5,640                        $1,809
Administrative salaries and expenses.......        --         --                           469
Construction costs.........................     8,352     11,108        $241                --

     In 1995, the Company entered into an agreement to lease its corporate offices from a joint venture in which the Company has an indirect interest. It previously subleased corporate office space from another affiliate. Rental expense related to these arrangements was $1.3 million, $0.3 million and $0.1 million for the

                         BEACON PROPERTIES CORPORATION
years ended December 31, 1996 and 1995 and the period from May 26, 1994 to December 31, 1994, respectively.

     Future minimum rental payments at December 31, 1996 for the Company's corporate offices are $1.3 million for 1997, $1.4 million for 1998 through 2001, and $1.0 million for 2002.

11. MINORITY INTERESTS:

  Minority Interest in Operating Partnership

     Minority interest in the Operating Partnership relates to the portion which is not owned by the Company and, at December 31, 1996, amounted to 11.5%.

     In conjunction with the formation of the Company persons contributing interests in properties to the Operating Partnership elected to receive either common stock of the Company or interests in the Operating Partnership ("Units"). Each Unit may be redeemed for cash equal to the fair market value of a share of common stock at the time of redemption or, at the option of the Company, one share of common stock. When a unitholder redeems a Unit for a share of common stock or cash, minority interest is reduced and the Company's investment in the Operating Partnership is increased. At December 31, 1996 and 1995, 6,273,928 and 3,788,549 units were outstanding, respectively.

  Minority Interest in Combined Partnerships

     This amount presented in the financial statements of the Predecessor represents the losses of the properties in excess of capital of owners, who will continue to hold their respective economic interest in the combined partnerships, and are capable of funding their share of future capital calls.

12. COMMITMENTS AND CONTINGENCIES:

  Pension Plan

     The Company participates in a defined-benefit pension plan with some of its affiliates. This plan covers substantially all full-time non-union employees. The Company's portion of pension expense for the years ended December 31, 1996 and 1995 and the period May 26, 1994 to December 31, 1994 was $0.2 million, $0.1 million, and $0.1 million, respectively. The Predecessor's comparable allocated portion of pension expense amounted to $0.1 million for the period January 1, 1994 to May 25, 1994.

  401K Plan

     The eligible employees of the Company participate in a contributory savings plan with some of its affiliates. Under the plan, the Company may match contributions made by eligible employees based on a percentage of the employee's salary. The Company matches 25% of contributions up to 3% of such employee's salary (up to $30,000). The matching amount may be changed from time to time by the Board of Directors. Expenses under this Plan for 1995, 1994 and 1993 were not material.

  Contingencies

     The Company is subject to various legal proceedings and claims that arose in the ordinary course of business. These matters are generally covered by insurance. Management believes that the final outcome of such matters will not have a material adverse effect on the financial position, results of operations or liquidity of the Company.

                         BEACON PROPERTIES CORPORATION

  Lease

     The South Station property is subject to a ground lease expiring in 2024. The lease provides for two 15-year extension options. Under certain conditions, the lessor reserves the right to terminate the lease at the end of the initial term or at the end of the first extension period and pay the lessee an amount based on a formula payment of fair value. The minimum rents in connection with the lease are substantially based on percentage rent until 1997. The Company is obligated to provide loans to the lessor under certain conditions subject to a maximum of $0.9 million. As of December 31, 1996, no such loans were outstanding.

  Environmental

     A former tenant of Crosby Corporate Center has agreed to perform the necessary investigation and cleanup actions regarding remediation of possible contamination, bear all costs associated with such cleanup activities and indemnify the Company for any costs or damages it incurs in connection with such contamination. As the owner of the property, however, the Company could be held liable for the costs of such activities if the former tenant fails to undertake such actions.

     As a lessee of certain property, the Company has received an indemnity from the owner to the extent the Company is assessed costs relating to environmental cleanup.

     Site assessments at the New England Executive Park have identified contamination in the groundwater at a monitoring well which flows into an aquifer, which supplies drinking water to the Town of Burlington. The Town of Burlington has allocated funds for, and is in the process of constructing, a groundwater treatment facility at its drinking water supply that draws from the subject aquifer. The Company has been advised that such treatment facility has the capacity to treat any contaminants which may be derived from the groundwater passing beneath the New England Executive Park.

     Based on site assessments performed at The Riverview Building which have identified the presence of oil that slightly exceeds the concentration that requires reporting to the Massachusetts Department of Environmental Protection, an environmental consultant has advised the Company that applicable regulatory requirements can be satisfied without the need to perform any remediation at the property.

     In connection with the acquisition of the John Marshall land, the sellers have reported the findings of contamination to the Virginia Department of Environmental Quality and have retained an environmental consultant to prepare a remediation plan. Units valued at approximately $1.0 million were escrowed from the purchase price to be released to the seller upon performance of remediation pursuant to a remediation plan approved by the Company. The escrow further provides that the Company may receive some or all of the remaining escrowed Units upon certain conditions.

     The Company does not believe that any costs, if incurred, in connection with these environmental matters would have a material adverse effect on the financial position, results of operations, or liquidity of the Company.

  Other

     The Company guarantees the surety bonds of an affiliate in an amount up to $5.0 million.

     The Company has an obligation to pay $17.0 million in connection with the acquisition of real estate upon the achievement of conditions regarding occupancy or rental income levels.

     In connection with the acquisition of the John Marshall I, E. J. Randolph and Northridge I properties, the Company has agreed to maintain the non-recourse financing assumed from the sellers for a five year period and not to dispose of the property for a seven year period. If the Company should choose not to maintain the non-recourse provisions of the existing or new debt, or sell the properties, within these respective time periods

                         BEACON PROPERTIES CORPORATION
it shall be required to make payments to the sellers of approximately $6.0 million in 1997, reducing ratably to zero through 2003.

13. SEGMENT INFORMATION:

     The Predecessor operated principally in three segments: rental operations, property management, and construction. Revenues for the management segment include management revenues earned from the rental operations segment which are subsequently eliminated in consolidation.

     Income (loss) from operations consists of total revenues less total expenses excluding the effects of the following items: equity in net income
(loss) of joint ventures, minority interest in loss of combined partnerships and extraordinary gain.

                                                             JANUARY 1, 1994 - MAY 25, 1994
                                             ---------------------------------------------------------------
                                             RENTAL     MANAGEMENT    CONSTRUCTION    ELIMINATION     TOTAL
                                             -------    ----------    ------------    -----------    -------
Revenues.................................    $ 7,610      $1,766        $24,238          $(364)      $33,250
Income (Loss) from Operations............     (1,848)      1,260            102            (36)         (522)
Identifiable Assets......................     63,335         283         14,141           (289)       77,470
Depreciation and Amortization............      2,383           2             91             --         2,476
Capital Expenditures.....................        837          --            141             --           978

14. FUTURE MINIMUM RENTS:

     Future minimum rentals to be received under noncancelable tenant leases in effect at December 31, 1996 are as follows:

1997........................................................    $  188,032
1998........................................................       175,732
1999........................................................       170,086
2000........................................................       143,288
2001........................................................       113,718
Thereafter..................................................       370,698
                                                                ----------
  Total.....................................................    $1,161,554
                                                                ==========

15. GEOGRAPHIC CONCENTRATION:

     The Company owns properties with a total cost at December 31, 1996 as follows:

Downtown Boston.............................................    $  284,574
Suburban Boston.............................................       279,987
Suburban Atlanta............................................       343,014
Suburban Philadelphia.......................................        59,018
Suburban Virginia...........................................       178,166
Suburban Los Angeles........................................       133,307
Suburban San Francisco......................................       184,207
Suburban Chicago............................................       175,819
Downtown Washington.........................................        53,438
                                                                ----------
  Total.....................................................    $1,691,530
                                                                ==========

                         BEACON PROPERTIES CORPORATION

16. SELECTED QUARTERLY FINANCIAL INFORMATION: (UNAUDITED)

     The following schedule is a summary of the quarterly results of operations for the years ended December 31, 1996 and 1995 and the period May 26, 1994 to December 31, 1994:

                                                   FIRST     SECOND      THIRD     FOURTH
                                                  QUARTER    QUARTER    QUARTER    QUARTER     TOTAL
                                                  -------    -------    -------    -------    --------
                                                              YEAR ENDED DECEMBER 31, 1996
Revenue.......................................    $33,668    $41,438    $46,602    $62,082    $183,791
Income from continuing operations.............      6,899     10,053     11,603     15,002      43,557
Discontinued operations -- Construction
  Company:
  Loss from operations........................       (407)      (663)      (841)      (698)     (2,609)
  Loss on sale................................         --         --         --       (249)       (249)
Extraordinary items, net of minority
  interest....................................     (1,726)    (1,642)        --         --      (3,368)
Net income....................................      4,994      7,550     10,524     13,265      36,332
Net income per common share...................       0.23       0.28       0.34       0.34        1.21

                                                    FIRST     SECOND      THIRD     FOURTH
                                                   QUARTER    QUARTER    QUARTER    QUARTER     TOTAL
                                                   -------    -------    -------    -------    -------
                                                              YEAR ENDED DECEMBER 31, 1995
Revenue........................................    $20,801    $22,124    $23,595    $24,523    $91,043
Income from continuing operations..............      3,498      4,620      5,510      5,329     18,957
Discontinued operations -- Construction
  Company:
  Loss from operations.........................         --         --        (12)        --        (12)
Net income.....................................      3,081      4,151      5,088      5,740     18,060
Net income per common share....................       0.25       0.26       0.29       0.28       1.09

                                                             SECOND      THIRD     FOURTH
                                                             QUARTER    QUARTER    QUARTER     TOTAL
                                                             -------    -------    -------    -------
                                                                MAY 26, 1994 TO DECEMBER 31, 1994
Revenue..................................................    $3,997     $11,387    $16,549    $31,933
Income from continuing operations........................       784       1,578      3,557      5,919
Discontinued operations -- Construction Company:
  Income from operations.................................        42         165        270        477
Net income...............................................       826       1,826      3,003      5,655
Net income per common share..............................      0.07        0.15       0.26       0.48

17. PRO FORMA RESULTS: (UNAUDITED)

     The following unaudited pro forma operating results for the Company have been prepared as if capital contributions and property acquisitions during 1995 and 1996 had occurred on January 1, 1995. Unaudited pro forma financial information is presented for informational purposes only and may not be indicative of what the actual results of operations of the Company would have been had the events occurred as of January 1, 1995, nor does it purport to represent the results of operations for future periods. Pro forma results have not been presented for 1994 as the Company operations did not commence until May 26, 1994.

                                                                    DECEMBER 31,
                                                                --------------------
                                                                  1996        1995
                                                                --------    --------
Revenues....................................................    $299,147    $266,882
Income before extraordinary items...........................      74,845      69,894
Net income..................................................      71,416      69,894
Net income per common share.................................        1.48        1.45

                         BEACON PROPERTIES CORPORATION

18. DISCONTINUED OPERATIONS:

     On December 31, 1996, certain assets of the Construction Company were sold. These assets included fixed assets, general construction contracts in progress, and the receivables and payables related to these contracts. All employees were transferred to the buyer who is expected to complete all outstanding construction work for projects not purchased as part of the sale.

19. SUBSEQUENT EVENTS:

  Declaration of Dividend

     On January 28, 1997, the Company declared a quarterly dividend of $0.4625 per common share, payable on February 28, 1997 to shareholders of record on February 10, 1997.

       REPORT OF INDEPENDENT ACCOUNTANTS ON FINANCIAL STATEMENT SCHEDULES

To the Board of Directors and Stockholders of Beacon Properties Corporation:

Our report on the consolidated financial statements of Beacon Properties Corporation is included on page F-1 of this Form 10-K. In connection with our audits of such financial statements, we have also audited the related financial statement schedules listed in the Item 14(a) of this Form 10-K.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.

                                          /s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts
January 28, 1997

                                  SCHEDULE III

                         BEACON PROPERTIES CORPORATION
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                                                   INITIAL COST
                                                                           ----------------------------
                                                                           BUILDINGS AND
DESCRIPTION                                                 ENCUMBRANCES       LAND        IMPROVEMENTS
-----------                                                 ------------   -------------   ------------
Commercial Property:
Wellesley Office Park -- Buildings 1-8 -- Wellesley, MA...    $ 55,000       $  9,110       $   75,829
Crosby Corporate Center -- Bedford, MA....................          --(1)         978           10,478
South Station -- Boston, MA...............................          --             --           21,487
175 Federal St. -- Boston, MA.............................      12,970          1,404           24,505
Center Plaza -- Boston, MA................................      60,000          7,301           65,712
150 Federal St. -- Boston, MA.............................      56,920(2)      11,265          101,280
One Canal Park -- Cambridge, MA...........................          --(1)         931            8,444
Ten Canal Park -- Cambridge, MA...........................          --(1)       1,179           10,609
Two Oliver Street -- Boston, MA...........................          --(1)       1,796           16,166
Westwood Business Centre -- Westwood, MA..................          --(1)       1,159           10,498
Russia Wharf -- Boston, MA................................          --(1)       1,442           12,974
Westlakes Office Park -- Buildings 1, 2, 3 and 5 --
  Berwyn, PA..............................................          --(1)       6,335           46,267
Perimeter Center--Atlanta, GA.............................     218,000         46,438          292,305
AT&T Plaza -- Oak Brook, IL...............................          --(1)       3,510           31,587
Tri-State International -- Lincolnshire, IL...............          --(1)       6,222           55,999
1333H Street, N.W. -- Washington, D.C.....................          --(1)       5,337           48,033
E.J. Randolph -- McLean, VA...............................      15,000          3,590           19,520
John Marshall I -- McLean, VA.............................      20,722          5,996           27,991
Northridge I -- Herndon, VA...............................      13,600          1,911           19,264
1300 North 17th Street -- Rosslyn, VA.....................          --(1)       8,007           46,758
1616 North Fort Myer Drive -- Rosslyn, VA.................          --(1)       6,156           38,651
New England Executive Park -- Burlington, MA..............          --(1)       7,067           68,259
10960 Wilshire Boulevard -- Westwood, CA..................          --         11,200          122,039
The Riverview Building -- Cambridge, MA...................          --          4,513           40,616
Shoreline Technology Park -- Mountain View, CA............          --         39,547          101,444
Lake Marriott Business Park -- Santa Clara, CA............          --         12,032           31,128
Presidents Plaza -- Chicago, IL...........................          --          7,750           69,752
                                                              --------       --------       ----------
                                                              $452,212       $212,176       $1,417,595
                                                              ========       ========       ==========

                                  SCHEDULE III

                         BEACON PROPERTIES CORPORATION
             REAL ESTATE AND ACCUMULATED DEPRECIATION -- CONTINUED
                               DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                    SUBSEQUENT TO              GROSS AMOUNT AT WHICH
                                                     ACQUISITION             CARRIED AT CLOSE OF PERIOD
Cost Capitalized                                ---------------------   ------------------------------------
                                                          BUILDINGS                 BUILDINGS
                                                             AND                       AND
DESCRIPTION                                      LAND    IMPROVEMENTS     LAND     IMPROVEMENTS     TOTAL
-----------                                     ------   ------------   --------   ------------   ----------
Commercial Property:
Wellesley Office Park -- Buildings 1-8 --
  Wellesley, MA...............................      --     $12,866      $  9,110    $   88,695    $   97,805
Crosby Corporate Center -- Bedford, MA........  $1,505      14,880         2,483        25,358        27,841
South Station -- Boston, MA...................      --         861            --        22,348        22,348
175 Federal St. -- Boston, MA.................      --       3,196         1,404        27,701        29,105
Center Plaza -- Boston, MA....................      --       8,810         7,301        74,522        81,823
150 Federal St. -- Boston, MA.................      --       1,326        11,265       102,606       113,871
One Canal Park -- Cambridge, MA...............      --         139           931         8,583         9,514
Ten Canal Park -- Cambridge, MA...............      --         135         1,179        10,744        11,923
Two Oliver Street -- Boston, MA...............      --       1,376         1,796        17,542        19,338
Westwood Business Centre -- Westwood, MA......      --         674         1,159        11,172        12,331
Russia Wharf -- Boston, MA....................     177       3,496         1,619        16,470        18,089
Westlakes Office Park -- Buildings 1, 2, 3 and
  5 -- Berwyn, PA.............................      --       6,416         6,335        52,683        59,018
Perimeter Center -- Atlanta, GA...............      --       4,271        46,438       296,576       343,014
AT&T Plaza -- Oak Brook, IL...................      --          18         3,510        31,605        35,115
Tri-State International -- Lincolnshire, IL...      --         950         6,222        56,949        63,171
1333H Street, N.W. -- Washington, D.C.........      --          68         5,337        48,101        53,438
E.J. Randolph -- McLean, VA...................      --          36         3,590        19,556        23,146
John Marshall I -- McLean, VA.................      --         147         5,996        28,138        34,134
Northridge I -- Herndon, VA...................      --          41         1,911        19,305        21,216
1300 North 17th Street -- Rosslyn, VA.........      --          11         8,007        46,769        54,776
1616 North Fort Myer Drive -- Rosslyn, VA.....      --          87         6,156        38,738        44,894
New England Executive Park -- Burlington,
  MA..........................................      --          64         7,067        68,323        75,390
10960 Wilshire Boulevard -- Westwood, CA......      --          68        11,200       122,107       133,307
The Riverview Building -- Cambridge, MA.......      --          54         4,513        40,670        45,183
Shoreline Technology Park -- Mountain View,
  CA..........................................      --          49        39,547       101,493       141,040
Lake Marriott Business Park -- Santa Clara,
  CA..........................................      --           7        12,032        31,135        43,167
Presidents Plaza -- Chicago, IL...............      --          31         7,750        69,783        77,533
                                                ------     -------      --------    ----------    ----------
                                                $1,682     $60,077      $213,858    $1,477,672    $1,691,530
                                                ======     =======      ========    ==========    ==========

                                  SCHEDULE III

                         BEACON PROPERTIES CORPORATION
             REAL ESTATE AND ACCUMULATED DEPRECIATION -- CONTINUED
                               DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                                                               LIFE ON
                                                                                                WHICH
                                                                                             DEPRECIATION
                                                                                              IN LATEST
                                                                 DATE OF                        INCOME
                                               ACCUMULATED    CONSTRUCTION/       DATE        STATEMENTS
DESCRIPTION                                    DEPRECIATION    RENOVATION       ACQUIRED     IS COMPUTED
-----------                                    ------------   -------------   ------------   ------------
Commercial Property:
Wellesley Office Park -- Buildings 1-8 --
  Wellesley, MA...............................   $33,913        1963-1984        1994/1995        (3)
Crosby Corporate Center -- Bedford, MA........     6,702             1981          5/26/94        (3)
South Station -- Boston, MA...................    13,434             1988          5/26/94        (3)
175 Federal St. -- Boston, MA.................     7,258             1977         10/28/94        (3)
Center Plaza -- Boston, MA....................     5,884        1966-1969         12/01/94        (3)
150 Federal St. -- Boston, MA.................     8,961             1988          5/26/94        (3)
One Canal Park -- Cambridge, MA...............       770             1987          6/10/94        (3)
Ten Canal Park -- Cambridge, MA...............       386             1987         12/20/95        (3)
Two Oliver Street -- Boston, MA...............       783        1982-1988         10/06/95        (3)
Westwood Business Centre -- Westwood, MA......     1,083             1985          6/10/94        (3)
Russia Wharf -- Boston, MA....................     1,453        1978-1982          8/10/94        (3)
Westlakes Office Park -- Buildings 1, 2, 3 and
  5 -- Berwyn, PA.............................     3,931        1988-1990     7/95 & 10/94        (3)
Perimeter Center -- Atlanta, GA...............     8,822        1970-1989          2/15/96        (3)
AT&T Plaza -- Oak Brook, IL...................       395             1984          8/16/96        (3)
Tri-State International -- Lincolnshire, IL...       710             1986          8/16/96        (3)
1333H Street, N.W. -- Washington, D.C.........       601             1984          8/16/96        (3)
E.J. Randolph -- McLean, VA...................       217             1983          9/05/96        (3)
John Marshall I -- McLean, VA.................       306             1981          9/05/96        (3)
Northridge I -- Herndon, VA...................       214             1988          9/05/96        (3)
1300 North 17th Street -- Rosslyn, VA.........       325             1980         10/18/96        (3)
1616 North Fort Myer Drive -- Rosslyn, VA.....       271             1974         10/18/96        (3)
New England Executive Park -- Burlington,
  MA..........................................       291        1970-1985         11/15/96        (3)
10960 Wilshire Boulevard -- Westwood, CA......       439        1971-1992         11/21/96        (3)
The Riverview Building -- Cambridge, MA.......       170        1985-1986         11/21/96        (3)
Shoreline Technology Park -- Mountain View,
  CA..........................................       141        1985-1991         12/20/96        (3)
Lake Marriott Business Park -- Santa Clara,
  CA..........................................        43             1981         12/20/96        (3)
Presidents Plaza -- Chicago, IL...............        32        1980-1982         12/27/96        (3)
                                                 -------
                                                 $97,535
                                                 =======

---------------
(1) These properties are collateral for a Note Payable under the Credit Facility. The outstanding balance under the Note at December 31, 1996 is $153,000.

(2) This property is comprised of two Units. Unit A is collateral for a Note Payable under the Credit Facility. Unit B is collateral for a Mortgage Note Payable in the amount of $56,920.

(3) Buildings and improvements -- 19 to 40 years; Personal property -- 5 to 10 years; tenant improvements -- over the terms of the related leases.

                                  SCHEDULE III

                         BEACON PROPERTIES CORPORATION
             REAL ESTATE AND ACCUMULATED DEPRECIATION -- CONTINUED
                               DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

     Depreciation of building and improvements and personal property is calculated over the following estimated useful lives, using straight line and declining balance methods:

     Buildings and improvements -- 19 to 40 years

     Tenant Improvements -- over the terms of the related leases

     Personal property -- 5 to 10 years

     The aggregate cost for federal income tax purposes was approximately $1,390.3 million at December 31, 1996.

     The changes in total real estate assets for the years ended December 31, 1996 and 1995, the period May 26, 1994 to to December 31, 1994 and the period January 1, 1994 to May 25, 1994 are as follows:

                                                           COMPANY                    PREDECESSOR
                                           ---------------------------------------    ------------
                                                                     MAY 26, 1994     JAN. 1, 1994
                                                                          TO               TO
                                              1996         1995      DEC. 31, 1994    MAY 25, 1994
                                           ----------    --------    -------------    ------------
Balance, beginning of period...........    $  471,142    $400,419      $207,013*        $81,220
Acquisitions, Construction Costs and
  Improvements.........................     1,220,388      70,723       193,406             978
                                           ----------    --------      --------         -------
Balance, end of period.................    $1,691,530    $471,142      $400,419         $82,198
                                           ==========    ========      ========         =======

---------------
* Represents initial acquisition cost of properties in the formation of the Company.

     The changes in accumulated depreciation for the years ended December 31, 1996 and 1995, the period May 26, 1994 to to December 31, 1994 and the period January 1, 1994 to May 25, 1994 are as follows:

                                                           COMPANY                    PREDECESSOR
                                           ---------------------------------------    ------------
                                                                     MAY 26, 1994     JAN. 1, 1994
                                                                          TO               TO
                                              1996         1995      DEC. 31, 1994    MAY 25, 1994
                                           ----------    --------    -------------    ------------
Balance, beginning of period...........    $   66,571    $ 51,115      $ 45,044**       $37,167
Depreciation for period................        30,964      15,456         6,071           2,055
                                           ----------    --------      --------         -------
Balance, end of period.................    $   97,535    $ 66,571      $ 51,115         $39,222
                                           ==========    ========      ========         =======

---------------
     ** Balance reflects prior accumulated depreciation carried over due to accounting for formation acquisitions as poolings of interests.

                                  SCHEDULE IV

                         BEACON PROPERTIES CORPORATION
                         MORTGAGE LOANS ON REAL ESTATE
                               DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                                                                           PRINCIPAL
                                                                                                           AMOUNT OF
                                                                                                             LOANS
                                                                                                           SUBJECT TO
                                      FINAL                                    FACE         CARRYING       DELINQUENT
 COMMERCIAL PROPERTY     INTEREST    MATURITY      PERIODIC        PRIOR     AMOUNT OF     AMOUNT OF      PRINCIPAL OR
      INTEREST             RATE        DATE      PAYMENT TERM      LIENS     MORTGAGES    MORTGAGES(1)      INTEREST
 -------------------     --------    --------    -------------    -------    ---------    ------------    ------------
Rowes Wharf Boston,
  MA.................     8.71%       4/1/99     Interest-only    $    --      63,000       $51,491            --

---------------
(1) The aggregate cost of the Company's mortgage loans for federal income tax purposes was $51,491 at December 31, 1996.

     Reconciliation of Mortgage Loans on real estate for the year ended December 31:

                                                                 1996
                                                                -------
Balance at beginning of year................................    $34,778
  Additions during period:
     Acquisition of mortgage loans..........................     16,713
  Deductions during period:
     Principal collections..................................         --
                                                                -------
Balance at end of year......................................    $51,491
                                                                =======

                               [Equity Office Logo]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 32.  SALES TO SPECIAL PARTIES

     Not applicable

ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES

     Prior to the IPO, the Company sold 1,000 unregistered Common Shares to Mr. Zell for a purchase price of $25.00 per Common Share.

     Immediately prior to the closing of the IPO, pursuant to the Contribution Agreement, (i) each ZML Opportunity Partnership contributed to the Operating Partnership substantially all of its assets and liabilities in exchange for an aggregate of 119,652,403 Common Shares and (ii) EGI, EOP and EOH, each of which is owned by affiliates of Mr. Zell and which are referred to collectively as the "Equity Group," contributed the Management Business, and EOP contributed 95% of the economic value of that portion of the Management Business that relates to the Third-Party Management Business, to the Operating Partnership in exchange for 8,358,822 Units. EOP and the Operating Partnership then jointly contributed the Third-Party Management Business to the Management Corp., with EOP receiving voting stock representing 5% of the economic value of the Management Corp. and the Operating Partnership receiving non-voting stock representing 95% of the economic value of the Management Corp. In connection with its contribution of the Management Business, EGI and EOH also contributed their asset management contracts relating to the Office Properties and the Parking Facilities to the Operating Partnership in exchange for Units.

     Immediately prior to the closing of the IPO, pursuant to a merger agreement, each ZML REIT merged with and into the Company and the Company issued 123,429,770 Common Shares to the ZML REIT shareholders. As part of the Consolidation, each ZML Opportunity Partnership admitted the Company as its sole managing general partner and each ZML Partner became a non-managing general partner of its ZML Opportunity Partnership. As a result, the Company became the 1% managing general partner in each ZML Opportunity Partnership, the sole limited partner in ZML Opportunity Partnerships III and IV, and the majority limited partner in ZML Opportunity Partnerships I and II, owning at least 53% and 83%, respectively, of the capital interests in those partnerships. See "The Company -- Formation Transactions."

     In October 1997, the Company sold an aggregate of $274 million of Restricted Common Shares in two separate transactions to institutional investors and contributed the proceeds to the Company in exchange for 9.7 million Units.

     In February 1998, the Company sold 6,000,000 5.25% Preferred Income Equity Redeemable Shares(SM), designated by the Company as its 5.25% Series B Convertible, Cumulative Preferred Shares of Beneficial Interest, $.01 par value per share, $50.00 liquidation preference per share (the "Series B Preferred Shares"), in a private placement (the "Series B Preferred Offering"). The Company used the net proceeds from the Series B Preferred Offering to repay amounts outstanding under the Credit Facilities.

     In April 1998, the Trust sold 628,009 Common Shares to Merrill Lynch, Pierce, Fenner and Smith Incorporated in a private placement (the "UIT Offering"). Merrill Lynch, Pierce, Fenner and Smith Incorporated deposited these Common Shares with the trustee of the Equity Investor Fund Cohen and Steers Realty Majors Portfolio (A Unit Investment Trust) (the "UIT") in exchange for units in the UIT. The Company used the net proceeds from the UIT Offering to repay amounts outstanding under the Credit Facilities.

ITEM 34.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's officers and directors are and will be indemnified under Maryland and Delaware law, the Declaration of Trust and Bylaws of the Company and the Partnership Agreement of the Operating Partnership against certain liabilities. The Declaration of Trust of the Company requires it to indemnify its directors and officers to the fullest extent permitted from time to time under Maryland law.

     The Declaration of Trust of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former trustee or officer or (b) any individual who, while a trustee of the Company and at the request of the Company, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former trustee or officer of the Company. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer who is made party to the proceeding by reason of his service in that capacity or (b) any individual who, while a trustee or officer of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against and claim or liability to which he may become subject by reason of such status. The Declaration of Trust and Bylaws also permit the Company to indemnify and advance expenses to any person who serve as a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

     The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In accordance with the MGCL, the Bylaws of the Company require it, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

ITEM 35.  TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

     Not Applicable.

ITEM 36.  FINANCIAL STATEMENTS AND EXHIBITS

(A) FINANCIAL STATEMENTS, ALL OF WHICH ARE INCLUDED IN THE PROSPECTUS:

PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
  (UNAUDITED)
  Basis of Presentation
  Pro Forma Condensed Combined Balance Sheet as of December
     31, 1997

  Pro Forma Condensed Combined Statement of Operations for
     the year ended December 31, 1997
  Notes to the Pro Forma Condensed Combined Financial
     Statements
HISTORICAL CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
  (AUDITED)
  Report of Independent Auditors
  Consolidated and Combined Balance Sheets of Equity Office
     Properties Trust and Equity Office Predecessors as of
     December 31, 1997 and 1996
  Consolidated Statement of Operations of Equity Office
     Properties Trust for the period from July 11, 1997 to December 31, 1997, and the Combined Statements of
     Operations of Equity Office Predecessors for the period from January 1, 1997 to July 10, 1997 and the years ended December 31, 1996 and 1995
  Consolidated Statement of Cash Flows of Equity Office
     Properties Trust for the period from July 11, 1997 to December 31, 1997, and the Combined Statements of Cash
     Flows of Equity Office Predecessors for the period from January 1, 1997 to July 10, 1997 and the years ended
     December 31, 1996 and 1995
  Consolidated Statement of Shareholders' Equity of Equity
     Office Properties Trust for the period from July 11,
     1997 to December 31, 1997 and the Combined Statements of Owners' Equity of Equity Office Predecessors for the period from January 1, 1997 to July 10, 1997 and the years ended December 31, 1996 and 1995
  Notes to Consolidated and Combined Financial Statements
177 BROAD STREET
  Report of Independent Auditors
  Statement of Revenue and Certain Expenses for the year
     ended December 31, 1996
  Notes to Statement of Revenue and Certain Expenses
PRESTON COMMONS
  Report of Independent Auditors
  Statement of Revenue and Certain Expenses for the year
     ended December 31, 1996
  Notes to Statement of Revenue and Certain Expenses
OAKBROOK TERRACE TOWER
  Report of Independent Auditors
  Statements of Revenue and Certain Expenses for the three months ended March 31, 1997 and the year ended December
     31, 1996
  Notes to Statements of Revenue and Certain Expenses
ONE MARITIME PLAZA
  Report of Independent Auditors
  Statements of Revenue and Certain Expenses for the three months ended March 31, 1997 and the year ended December
     31, 1996
  Notes to Statements of Revenue and Certain Expenses
201 MISSION STREET
  Report of Independent Auditors
  Statements of Revenue and Certain Expenses for the three months ended March 31, 1997 and the year ended December
     31, 1996
  Notes to Statements of Revenue and Certain Expenses
30 N. LASALLE
  Report of Independent Auditors
  Statements of Revenue and Certain Expenses for the three months ended March 31, 1997 and the year ended December
     31, 1996
  Notes to Statements of Revenue and Certain Expenses

COLUMBUS AMERICA PROPERTIES
  Report of Independent Auditors
  Combined Statements of Revenue and Certain Expenses for the period from January 1, 1997 to July 31, 1997 and the year ended December 31, 1996
  Notes to Combined Statements of Revenue and Certain
     Expenses
PRUDENTIAL PROPERTIES
  Report of Independent Auditors
  Combined Statements of Revenue and Certain Expenses for the period from January 1, 1997 to August 31, 1997 and the year ended December 31, 1996
  Notes to Combined Statements of Revenue and Certain
     Expenses
550 SOUTH HOPE STREET
  Report of Independent Auditors
  Statements of Revenue and Certain Expenses for the period from April 1, 1997 to July 31, 1997 and the year ended
     March 31, 1997
  Notes to Statements of Revenue and Certain Expenses
ACORN PROPERTIES
  Report of Independent Auditors
  Combined Statements of Revenue and Certain Expenses for the period from January 1, 1997 to July 31, 1997 and the year ended December 31, 1996
  Notes to Combined Statements of Revenue and Certain
     Expenses
10 & 30 SOUTH WACKER DRIVE
  Report of Independent Auditors
  Combined Statements of Revenue and Certain Expenses for the period from January 1, 1997 to July 31, 1997 and the year ended December 31, 1996
  Notes to Combined Statements of Revenue and Certain
     Expenses
ONE LAFAYETTE CENTRE
  Report of Independent Auditors
  Statements of Revenue and Certain Expenses for the period from January 1, 1997 to July 31, 1997 and the year ended December 31, 1996
  Notes to Statements of Revenue and Certain Expenses
PPM PROPERTIES
  Report of Independent Auditors
  Combined Statements of Revenue and Certain Expenses for the period from January 1, 1997 to August 31, 1997 and the year ended December 31, 1996
  Notes to Combined Statements of Revenue and Certain
     Expenses
WRIGHT RUNSTAD PROPERTIES
  Report of Independent Auditors
  Combined Statements of Revenue and Certain Expenses for the period from October 1, 1996 to August 31, 1997 and the year ended September 30, 1996
  Notes to Combined Statements of Revenue and Certain
     Expenses

BEACON PROPERTIES CORPORATION
  Report of Independent Accountants
  Consolidated Balance Sheets as of December 31, 1996 and 1995
  Consolidated Statements of Operations for the years ended December 31, 1996 and 1995 and for the periods
     May 26, 1994 to December 31, 1994 and January 1, 1994 to May 25, 1994
  Consolidated Statements of Stockholders' Equity for the period January 1, 1994 to December 31, 1996
  Consolidated Statements of Cash Flows for the period January 1, 1994 to December 31, 1996
  Notes to Consolidated Financial Statements
  Report of Independent Accountants on Financial Statement Schedules
  Schedule III -- Real Estate and Accumulated Depreciation as of December 31, 1996
  Schedule IV -- Mortgage Loans on Real Estate as of December 31, 1996
Schedules
Schedule III -- Real Estate and Accumulated Depreciation
All other schedules for which provision is made in the
  applicable accounting regulations of the Securities and
  Exchange Commission are not required under the related
  instructions or are inapplicable, and therefore have been
  omitted.

(B)  EXHIBITS

    1.1*      Form of Underwriting Agreement
    3.1*      Amended and Restated Declaration of Trust of the Company, as
              amended
    3.2**     Articles Supplementary of the Company, dated December 15,
              1997 and filed with the Maryland State Department of
              Assessments and Taxation on December 17, 1997
    3.3**     Articles Supplementary of the Company, dated February 18,
              1998 and filed with the Maryland State Department of
              Assessments and Taxation on February 19, 1998
    3.4**     Bylaws of the Company (Incorporated herein by reference to
              Exhibit 3.2 to the Registration Statement of the Company and
              the Operating Partnership on Form S-4 (Commission File No.
              333-40401))
    4.1**     Indenture, dated as of September 2, 1997, between the
              Operating Partnership and State Street Bank and Trust
              Company
    4.2**     First Supplemental Indenture, dated as of February 9, 1998, between the Operating Partnership and State Street Bank and
              Trust Company
    4.3**     $200,000,000 6.375% Note due 2003. A $100,000,000 6.375%
              Note due 2003, identical in all material respects other than principal amount to the Note filed as Exhibit 4.3, has not been filed.
    4.4**     $200,000,000 6.625% Note due 2005. Another $200,000,000
              6.625% Note due 2005, identical in all material respects to the Note filed as Exhibit 4.4, has not been filed.
    4.5**     $200,000,000 6.750% Note due 2008. A $100,000,000 6.750%
              Note due 2008, identical in all material respects other than principal amount to the Note filed as Exhibit 4.5, has not been filed.
    4.6**     $200,000,000 7.250% Note due 2018. A $50,000,000 7.250% Note
              due 2018, identical in all material respects other than
              principal amount to the Note filed as Exhibit 4.6, has not been filed.
    4.7**     $200,000,000 6.376% Mandatory Par Put Remarketed
              Securities(SM) due 2012. A $50,000,000 6.376% Mandatory Par
              Put Remarketed Securities(SM) due 2012, identical in all
              material respects to the note filed as Exhibit 4.7, has not been filed.

    4.8**     $30,000,000 7.24% Senior Note due 2004
    4.9**     $50,000,000 7.36% Senior Note due 2005
    4.10**    $50,000,000 7.44% Senior Note due 2006
    4.11**    $50,000,000 7.41% Senior Note due 2007
    4.12**    Registration Rights Agreement, dated as of February 12,
              1998, among the Operating Partnership, and (i) in the case of the 6.375% Notes due 2003, the 6.625% Notes due 2005 and
              the 7.250% Notes due 2018, Merrill Lynch, Pierce, Fenner &
              Smith Incorporated ("Merrill Lynch"), Lehman Brothers Inc.
              ("Lehman"), J.P. Morgan Securities Inc. ("J.P. Morgan"),
              Salomon Brothers Inc ("Salomon") and UBS Securities LLC,
              (ii) in the case of the 6.750% Notes due 2008, Merrill
              Lynch, Lehman, J.P. Morgan and BancAmerica Robertson
              Stephens and (iii) in the case of the 6.376% Mandatory Par
              Put Remarketed Securities(SM) due February 15, 2012, Merrill
              Lynch
    4.13**    Registration Rights Agreement, dated as of February 3, 1998, between the Company and Lehman
    5.1***    Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.
    8.1***    Opinion of Hogan & Hartson L.L.P. regarding certain tax
              matters.
   10.1**     Agreement of Limited Partnership of the Operating
              Partnership, as amended
   10.2**     Registration Rights Agreement, dated as of July 11, 1997,
              among the Company and the persons named therein
   10.3**     Noncompetition Agreement between the Company and Samuel Zell
   10.4**     Contribution Agreement, dated as of April 30, 1997, among
              the Operating Partnership and the persons named therein
   10.5**     Merger Agreement, dated as of April 30, 1997, among the
              Company and the persons named therein
   10.6**     Each member of the Company's Board of Trustees and each
              Executive Officer of the Company has entered into an
              Indemnification Agreement with the Company. These
              Indemnification Agreements are identical in all material
              respects. The schedule below sets forth the terms of each
              Indemnification Agreement not filed which differ from the
              copy of the example Indemnification Agreement (between the
              Company and Samuel Zell, dated as of October 9, 1996), which is filed as Exhibit 10.6 hereto:

                                          NAME                              DATED AS OF
                                          ----                              -----------
              Timothy H. Callahan.........................................      10/9/96
              Richard D. Kincaid..........................................      3/14/97
              Sheli Z. Rosenberg..........................................      3/12/97
              Thomas E. Dobrowski.........................................      7/11/97
              James D. Harper, Jr.........................................      7/11/97
              Peter Linneman..............................................      7/11/97
              Jerry M. Reinsdorf..........................................      7/11/97
              William W. Goodyear.........................................      7/11/97
              David K. McKown.............................................      7/11/97
              H. Jon Runstad..............................................     12/18/97
              Edwin N. Sidman.............................................       3/1/98
              Michael A. Steele...........................................      10/9/96
              Stanley M. Stevens..........................................      10/9/96
              Jeffrey L. Johnson..........................................      3/14/97

   10.7**     Agreement and Plan of Merger, dated September 15, 1997, as amended, among the Company, the Operating Partnership,
              Beacon and Beacon Partnership (incorporated herein by
              reference to Exhibit 2.1 to the Company's Current Report on
              Form 8-K dated September 15, 1997)
   12.1**     Statement of Computation of Ratios
   21.1*      List of Subsidiaries of the Company
   23.1       Consent of Hogan & Hartson L.L.P. (included as part of
              Exhibit 5.1)
   23.2       Consent of Hogan & Hartson L.L.P. (included as part of
              Exhibit 8.1)
   23.3       Consent of Ernst & Young L.L.P.
   23.4       Consent of Coopers & Lybrand LLP
   24.1       Power of Attorney (included in signature page)

-------------------------
  * Incorporated herein by reference to the same-numbered exhibit to the Company's Registration Statement on Form S-11 (Commission File No. 333-26629).

 ** Incorporated herein by reference to the same numbered exhibit to the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1997.

*** To be filed by Amendment.

ITEM 36.  UNDERTAKINGS

     The Registrant hereby undertakes:

          (1) For purposes of determining any liability under the Securities Act of 1933, as amended (the "Act"), the information omitted from the form of Prospectus filed as part of the Registration Statement in reliance upon rule 430A and contained in the form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court or appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on this 1st day of May, 1998.

                                          EQUITY OFFICE PROPERTIES TRUST

                                          By:    /s/ TIMOTHY H. CALLAHAN

                                            ------------------------------------
                                                    Timothy H. Callahan
                                               President and Chief Executive
                                                           Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 1st day of May, 1998.

     Each person whose signature appears below hereby constitutes and appoints Samuel Zell and Timothy H. Callahan, and each of them, as his attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the Common Shares under the Securities Act of 1934, as amended, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

                  SIGNATURE                                                  TITLE
                  ---------                                                  -----
           /s/ TIMOTHY H. CALLAHAN                       President, Chief Executive Officer and Trustee
---------------------------------------------
             Timothy H. Callahan

             /s/ RICHARD KINCAID                         Chief Financial Officer (principal financial
---------------------------------------------            officer and principal accounting officer)
               Richard Kincaid

                                                         Chairman of the Board of Trustees
---------------------------------------------
                 Samuel Zell

           /s/ SHELI Z. ROSENBERG                        Trustee
---------------------------------------------
             Sheli Z. Rosenberg

           /s/ THOMAS E. DOBROWSKI                       Trustee
---------------------------------------------
             Thomas E. Dobrowski

          /s/ JAMES D. HARPER, JR.                       Trustee
---------------------------------------------
            James D. Harper, Jr.

             /s/ PETER LINNEMAN                          Trustee
---------------------------------------------
               Peter Linneman

                  SIGNATURE                                                  TITLE
                  ---------                                                  -----
           /s/ JERRY M. REINSDORF                        Trustee
---------------------------------------------
             Jerry M. Reinsdorf

           /s/ WILLIAM M. GOODYEAR                       Trustee
---------------------------------------------
             William M. Goodyear

             /s/ DAVID K. MCKOWN                         Trustee
---------------------------------------------
               David K. McKown

             /s/ H. JON RUNSTAD                          Trustee
---------------------------------------------
               H. Jon Runstad

             /s/ EDWIN N. SIDMAN                         Trustee
---------------------------------------------
               Edwin N. Sidman

                                 EXHIBIT INDEX

EXHIBIT NO.                                                                       PAGE NO.
    1.1             Form of Underwriting Agreement
    3.1*            Amended and Restated Declaration of Trust of the Company, as
                       amended
    3.2**           Articles Supplementary of the Company, dated December 15,
                       1997 and filed with the Maryland State Department of
                       Assessments and Taxation on December 17, 1997
    3.3**           Articles Supplementary of the Company, dated February 18,
                       1998 and filed with the Maryland State Department of
                       Assessments and Taxation on February 19, 1998
    3.4**           Bylaws of the Company (Incorporated herein by reference to
                       Exhibit 3.2 to the Registration Statement of the Company
                       and the Operating Partnership on Form S-4 (Commission
                       File No. 333-40401))
    4.1**           Indenture, dated as of September 2, 1997, between the
                       Operating Partnership and State Street Bank and Trust
                       Company
    4.2**           First Supplemental Indenture, dated as of February 9, 1998, between the Operating Partnership and State Street Bank
                       and Trust Company
    4.3**           $200,000,000 6.375% Note due 2003. A $100,000,000 6.375%
                       Note due 2003, identical in all material respects other
                       than principal amount to the Note filed as Exhibit 4.3,
                       has not been filed.
    4.4**           $200,000,000 6.625% Note due 2005. Another $200,000,000
                       6.625% Note due 2005, identical in all material respects
                       to the Note filed as Exhibit 4.4, has not been filed.
    4.5**           $200,000,000 6.750% Note due 2008. A $100,000,000 6.750%
                       Note due 2008, identical in all material respects other
                       than principal amount to the Note filed as Exhibit 4.5,
                       has not been filed.
    4.6**           $200,000,000 7.250% Note due 2018. A $50,000,000 7.250% Note
                       due 2018, identical in all material respects other than
                       principal amount to the Note filed as Exhibit 4.6, has
                       not been filed.
    4.7**           $200,000,000 6.376% Mandatory Par Put Remarketed
                       Securities(SM) due 2012. A $50,000,000 6.376% Mandatory
                       Par Put Remarketed Securities(SM) due 2012, identical in
                       all material respects to the note filed as Exhibit 4.7,
                       has not been filed.
    4.8**           $30,000,000 7.24% Senior Note due 2004
    4.9**           $50,000,000 7.36% Senior Note due 2005
    4.10**          $50,000,000 7.44% Senior Note due 2006
    4.11**          $50,000,000 7.41% Senior Note due 2007
    4.12**          Registration Rights Agreement, dated as of February 12,
                       1998, among the Operating Partnership, and (i) in the
                       case of the 6.375% Notes due 2003, the 6.625% Notes due
                       2005 and the 7.250% Notes due 2018, Merrill Lynch,
                       Pierce, Fenner & Smith Incorporated ("Merrill Lynch"),
                       Lehman Brothers Inc. ("Lehman"), J.P. Morgan Securities
                       Inc. ("J.P. Morgan"), Salomon Brothers Inc ("Salomon")
                       and UBS Securities LLC, (ii) in the case of the 6.750%
                       Notes due 2008, Merrill Lynch, Lehman, J.P. Morgan and
                       BancAmerica Robertson Stephens and (iii) in the case of
                       the 6.376% Mandatory Par Put Remarketed Securities(SM)
                       due February 15, 2012, Merrill Lynch
    4.13**          Registration Rights Agreement, dated as of February 3, 1998, between the Company and Lehman
    5.1***          Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.

EXHIBIT NO.                                                                       PAGE NO.
    8.1***          Opinion of Hogan & Hartson L.L.P. regarding certain tax
                       matters.
   10.1**           Agreement of Limited Partnership of the Operating
                       Partnership, as amended
   10.2**           Registration Rights Agreement, dated as of July 11, 1997,
                       among the Company and the persons named therein
   10.3**           Noncompetition Agreement between the Company and Samuel Zell
   10.4**           Contribution Agreement, dated as of April 30, 1997, among
                       the Operating Partnership and the persons named therein
   10.5**           Merger Agreement, dated as of April 30, 1997, among the
                       Company and the persons named therein
   10.6**           Each member of the Company's Board of Trustees and each
                       Executive Officer of the Company has entered into an
                       Indemnification Agreement with the Company. These
                       Indemnification Agreements are identical in all material
                       respects. The schedule below sets forth the terms of each
                       Indemnification Agreement not filed which differ from the
                       copy of the example Indemnification Agreement (between
                       the Company and Samuel Zell, dated as of October 9,
                       1996), which is filed as Exhibit 10.6 hereto:

                                          NAME                              DATED AS OF
                                          ----                              -----------
              Timothy H. Callahan.........................................      10/9/96
              Richard D. Kincaid..........................................      3/14/97
              Sheli Z. Rosenberg..........................................      3/12/97
              Thomas E. Dobrowski.........................................      7/11/97
              James D. Harper, Jr.........................................      7/11/97
              Peter Linneman..............................................      7/11/97
              Jerry M. Reinsdorf..........................................      7/11/97
              William W. Goodyear.........................................      7/11/97
              David K. McKown.............................................      7/11/97
              H. Jon Runstad..............................................     12/18/97
              Edwin N. Sidman.............................................       3/1/98
              Michael A. Steele...........................................      10/9/96
              Stanley M. Stevens..........................................      10/9/96
              Jeffrey L. Johnson..........................................      3/14/97
   10.7**     Agreement and Plan of Merger, dated September 15, 1997, as amended, among the Company, the Operating Partnership,
              Beacon and Beacon Partnership (incorporated herein by
              reference to Exhibit 2.1 to the Company's Current Report on
              Form 8-K dated September 15, 1997)
   12.1**     Statement of Computation of Ratios
   21.1*      List of Subsidiaries of the Company
   23.1       Consent of Hogan & Hartson L.L.P. (included as part of
              Exhibit 5.1)
   23.2       Consent of Hogan & Hartson L.L.P. (included as part of
              Exhibit 8.1)
   23.3       Consent of Ernst & Young L.L.P.
   23.4       Consent of Coopers & Lybrand LLP
   24.1       Power of Attorney (included in signature page)

-------------------------
  * Incorporated herein by reference to the same-numbered exhibit to the Company's Registration Statement on Form S-11 (Commission File No. 333-26629).

 ** Incorporated herein by reference to the same numbered exhibit to the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1997.

*** To be filed by Amendment.